   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2001

                                                      REGISTRATION NO. 333-93399
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                          REEF GLOBAL ENERGY VENTURES

             (Exact name of registrant as specified in its charter)

            NEVADA                         1381                    TO BE APPLIED FOR
 (State or other jurisdiction        (Primary Standard              (I.R.S. Employer
              of                        Industrial               Identification Number)
incorporation or organization)  Classification Code Number)


                     1901 N. CENTRAL EXPRESSWAY, SUITE 300
                            RICHARDSON, TEXAS 75080
                                 (972) 437-6792


         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               MICHAEL J. MAUCELI
                                    MANAGER
                               REEF PARTNERS LLC
                     1901 N. CENTRAL EXPRESSWAY, SUITE 300
                            RICHARDSON, TEXAS 75080
                                 (972) 437-6792


          (Name and address, including zip code, of agent for service)

                         ------------------------------

                                    COPY TO:

                           LAWRENCE B. MANDALA, ESQ.
                                JOEL HELD, ESQ.
                                BAKER & MCKENZIE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                                 (214) 978-3000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:


As soon as practicable after the effective date of this registration statement.


                         ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------


    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUBJECT TO COMPLETION                                                MINIMUM/MAXIMUM OFFERING


                                     [LOGO]


                          REEF GLOBAL ENERGY VENTURES



           3,750 UNITS OF PREFORMATION LIMITED PARTNER INTERESTS AND
        1,250 UNITS OF PREFORMATION ADDITIONAL GENERAL PARTNER INTERESTS
                  IN A SERIES OF UP TO 10 LIMITED PARTNERSHIPS


OFFERING PRICE: $20,000 PER UNIT                              MINIMUM PURCHASE: $5,000 ( 1/4 UNIT)

    Reef Global Energy Ventures is a series of up to ten limited partnerships to be formed to drill and own interests in oil and natural gas properties around the world. The partnerships intend to enter into agreements with major or independent oil and gas companies to drill and own interests in oil and natural gas properties. At times, the partnerships may drill and own interests without such strategic partners. The primary purposes of each partnership will be to generate revenue from the production of oil and gas, distribute cash to the partners, and provide tax benefits. We are Reef Partners LLC ("Reef Partners") and we will be the managing general partner of each partnership. We will offer a maximum of 375 units of limited partner interests and a maximum of 125 units of additional general partner interests in each partnership.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEFORE BUYING UNITS, YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS, INCLUDING:


    OIL AND GAS OPERATIONS ARE HIGHLY SPECULATIVE   -  WE WILL MANAGE AND
CONTROL EACH PARTNERSHIP   -  YOU WILL BE UNABLE TO EVALUATE DRILLING OR
INVESTMENT PROSPECTS   -  THE PARTNERSHIPS MAY ACQUIRE INTERESTS ABROAD AND WILL
BE SUBJECT TO THE RISKS OF INTERNATIONAL OPERATIONS   -  THIRD PARTIES MAY
CONTROL DRILLING, COMPLETION AND PRODUCTION OPERATIONS   -  PERSONAL LIABILITY
OF ADDITIONAL GENERAL PARTNERS   -  LIMITED TRANSFERABILITY OF PARTNERSHIP
INTERESTS   -  CASH DISTRIBUTIONS ARE NOT GUARANTEED   -  CONFLICTS OF INTEREST
  -  TAX RISKS


                                                                               MAXIMUM               MAXIMUM
                                                               MINIMUM        OFFERING              OFFERING
                                                               OFFERING    PER PARTNERSHIP   FOR ALL 10 PARTNERSHIPS
                                                   PER UNIT   (50 UNITS)     (500 UNITS)          (5,000 UNITS)
Offering Price...................................  $20,000    $1,000,000     $10,000,000          $100,000,000
Management Fee and Organization and Offering
  Costs, including Commissions...................    3,000       150,000       1,500,000            15,000,000
                                                   -------    ----------     -----------          ------------
Proceeds, before Expenses, to the Partnerships...  $17,000    $  850,000     $ 8,500,000          $ 85,000,000
                                                   =======    ==========     ===========          ============

    Western American Securities Corporation is the dealer manager for this offering. It is offering the units on a "best efforts minimum/maximum" basis. The dealer manager must sell the minimum number of units in a partnership (50) in order for the partnership to be formed. The dealer manager is required to use only its best efforts to sell the units offered in each partnership.

                    WESTERN AMERICAN SECURITIES CORPORATION


                                          , 2001.

                               TABLE OF CONTENTS


PROSPECTUS SUMMARY..........................................       1
  Terms of the Offering.....................................       1
  Risk Factors..............................................       3
  Our Compensation..........................................       3
  Participation in Distributions, Profits, Losses, Costs and
    Revenues................................................       3
  Use of Proceeds...........................................       3
  Tax Considerations; Opinion of Counsel....................       4
RISK FACTORS................................................       5
  Special Risks of the Partnerships.........................       5
  Risks of Oil and Natural Gas Investments..................       9
  Tax Risks.................................................      11
FORWARD-LOOKING STATEMENTS..................................      12
TERMS OF THE OFFERING.......................................      13
  General...................................................      13
  Offering Periods..........................................      13
  Election to Purchase as Limited Partner or Additional
    General Partner.........................................      14
  Subscriptions for Units; Escrow Account...................      14
  Formation of the Partnerships.............................      15
  Types of Units............................................      15
  Investor Suitability......................................      17
ASSESSMENTS AND FINANCING...................................      19
SOURCE OF FUNDS AND USE OF PROCEEDS.........................      20
  Source of Funds...........................................      20
  Use of Proceeds...........................................      20
  Subsequent Source of Funds................................      21
PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND
  REVENUES..................................................      21
  Cash Distributions........................................      21
  Profits and Losses........................................      21
  Revenues..................................................      22
  Costs.....................................................      22
  Deficit Capital Account Balances..........................      24
  Cash Distribution Policy..................................      24
  Termination...............................................      25
  Amendment of Partnership Allocation Provisions............      25
COMPENSATION TO THE MANAGING GENERAL PARTNER................      25
PROPOSED ACTIVITIES.........................................      26
  Introduction..............................................      26
  Acquisition and Drilling of Undeveloped Prospects.........      27
  Title to Properties.......................................      29
  Drilling and Completion Phase.............................      29
  Production Phase of Operations............................      30
  Insurance.................................................      30
COMPETITION, MARKETS AND REGULATION.........................      31
  Competition...............................................      31
  Markets...................................................      32
  Regulation................................................      32

MANAGEMENT..................................................      33
  General...................................................      33
  Reef Partners LLC.........................................      34
  Ownership of Reef Partners LLC............................      35
  Compensation..............................................      36
  Legal Proceedings.........................................      36
CONFLICTS OF INTEREST.......................................      36
FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER....      41
PRIOR ACTIVITIES............................................      42
TAX CONSIDERATIONS..........................................      53
  Summary of Conclusions....................................      54
  General Tax Effects of Partnership Structure..............      56
  Intangible Drilling and Development Costs Deductions......      57
  Depletion Deductions......................................      58
  Depreciation Deductions...................................      59
  Interest Deductions.......................................      59
  Transaction Fees..........................................      59
  Basis and at Risk Limitations.............................      60
  Passive Loss Limitations..................................      60
  Conversion of Interests...................................      61
  Alternative Minimum Tax...................................      61
  Gain or Loss on Sale of Property or Units.................      62
  Partnership Distributions.................................      62
  Partnership Allocations...................................      62
  Profit Motive.............................................      63
  Administrative Matters....................................      63
  Accounting Methods and Periods............................      64
  Social Security Benefits; Self-Employment Tax.............      64
  Taxation of Foreign Operations............................      64
  State and Local Taxes.....................................      65
  Individual Tax Advice Should Be Sought....................      65
SUMMARY OF PARTNERSHIP AGREEMENT............................      65
  Responsibility of Managing General Partner................      65
  Liability of General Partners, Including Additional
    General Partners........................................      65
  Liability of Limited Partners.............................      66
  Allocations and Distributions.............................      66
  Voting Rights.............................................      66
  Retirement and Removal of the Managing General Partner....      67
  Term and Dissolution......................................      67
  Indemnification...........................................      68
  Reports to Partners.......................................      69
  Power of Attorney.........................................      69
  Other Provisions..........................................      69

TRANSFERABILITY OF UNITS....................................      70
PLAN OF DISTRIBUTION........................................      70
LEGAL OPINIONS..............................................      73
EXPERTS.....................................................      73
ADDITIONAL INFORMATION......................................      73
GLOSSARY OF TERMS...........................................      73
INDEX TO FINANCIAL STATEMENTS...............................     F-1
APPENDIX A--FORM OF LIMITED PARTNERSHIP AGREEMENT
APPENDIX B--SUBSCRIPTION AGREEMENT
APPENDIX C--INSTRUCTIONS TO SUBSCRIBERS
APPENDIX D--TAX OPINION OF BAKER & MCKENZIE

                               PROSPECTUS SUMMARY


    THIS SUMMARY HIGHLIGHTS SOME INFORMATION CONTAINED IN THIS PROSPECTUS. IT IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. YOU WILL FIND DEFINITIONS OF MANY TERMS, INCLUDING THOSE RELATING TO THE OIL AND GAS BUSINESS IN THE "GLOSSARY OF TERMS" BEGINNING ON PAGE 73.


TERMS OF THE OFFERING (SEE PAGE 13)


The Program..................................  Reef Global Energy Ventures is a series of up to ten
                                               Nevada limited partnerships to be formed to drill and
                                               own interests in oil and natural gas properties
                                               around the world. We primarily intend to acquire
                                               interests in oil and natural gas properties in which
                                               major or independent oil and gas companies also have
                                               interests. We believe that these acquisitions from
                                               major or independent oil and gas companies may permit
                                               the partnerships to obtain the benefit of seismic,
                                               geological and geophysical exploration and initial
                                               drilling efforts conducted by such companies. At
                                               times, however, we may drill and own interests in oil
                                               and natural gas properties without such strategic
                                               partners.

Managing General Partner.....................  Reef Partners LLC

Securities Offered...........................  A minimum of 50 units and a maximum of 500 units of limited partnership interest and additional general
                                               partnership interest in each of 10 limited
                                               partnerships. We will offer a maximum of 375 units of
                                               limited partner interests and a maximum of 125 units
                                               of additional general partner interests in each
                                               partnership. You may elect to purchase units as a
                                               limited partner or as an additional general partner.
                                               As long as a total of at least 50 units are sold in a
                                               partnership, there is no minimum number of additional
                                               general partner or limited partner interests that
                                               must be sold.

Offering Price...............................  $20,000 per unit

Minimum Investment...........................  $5,000 ( 1/4 unit)

Assessments..................................  You are not required to make any capital contributions to a partnership other than payment of
                                               the offering price for the units you purchase. We
                                               may, however, call for additional assessments on the
                                               partners of up to $20,000 per unit for the purpose of
                                               conducting subsequent operations on prospects the
                                               partnership began to evaluate during the
                                               partnership's initial operations, or on leases
                                               related to these prospects that we deem merit
                                               additional operations to fully develop the prospects.
                                               Although you are not required to pay any assessments,
                                               your percentage interest in the partnership will be
                                               reduced if other partners pay an assessment and you
                                               do not.

Offering Period..............................  The offering period for the first partnership, Reef
                                               Global Energy I, L.P., began on the date of this
                                               prospectus and will end on March 31, 2002. The
                                               offering period for the other nine partnerships will
                                               follow sequentially. We intend to offer units in up
                                               to 3 additional partnerships in each of 2002, 2003
                                               and 2004. We may terminate the offering period for a
                                               partnership at any time after the minimum number of
                                               units (50) has been subscribed for in the
                                               partnership, including units we buy.

Suitability Standards........................  Investment in the units is suitable for you only if you do not need liquidity in this investment and can
                                               afford to lose all or substantially all of your
                                               investment. Your subscription for units will be
                                               accepted only if you represent that you meet the
                                               suitability standards described below under "TERMS OF
                                               THE OFFERING--Investor Suitability."

Plan of Distribution.........................  Western American Securities Corporation is the dealer manager for this offering. It will receive a sales
                                               commission, payable in cash, equal to 6% of the
                                               investor partners' subscriptions. The dealer manager
                                               must sell the minimum number of units in a
                                               partnership (50) in order for the partnership to be
                                               formed. The dealer manager is required to use only
                                               its best efforts to sell the units offered in each
                                               partnership. Subscription proceeds of each
                                               partnership will be held in a separate
                                               interest-bearing escrow account until the minimum
                                               number of units in the partnership have been
                                               subscribed for, including units we buy, and may be
                                               released before the end of the partnership's offering
                                               period. If the minimum number of units in a
                                               partnership are not subscribed for prior to the
                                               termination of a partnership's offering period, that
                                               partnership will not be formed, and the escrow agent
                                               will promptly return all subscription proceeds from
                                               your investment in that partnership to you, with
                                               interest.

Conversion of Units..........................  Additional general partners in a partnership may convert their general partnership interests into
                                               limited partnership interests at any time after the
                                               first anniversary of the partnership's formation. All
                                               additional general partnership interests in a
                                               partnership will be converted into limited
                                               partnership interests as soon as practicable after
                                               the end of the year in which drilling by the
                                               partnership has been completed.

Principal Office.............................  The principal office of the partnerships and Reef
                                               Partners LLC is located at 1901 N. Central
                                               Expressway, Suite 300, Richardson, Texas 75080, and
                                               their telephone number is (972) 437-6792.

RISK FACTORS (SEE PAGE 5)

    The units are a speculative investment and involve a high degree of risk. You should consider the risk factors described on pages 5 to 11 of this prospectus, together with the other information in this prospectus, in evaluating an investment in the units.


OUR COMPENSATION (SEE PAGE 25)


    The following table summarizes the compensation to be received by us from each of the partnerships.


RECIPIENT                          FORM OF COMPENSATION                   AMOUNT
---------                     ------------------------------  ------------------------------
Managing General Partner      Partnership interest            11% interest

Managing General Partner      Management fee                  15% of subscriptions, less
                                                              organization and offering
                                                              costs to be paid by us
                                                              (non-recurring fee)

Managing General Partner      Direct and administrative       Reimbursement at cost
                              costs

Affiliate of the Managing     Operator's Per-Well Charges     Competitive prices
  General Partner

Managing General Partner and  Payment for equipment,          Cost or competitive prices
  its Affiliates              supplies, marketing, and other
                              services



    Our "partnership interest," as described in the table above, refers only to our interest as managing general partner and does not include the interest we will have as a result of our purchase of any units. Direct costs cannot be quantified until the partnership is conducting business.


PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES (SEE
  PAGE 21)


    Cash distributions, if any, from a partnership will be distributed 89% to the holders of units and 11% to us.



    Partnership profits will be generally allocated 89% to the holders of units and 11% to us, not including any partnership units we will purchase. We will buy at least 5% of the units issued by each partnership at the offering price of $20,000 per unit, net of the management fee. Therefore, if we buy 5% of the units, we will have an interest in 16% of partnership profits and investors other than us will have the remaining 84% interest.



    Partnership losses and deductions for organization and offering expenses and the management fees will generally be allocated 100% to the holders of units. We will pay 1% of all other partnership expenses, but will pay 11% of partnership direct costs, administrative costs and operating costs. We will also pay the percentage of partnership costs allocable to the partnership units we buy. Therefore, if we buy 5% of the units, we will pay 6% of partnership expenses generally and 16% of direct, administrative and operating costs.


USE OF PROCEEDS (SEE PAGE 20)

    We estimate that the proceeds from the aggregate contributions to the capital of a partnership will be applied as described below, assuming the minimum and maximum number of units is sold. We will receive a fee equal to 15% of the total amount of subscriptions received to pay for costs associated with the organization of the partnerships and the offering. We estimate that these expenses, including commissions, will be approximately $1,210,000. In the event these costs are less than 15% of the subscription proceeds, we will keep the difference as a one-time management fee. If these costs exceed 15% of the total subscriptions received, we will pay the difference. This table also assumes that all organization and offering costs will be allocated to a single partnership. If more partnerships are formed, we intend to allocate the organization and offering costs to each partnership in proportion to the capital contributions each partnership receives.

                                             PERCENTAGE OF TOTAL
                                            CAPITAL CONTRIBUTIONS
                                     -----------------------------------
ACTIVITY                             MINIMUM OFFERING   MAXIMUM OFFERING
--------                             ----------------   ----------------
Acquisition, drilling and
  completion costs.................        85.00%             85.00%
Organization and offering costs....        15.00%             12.10%
Management fee.....................         0.00%              2.90%
                                          ------             ------
  Total............................       100.00%            100.00%
                                          ======             ======


TAX CONSIDERATIONS; OPINION OF COUNSEL (SEE PAGE 53)



    We have received an opinion from our counsel, Baker & McKenzie, concerning certain federal income tax considerations applicable to an investment in one or more of the partnerships. The full text of the opinion is attached as Appendix D to this prospectus. We encourage you to read the opinion in its entirety and to read the discussion of "TAX CONSIDERATIONS" in this prospectus, which begins on page 54, for a full understanding of the opinion, including the assumptions made and matters considered by Baker & McKenzie in providing its opinion.

                                  RISK FACTORS

    Investment in the partnerships involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for liquidity in their investments. You should consider carefully the following factors, in addition to the other information in this prospectus, prior to making your investment decision.

SPECIAL RISKS OF THE PARTNERSHIPS

    WE WILL MANAGE AND CONTROL THE PARTNERSHIPS' BUSINESS. THIRD PARTIES MAY MANAGE AND CONTROL THE PROSPECTS. We will exclusively manage and control all aspects of the business of each partnership and will make all decisions concerning the business of each partnership. You will not be permitted to take part in the management or in the decision making of any partnership. Third parties may act as the operator of partnership prospects, and in many cases, the partnership may acquire a less than 50% working interest in various oil and natural gas properties. Accordingly, third parties may manage and control the drilling, completion and production operations on the properties.

    BECAUSE WE HAVE NOT YET IDENTIFIED OR SELECTED ANY PROSPECTS, YOU WILL NOT BE ABLE TO EVALUATE A PARTNERSHIP'S PROSPECTS BEFORE MAKING YOUR INVESTMENT DECISION. We have not selected any prospects for acquisition by any partnership and will not select prospects for a particular partnership until after the formation of that partnership. You will not have an opportunity before purchasing units to evaluate geophysical, geological, economic or other information regarding the prospects to be selected. Delays are likely in the investment of proceeds from your subscription because the offering period for a particular partnership can extend over a number of months, and no prospects will be acquired until after the formation of that partnership.

    IF A PARTNERSHIP ACQUIRES PROSPECTS OUTSIDE THE UNITED STATES, IT WILL BE SUBJECT TO CERTAIN RISKS OF INTERNATIONAL OPERATIONS. The partnerships are likely to acquire interests in oil and natural gas prospects located outside the United States. An investment in the units therefore will be subject to risks generally associated with conducting business in foreign countries, such as:

    - foreign laws and regulations that may be materially different from those of the United States;

    - changes in applicable laws and regulations;

    - challenges to or failure of title;

    - labor and political unrest;

    - foreign currency fluctuation;

    - changes in foreign economic and political conditions;

    - export and import restrictions;

    - tariffs, customs, duties and other trade barriers;

    - difficulties in staffing and managing foreign operations;

    - longer time periods in collecting revenues;

    - difficulties in collecting accounts receivable and enforcing agreements;

    - possible loss of properties due to nationalization or expropriation; and

    - limitations on repatriation of income or capital.


    In addition, in the event of a dispute, a partnership may be subject to the exclusive jurisdiction of foreign courts and agencies, or may not be successful in obtaining jurisdiction over foreign persons in state or federal courts in the United States. A partnership also may be hindered or prevented from enforcing its rights against foreign governments and their agencies because international law may grant foreign governments and their agencies immunity from our courts or prohibit us from bringing suit in their courts.


    ADDITIONAL GENERAL PARTNERS HAVE UNLIMITED LIABILITY FOR PARTNERSHIP OBLIGATIONS. Under Nevada law, the state in which each partnership will be formed, general partners of a partnership have unlimited liability for obligations and liabilities of that partnership. If you purchase units as an additional general partner you will be liable for all obligations and liabilities arising from partnership operations if these liabilities exceed both the assets and insurance of the partnership, and our assets and insurance. Even if you convert your general partner interest into a limited partner interest, you will continue to be liable as a general partner for matters that occurred while you owned a general partner interest. Your liability as an additional general partner may exceed the amount of your subscription.

    CASH DISTRIBUTIONS ARE NOT GUARANTEED. Cash distributions are not guaranteed and will depend on each partnership's future operating performance. See "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES--Cash Distribution Policy." We will review the accounts of each partnership at least quarterly to determine the cash available for distribution. Distributions will depend primarily on a partnership's cash flow from operations, which will be affected, among other things, by the price of oil and natural gas and the level of production of a partnership's prospects. See "--Risks of Oil and Natural Gas Investments."

    YOUR ABILITY TO RESELL YOUR UNITS IS LIMITED DUE TO THE LACK OF A PUBLIC MARKET AND RESTRICTIONS CONTAINED IN THE PARTNERSHIP AGREEMENT. You may not be able to sell your partnership interests. No public market for the units exists or is likely to develop. Your ability to resell your units also is restricted by the partnership agreement. The partnership itself may continue in existence for thirty years from its formation, unless earlier terminated. See "TRANSFERABILITY OF UNITS."

    WE AND OUR AFFILIATES MAY HAVE CONFLICTS OF INTEREST WITH YOU AND THE PARTNERSHIPS. The continued active participation by us and our affiliates in oil and gas activities individually, and on behalf of other partnerships organized or to be organized by us, and the manner in which partnership revenues are allocated, create conflicts of interest with the partnerships. We and our affiliates have interests that inherently conflict with those of the unaffiliated partners, including the following:

    - We and our affiliates manage other oil and natural gas drilling programs. We will owe a duty of good faith to each of the partnerships that we manage. Actions taken with regard to other partnerships may not be advantageous to a particular partnership.

    - We decide which prospects each partnership will acquire. We could benefit, as a result of cost savings or reduction of risk, for instance, by assigning or not assigning particular prospects to a partnership.


    - One of our affiliates may act as operator on some partnership wells for which it will be compensated (at rates competitive with the rates charged by unaffiliated persons for similar services). Our affiliate could have an incentive to operate wells that were no longer economic to the partnership, in order to continue to receive operating fees.


    There can be no assurance that any transaction with us will be on terms as favorable as could have been negotiated with unaffiliated third parties.


    WE AND OUR AFFILIATES HAVE SPONSORED DRILLING VENTURES IN THE PAST THAT HAVE PRODUCED DRY HOLES AND ABANDONED WELLS. Reef Global Energy Ventures is the first public drilling program sponsored by Reef Partners as the managing general partner. We and our affiliate, Reef Exploration, Inc., have sponsored
21 drilling ventures from 1996 to the present. These ventures drilled an aggregate of 23 gross wells which resulted in 20.475 net wells. Of these 23 wells, 22 were exploratory wells and one was a development well. Of these 23 wells, 16 were completed and 7 were dry holes. Of the 16 wells completed as producers, 14 were commercially producing. Of the 16 wells completed as producers, 11 were subsequently abandoned.

From this data, approximately 30.4% of the wells drilled by these ventures were dry holes and an additional 47.8% of the wells were subsequently abandoned.



    COMPENSATION PAYABLE TO US WILL EFFECT DISTRIBUTIONS. We will receive compensation from each partnership throughout the life of the partnership. Our affiliates may enter into transactions with the partnerships for services, supplies, and equipment and will be entitled to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing similar services, supplies, and equipment. Compensation payments to us and our affiliates will be due regardless of a partnership's profitability and will reduce the amount of cash available to a partnership for distribution to its partners. See "COMPENSATION TO THE MANAGING GENERAL PARTNER."


    YOUR SUBSCRIPTION FOR UNITS IS IRREVOCABLE. Your execution of the subscription agreement is a binding offer to buy units in a partnership. Once you subscribe for units, you will not be able to revoke your subscription.

    A PARTNERSHIP'S ABILITY TO DIVERSIFY RISKS DEPENDS UPON THE NUMBER OF UNITS ISSUED AND THE AVAILABILITY OF SUITABLE PROSPECTS. We intend to spread the risk of oil and natural gas drilling and ownership of interests in oil and natural gas properties by participating in the drilling of wells on or owning interests in a number of different prospects with major and independent oil and gas companies as partners and on our own. A partnership subscribed at the minimum level would be able to participate in fewer prospects, thereby increasing the risk to the partners. As the partnership size increases, the diversification of the partnership will increase because the partnership can drill or obtain interests in multiple prospects. However, if we are unable to secure sufficient attractive prospects for a larger partnership, it is possible that the average quality of the partnership prospects could decline. In addition, greater demands will be placed on our management capabilities in larger partnerships.


    A PARTNERSHIP MAY BECOME LIABLE FOR JOINT ACTIVITIES OF OTHER WORKING INTEREST OWNERS. The partnerships will usually acquire less than the full working interest in prospects and, as a result, will engage in joint activities with other working interest owners. Additionally, it is expected that the partnership will purchase less than a 50% working interest in most prospects, with the result that someone other than us or the partnership may control such prospects. A partnership could be held liable for the joint activity obligations of the other working interest owners, such as nonpayment of costs and liabilities arising from the actions of the working interest owners. Full development of the prospects may be jeopardized in the event other working interest owners cannot pay their shares of drilling and completion costs.



    THE PARTNERSHIPS HAVE LIMITED EXTERNAL SOURCES OF FUNDS, WHICH COULD RESULT IN A SHORTAGE OF WORKING CAPITAL. Each of the partnerships intends to utilize substantially all available capital from this offering for the drilling and completion of wells and acquisition of interests in oil and natural gas properties. Each partnership will have only nominal funds available for partnership purposes until there are revenues from partnership operations. The partnership agreement permits the partnership to borrow money only after drilling has been completed and all additional general partnership interests have been converted into limited partnership interests. Any future requirement for additional funding will have to come, if at all, from the partnership's revenues, from assessments against the partners, or from borrowings. We cannot assure you that partnership operations will be sufficient to provide the partnership with necessary additional funding. A partnership cannot require you to pay any assessments. We are prohibited under the partnership agreement from loaning money to the partnerships, and we cannot assure you that a partnership will be able to borrow funds from third parties on commercially reasonable terms or at all.


    OTHER PARTNERSHIPS WE SPONSOR WILL COMPETE WITH THESE PARTNERSHIPS FOR PROSPECTS, EQUIPMENT, CONTRACTORS, AND PERSONNEL. We plan to offer interests in other partnerships to be formed for substantially the same purposes as those of the partnerships. Therefore, a number of partnerships with unexpended capital funds, including those partnerships to be formed before and after the partnerships, may exist at the same time.

Due to competition among the partnerships for suitable prospects and availability of equipment, contractors, and our personnel, the fact that partnerships previously organized by us and our affiliates may still be purchasing prospects when the partnership is attempting to purchase prospects may make the completion of prospect acquisition activities by a partnership more difficult.

    PURCHASE OF UNITS BY US OR OUR AFFILIATES MAY ASSURE THE MINIMUM AGGREGATE SUBSCRIPTION IN A PARTNERSHIP IS OBTAINED. We will purchase 5% of the total units issued by each of the partnerships at the offering price of $20,000 per unit, net of the management fee. We and our affiliates also may, but are not required to, purchase additional units, the effect of which may be to assure that the minimum aggregate subscription amount is obtained for any partnership.

    OUR PAST EXPERIENCE IS NOT INDICATIVE OF THE RESULTS OF THESE
PARTNERSHIPS. WE HAVE LIMITED EXPERIENCE IN OFFERINGS OF THIS NATURE. Information concerning the prior drilling experience of previous partnerships sponsored by us and our affiliates, presented under the caption "PRIOR ACTIVITIES," does not indicate the results to be expected by these partnerships. This is the first public oil and gas program we are sponsoring. It is also the first time we are sponsoring an energy exploration program to be offered before we have selected prospects for acquisition by the program.

    BECAUSE INVESTORS BEAR THE PARTNERSHIPS' ACQUISITION, DRILLING AND DEVELOPMENT COSTS, THEY BEAR MOST OF THE RISK OF NON-PRODUCTIVE
OPERATIONS. Under the cost and revenue sharing provisions of the partnership agreement, we will share costs with you differently than the way we will share revenues with you. Because other partners will bear a substantial amount of the costs of acquiring, drilling and developing a partnership's prospects, other partners will bear a substantial amount of the costs and risks of drilling dry holes and marginally productive wells.

    THE PARTNERSHIP AGREEMENT PROHIBITS YOUR PARTICIPATION IN A PARTNERSHIP'S BUSINESS DECISIONS. You may not participate in the management of the partnership business. The partnership agreement forbids you from acting in a manner harmful to the business of the partnership. If you violate the terms of the partnership agreement, you may have to pay the partnership or other partners for all damages resulting from your breach of the partnership agreement.

    THE PARTNERSHIP AGREEMENT LIMITS OUR LIABILITY TO YOU AND THE PARTNERSHIP AND REQUIRES THE PARTNERSHIP TO INDEMNIFY US AGAINST CERTAIN LOSSES. We will have no liability to the partnership or to any partner for any loss suffered by the partnership, and will be indemnified by the partnership against loss sustained by us in connection with the partnership if:

    - we determine in good faith that our action was in the best interest of the partnership;

    - we were acting on behalf of or performing services for the partnership;
      and

    - our action did not constitute negligence or misconduct by us.


    BECAUSE WE WILL ACT AS GENERAL PARTNER OF SEVERAL PARTNERSHIPS, OTHER COMMITMENTS MAY ADVERSELY EFFECT OUR FINANCIAL CONDITION. As a result of our commitments as general partner of several partnerships and because of the unlimited liability of a general partner to third parties, our net worth is at risk of reduction. Because we are primarily responsible for the conduct of each partnership's affairs, a significant adverse financial reversal for us could have an adverse effect on a partnership and the value of its units.



    YOU MAY BE ASKED FOR ADDITIONAL FUNDS. The managing general partner may call for voluntary assessments on the partners up to a total of $20,000 per unit for the purpose of conducting subsequent operations on properties a partnership began evaluating during the partnership's initial operations. Although you are not required to pay any assessment, your percentage interest in a partnership will be reduced if other partners pay and you do not. See "ASSESSMENTS AND FINANCING."

    OUR DEALER MANAGER HAS BEEN THE SUBJECT OF DISCIPLINARY PROCEEDINGS. IF THE DEALER MANAGER WERE TO BECOME INVOLVED IN FUTURE DISCIPLINARY PROCEEDINGS, A PARTNERSHIP'S ABILITY TO DIVERSIFY RISKS COULD DECREASE. The dealer manager has twice settled disputes with state securities administrators that have taken the position that certain joint venture interests sold by it, which the dealer manager maintained were not securities as defined by federal and state law, were in fact securities requiring registration under such states' laws. In each of these cases, the dealer manager neither admitted nor denied the factual findings of the relevant state securities administrator, but consented to the entry of an administrative order. While the dealer manager believes that federal and state law supports the proposition that in general, joint venture interests (being an interest in a general partnership) are not securities, litigating the issue is time consuming and expensive and did not seem prudent in these two instances.

    In September 1996, the dealer manager entered into a consent order in the State of Illinois pursuant to which it paid a fine of $10,000 and withdrew its registration as a securities dealer in the State of Illinois (which was reinstated in January 1999). In December 1995, the dealer manager entered into a consent order in the State of Texas pursuant to which it paid a fine of $15,000 and agreed to 180 days' probation. During the probation, the dealer manager agreed to restrict its offers to sell securities to those made by registered agents in Texas, to prohibit unregistered individuals from making calls to prospective investors on its behalf, and to maintain and make certain records and books available to the State for examination upon request.

    The dealer manager also was censured in 1995 by the National Association of Securities Dealers and fined $2,500 for failure to maintain its minimum required net capital and monthly balances.

    If the dealer manager were to become involved in future disciplinary proceedings, its ability to sell the units could be limited. This could result in a partnership being formed with less offering proceeds than if the dealer manager's sales activities were not limited by such proceedings. A partnership subscribed at the minimum level would be able to participate in fewer prospects, which would increase the risk to the partners. As partnership size increases, the diversification of the partnership will increase because the partnership can drill or obtain interests in multiple prospects.

RISKS OF OIL AND NATURAL GAS INVESTMENTS

    OIL AND NATURAL GAS INVESTMENTS ARE HIGHLY RISKY. The selection of prospects for oil and natural gas drilling, the drilling, ownership and operation of oil and natural gas wells, and the ownership of non-operating interests in oil and natural gas properties are highly speculative. There is a possibility you will lose all or substantially all of your investment in a partnership. We cannot predict whether any prospect will produce oil or natural gas or commercial quantities of oil or natural gas. Drilling activities may be unprofitable, not only from non-productive wells, but from wells that do not produce oil or natural gas in sufficient quantities or quality to return a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines. In addition, ground water, various clays, lack of porosity and permeability may hinder, restrict or even make production impractical or impossible.


    DRILLING EXPLORATORY WELLS IS RISKIER THAN DRILLING DEVELOPMENTAL
WELLS. Most of the wells drilled by us and our affiliates since 1996 have been exploratory wells. Each partnership may drill one or more exploratory wells. Drilling exploratory wells involves greater risks of dry holes and loss of the partners' investment than the drilling of developmental wells. Drilling developmental wells generally involves less risk of dry holes, although sometimes developmental acreage is more expensive and subject to greater royalties and other burdens on production. This investment is suitable for you only if you are financially able to withstand a loss of all or substantially all of your investment.


    A PARTNERSHIP MAY BE REQUIRED TO PAY DELAY RENTALS TO HOLD PROPERTIES, WHICH MAY DEPLETE PARTNERSHIP CAPITAL. Oil and gas leases generally require that the property must be drilled upon by a certain date or additional funds known as delay rentals must be paid to keep the lease in effect. Delay rentals typically must be paid within a year of the entry into the lease if no production or drilling activity has commenced. If delay rentals become due on any property a partnership acquires, the partnership will have to pay its share of such delay rentals or lose its lease on the property. These delay rentals could equal or exceed the cost of the property. Further, payment of these delay rentals could seriously deplete a partnership's capital available to fund drilling activities when they do commence.

    PRICES OF OIL AND NATURAL GAS ARE UNSTABLE. Global economic conditions, political conditions, and energy conservation have created unstable prices for oil and natural gas. Oil and natural gas prices may fluctuate significantly in response to minor changes in supply, demand, market uncertainty, political conditions in oil-producing countries, activities of oil-producing countries to limit production, global economic conditions, weather conditions and other factors that are beyond our control. The prices for domestic oil and natural gas production have varied substantially over time and may in the future decline, which would adversely affect the partnerships and the investor partners. Prices for oil and natural gas have been and are likely to remain extremely unstable.

    COMPETITION, MARKET CONDITIONS AND GOVERNMENT REGULATION MAY ADVERSELY EFFECT THE PARTNERSHIPS. A large number of companies and individuals engage in drilling for oil and natural gas. As a result, there is intense competition for the most desirable prospects. The sale of any oil or natural gas found and produced by the partnerships will be affected by fluctuating market conditions and regulations, including environmental standards, set by state and federal agencies. Governmental regulations may fix rates of production from partnership wells, and the prices for oil and natural gas produced from the wells may be limited. From time-to-time, a surplus of oil and natural gas occurs in areas of the United States. The effect of a surplus may be to reduce the price the partnerships may receive for their oil or gas production, or to reduce the amount of oil or natural gas that the partnerships may produce and sell.

    ENVIRONMENTAL HAZARDS AND LIABILITIES MAY ADVERSELY AFFECT THE PARTNERSHIPS AND RESULT IN LIABILITY FOR THE ADDITIONAL GENERAL PARTNERS. There are numerous natural hazards involved in the drilling of oil and natural gas wells, including unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. Uninsured liabilities would reduce the funds available to a partnership, may result in the loss of partnership properties and may create liability for you if you are an additional general partner. Although the partnerships will maintain insurance coverage in amounts we deem appropriate, it is possible that insurance coverage may be insufficient. In that event, partnership assets would be utilized to pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for additional drilling activities.

    A PARTNERSHIP MAY INCUR LIABILITY FOR LIENS AGAINST ITS
SUBCONTRACTORS. Although we will try to determine the financial condition of nonaffiliated subcontractors, if subcontractors fail to timely pay for materials and services, the properties of the partnerships could be subject to materialmen's and workmen's liens. In that event, the partnerships could incur excess costs in discharging such liens.


    SHUT-IN WELLS AND DELAYS IN PRODUCTION MAY ADVERSELY AFFECT PARTNERSHIP OPERATIONS. Production from wells drilled in areas remote from marketing facilities may be delayed until sufficient reserves are established to justify construction of necessary pipelines and production facilities. In addition, production from wells may be reduced or delayed due to seasonal marketing demands. Wells drilled for the partnerships may have access to only one potential market. Local conditions, including closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints, and development of local oversupply or deliverability problems could halt sales from partnership wells.


    THE PRODUCTION AND PRODUCING LIFE OF PARTNERSHIP WELLS IS UNCERTAIN. PRODUCTION WILL DECLINE. It is not possible to predict the life and production of any well. The actual lives could differ from those anticipated. Sufficient oil or natural gas may not be produced for you to receive a profit or even to recover your initial investment. In addition, production from a partnership's oil and natural gas wells, if any, will decline over time, and does not indicate any consistent level of future production. This production decline may be rapid and irregular when compared to a well's initial production.

TAX RISKS

    TAX TREATMENT MAY CHANGE. The tax treatment currently available with respect to oil and natural gas exploration and production may be modified or eliminated on a retroactive or prospective basis by additional legislative, judicial, or administrative actions.

    TAX TREATMENT DEPENDS UPON PARTNERSHIP CLASSIFICATION. Tax counsel has rendered its opinion to us that each partnership will be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation or as a "publicly traded partnership." This opinion is not binding on the IRS or the courts. The IRS could assert that a partnership should be classified as a "publicly traded partnership." This would mean that any income, gain, loss, deduction, or credit of the partnership would remain at the entity level and not flow through to the partners, that the income of the partnership would be subject to corporate tax rates at the entity level, and that distributions to the investor partners might be considered dividend distributions subject to federal income tax at the partners' level.

    TAX LIABILITIES MAY EXCEED CASH DISTRIBUTIONS. You may be required to pay federal income tax based upon your distributive share of partnership taxable income for any year in an amount exceeding the cash distributed to you by the partnership. You must include in your own return for a taxable year your share of the items of the partnership's income, gain, profit, loss, and deductions for the year, whether or not cash proceeds are actually distributed to you.

    TAX TREATMENT WILL DIFFER FOR ADDITIONAL GENERAL PARTNERS AND LIMITED PARTNERS. An investment as an additional general partner in a partnership may not be advisable for you if your taxable income from all sources is not recurring or is not normally subject to the higher marginal federal income tax rates. An investment as a limited partner may not be advisable for you if you do not anticipate having substantial current taxable income from passive trade or business activities. You will not be able to utilize any passive losses generated by the partnerships unless you receive passive income.

    If you invest as an additional general partner, you will have the right to convert your general partner interests into limited partner interests, subject to certain limitations. All units of general partner interest held by investors will be converted into units of limited partner interest as soon as practicable after the end of the year in which drilling by a partnership has been completed. After the conversion, gain will be recognized to the extent that any liabilities of which an additional general partner is considered relieved due to the conversion exceed his adjusted basis in his partnership interest.


    Partnership income, losses, gains, and deductions allocable to a limited partner will be subject to the passive activity rules and those allocable to an additional general partner will generally not be subject to the passive activity rules. Upon conversion of an additional general partner's interest to that of a limited partner, subsequently allocable income and gains will be treated as nonpassive, while losses and deductions will be limited under the passive loss rules.


    AUDITS OF A PARTNERSHIP'S TAX RETURNS COULD RESULT IN INCREASED TAXES DUE BY THE PARTNERS OR AUDITS OF PARTNERS' INDIVIDUAL TAX RETURNS. The fact that the partnerships will not be registered with the IRS as "tax shelters" does not reduce the possibility that the IRS will audit each partnership's returns. If an audit occurs, tax adjustments might be made that would increase the amount of taxes due or increase the risk of audit of partners' individual tax returns. Costs and expenses may be incurred by a partnership in contesting any audit adjustments. The cost of responding to audits of partners' tax returns will be borne solely by the partners whose returns are audited.

    A MATERIAL PORTION OF YOUR SUBSCRIPTION PROCEEDS IS NOT CURRENTLY DEDUCTIBLE. A material portion of the subscription proceeds of a partnership will be expended for cost and expense items that will not be currently deductible for income tax purposes.


    THE IRS COULD CHALLENGE A PARTNERSHIP'S DEDUCTIONS FOR PREPAYMENT OF DRILLING COSTS. Some drilling cost expenditures may be made as prepayments during a year for drilling and completion operations that in large part may be performed during the following year. All or a portion of these prepayments may be currently deductible by a partnership if:

    - drilling on the well to which the prepayment relates occurs within 90 days after the end of the year the prepayment is made;

    - the payment is not a mere deposit; and

    - the payment serves a business purpose or otherwise satisfies the clear reflection of income rule.

    A partnership could fail to satisfy the requirements for deduction of prepaid intangible drilling and development costs. The IRS may challenge the deductibility of these prepayments. If a challenge were successful, the challenged prepaid expenses would be deductible in the tax year in which the services under the drilling contracts are actually performed, rather than the tax year in which the payment was made.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that involve risks and uncertainties. You should exercise extreme caution with respect to all forward-looking statements made in the prospectus. Specifically, the following statements are forward-looking:


    - statements regarding our overall strategy for acquiring prospects, including our intent to co-invest with major independent oil companies and our intent to diversify our investments;


    - statements estimating any number or specific type or size of prospects we may acquire or size of the interest we may acquire in such prospects;

    - statements regarding the state of the oil and gas industry and the opportunity to profit within the oil and gas industry, our competition, pricing, level of production, or the regulations that may affect us;

    - statements regarding the plans and objectives of our management for future operations, including, without limitation, the uses of partnership funds and the size and nature of the costs we expect to incur and people and services we may employ;

    - any statements using the words "anticipate," "believe," "estimate," "expect" and similar such phrases or words; and

    - any statements of other than historical fact.

    We believe that it is important to communicate our future expectations to our investors. Forward-looking statements reflect the current view of management with respect to future events and are subject to numerous risks, uncertainties and assumptions, including, without limitation, the factors listed above in the section captioned "RISK FACTORS." Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Should any one or more of these or other risks or uncertainties materialize or should any underlying assumptions prove incorrect, actual results are likely to vary materially from those described herein. There can be no assurance that the projected results will occur, that these judgments or assumptions will prove correct or that unforeseen developments will not occur.

    We do not intend to update our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

                             TERMS OF THE OFFERING

GENERAL


    Reef Partners LLC, a Nevada limited liability company ("Reef Partners"), is sponsoring Reef Global Energy Ventures, which we refer to in this prospectus as the "program." The program is a series of up to ten Nevada limited partnerships that are offering an aggregate of 3,750 units of limited partner interests and 1,250 units of additional general partner interests. Units are being offered at an offering price of $20,000 per unit to prospective investors who meet the suitability standards described below. See "--Investor Suitability." The minimum required subscription per investor is one-quarter unit ($5,000). If an investor purchases units on more than one occasion during the offering period of a partnership, the minimum required subscription on each occasion is one-quarter unit ($5,000).


    Reef Partners will offer a maximum of 375 units of limited partner interests and a maximum of 125 units of additional general partner interests in each partnership. Each of the partnerships will be formed by Reef Partners as managing general partner, promptly after subscriptions to the partnership have been accepted for at least 50 units ($1,000,000). As long as a total of at least 50 units are sold in a partnership, there is no minimum number of additional general partner or limited partner interests that must be sold. The managing general partner will buy at least five percent of the units of each partnership that is formed. These units may be either additional general partner interests or limited partner interests. The managing general partner and its affiliates may, in their sole and absolute discretion, subscribe for additional units. A partnership will not be formed until subscriptions have been accepted for at least 50 units, including units subscribed for by the managing general partner and its affiliates. No more than 500 units ($10,000,000) will be sold in any one partnership.


    The price to be paid by the managing general partner for its minimum subscription, and the price to be paid by the managing general partner and its affiliates for additional units that any of them may subscribe for, if any, is the same price per unit to be paid by investors, net, however, of the management fee. The managing general partner and/or its affiliates will be entitled to the same ratable interest per unit they purchase in the partnership as other unit holders. The purchase of units by the managing general partner and/or its affiliates may permit a particular partnership to satisfy its requirements to sell the minimum number of units in order to close the offering of units of the partnership. Any units purchased by the managing general partner and/or its affiliates will be made for investment purposes only and not with a view toward redistribution or resale of the units.


OFFERING PERIODS


    The offering period for the first partnership, Reef Global Energy I, L.P., began on the date of this prospectus and will end on March 31, 2002. The offering period for the other nine partnerships will follow sequentially, and only one partnership will be offered at a time. Reef Partners intends to offer units in up to 3 additional partnerships in each of 2002, 2003 and 2004.


    The offering period for a partnership may be terminated at any time after the minimum number of units (50) has been subscribed for in the partnership, including units subscribed for by the managing general partner and its affiliates. Unless Reef Partners elects to terminate a partnership's offering period before the maximum number of units (500) in the partnership has been subscribed for, the offering periods for each partnership will terminate as follows:


                                                          THE OFFERING PERIOD WILL
IF THE PARTNERSHIP'S OFFERING PERIOD BEGINS IN:           TERMINATE ON OR BEFORE:
-----------------------------------------------           ------------------------
2001....................................................      March 31, 2002
2002....................................................    December 31, 2002
2003....................................................    December 31, 2003
2004....................................................    December 31, 2004

    Reef Partners anticipates that this prospectus will be supplemented or amended when the offering period has terminated for a particular partnership in order to reflect the results of the offering of such partnership.

ELECTION TO PURCHASE AS LIMITED PARTNER OR ADDITIONAL GENERAL PARTNER


    A subscriber may elect to purchase units as a limited partner or as an additional general partner, by purchasing units of limited partner interest or units of general partner interest. A maximum of 375 units of limited partner interests and a maximum of 125 units of general partner interests may be issued by each partnership. As long as a total of at least 50 units are sold in a partnership, there is no minimum number of limited partner or additional general partner interests that must be sold.


SUBSCRIPTIONS FOR UNITS; ESCROW ACCOUNT

    Subscriptions for units are payable in cash upon subscription. Checks for units should be made payable to "Bank One, Escrow Agent for Reef Global Energy [I, II, III, IV, V, VI, VII, VIII, IX or X as applicable], L.P." and should be given to the subscriber's broker for submission to the dealer manager and escrow agent.


    The execution of the subscription agreement by a subscriber, or by his authorized representative in the case of fiduciary accounts, constitutes a binding offer to buy unit(s) in a partnership and an agreement to hold the offer open until the subscription is accepted or rejected by the managing general partner. Once an investor subscribes for units, he will not have any revocation rights, unless otherwise provided by state law. The managing general partner may not complete a sale of units to any investor until at least five business days after the date the investor has received a final prospectus. In addition, the managing general partner will send to each investor a confirmation of his purchase.


    The managing general partner may refuse to accept any subscription without liability to the subscriber. The managing general partner may reject a subscription if, for example, the prospective investor does not satisfy the suitability standards described below or if the subscription is received after the offering period has terminated. The execution of the subscription agreement and its acceptance by the managing general partner also constitute the execution of the partnership agreement and an agreement to be bound by its terms as a partner, including the granting of a special power of attorney to the managing general partner appointing it as the partner's lawful representative to make, execute, sign, swear to, and file a Certificate of Limited Partnership, governmental reports, certifications, contracts, and other matters.

    Subscription proceeds of each partnership will be held in a separate interest-bearing escrow account with Bank One, National Association, as escrow agent until at least 50 units in the partnership have been subscribed for, including units subscribed for by the managing general partner and its affiliates. If the minimum number of units in a partnership are not subscribed for prior to the termination of a partnership's offering period, that partnership will not be formed, and the escrow agent will promptly return all subscription proceeds with respect to that partnership to its subscribers in full, with any interest earned on the subscriptions. If at least 50 units have been subscribed for during a partnership's offering period, including units subscribed for by the managing general partner and its affiliates, then the managing general partner may direct the escrow agent to disburse the funds in the escrow account, in whole or in part, at any time during the remainder of the partnership's offering period, and to pay to the managing general partner all funds in the escrow account upon termination of the partnership's offering period.

    Subscriptions will not be commingled with the funds of the managing general partner or its affiliates, nor will subscriptions be subject to the claims of their creditors. Subscription proceeds will be invested during the offering period only in short-term institutional investments comprised of or secured by securities of the U.S. government. Interest accrued on subscription funds prior to closing of the offering and funding of a partnership will be allocated pro rata to the respective subscriber.

FORMATION OF THE PARTNERSHIPS

    Each partnership will be formed pursuant to the Nevada Uniform Limited Partnership Act (the "Act") and funded promptly following the termination of its offering period. However, a partnership will not be funded with less than minimum aggregate subscriptions of $1,000,000. A partnership will not have any assets or liabilities and will not commence any drilling operations until after its funding.

    Each partnership is and will be a separate and distinct business and economic entity from each other partnership. Thus, the investor partners in one partnership will be partners only of that partnership in which they specifically subscribe and will not have any interest in any of the other partnerships. Therefore, they should consider and rely solely upon the operations and success of their own partnership in assessing the quality of their investment. The performance of one partnership will not be attributable to the performance of other partnerships. Investor partners will not have any interest in the managing general partner or any of its affiliates other than the interest held in a partnership in which they specifically subscribe.

    Upon funding of a partnership, the managing general partner will deposit the subscription funds in interest-bearing accounts or invest such funds in that partnership's name in short-term highly-liquid securities where there is appropriate safety of principal, until the funds are required for partnership purposes. Interest earned on amounts so deposited or invested will be credited to the accounts of the respective partnership whose funds earned the interest.

    The managing general partner anticipates that within 12 months following the formation of a partnership all subscriptions will have been expended or committed for partnership operations. Unless the managing general partner determines that it is prudent for the partnership to set aside funds for working capital, contingencies, or any other matter, any unexpended and/or uncommitted subscriptions at the end of such 12-month period will be returned pro rata to the investor partners and the managing general partner will reimburse such partners for organization and offering costs and the management fee allocable to the return of capital.

    The managing general partner will file a Certificate of Limited Partnership and any other documents required to form each partnership with the State of Nevada. The managing general partner also will take all other actions necessary to qualify each partnership to do business as a limited partnership or cause the limited partnership status of the partnership to be recognized in any other jurisdiction where the partnership conducts business.

TYPES OF UNITS

    INVESTOR MAY CHOOSE TO BE A LIMITED PARTNER AND/OR AN ADDITIONAL GENERAL PARTNER. An investor partner may purchase units in a partnership as a limited partner and/or as an additional general partner. Although income, gains, losses, deductions, and cash distributions allocable to the investor partners are generally shared pro rata based upon the amount of their subscriptions, there are material differences in the federal income tax effects and the liability associated with these different types of units. Any income, gain, loss, or deduction attributable to partnership activities will generally be allocable to the partners who bear the economic risk of loss with respect to the activities. Additional general partners generally will be permitted to offset partnership losses and deductions against income from any source. Limited partners generally will be allowed to offset partnership losses and deductions only against passive income.


    An investor must indicate the number of limited partner units or additional general partner units subscribed for and fill in the appropriate line on the investor signature page of the subscription agreement. If a subscriber fails to indicate on the subscription agreement a choice between investing as a limited partner or as an additional general partner, the managing general partner will not accept the subscription and will promptly return the subscription agreement and the tendered subscription funds to the subscriber.

    LIMITED PARTNERS. The liability of a limited partner of the partnership for the partnership's debts and obligations will be limited to that partner's capital contributions, his share of partnership assets, and the return of any part of his capital contribution. Under Nevada law, a limited partner is liable for all or part of a returned capital contribution as follows:

    - For a period of one year after the termination of the partnership, if the limited partner received the return of any part of his capital contribution without violation of the partnership agreement or the Act, the limited partner's liability is limited to the amount necessary to discharge the limited partner's liabilities to creditors who extended credit to the partnership during the period the capital contribution was held by the partnership.

    - For a period of six years after the termination of the partnership, if the limited partner has received the return of any part of his contribution in violation of the partnership agreement or the Act, he may be liable for the entire amount of the wrongfully returned capital contribution.

    GENERAL PARTNERS. The general partners of a partnership will consist of the managing general partner and each investor purchasing units of general partner interest. Each additional general partner will be fully liable for the debts, obligations and liabilities of the partnership individually and as a group with all other general partners as provided by the Act to the extent liabilities are not satisfied from the proceeds of insurance, from the indemnification by the managing general partner, or from the sale of partnership assets. See "RISK FACTORS." While the activities of the partnerships will be covered by substantial insurance policies and indemnification by the managing general partner (see "PROPOSED ACTIVITIES--Insurance" and "SUMMARY OF PARTNERSHIP AGREEMENT--Indemnification"), the additional general partners may incur personal liability as a result of the activities of a partnership that are not covered by insurance, partnership assets, or indemnification.

    CONVERSION OF UNITS BY THE MANAGING GENERAL PARTNER AND BY ADDITIONAL GENERAL PARTNERS. The managing general partner will convert all units of general partner interest of a particular partnership into units of limited partner interest as soon as practicable after the end of the year in which drilling by that partnership has been completed. In addition, upon written notice to the managing general partner, and except as provided below and in the partnership agreement, additional general partners of a partnership have the right to convert their interests into limited partner interests of that partnership:

    - at any time after one year following the closing of the offering of that partnership and the disbursement to that partnership of the proceeds of the offering; and

    - at any time within the 30 day period prior to any material change in the amount of the partnership's insurance coverage.

    Upon conversion, an additional general partner of a partnership will become a limited partner of that partnership. Conversion will not be permitted if it will cause a termination of the partnership for federal income tax purposes.

    Conversion of an additional general partner to a limited partner in a particular partnership will not be effective until the managing general partner files an amendment to the partnership's Certificate of Limited Partnership. The managing general partner is obligated to file an amendment to its Certificate at any time during the full calendar month after receiving the required notice of the additional general partner requesting conversion, as long as the conversion will not result in a termination of the partnership for tax purposes. A conversion made in response to a material change in a partnership's insurance coverage will be made effective prior to the effective date of the change in insurance coverage. After the conversion of his general partner interest to that of a limited partner, each converting additional general partner will continue to have unlimited liability for partnership liabilities arising prior to the effective date of such conversion, and will have limited liability to the same extent as limited partners for liabilities arising after conversion to limited partner status is effected.

    Except with respect to units it buys in a partnership for cash, the managing general partner is not entitled to convert its interests into limited partnership interests. Limited partners do not have any right to convert their units into units of general partnership interest.

INVESTOR SUITABILITY


    The managing general partner and each person selling units will make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each prospective investor, based on the investor's investment objectives and financial situation, regardless of the investor's income or net worth. Furthermore, the managing general partner or dealer manager, before accepting a subscription, will make reasonable efforts to see that the prospective investor:


    - can reasonably benefit from the program based on the investor's investment objective and portfolio structure;

    - is able to bear the economic risk of the investment based on the investor's overall financial situation; and

    - has an apparent understanding of:

       - the fundamental risks of the investment;

       - the risk that he may lose his entire investment;

       - the lack of liquidity of the units;

       - the restrictions on transferability of the units;

       - the background and qualifications of the managing general partner;

       - the tax consequences associated with an investment in either additional general partner interests or limited partner interests; and

       - the unlimited liability associated with an investment in additional general partner interests.

    The managing general partner and each person selling units will maintain its records regarding the suitability of investors for at least six years.

    GENERAL SUITABILITY REQUIREMENT. Units, including fractional units, will be sold only to an investor who has either a minimum net worth of $225,000 or a minimum net worth of $60,000 and had during the last tax year, or estimates that he will have during the current tax year, taxable income of at least $60,000 without regard to an investment in units. Net worth shall be determined exclusive of home, home furnishings and automobiles. In addition, units will be sold only to an investor who makes a written representation that he is the sole and true party in interest and that he is not purchasing for the benefit of any other person, or that he is purchasing for another person who meets all of the conditions set forth above.

    ADDITIONAL REQUIREMENTS FOR INVESTORS IN CERTAIN STATES. Additional suitability requirements are applicable to residents of certain states where the offer and sale of units are being made as set forth below.

    California residents generally may not transfer units without the consent of the California Commissioner of Corporations.


    Michigan, Ohio, and Pennsylvania investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 10% of their net worth.



    New Hampshire residents purchasing either limited or additional general partnership interests must:



    - have a net worth, exclusive of home, home furnishings and automobiles of $250,000; or

    - have a net worth, exclusive of home, home furnishings and automobiles of $125,000 and $50,000 of taxable income.


    PURCHASERS OF LIMITED PARTNER INTEREST. A resident of California who subscribes for units of limited partner interest must meet one of the following requirements:


    - have net worth of not less than $250,000, exclusive of his home, home furnishings, and automobiles, and expect to have gross income in the year of his investment of $65,000 or more;



    - have net worth of not less than $500,000, exclusive of his home, home furnishings, and automobiles;


    - have net worth of not less than $1,000,000; or

    - expect to have gross income in the year of his investment of not less than $200,000.

    A Michigan or North Carolina resident must have either:


    - a net worth of not less than $225,000, exclusive of his home, home furnishings, and automobiles; or



    - a net worth of not less than $60,000, exclusive of his home, home furnishings, and automobiles, and estimated taxable income of $60,000 or more in the year of his investment without regard to an investment in a partnership.



    A Massachusetts or Pennsylvania resident must meet one of the following requirements:



    - have a net worth of at least $225,000, exclusive of his home, home furnishings, and automobiles;



    - have a net worth of at least $60,000, exclusive of his home, home furnishings, and automobiles, and estimated taxable income of $60,000 or more in the year prior to the year of his investment, without regard to the investment in the program, or estimate that his taxable income will be $60,000 or more in the year of his investment, without regard to the investment in the program; or


    - purchase in a fiduciary capacity for a person or entity having such net worth or such taxable income.


    PURCHASERS OF ADDITIONAL GENERAL PARTNER INTEREST. Except as otherwise provided below, a resident of Alaska, Arizona, Arkansas, Indiana, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee or Texas who subscribes for units of additional general partner interest must represent that he either:


    - has an individual or joint minimum net worth, exclusive of his home, home furnishings and automobiles, with his spouse of $225,000 without regard to the investment in the program and a combined minimum gross income of $100,000 ($120,000 for Arizona residents) or more for the current year and for the two previous years;

    - has an individual or joint minimum net worth with his spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles;

    - has an individual or joint minimum net worth with his spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

    - has a combined minimum gross income in excess of $200,000 in the current year and the two previous years.


    In addition, if the investor is a resident of Arizona, Arkansas, Indiana, Iowa, Maine, Michigan, Minnesota, Missouri, North Carolina, Ohio, Oklahoma or Oregon he must represent both that he possesses an:


    - individual or joint minimum net worth (exclusive of home, home furnishings, and automobiles) with his spouse of $225,000, without regard to an investment in the program; and

    - individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year.

    A resident of California who subscribes for units of general partner interest must either:


    - have net worth of not less than $250,000, exclusive of his home, home furnishings, and automobiles, and expect to have gross income in the year of his investment of $120,000 or more;



    - have net worth of not less than $500,000, exclusive of his home, home furnishings, and automobiles;


    - have net worth of not less than $1,000,000; or

    - expect to have gross income in the year of his investment of not less than $200,000.

    MISCELLANEOUS. Transferees of units seeking to become substituted partners must also meet the suitability requirements discussed above, as well as the requirements for transfer of units and admission as a substituted partner imposed by the partnership agreement. These requirements apply to all transfers of units, including transfers of units by a partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift or by the laws of descent and distribution.

    Where any units are purchased by an investor in a fiduciary capacity for any other person, or for an entity in which such investor is deemed to be a "purchaser" of the subject units, all of the suitability standards set forth above will be applicable to such other person.

    Investors are required to execute their own subscription agreements. The managing general partner will not accept any subscription agreement that has been executed by someone other than the investor. In the case of fiduciary accounts, the managing general partner will not accept any subscription from someone who does not have a legal power of attorney to sign on the investor's behalf.

    For details regarding how to subscribe, see "INSTRUCTIONS TO SUBSCRIBERS" attached as Appendix C.

                           ASSESSMENTS AND FINANCING

    Partners are not required to make any capital contributions to a partnership other than payment of the offering price for their units. The managing general partner may, however, call for additional voluntary assessments on the partners of up to a total of $20,000 per unit for the purpose of conducting subsequent operations on prospects the partnership began to evaluate during the partnership's initial operations or on leases related to these prospects that the managing general partner deems merit additional operations to fully develop.

    Although partners are not required to pay any assessments, their percentage interest in the partnership will be reduced if other partners pay an assessment and they do not. If a partner fails to pay an assessment, then the partner's percentage interest in the revenues derived from the well drilled and/or completed with the proceeds of the assessment will be reduced based on the ratio of the partner's unpaid assessment to all capital contributions used for the particular drilling and/or completion.


    The partnership is not permitted to borrow funds on behalf of the partnership or for partnership activities prior to completion of drilling and the conversion of the additional general partner interests into limited partner interests.


    The managing general partner intends to develop its prospects only with the proceeds of subscriptions, its capital contributions, and voluntary assessments, if any, as described above. However, such funds may not be sufficient to fund all of these costs. Instead, it may be necessary for a partnership to retain partnership revenues for the payment of these costs or for the managing general partner to advance the necessary funds to a partnership. Additional development refers to work necessary or desirable to enhance production from existing wells. Payment for this development work will be retained from partnership proceeds in one of two methods:

    (1) An authority for expenditures, or "AFE," estimate will be prepared by the managing general partner for the partnership. The development work will be completed by the operator at which time the partnership will be billed for the work performed; or

    (2) An AFE estimate will be prepared by the managing general partner for the partnership. The partnership will retain revenues from operations until sufficient funds have been accumulated to pay for the development work, at which time the work will be commenced by the operator, and the operator will be paid as the work is performed.

    The choice of which option to use will be at the discretion of the managing general partner, based on the amount of the anticipated expenditure and the urgency of the necessary work. Generally, the managing general partner will elect option (1) above for emergency and expenditures of less than $50,000 and option (2) above for expenditures of $50,000 and greater.

                      SOURCE OF FUNDS AND USE OF PROCEEDS

SOURCE OF FUNDS

    Upon completion of the offering of units in a partnership, and before borrowing becomes permissible, the sole funds available to the partnership will be the capital contributions of the partners, which will range from a minimum of $1,000,000 if the minimum subscription of 50 units is sold to a maximum of $10,000,000 if the maximum subscription of 500 units is sold. This aggregate capital contribution includes the purchase of units by the managing general partner and its affiliates. The managing general partner will purchase at least 5% of the units in each partnership at the offering price of $20,000 per unit, net of the management fee. There is no limit on the number of units the managing general partner and its affiliates may elect to purchase in any partnership.

USE OF PROCEEDS

    A total of 5,000 units is being offered to fund up to ten partnerships over a four-year period. In order to fund any particular partnership, a minimum of 50 units ($1,000,000) must be sold with respect to that partnership. The following table presents information regarding the financing of a partnership based upon the sale of 50 units ($1,000,000) and the sale of 500 units ($10,000,000), the minimum and maximum number of units, respectively, that can be sold for any partnership. The table below also describes how the managing general partner intends to use the proceeds from subscriptions received from this offering. This table assumes that only one partnership will be formed. If additional partnerships are formed, the managing general partner intends to allocate organization and offering costs in proportion to the amount of capital contributions received by each partnership.

                                        MINIMUM                   MAXIMUM
                                      SUBSCRIPTION              SUBSCRIPTION
                                       (50 UNITS)    PERCENT    (500 UNITS)    PERCENT
                                      ------------   --------   ------------   --------
Total partnership capital...........   $1,000,000     100.00%   $10,000,000     100.00%
Less: Organization and offering
  costs, including commissions......      150,000      15.00%     1,210,000      12.10%
Less: Management fee to managing
  general partner...................           --       0.00%       290,000       2.90%
                                       ----------     ------    -----------     ------
Amount available for investment.....   $  850,000      85.00%   $ 8,500,000      85.00%
                                       ==========     ======    ===========     ======

SUBSEQUENT SOURCE OF FUNDS

    As indicated above, it is anticipated that substantially all of a partnership's initial capital will be committed or expended following the offering of units in such partnership. The partnership agreement does not permit the partnership to borrow any funds for its activities until drilling has been completed and all additional general partner interests have been converted into limited partner interests. Consequently, any future requirements for additional capital may have to be satisfied from partnership production or from assessments voluntarily contributed by the partners to fund subsequent operations. See "ASSESSMENTS AND FINANCING" and "RISK FACTORS--Special Risks of the Partnerships--The partnerships have limited external sources of funds, which could result in a shortage of working capital." Alternatively, a partnership could farm out or sell partnership properties.

      PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES

CASH DISTRIBUTIONS


    The managing general partner will make all cash distributions to the partners. "Distributable cash" means cash remaining after the payment of all partnership obligations and the establishment of contingency reserves for anticipated future costs, as determined by the managing general partner. There is no assurance that any cash distributions will be made; however, in the event the managing general partner determines there is distributable cash in a partnership, it will be distributed 89% to the holders of partnership units and 11% to the managing general partner. The managing general partner will also receive the distributable cash allocable to units that it purchases in a partnership. Therefore, if the managing general partner purchases 5% of the units, the managing general partner will receive 16% of the partnership's distributable cash, and the investor partners will receive the remaining 84%.


PROFITS AND LOSSES


    Profits and losses from partnership operations and gains and losses from the sale of partnership property interests or equipment will be generally allocated 89% to the holders of partnership units and 11% to the managing general partner. However, tax deductions with respect to certain partnership expenses as described below will be generally allocated 100% to the holders of partnership units. Irrespective of this, certain tax allocations may be made in a different ratio than as described above to prevent the creation or increase in capital account deficits for investor partners or to re-adjust partner capital accounts as the result of previously allocated profits, losses or deductions, or to otherwise comply with applicable Treasury Regulations.


    Specifically, partnership profits will be allocated as follows:

    - first, to unit holders to the extent of cumulative losses or deductions previously allocated to such unit holders;


    - then, to the managing general partner to the extent of cumulative losses, if any, previously allocated to the managing general partner; and



    - then, 89% to the unit holders and 11% to the managing general partner.


    Partnership losses will be allocated:


    - first, 89% to unit holders and 11% to the managing general partner to the extent of cumulative profits, if any, previously allocated to the partners;



    - then, to the managing general partner to the extent necessary to avoid investor partner capital account deficits; and



    - then, 100% to the unit holders.

    The following is a description of the types of partnership costs and revenues subject to these allocation provisions.


REVENUES


    OIL AND NATURAL GAS REVENUES; SALES PROCEEDS. Partnership cash from oil and natural gas production and gain or loss from the sale or other disposition of productive wells and leases will be allocated 89% to the units issued by the partnership and 11% to the managing general partner.



    INTEREST INCOME. Any interest earned on the deposit of subscription funds prior to the closing of the offering and funding of a partnership will be credited 100% to the investor partners. Interest earned on the deposit of operating revenues and revenues from any other sources shall be allocated and credited in the same percentages that oil and natural gas revenues are then being allocated to the investor partners and the managing general partner.



    SALE OF EQUIPMENT. All partnership cash from sales of equipment will be allocated 89% to the units issued by the partnership and 11% to the managing general partner.


COSTS

    ORGANIZATION AND OFFERING COSTS. The partnership will pay the managing general partner 15% of all subscriptions received by the partnership. Out of this 15%, the managing general partner will pay all organization and offering costs, including all legal, accounting, printing, and filing fees associated with the organization of the partnerships and the offering of units, as well as all commissions payable to the dealer manager. The units issued by the partnerships will be allocated 100% of the tax deduction attributable to these costs. All such costs (and related deductions) in excess of 15% of subscriptions in a partnership will be allocated and charged 100% to the managing general partner.

    MANAGEMENT FEE. The nonrecurring management fee is the excess, if any, of the 15% of subscriptions over the organization and offering costs described above. Any tax deduction attributable to the management fee will be allocated 100% to the investor partners.


    LEASE COSTS, DRILLING AND COMPLETION COSTS, AND GATHERING LINE
COSTS. Deductions attributable to the costs of leases, tangible drilling and completion costs and gathering line costs will be allocated one percent to the managing general partner and 99% to the units issued by the partnership.



    INTANGIBLE DRILLING AND DEVELOPMENT COSTS. Intangible drilling and development costs and recapture of intangible drilling and development costs and associated deductions will be allocated one percent to the managing general partner and 99% to the units issued by the partnership.



    OPERATING COSTS. Operating costs of partnership wells and associated deductions will be allocated and charged 89% to the units issued by the partnership and 11% to the managing general partner.



    DIRECT COSTS. Direct costs of the partnerships and associated deductions will be allocated and charged 89% to the units issued by the partnership and 11% to the managing general partner.



    ADMINISTRATIVE COSTS. Administrative costs of the partnership and associated deductions will be allocated and charged 89% to the units issued by the partnership and 11% to the managing general partner. Administrative costs include all customary and routine expenses incurred by the managing general partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.


    The following table summarizes the participation in the cash distributions and the general allocations of income, gain, loss and deductions by the managing general partner and by the holders of units issued by the partnerships. The columns labeled "Managing General Partner" do not include any allocations made to Reef Partners based on its ownership of units in a partnership. As stated above, the allocations may differ from the ratios in the table under certain circumstances:


                                                                 UNITS
                                                                ISSUED      MANAGING
                                                                BY THE      GENERAL
                                                              PARTNERSHIP   PARTNER
                                                              -----------   --------
Management fee..............................................      100%          0%
Lease costs.................................................       99%          1%
Intangible drilling and development costs...................       99%          1%
Drilling and completion costs...............................       99%          1%
Operating costs.............................................       89%         11%
Direct costs................................................       89%         11%
Administrative costs........................................       89%         11%

Partnership cash distributions..............................       89%         11%
Partnership taxable income from operations..................       89%         11%
Partnership losses from operations..........................       89%         11%
Gain or loss from the sale of partnership properties or
  equipment.................................................       89%         11%



    Based on its experience in sponsoring oil and natural gas programs prior to this program, the managing general partner estimates that direct costs and administrative costs allocable to the investor partners for the initial 12 months of a partnership's operations will be approximately $57,000 if minimum subscriptions ($1,000,000) are received (representing 5.70% of aggregate partnership capital); and approximately $93,000 if maximum subscriptions ($10,000,000) are received (representing 0.93% of aggregate partnership capital). The following table describes the components of these estimated charges to the investor partners during the first year after a partnership is formed, assuming the minimum and maximum subscriptions are obtained:


                                                         MINIMUM        MAXIMUM
                                                       SUBSCRIPTION   SUBSCRIPTION
                                                        (50 UNITS)    (500 UNITS)
                                                       ------------   ------------
Administrative costs
  Legal..............................................    $ 1,000        $ 2,000
  Accounting.........................................     10,000         20,000
  Geological.........................................         --             --
  Secretarial........................................      2,000          4,000
  Travel.............................................         --             --
  Office rent........................................         --             --
  Telephone..........................................      1,000          2,000
  Other..............................................      2,000         12,000
                                                         -------        -------
Total administrative costs...........................    $16,000        $40,000
                                                         =======        =======

Direct costs:
  Audit and tax preparation..........................    $30,000        $30,000
  Independent engineering reports....................     10,000         20,000
  Materials, supplies and other......................      1,000          3,000
                                                         -------        -------
Total direct costs...................................    $41,000        $53,000
                                                         =======        =======

    The following table presents, for each partnership formed by the managing general partner and its affiliates in the last three years, the dollar amount of direct costs and administrative costs incurred by the particular partnership in each year. The direct costs set forth below do not include drilling costs paid to Reef Partners or its affiliates on a turnkey basis, which were subsequently paid to third parties. These costs are set forth on Table Four of the "PRIOR ACTIVITIES" section of this prospectus.



                                                        DIRECT AND ADMINISTRATIVE COSTS
                                                      ------------------------------------
                                                        1998          1999          2000
                                                      --------      --------      --------
Bell City 3-D Joint Venture.....................       $  711        $   --        $   --
Savoie-Fontentot Joint Venture..................           --            45           114
Hardison Sadler Joint Venture...................           --            --            --
Holt #2-R Joint Venture.........................           45            --            45
Valle Morado Joint Venture......................           --            --            --
Thunder Alley Joint Venture.....................          854           153            --
West Bell City 3-D Joint Venture................           --            --            58
Bell City #1 Joint Venture......................           68           107           225
Northwest Bell City Joint Venture...............        6,119            78            63
Bell City #2 Joint Venture......................          163            --            --
Bell City #3 Joint Venture......................          240            --            --
Bell City #4 Joint Venture......................          143             2            --
Bell City #5 Joint Venture......................           66            --           122
Domino Joint Venture............................           --           446           100
Bell City #6 Joint Venture......................           --           131            45
RAM Joint Venture...............................           --            --           174
RAM 2000 Joint Venture..........................           --            --            33
Magnolia Bayou Joint Venture....................           --            --           293
Lake Barre #1 Joint Venture.....................           --            --           151
West Bell City #1-A Joint Venture...............           --            --           114
Lake Salvador Joint Venture.....................           --            --            --
                                                       ------        ------        ------
  Total drilling ventures.......................        8,409           962         1,537
                                                       ------        ------        ------
Reef Partners 1999-A Joint Venture..............           --         1,767         3,038
Reef Partners 1999-B Joint Venture..............           --            --            98
Reef Partners 1999-C Ltd. Income Fund...........           --            --           128
Reef Partners 2000-A Income Fund Joint
  Venture.......................................           --            --           213
                                                       ------        ------        ------
  Total income funds............................           --         1,767         3,477
                                                       ------        ------        ------
    Total all partnerships......................       $8,409        $2,729        $5,014
                                                       ======        ======        ======


DEFICIT CAPITAL ACCOUNT BALANCES

    To avoid the requirement of restoring a deficit capital account balance, no losses will be allocated to the units owned by an investor partner to the extent the allocation would create or increase a deficit in the capital account, adjusted for certain liabilities, as provided in the partnership agreement.

CASH DISTRIBUTION POLICY


    The managing general partner will review the accounts of each partnership at least quarterly for the purpose of determining the distributable cash available for distribution. The ability of the partnerships to make or sustain cash distributions will depend upon numerous factors. No assurance can be given that any level of cash distributions to the investor partners will be attained, that cash distributions will equal or approximate cash distributions made to investors in prior drilling programs sponsored by the managing general partner or its affiliates, or that any level of cash distributions can be maintained. See "RISK FACTORS" and "PRIOR ACTIVITIES."

    In general, the volume of production from producing properties declines with the passage of time. The cash flow generated by each partnership's prospects and the amounts available for distribution to a partnership's respective partners from such prospects will, therefore, decline in the absence of significant increases in the prices that the partnership receives for its respective oil and natural gas production, or significant increases in the production of oil and natural gas from prospects resulting from the successful additional development of such prospects. See "RISK FACTORS--Risks of Oil and Natural Gas Investments."


TERMINATION

    Upon termination and final liquidation of a partnership, the assets of the partnership will be distributed to the partners based upon their capital account balances. If the managing general partner has a deficit in its capital account, it will be required to restore that deficit; however, no investor partner will be obligated to restore his deficit, if any.

AMENDMENT OF PARTNERSHIP ALLOCATION PROVISIONS

    The managing general partner is authorized to amend the partnership agreement if, in its sole discretion based on advice from its legal counsel or accountants, an amendment to revise the cost and revenue allocations is required for the allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions provided by an amendment are required to be made in a manner that would result in the most favorable aggregate consequences to the investor partners as nearly as possible consistent with the original allocations described above.

                  COMPENSATION TO THE MANAGING GENERAL PARTNER

    The following table summarizes the items of compensation to be received by the managing general partner from each of the partnerships. Some of the compensation cannot be quantified until a partnership is conducting business.


RECIPIENT                          FORM OF COMPENSATION                   AMOUNT
---------                     ------------------------------  ------------------------------
Managing General Partner      Partnership interest            11% interest
                              (excluding any partnership
                              interest resulting from the
                              purchase of units)

Managing General Partner      Management fee                  15% of subscriptions, less
                                                              organization and offering
                                                              costs to be paid by the
                                                              managing general partner
                                                              (non-recurring)

Managing General Partner      Direct and administrative       Reimbursement at cost
                              costs

Affiliate of the Managing     Operator's per-well charges     Competitive prices
  General Partner

Managing General Partner and  Payment for equipment,          Cost or competitive prices
  its Affiliates              supplies, marketing, and other
                              services



    The managing general partner will pay one percent of the costs associated with each partnership and will receive an interest of 11% in each partnership. This partnership interest does not include any additional interest of the managing general partner as a result of its purchase of units. The managing general partner will buy at least 5% of the units in the partnership. Therefore, the managing general partner will have a total partnership interest of at least 16%.

    The managing general partner will receive a payment equal to 15% of a partnership's subscriptions. From this payment, the managing general partner will pay organization and offering costs of the partnerships. If the organization and offering costs are less than 15% of the aggregate subscriptions to the partnership, the managing general partner will keep the difference as a one time management fee. If the organization and offering costs exceed 15% of aggregate subscriptions to the partnership, the managing general partner will pay all such costs. Since a maximum of $10 million of units can be sold in any individual partnership, the maximum amount of a partnership's capital contributions that will be utilized for organization and offering costs and payment of the management fee would be $1,500,000. The actual amount of the management fee cannot be determined until organization and offering costs for an offering are determined.


    The managing general partner will be reimbursed for direct costs and all documented out-of-pocket expenses incurred on behalf of the partnership, including administrative costs.



    Operators fees will be payable only if an affiliate of the managing general partner serves as operator of a partnership prospect. See "PROPOSED ACTIVITIES--Drilling and Completion Phase." Under such circumstances, such affiliate will receive fees, not exceeding the competitive rate in the area, during the production phase of operations. Often these are charged as a monthly fee per well for operations, field supervision, accounting, engineering, management and general and administrative expenses.



    The managing general partner or an affiliate may provide oil field or other services, equipment or supplies to the partnership. If the managing general partner or an affiliate provides such services, equipment or supplies as a part of its ordinary business, then the compensation, price or rental for such services, equipment and supplies provided to the partnership will be at prices competitive with those charged by others in the geographical area of operations that reasonably could be available to the partnership. If the managing general partner or the affiliate is not engaged in the business as set forth above, then the compensation, price or rental will be the cost of the services, equipment or supplies to such entity, or the competitive rate that could be obtained in the area, whichever is less. Any such services for which the managing general partner or an affiliate is to receive compensation will be embodied in a written contract that precisely describes the services to be rendered and all compensation to be paid.


                              PROPOSED ACTIVITIES

INTRODUCTION

    The partnerships will be formed to drill, complete and own oil and natural gas properties. The managing general partner may conduct partnership operations throughout the world, in such locations as it may deem advisable. The managing general partner intends for the partnerships primarily to acquire interests in oil and natural gas properties in which major or independent oil and gas companies also have interests. At times, the partnerships may drill and own interests without such strategic partners. The managing general partner believes that these acquisitions from major or independent oil and gas companies may permit the partnerships to obtain the benefit of seismic, geological and geophysical exploration and initial drilling efforts conducted by such major companies.


    Risks may be spread to a limited extent by participating in drilling operations on a number of different prospects. Until the amount of funds to be available for a partnership's drilling activities is determined, the precise number of prospects cannot be determined and the drilling budget cannot be formulated.


    The investor partners should be aware that distributions will decrease over time due to the declining rate of production from wells. Changes in oil and natural gas prices will decrease or increase cash distributions. Distributions will be partially sheltered by the percentage depletion allowance. See "RISK FACTORS," "PRIOR ACTIVITIES," and "TAX CONSIDERATIONS--Summary of Conclusions," "--Intangible Drilling and Development Costs Deductions," "--Depletion Deductions," "--Partnership Distributions," and "--Partnership Allocations."

    The attainment of a partnership's business objectives, including the generation of revenue from partnership operations, the distribution of cash to the partners and the provision of tax benefits, will depend upon many factors, including:

    - the ability of the managing general partner to select productive prospects;

    - the drilling and completion of wells in an economical manner;

    - the successful management of prospects;

    - the level of oil and natural gas prices in the future;

    - the degree of governmental regulation over the production and sale of oil and natural gas;

    - the future economic conditions in the United States and throughout the world; and


    - changes in the Internal Revenue Code (the "Code").


    Accordingly, there can be no assurance that a partnership will achieve its business objectives. Moreover, because each partnership will constitute a separate and distinct business and economic entity from each other partnership, the degree to which the business objectives are achieved will vary among the partnerships.

    Many of the activities and policies of the partnerships discussed throughout this section and elsewhere in the prospectus are defined in and governed by the partnership agreement, including:

    - the requirements relating to the acquisition of prospects and the payment of royalties;

    - the amount of the managing general partner's capital contribution to a partnership;

    - assessment and borrowing policies;

    - voting rights of investor partners;

    - the term of a partnership; and

    - compensation of the managing general partner.

    Other policies and restrictions upon the activities of the managing general partner and each partnership are not contained in the partnership agreement, but instead reflect the current intention of the managing general partner and are subject to change at its discretion. For these activities, the managing general partner, in making a change, will utilize its reasonable business judgment as manager of a partnership and will exercise its judgment consistent with its obligations as a fiduciary to the investor partners.

ACQUISITION AND DRILLING OF UNDEVELOPED PROSPECTS

    Each partnership intends to enter into agreements with major or independent oil and gas companies to drill and own interests in oil and natural gas properties. At times, however, a partnership may drill and own interests without such strategic partners. No prospects have been pre-selected by the managing general partner. A "prospect" is generally defined as a contiguous oil and gas leasehold estate, or lesser interest in a leasehold estate, upon which drilling operations may be conducted.

    Depending on its attributes, a prospect may be characterized as an "exploratory" or "development" site. Generally speaking, exploratory drilling involves the conduct of either drilling operations in search of a new and yet undiscovered pool of oil and gas or, alternatively, drilling within a discovered pool with the hope of greatly extending the limits of the pool. In contrast, development drilling involves drilling to a known producing formation in a previously discovered field.

    It is anticipated that all prospects will be evaluated utilizing data provided to the managing general partner by Reef Exploration, Inc. ("Reef Exploration"), including well logs, production records from Reef Exploration's and others' wells, seismic, geological and geophysical information, and such other information as may be available and useful. Reef Exploration is an affiliate of the managing general partner. See "MANAGEMENT." In addition, prospects will be evaluated by petroleum engineers, geophysicists, and other technical consultants retained by the managing general partner.



    Prospects will be acquired pursuant to an arrangement in which the partnership will acquire part of the working interest. For purposes of this prospectus, a working interest includes any interest, however it is referred to, which is subject to some portion of the costs of development, operation or maintenance. This working interest will be subject to landowners' royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts. In its discretion the managing general partner may acquire less than 100% of the working interest provided that costs are reduced proportionately. The partnership agreement forbids the managing general partner or any affiliate from acquiring or retaining any overriding royalty interest in the partnership's interest in the prospects, that is, any royalty interest which would be paid out of the partnership's working interest. The partnerships will generally acquire less than 100% of the working interest in each prospect in which they participate. In order to comply with certain conditions for the treatment of additional general partner interests in the partnership as not passive activities, and not subject the additional general partners to limitation on the deduction of partnership losses attributable to such additional general partners to income from passive activities, the managing general partner has represented that the partnerships will acquire and hold only operating mineral interests and that none of the partnership's revenues will be from non-working interests. The managing general partner, for its sole benefit, may sell or otherwise dispose of prospect interests not acquired by the partnerships or may retain a working interest in the prospects and participate in the drilling and development of the prospect on the same basis as the partnerships.


    In acquiring interests in leases, the partnerships may pay such consideration and make such contractual commitments and agreements as the managing general partner deems fair, reasonable and appropriate. For purposes of this prospectus, the term "lease" means any full or partial interest in:

    - undeveloped oil and gas leases;

    - oil and gas mineral rights;

    - licenses;

    - concessions;

    - contracts;

    - fee rights; or

    - other rights authorizing the owner to drill for, reduce to possession and produce oil and gas.

    While it is expected that a substantial portion of the leases and interests in the leases to be developed by the partnerships will be acquired by assignment from the managing general partner or its affiliates, the partnerships also may purchase leases directly from unaffiliated persons. All leases that are transferred to the partnerships from the managing general partner will be transferred at its cost, unless the managing general partner has reason to believe that cost is materially more than the fair market value of such property in which case the price will not exceed the fair market value of the property. The managing general partner will obtain an appraisal from a qualified independent expert with respect to sales of properties of the managing general partner and its affiliates to the partnerships.

    The actual number, identity and percentage of working interests or other interests in prospects to be acquired by the partnerships will depend upon, among other things, the total amount of capital contributions to a partnership, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by federal and state departments or agencies, agreements with other working interest owners in the prospects, farm-ins, and continuing review of other prospects that may be available.

TITLE TO PROPERTIES

    Prior to the drilling of any partnership well, the managing general partner will assign the partnership interest in the lease to the partnership. Leases acquired by each partnership may initially and temporarily be held in the name of the managing general partner, as nominee, to facilitate joint-owner operations and the acquisition of properties. The existence of the unrecorded assignments from the record owner will indicate that the leases are being held for the benefit of each particular partnership and that the leases are not subject to debts, obligations or liabilities of the record owner; however, such unrecorded assignments may not fully protect the partnerships from the claims of creditors of the managing general partner.

    Investor partners must rely on the managing general partner to use its best judgment to obtain appropriate title to leases. Provisions of the partnership agreement relieve the managing general partner from any mistakes of judgment with respect to the waiver of title defects. The managing general partner will take such steps as it deems necessary to assure that title to leases is acceptable for purposes of the partnerships. The managing general partner is free, however, to use its own judgment in waiving title requirements and will not be liable for any failure of title to leases transferred to the partnerships. Further, neither the managing general partner nor its affiliates will make any warranties as to the validity or merchantability of titles to any leases to be acquired by the partnerships.

DRILLING AND COMPLETION PHASE


    GENERAL. With respect to those prospects as to which the partnership owns less than a 50% working interest, it is probable that the majority owner of such prospects will select the operator for the wells drilled on such prospects. The managing general partner will monitor the performance and activities of the operator, participate as the partnership's representative in decision-making with regard to the partnership's activities, and otherwise represent the partnership with regard to the activities of the partnership. If Reef Exploration, an affiliate of the managing general partner, serves as operator of a prospect, Reef Exploration will receive fees not exceeding the competitive rate in the area where the prospect is located. Typically, these are billed as a monthly fee per well. Since its inception in 1987, Reef Exploration has served as operator of approximately 120 wells and it is currently the operator of 20 wells. In the event that Reef Exploration does serve as operator on any partnership wells, it will do so pursuant to a model form operating agreement issued by the American Association of Petroleum Landmen and an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America.



    Where the duties of operator are held by Reef Exploration drilling will be contracted to an independent third party and the cost of the wells to the partnership will be determined by the actual third party costs, plus Reef Exploration's monthly charges for supervision, engineering, geology, accounting and other services for the area where the well is located. Neither the managing general partner, Reef Exploration, nor any other affiliate will act as contractor or subcontractor in connection with the drilling of partnership wells.



    The partnership will pay drilling and completion costs as incurred, except that the partnership is permitted to make advance payments where necessary to secure the tax benefits of prepaid drilling costs and there is a valid business reason. In order to comply with conditions to secure the tax benefits of prepaid drilling costs, the operator may not refund any portion of amounts paid in the event actual costs are less than amounts paid, but may apply any such amounts solely for payment of additional drilling services to the partnership. If a well is not likely to produce oil and/or natural gas in commercial quantities, it will be plugged and abandoned in accordance with applicable regulations.

    After drilling, each well deemed to be capable of production of oil or natural gas in commercial quantities will be completed. The depths and formations to be encountered in each of the partnership's wells is unknown.


    SALE OF PRODUCTION. Each partnership will attempt to sell the oil and natural gas produced from its prospects on a competitive basis at the best available terms and prices. Domestic sales of oil will be at fair market prices. Certain international sales however, may be at prices determined by foreign governments or by entities controlled by foreign governments. The managing general partner will not make any commitment of future production that does not primarily benefit the partnerships. Generally, purchase contracts for the sale of oil are cancelable on 30 days' notice, but purchase contracts for the sale of natural gas may have a term of a number of years and may require the dedication of the gas from a well for the life of its reserves. Each partnership will sell natural gas discovered by it at negotiated prices domestically, based upon a number of factors, such as the quality of the gas, well pressure, estimated reserves, prevailing supply conditions and any applicable price regulations promulgated by the Federal Energy Regulatory Commission ("FERC"). International gas sales, like international oil sales, may be at prices determined by foreign governments or entities controlled by foreign governments. See "COMPETITION, MARKETS AND REGULATION."

PRODUCTION PHASE OF OPERATIONS

    GENERAL. Once a partnership's wells are "completed" such that all surface equipment necessary to control the flow of, or to shut down, a well has been installed, including the gathering pipeline, production operations will commence.


    Each of the partnerships intends to sell oil and/or natural gas production from its wells to refineries, foreign governmental agencies, entities controlled by foreign governments, industrial users, gas brokers, interstate pipelines or local utilities. Due to rapidly changing market conditions and normal contracting procedures, final terms and contracts will not be completed until after the wells have been drilled. As a result of effects of weather on costs, a partnership's results may be affected by seasonal factors. In addition, both sales volumes and prices tend to be affected by demand factors with a significant seasonal component.


    EXPENDITURE OF PRODUCTION REVENUES. A partnership's share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges, and other operating costs. These items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations. The managing general partner intends to deduct operating expenses from the production revenue for the corresponding period.

INSURANCE

    The managing general partner will carry blowout, pollution, public liability and workmen's compensation insurance, but such insurance may not be sufficient to cover all liabilities. Each unit held by the additional general partners represents an open-ended security for unforeseen events such as blowouts, lost circulation, stuck drillpipe, etc. that may result in unanticipated additional liability materially in excess of the per unit subscription amount.

    The managing general partner has obtained various insurance policies, as described below, and intends to maintain such policies subject to its analysis of their premium costs, coverage and other factors. Reef Partners, in the exercise of its fiduciary duty as managing general partner, will obtain insurance on behalf of the partnerships to provide each partnership with such coverage as the managing general partner believes is sufficient to protect the investor partners against the foreseeable risks of drilling and production. The managing general partner will review the partnership insurance coverage prior to commencing drilling operations and periodically evaluate the sufficiency of insurance. The managing general partner will obtain and maintain such insurance coverage for a partnership equal to twice the capitalization of such partnership. In no event will a partnership maintain public liability insurance of less than $10 million.

Subject to the foregoing, the managing general partner may, in its sole discretion, increase or decrease the policy limits and types of insurance from time to time as it deems appropriate under the circumstances, which may vary materially. The managing general partner is the beneficiary under each policy and pays the premiums for each policy. The following types and amounts of insurance have been obtained and are expected to be maintained:

    - Workmen's compensation insurance in full compliance with the laws of the State of Texas, which will be obtained for any other jurisdictions where a partnership conducts its business;

    - Operator's bodily injury liability and property damage liability insurance, each with a limit of $1,000,000;

    - Employer's liability insurance with a limit of not less than $1,000,000;

    - Automobile public liability insurance with a limit of not less than $1,000,000 per occurrence, covering all automobile equipment; and

    - Operator's liability insurance with limits of $10,000,000 each for environmental, well control and general liability.

    The managing general partner will notify all additional general partners of a partnership at least 30 days prior to any material change in the amount of the partnership's insurance coverage. Within this 30-day period and otherwise after the expiration of one year following the closing of the offering with respect to a particular partnership, additional general partners have the right to convert their units into units of limited partnership interest by giving written notice to the managing general partner. Additional general partners will have limited liability as a limited partner for any partnership operations conducted after their conversion date, effective upon the filing of an amendment to the Certificate of Limited Partnership of a partnership. At any time during this 30-day period, upon receipt of the required written notice from the additional general partner of his intent to convert, the managing general partner will amend the partnership agreement and will file the amendment with the State of Nevada prior to the effective date of the change in insurance coverage. This amendment to the partnership agreement will effectuate the conversion of the interest of the former additional general partner to that of a limited partner. Effecting conversion is subject to the express requirement that the conversion will not cause a termination of the partnership for federal income tax purposes. However, even after an election of conversion, an additional general partner will continue to have unlimited liability regarding partnership activities while he was an additional general partner. See "TERMS OF THE OFFERING."

                      COMPETITION, MARKETS AND REGULATION

COMPETITION


    There are thousands of oil and natural gas companies in the United States. Competition is strong among persons and companies involved in the exploration for and production of oil and natural gas. The managing general partner expects the partnerships to encounter strong competition at every phase of business. The partnerships will compete with entities having financial resources and staffs substantially larger than those available to them.


    The national supply of natural gas is widely diversified, with no one entity controlling over 5%. As a result of deregulation of the natural gas industry by Congress and FERC, natural gas prices are generally determined by competitive forces. Prices of crude oil, condensate and natural gas liquids are not currently regulated and are generally determined by competitive forces.

    There will be competition among operators for drilling equipment, goods, and drilling crews. Such competition may affect the ability of each partnership to acquire leases suitable for development by the partnerships and to expeditiously develop such leases once they are acquired.

MARKETS


    The marketing of any oil and natural gas produced by the partnerships will be affected by a number of factors that are beyond the partnerships' control and whose exact effect cannot be accurately predicted. These factors include:


    - the amount of crude oil and natural gas imports;

    - the availability and cost of adequate pipeline and other transportation facilities;

    - the success of efforts to market competitive fuels, such as coal and nuclear energy;

    - the laws of foreign jurisdictions and the laws and regulations affecting foreign markets; and

    - other matters affecting the availability of a ready market, such as fluctuating supply and demand.

    The supply and demand balance of crude oil and natural gas in world markets has caused significant variations in the prices of these products over recent years. The North American Free Trade Agreement eliminated trade and investment barriers in the United States, Canada, and Mexico, resulting in increased foreign competition for domestic natural gas production. New pipeline projects recently approved by, or presently pending before, FERC as well as nondiscriminatory access requirements could further substantially increase the availability of gas imports to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of gas sales from partnership wells.

    Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. The managing general partner is unable to predict what effect, if any, such actions will have on the amount of or the prices received for oil produced and sold from the partnerships' wells.

    In several initiatives, FERC has required pipelines to develop electronic communication and to provide standardized access via the Internet to information concerning capacity and prices on a nationwide basis, so as to create a national market. Parallel developments toward an electronic marketplace for electric power, mandated by FERC, are serving to create multi-national markets for energy products generally. These systems will allow rapid consummation of natural gas transactions. Although this system may initially lower prices due to increased competition, it is anticipated to expand natural gas markets and to improve their reliability.

REGULATION

    The partnerships' operations will be affected from time to time in varying degrees by domestic and foreign political developments, federal and state laws and regulations and the laws of other countries where some of the prospects may be located.


    PRODUCTION. In most areas of operations within the United States the production of oil and natural gas is regulated by state agencies that set allowable rates of production and otherwise control the conduct of oil and natural gas operations. Among the ways that states control production is through regulations that establish the spacing of wells or limit the number of days in a given month during which a well can produce.


    ENVIRONMENTAL. The partnerships' drilling and production operations will also be subject to environmental protection regulations established by federal, state, and local agencies that in turn may necessitate significant capital outlays that would materially affect the financial position and business operations of the partnerships. These regulations, enacted to protect against waste, conserve natural resources and prevent pollution, could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed on a partnership for violating such regulations, that partnership's operations could be adversely affected.

    NATURAL GAS TRANSPORTATION AND PRICING. FERC regulates the rates for interstate transportation of natural gas as well as the terms for access to natural gas pipeline capacity. Pursuant to the Wellhead Decontrol Act of 1989, however, FERC may not regulate the price of gas. Such deregulated gas production may be sold at market prices determined by supply and demand, Btu content, pressure, location of wells, and other factors. The managing general partner anticipates that all of the gas produced by partnership wells will be considered price decontrolled gas and that the partnerships' gas will be sold at fair market value.

    PROPOSED REGULATION. Various legislative proposals are being considered in Congress and in the legislatures of various states, which, if enacted, may significantly and adversely affect the petroleum and natural gas industries. Such proposals involve, among other things, the imposition of price controls on all categories of natural gas production, the imposition of land use controls, such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas, as well as other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have on the partnerships' operations.

    FOREIGN REGULATION. The managing general partner expects to rely heavily on local experts and personnel, including attorneys and accountants, for advice and assistance in complying with the laws and regulations of foreign jurisdictions when prospects are located in such jurisdictions.

                                   MANAGEMENT

GENERAL


    The managing general partner of the partnerships is Reef Partners LLC, a privately-owned Nevada limited liability company that was formed in February 1999 by the holders of all of the outstanding common stock of Reef Exploration. Reef Exploration was organized in 1987 for the principal purpose of reviewing drilling prospects upon which partnerships and joint ventures formed by Reef Exploration might engage in exploration, development and production activities. Since 1987, Reef Exploration has been engaged continuously in the business of exploring for, developing and producing oil and natural gas both within and outside the continental United States, through partnerships and joint ventures formed by it. Michael J. Mauceli, the manager of the managing general partner, is the Chief Executive Officer of Reef Exploration.



    The managing general partner will actively manage and conduct the business and oversee the day to day operations of the partnerships. It will be responsible for maintaining partnership bank accounts, collecting partnership revenues, making distributions to the partners, delivering reports to the partners, and supervising the drilling, completion, and operation of the partnerships' oil and natural gas wells. Certain officers of the managing general partner are also directors, officers and employees of Reef Exploration. Subject to limitations set forth in the partnership agreement, such individuals, the managing general partner and Reef Exploration itself intend to continue to engage in the oil and gas business for their own account and for the account of others. See "CONFLICTS OF INTEREST." The managing general partner and such directors, officers and employees will devote as much of their time and talents to the management of the partnerships as necessary for the proper conduct of the partnerships' business.



    Reef Exploration employs Frank Lott, Vice President--Exploration to oversee all aspects of prospect and project generation and review. Working closely with Mr. Lott is Laura Klein, Vice President--Engineering, whose responsibilities encompass drilling design, well completion and production oversight. Walt Dunagin, Vice President--Land Management, oversees legal aspects concerning leasing, operating agreements, industry partner joint venture arrangements, and acts as Reef Exploration's chief negotiator. Reef Exploration also retains a number of subcontractors and consulting companies who report to the Vice Presidents. These include, but are not limited to, geologists, geophysicists, petrophysicists, paleontologists, drilling engineers, reservoir engineers, drilling rig supervisors, Landmen, surveyors, legal experts and other specialists with expertise in the search, exploration, development and day to day operations associated with petroleum exploration and production. Mr. Lott, Ms. Klein and Mr. Dunagin, and these subcontractors and consulting companies will be retained by the managing general partner.



    When the opportunity arises, the managing general partner will choose operators of the prospects that are experienced in the operation of oil and natural gas properties. However, in many cases the partnerships will own too small an interest in the prospect to make decisions regarding who will act as operator for the property. In such cases, the choice of who acts as operator will be made by parties owning a greater percentage of the particular prospect. Although the managing general partner believes that the operator of partnership prospects will usually be an unrelated third party, Reef Exploration, an affiliate of the managing general partner, may act as operator. Since its inception in 1987, Reef Exploration has served as operator of approximately 120 wells and it is currently the operator of 20 wells.


REEF PARTNERS LLC

    The Manager, officers and key personnel of the managing general partner, their ages, current positions with the managing general partner and/or Reef Exploration, and certain additional information are set forth below:


NAME                                          AGE              POSITIONS AND OFFICES HELD
----                                        --------   ------------------------------------------
Michael J. Mauceli........................     45      Manager of Reef Partners; Chief Executive
                                                         Officer and Director of Reef Exploration

H. Walt Dunagin...........................     44      Vice President--Land Manager of Reef
                                                         Exploration

Frank Lott................................     44      Vice President--Exploration Manager of
                                                       Reef Exploration

Laura Klein...............................     41      Vice President--Engineering of Reef
                                                         Exploration

Daniel C. Sibley..........................     49      General Counsel and Chief Financial
                                                       Officer of Reef Partners and Reef
                                                         Exploration



    MICHAEL J. MAUCELI is the Manager and a member of Reef Partners, as well as the Chief Executive Officer and a Director of Reef Exploration. Mr. Mauceli has held these positions with the managing general partner since its formation in February 1999. He has served in these positions with Reef Exploration since 1987. Mr. Mauceli attended the University of Mississippi where he majored in business management and marketing as well as the University of Houston where he received his Commercial Real Estate License. He entered the oil and gas business in 1976 when he joined Tenneco Oil & Gas Company. Mr. Mauceli moved to Dallas in 1979, where he was independently employed by several exploration and development firms in planning exploration and marketing feasibility of privately sponsored drilling programs.


    H. WALT DUNAGIN is Vice President--Land Manager of Reef Exploration. He has held this position since 1990. He is a 1979 graduate of the University of Mississippi. Mr. Dunagin began his career doing independent land work for Exxon Co. U.S.A. Since that time he has performed land work in Alabama, Mississippi, Louisiana, North Dakota, Montana, Oklahoma and Texas. For six years prior to joining Reef Exploration, he was directly involved in the sale of producing properties for Mobil, Texaco, Oryx Energy and American Exploration Company. He became a Certified Professional Landman in August 1986 and is a member of the American Association of Petroleum Landmen, Dallas Association of Petroleum Landmen and the International Association of Petroleum Negotiators.


    FRANK LOTT is Vice President--Exploration Manager at Reef Exploration and has held this position since January of 1999. He is a 1984 graduate of The University of Texas at Dallas with a Bachelor's degree in Geology. Since receiving his degree, Mr. Lott has accumulated over 16 years of practical experience in petroleum prospect evaluation, geology, geophysics, geochemistry and other petroleum exploration technologies. In addition, he has a wide array of experience in numerous hydrocarbon basins around the world. From 1997 until January 1999, Mr. Lott was a Vice President--Exploration for the Hunt Exploration and Mining Company of Dallas, Texas, where his responsibilities included assorted domestic U.S. operations as well as international operations in the countries of Australia, Romania, Kyrgyzstan and Pakistan. Mr. Lott served as Exploration Manager and Chief Geologist for Austex Exploration, Inc. from 1994 to 1997, where he was involved in oil and gas exploration in Queensland, Australia. He was also involved in exploration project reviews throughout the countries and petroleum basins of Eastern Europe, Far-East Asia, the former Soviet Union, the Middle East and South America. Mr. Lott's professional affiliations include active memberships in AAPG (American Association of Petroleum Geologists), SIPES (Society of Independent Exploration Scientists), SEG (Society of Exploration Geophysicists), EAGE (European Association of Geoscientists and Engineers) and PEGB (Petroleum Exploration Society of Great Britain).



    LAURA KLEIN is Vice President--Engineering at Reef Exploration, a position she has held since joining the company early in 2000. She is a 1981 graduate of the Colorado School of Mines with a Bachelor's degree in Petroleum Engineering. Since receiving her degree, Ms. Klein has accumulated 19 years of experience as both a drilling/completion engineer and worldwide rig operations supervisor. From 1996 until coming to Reef Exploration, she held the position of Senior Staff Drilling Engineer with Mobil's International Drilling Services Unit and oversaw projects in Russia, China, Italy and the North Sea. Ms. Klein also managed recruiting and training for Mobil's worldwide drilling organization.
Ms. Klein's professional affiliations include SPE (Society of Petroleum Engineers), AADE (American Association of Drilling Engineers) and ASTD (American Society of Training and Development).



    DANIEL C. SIBLEY became General Counsel and Chief Financial Officer of Reef Partners in December 1999. He has served in these same positions for Reef Exploration since 1998. From 1980 to 1998, Mr. Sibley was involved in the private practice of law. He received a B.B.A. in accounting from the University of North Texas in 1973, a law degree (J.D.) from the University of Texas in 1977, and a Master of Laws-Taxation degree (L.L.M.) from Southern Methodist University in 1984.


OWNERSHIP OF REEF PARTNERS LLC

    The following table sets forth information with respect to the membership interests of the managing general partner owned by each person who owns beneficially 5% or more of the outstanding membership interests, by all managers of the managing general partner individually, and by all managers and executive officers of the managing general partner as a group.

                                                              AMOUNT
                                                           BENEFICIALLY   PERCENT
NAME AND ADDRESS                                              OWNED       OF CLASS
----------------                                           ------------   --------
Estate of Vearl Sneed ...................................      N/A           50%
c/o Reef Partners LLC
1901 N. Central Expressway
Suite 300
Richardson, Texas 75080

Michael J. Mauceli ......................................      N/A           50%
c/o Reef Partners LLC
1901 N. Central Expressway
Suite 300
Richardson, Texas 75080

Managers and executive officers as a group (1 person)....      N/A           50%

COMPENSATION

    No officer, manager, director or employee of Reef Partners or Reef Exploration will receive any direct remuneration or other compensation from any of the partnerships.


LEGAL PROCEEDINGS



    Reef Partners and certain of its affiliates are currently defendants and counter-plaintiffs in a case styled "IN THE MATTER OF THE ESTATE OF VEARL SNEED, U.S. BANK NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO SANTA MONICA BANK, ADMINISTRATION WITH WILL ANNEXED OF THE ESTATE OF VEARL SNEED V. REEF EXPLORATION, INC., MICHAEL J. MAUCELI, THE MAUCELI FAMILY MANAGEMENT TRUST, REEF PARTNERS, LLC, PURE REEF LIMITED PARTNERSHIP AND PURE HOLDING, INC.," Cause Number 99-04149-00, pending in the Probate Court of Dallas County, Texas.



    The lawsuit seeks to invalidate a lease on a property owned by the estate of Vearl Sneed, a 50% member of Reef Partners, that the estate claims was entered into by Mr. Mauceli on behalf of Reef Exploration on terms more favorable than Reef Exploration would have received in an arms-length transaction. The lawsuit claims this was in breach of Mr. Mauceli's fiduciary duty as Mr. Sneed's agent.



    The lawsuit also seeks to compel Reef Exploration to purchase Mr. Sneed's 50% interest in Reef Exploration pursuant to the terms of a shareholders' agreement entered into by Mr. Sneed and Mr. Mauceli prior to Mr. Sneed's death. Reef Exploration and the estate have begun an appraisal process in which the value of Reef Exploration and its affiliates will be determined. Upon completion of this appraisal, Reef Exploration is required to purchase Mr. Sneed's interest in Reef Exploration. In addition, Reef Exploration and its affiliates, including Reef Partners, may offer to purchase Mr. Sneed's interest in one or more of such affiliates, including Reef Partners. If such offer is made and accepted, and the assets of Reef Partners are utilized to finance the acquisition of Mr. Sneed's 50% membership interest in Reef Partners, it could have a material impact on the financial condition or results of operations of Reef Partners. However, neither Reef Partners nor any of its affiliates is required to purchase Mr. Sneed's membership interest in Reef Partners under the shareholders' agreement. As a result, Reef Partners has not recorded a loss contingency related to this issue.


                             CONFLICTS OF INTEREST

    The managing general partner and its affiliates have interests that differ in certain respects from those of the partnerships and the investor partners. Prospective investor partners should recognize that relationships and transactions of the kinds described below involve inherent conflicts between the interests of the partnerships and those of the managing general partner or its affiliates, and that the risk exists that such conflicts will not always be resolved in a manner that favors the partnerships.


    PRIOR AND FUTURE PROGRAMS BY MANAGING GENERAL PARTNER AND ITS
AFFILIATES. The managing general partner expects to organize and manage oil and natural gas drilling programs in the future that will have substantially the same investment objectives as the partnerships. Affiliates of the managing general partner currently manage other drilling programs for private investors and operate oil and natural gas properties for such investors in such other drilling programs. The managing general partner will decide whether a prospect will be retained or acquired for the account of a partnership or for other drilling programs that the managing general partner or its affiliates may presently manage or manage in the future. As a result, the partnerships will compete among themselves and with such other programs for suitable prospects, equipment, contractors and personnel.


    To resolve conflicts, the managing general partner will initially examine the funds available to the partnerships and the time limitations on the investment of such funds to determine whether a partnership or another program should acquire a potential prospect. The managing general partner believes that the possibility of conflicts of interest between the partnerships and prior programs is minimized by the fact that substantially all the funds available to prior drilling programs in which the managing general partner or an affiliate serves as general partner have been committed to a specific drilling program.

    In addition, the managing general partner will follow a policy of developing next what it judges to be the best available prospect. The managing general partner anticipates that generally only one partnership will be actively engaged in drilling at any time. However, in the event more than one partnership has funds available for drilling, the partnerships will alternate drilling of wells based on the "best available prospect" determination. The determination of the "best available prospect" is based on the managing general partner's assessment of the economic potential of a prospect and its suitability to a particular partnership, and considers various factors including:

    - estimated reserves on the prospect;

    - the prospect's contribution to geological or oil and natural gas market diversification within a partnership;

    - the existence or lack of royalties and overrides on the prospect;

    - estimated lease and well costs to develop the prospect; and

    - limitations imposed by the prospectus and/or partnership agreement.

    FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER. The managing general partner is a fiduciary and has a duty to exercise good faith and to deal fairly with the investor partners in handling the affairs of the partnerships. The managing general partner will owe such a duty to other partnerships it may manage in the future. Because the managing general partner must deal fairly with the investors in all of its drilling programs, if conflicts between the interest of a partnership and such other drilling programs do arise, they may not in every instance be resolved to the maximum advantage of the partnership, and the actions of the managing general partner could fall short of the full exercise of its fiduciary duty to the partnership. In the event the managing general partner breaches its fiduciary duty, an investor partner would be entitled to an accounting and to recover any economic losses caused by such breach only after either proving a breach in court or reaching a settlement with the managing general partner.

    PROPERTY TRANSACTIONS--ACQUISITIONS FROM MANAGING GENERAL PARTNER AND AFFILIATES. The partnership agreement permits sales of prospects to the partnerships by the managing general partner or its affiliates. In order to minimize conflicts of interest, however, the partnership agreement places certain restrictions on the pricing and terms of these transactions. The managing general partner's (or its affiliates') cost will be the purchase price in any purchase of an interest in a prospect (or of any other property) from the managing general partner or its affiliates. Further, if the seller has reasonable grounds to believe that the fair market value of any property is less than the seller's cost, the sale must be made at a price of not more than its fair market value.

    The managing general partner or its affiliates may not sell an interest in a prospect to a partnership unless the partnership acquires an equal proportionate interest in all leases comprising the prospect owned by the managing general partner or its affiliates.

    The partnership agreement prohibits the sale to a partnership of less than all of the managing general partner's or its affiliates' interest in any prospect unless:

    - the interest retained by the managing general partner or its affiliates is a proportionate working interest;

    - the respective obligations of the partnership and the managing general partner or its affiliates are substantially the same immediately after the sale of the interest; and

    - the managing general partner's or its affiliates' interest in revenues does not exceed an amount proportionate to the retained working interest.

    Neither the managing general partner nor its affiliates are permitted to retain any overriding royalty interests or other burdens on lease interests conveyed to the partnerships.

    If the managing general partner determines that less than all of its or its affiliates' interest in a prospect should be acquired by a partnership, the managing general partner or its affiliate may either retain its proportionate interest in the prospect or transfer such interest to third parties. Since the partnership will not have expended any funds with respect to the interest transferred by the managing general partner or its affiliate, any profit realized from the transfers will be solely for the managing general partner's or its affiliate's account.

    PROPERTY TRANSACTIONS--FARMOUTS. The managing general partner expects that each of the partnerships will develop substantially all of its leases and will farm out few, if any. However, the decision to make farmouts and the terms of making farmouts involve conflicts of interest. A farmout may permit the managing general partner to achieve cost savings and to reduce its risks. Further, in the event of a farmout to an affiliate, the managing general partner or its affiliates will represent both related entities.

    The partnership agreement limits farmouts by providing that the partnerships will acquire only those leases reasonably expected to meet the stated purposes of the partnerships. The partnerships will not acquire any lease for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the partnerships' best interest. Further, the partnerships may not farm out, sell or otherwise dispose of leases unless the managing general partner, exercising the standard of a prudent operator, determines that:

    - a partnership lacks sufficient funds to drill on the lease and cannot obtain suitable financing;

    - downgrading subsequent to a partnership's acquisition has rendered drilling undesirable;

    - drilling would concentrate excessive funds in one location creating undue risk to a partnership; or

    - the best interests of a partnership, based on the standard of a prudent operator, would be served by such disposition.

    Any farmout to an affiliate must be on terms no less favorable to the partnership than those obtainable in the geographic area of operations. The obligations, revenue sharing and compensation arrangements of the managing general partner or its affiliates must be substantially the same in each participating partnership to the farmout. Under no circumstances will the managing general partner farm out a lease for the primary purpose of avoiding its costs relating to the lease.


    PROPERTY TRANSACTIONS--TRANSFERS TO MANAGING GENERAL PARTNER AND AFFILIATED PARTNERSHIPS. The partnership agreement permits the managing general partner and its affiliates, including other partnerships sponsored by them, to purchase or acquire property from a partnership. In order to minimize conflicts of interest, however, the partnership agreement places restrictions on the pricing and terms of these transactions. In all cases, these transactions must be fair and reasonable to the investor partners in the partnership. In addition:


    - A sale or transfer of UNDEVELOPED property, including a farmout, from a partnership to the managing general partner or an affiliate (other than an affiliated partnership) must be made at the higher of cost or fair market value.

    - A sale or transfer of DEVELOPED property from a partnership to the managing general partner or an affiliate (other than an affiliated partnership in which the interest of the managing general partner is similar to or less than its interest in the transferring partnership) can only be made at fair market value in connection with a liquidation of the transferring partnership.

    - Generally, a sale or transfer of UNDEVELOPED property to an affiliated drilling partnership may be made at cost if the managing general partner believes the transaction is in the best interests of the partnership, UNLESS the partnership has held the property for at least two years, in which case the sale or transfer must be made at fair market value. This restriction does not apply to farmouts or joint ventures in which the managing general partner's or its affiliates' compensation associated with the property and any interest in the property does not exceed the lower of the compensation and ownership interest it could receive if the property were separately owned by either one of the partnerships.

    - Generally, a sale or transfer of property from a partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or if significant expenditures have been made by the partnership in connection with the property. Otherwise, the sale or transfer may be made at cost, adjusted for intervening operations, if the managing general partner believes the transaction is in the best interests of the partnership. This restriction does not apply to farmouts or joint ventures in which the managing general partner's or its affiliates' compensation associated with the property and any interest in the property does not exceed the lower of the compensation and ownership interest it could receive if the property were separately owned by either one of the partnerships.

    Generally, the partnerships may not purchase properties from or sell properties to affiliated partnerships. This restriction does not apply, however, to:

    - transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee's obligation to conduct drilling activities on the property; or

    - joint ventures among affiliated partnerships.

    In each case, however, the obligations and revenue sharing of all parties to the transaction must be substantially the same, and the managing general partner's or its affiliate's compensation arrangement or other interest must be the same in each affiliated partnership, or must be reduced in one partnership to reflect the lower compensation arrangement.

    PROPERTY TRANSACTIONS--PROPERTIES WITHIN PROSPECT LIMITS. From time to time, the managing general partner may cause partnership prospects to be enlarged on the basis of geological data that defines the productive limits of any pool discovered. If the managing general partner or an affiliate owns a separate property interest in the enlarged area and the activities of a partnership were material to establishing the existence of undeveloped reserves on such property, the interest shall be sold to such partnership. The partnerships are not required, however, to expend additional funds for the acquisition of property unless such acquisition can be made from capital contributions. In the event such property is not acquired by the partnership, the partnership may lose a promising prospect. Such prospect might be acquired by the managing general partner or an affiliate thereof or other drilling programs conducted by them.

    In addition, the managing general partner's exercise of its discretion in deciding which prospects to transfer to the partnerships could result in another drilling program sponsored by the managing general partner acquiring property adjacent to partnership property. Such other program could gain an advantage over a partnership by reason of the knowledge gained through the partnership's prior experience in the area. Neither the managing general partner nor any of its affiliates will retain undeveloped acreage adjoining a partnership prospect in order to use partnership funds to "prove up" the acreage owned for its own account.

    If the managing general partner or an affiliate (other than another affiliated limited partnership in which the interest of the managing general partner or its affiliates is identical or less than their interest in the partnerships), proposes to acquire an interest in a prospect in which a partnership already owns an interest or in a prospect abandoned by a partnership within one year preceding such proposed acquisition, the managing general partner or such affiliate will offer an equivalent interest in such prospect to the partnership. If cash or financing is not available to such partnership to enable it to consummate a purchase of an equivalent interest in such property, neither the managing general partner nor any of its affiliates will acquire such interest or property. The term "abandon" means the termination, either voluntarily or by operation of the lease or otherwise, of all of a partnership's interest in a prospect. These limitations will not apply after the lapse of five years from the date of formation of a partnership.


    TRANSACTIONS BETWEEN THE PARTNERSHIP AND OPERATOR. An affiliate of the managing general partner may act as an operator on certain prospects for certain partnerships. As a result, the managing general partner may be confronted with a continuing conflict of interest with respect to the exercise and enforcement of the rights of the partnerships under operating agreements. The managing general partner believes the fees its affiliates will charge the partnership for operator services will be competitive with those charged by unaffiliated persons for such services.


    OTHER ARRANGEMENTS.  The partnership agreement provides that:

    - partnership funds will not be commingled with those of any other entity;

    - all benefits from marketing arrangements or other relationships affecting the property of the managing general partner or its affiliates and the partnerships will be fairly and equitably apportioned according to the respective interests of each; and

    - no loans may be made by the partnerships to the managing general partner or any affiliate thereof nor by the managing general partner or any affiliate to the partnerships.


    The partnership agreement further limits the managing general partner and its affiliates in the compensation they may get from providing any oil field, equipage or other services to the partnerships or for selling or leasing any equipment or related supplies to the partnerships. Unless such person is engaged, independently of the partnerships and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to unaffiliated persons in the oil and gas industry, then the compensation, price or rental will be the lesser of the cost of such services, equipment or supplies to such person or the competitive rate that could be obtained in the area. The partnership agreement further provides that the managing general partner and its affiliates may not profit under any circumstances by drilling in contravention of their fiduciary obligations to the investor partners. Any services not otherwise described in this prospectus for which the managing general partner or any of its affiliates are to be compensated will be embodied in a written contract that precisely describes the services to be rendered and the compensation to be paid. No turnkey drilling contracts shall be made between the managing general partner and/or its affiliates and the partnerships.



    MANAGING GENERAL PARTNER'S INTEREST. Although the managing general partner believes that its interest in partnership profits, losses, and cash distributions is equitable (see "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES"), such interest was not determined by arm's-length negotiation.


    RECEIPT OF COMPENSATION REGARDLESS OF PROFITABILITY. The managing general partner is entitled to receive the management fee, and reimbursement for certain costs from the partnerships, regardless of whether the partnerships operate at a profit or loss. See "COMPENSATION TO THE MANAGING GENERAL PARTNER." These fees and reimbursements will decrease the unit holders' share of any cash flow generated by operations of the partnerships or increase losses if operations should prove unprofitable.


    TIME AND SERVICES OF COMMON MANAGEMENT. The officers and manager of the managing general partner are also officers, directors or employees of its affiliates. As a result, they do not intend to devote their entire time to the partnerships. Management is required to devote to the business and affairs of the partnerships so much time as is, in their judgment, necessary to conduct such business and affairs in the best interest of the partnerships.


    LEGAL REPRESENTATION. Counsel to the partnerships and to the managing general partner in connection with this offering are the same. Such dual representation will continue in the future. However, in the event of an indemnification proceeding between the managing general partner and a partnership, the partnership will retain separate and independent counsel to represent its interest in such proceeding. Counsel to the partnerships and the managing general partner has also represented, and is representing, Western American Securities Corporation, the dealer manager of the offering. The dealer manager has not engaged independent counsel to represent it in this offering.


    DUE DILIGENCE REVIEW. Western American Securities Corporation, the dealer manager of the offering, has an ongoing relationship with the managing general partner and its affiliates, and its due diligence examination concerning this offering cannot be considered to be independent. Michael J. Mauceli, a member and the manager of the managing general partner and a principal shareholder, director and the Chief Executive Officer of Reef Exploration, is the brother of Paul Mauceli, the sole shareholder and Chief Executive Officer of Western American Securities Corporation.


    OTHER RELATIONSHIPS. The managing general partner and its affiliates will have relationships on an ongoing basis with companies and other entities engaged in the oil and gas industry, including operators, petroleum engineers, consultants and financial institutions. Such relationships could influence the managing general partner to take actions, or forbear from taking actions, which it might not take or forbear from taking in the absence of these relationships.

            FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

    FIDUCIARY DUTY. The managing general partner is accountable to the partnerships as a fiduciary and consequently must exercise utmost good faith and integrity in handling partnership affairs. In this regard, the managing general partner is required to supervise and direct the activities of the partnerships prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, the managing general partner has a responsibility for the safekeeping and use of all funds and assets of the partnerships, whether or not in its control, and it may not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the partnerships.

    Generally, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of the partnership to recover damages from third parties. In addition, limited partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under the federal securities laws. Further, limited partners who have suffered losses in connection with the purchase or sale of their interests in a partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the federal securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the limited partner bringing such action. In the event of a lawsuit for a breach of its fiduciary duty to the partnership and/or the investor partners, the managing general partner, depending upon the particular circumstances involved, might be able to raise various affirmative defenses to the lawsuit. For example, the managing general partner may be able to claim:

    - that the statute of limitations on the claim has expired;

    - that the partner's improper actions with respect to the lawsuit bar the partner from bringing the lawsuit;

    - that the partner brought the lawsuit too late and therefore, the suit should be barred; or

    - that the partner bringing suit engaged in conduct associated with the suit that was inequitable, unfair and deceitful.

    Investors who have questions concerning the responsibilities of the managing general partner should consult their own counsel.

    INDEMNIFICATION. The partnership agreement provides for indemnification of the managing general partner against liability for losses arising from the action or inaction of the managing general partner if:

    - the managing general partner, in good faith, determined that such course of conduct was in the best interests of the partnership;

    - the managing general partner was acting on behalf of or performing services for the partnership; and

    - such course of conduct did not constitute negligence or misconduct of the managing general partner.

    The managing general partner will not, however, be indemnified for liabilities arising under federal and state securities laws unless:

    - there has been a successful adjudication on the merits of each count involving securities law violations;

    - such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or


    - a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission ("Commission") and of the position of any state securities regulatory authority in which securities of the partnership were offered or sold as to indemnification for violations of securities laws.



    A successful claim for indemnification would deplete partnership assets by the amount paid. As a result of such indemnification provisions, a purchaser of units may have a more limited right of legal action than he would have if such provision were not included in the partnership agreement. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.


    The partnership agreement also provides that the partnership shall not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified.

                                PRIOR ACTIVITIES

    INVESTORS IN REEF GLOBAL ENERGY VENTURES SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS SIMILAR TO THOSE EXPERIENCED BY INVESTORS IN THE OTHER PROGRAMS DESCRIBED BELOW WHICH WERE SPONSORED BY REEF EXPLORATION OR REEF PARTNERS. THERE CAN BE NO ASSURANCE THAT PRIOR PERFORMANCE WILL BE INDICATIVE OF FUTURE RETURNS. THE RESULTS DESCRIBED BELOW SHOULD BE VIEWED ONLY AS INDICATIVE OF OUR EXPERIENCE AND LEVEL OF ACTIVITY.


    Reef Global Energy Ventures is the first public drilling program sponsored by Reef Partners as managing general partner. Since its formation in February 1999, Reef Partners has sponsored a total of fourteen private partnerships, nine of which were drilling related ventures and five of which were income fund ventures. Together, these ventures have raised approximately $45.0 million.


    Since the beginning of 1996, Reef Exploration, as managing general partner, has previously sponsored thirteen private joint ventures engaged in oil and gas drilling operations. Together, these joint ventures have raised approximately $55.8 million.

    The tables below set forth certain operating statistics with respect to the twenty-seven ventures sponsored by Reef Partners and Reef Exploration. The first two tables set forth the contributions to, distributions from and federal income taxable gain or loss from each venture. Cash distributions presented in Table One do not represent a return of capital. The third table sets forth the gross revenues earned by the venture and by Reef Exploration, Reef Partners and their affiliates from each prospect. The fourth table sets forth the costs incurred by the venture. The fifth table sets forth the drilling results for each of the twenty-two drilling ventures sponsored by Reef Partners and Reef Exploration with the exception of Sorrento #1 Joint Venture, which has not yet commenced drilling. Note that in Table Five, the well in the Valle Morado Joint Venture was completed and sold prior to beginning production.


                                   TABLE ONE
                        CONTRIBUTIONS AND DISTRIBUTIONS

                                                                 NUMBER                      CONTRIBUTIONS
                                                                OF UNITS                      TO VENTURES
                                                               ACQUIRED BY                      BY REEF      DISTRIBUTIONS THROUGH
                                                                REEF AND     CONTRIBUTIONS      ENTITY         DECEMBER 31, 2000
                                                               AFFILIATES     TO VENTURES     SERVING AS     ----------------------
                                    FUNDING        NUMBER      IN INITIAL         BY           MANAGING          TO           TO
   DRILLING RELATED VENTURES          DATE        OF UNITS      OFFERING       INVESTORS       VENTURER       INVESTORS      REEF
   -------------------------      ------------   -----------   -----------   -------------   -------------   -----------   --------
Bell City 3-D Joint Venture           10/17/95            50      0.500      $  2,769,224     $  235,200     $ 2,460,462   $191,997
Savoie-Fontenot Joint Venture         04/22/96            48      0.667         3,171,326         83,305       6,032,834    125,253
Hardison Sadler Joint Venture         05/21/96          35.5      0.585         2,618,855         48,322         165,638        979
Holt #2-R Joint Venture               06/17/96         22.77      0.427           815,740         25,444          19,159        610
Valle Morado Joint Venture            10/04/96            48         --         5,827,200         58,861      11,732,798     58,837
Thunder Alley Joint Venture           02/19/97            49      0.667         4,712,631        105,473         563,676     14,575
West Bell City 3-D Joint Venture      07/15/97            40         --         4,483,026        195,637         147,733         --
Bell City #1 Joint Venture            08/27/97            49      0.800         7,052,883        189,246       4,566,371    146,873
Northwest Bell City Joint
  Venture                             11/24/97            48      1.625         6,089,923        272,495         182,363     51,414
Bell City #2 Joint Venture            03/10/98          35.5      0.500         5,771,976        142,749         436,689     77,755
Bell City #3 Joint Venture            08/31/98          26.5      2.910         3,235,805        408,186              --         --
Bell City #4 Joint Venture            10/06/98            35         --         6,095,145        137,947         140,178      3,548
Bell City #5 Joint Venture            12/23/98         23.04         --         4,806,378         44,765       2,726,837     33,853
Domino #1 Joint Venture               09/15/99            43         --         7,151,621         93,129         543,193      5,438
Bell City #6 Joint Venture            10/29/99            27      1.068         5,000,292         70,555             388         --
RAM Joint Venture                     12/24/99            40         --         7,800,000         78,788              --         --
RAM 2000 Joint Venture                02/15/00             2      0.625           268,115        125,824              --         --
Magnolia Bayou #1 Joint Venture       06/09/00         50.57         --         7,019,788         71,303              --         --
Lake Barre #1 Joint Venture           10/10/00        37.125         --         5,308,875         53,625              --         --
West Bell City #1-A Joint
  Venture                             11/24/00            30      1.000         4,128,000         41,697              --         --
Lake Salvador #1 Joint Venture         6/21/01            40         --               n/a            n/a             n/a        n/a
Sorrento #1 Joint Venture         in formation                      n/a               n/a            n/a             n/a        n/a
                                                                             ------------     ----------     -----------   --------
  SUBTOTAL--DRILLING RELATED
  VENTURES                                                                     94,126,803      2,482,551      29,718,319    711,132
                                                                             ------------     ----------     -----------   --------

INCOME FUND VENTURES
--------------------------------
Reef Partners 1999-A Joint
  Venture                             09/30/99         23.89      0.500         2,323,670         50,000         839,651     98,632
Reef Partners 1999-B Joint
  Venture                             04/10/00         12.63      0.500         1,212,500         50,000         217,080     36,578
Reef Partners 1999-C Ltd. Income
  Fund                                05/12/00          8.56      0.500           755,520         50,000         111,975     23,608
Reef Partners 2000-A Income Fund
  Joint Venture                   in formation      up to 50      0.500         2,406,460         50,000          19,750      3,583
                                                                             ------------     ----------     -----------   --------
Reef Partners 2001-A Income Fund
  Joint Venture                   in formation      up to 50      0.500               n/a            n/a             n/a        n/a
  SUBTOTAL--INCOME FUND VENTURES                                                6,698,150        200,000       1,188,456    162,401
                                                                             ------------     ----------     -----------   --------
    TOTAL--ALL VENTURES                                                      $100,824,953     $2,682,551     $30,906,775   $873,533
                                                                             ============     ==========     ===========   ========

                                    DISTRIBUTIONS FOR
                                      THREE MONTHS
                                   ENDED DECEMBER 31,
                                          2000
                                  ---------------------
                                      TO          TO
   DRILLING RELATED VENTURES      INVESTORS      REEF
   -------------------------      ----------   --------
Bell City 3-D Joint Venture       $  457,317   $ 40,664
Savoie-Fontenot Joint Venture        504,137      8,747
Hardison Sadler Joint Venture             --         --
Holt #2-R Joint Venture                   --         --
Valle Morado Joint Venture                --         --
Thunder Alley Joint Venture               --         --
West Bell City 3-D Joint Venture          --         --
Bell City #1 Joint Venture         1,443,037     48,703
Northwest Bell City Joint
  Venture                                 --         --
Bell City #2 Joint Venture                --         --
Bell City #3 Joint Venture                --         --
Bell City #4 Joint Venture                --         --
Bell City #5 Joint Venture           820,886      9,653
Domino #1 Joint Venture               59,613        602
Bell City #6 Joint Venture               388         --
RAM Joint Venture                         --         --
RAM 2000 Joint Venture                    --         --
Magnolia Bayou #1 Joint Venture           --         --
Lake Barre #1 Joint Venture               --         --
West Bell City #1-A Joint
  Venture                                 --         --
Lake Salvador #1 Joint Venture           n/a        n/a
Sorrento #1 Joint Venture                n/a        n/a
                                  ----------   --------
  SUBTOTAL--DRILLING RELATED
  VENTURES                         3,285,378    108,369
                                  ----------   --------
INCOME FUND VENTURES
--------------------------------
Reef Partners 1999-A Joint
  Venture                            144,803     25,863
Reef Partners 1999-B Joint
  Venture                            105,487     16,554
Reef Partners 1999-C Ltd. Income
  Fund                                67,997     12,555
Reef Partners 2000-A Income Fund
  Joint Venture                       19,750      3,583
                                  ----------   --------
Reef Partners 2001-A Income Fund
  Joint Venture                          n/a        n/a
  SUBTOTAL--INCOME FUND VENTURES     338,037     58,555
                                  ----------   --------
    TOTAL--ALL VENTURES           $3,623,415   $166,924
                                  ==========   ========



    In the above table, the column labeled "Number of Units Acquired by Reef and Affiliates in Initial Offering" refers to units purchased in the initial offering of units in each venture. Reef Exploration purchased 3.25 units in Bell City 3-D Joint Venture, 1.4 units in West Bell City 3-D Joint Venture, 0.25 units in Bell City #1 Joint Venture, 0.95 units in Northwest Bell City Joint Venture and 1.25 units in Bell City #4 Joint Venture after the formation of these ventures. Reef Exploration sold one unit of West Bell City #1-A Joint Venture after formation of the venture. Michael Mauceli and Walt Dunagin, officers of Reef Exploration, each purchased 0.125 units of Savoie-Fontenot Joint Venture after formation of the venture.

                                   TABLE TWO
                             TAXABLE INCOME OR LOSS

                                                 VENTURE FEDERAL TAXABLE INCOME GAIN (LOSS)
                FIRST TAX YEAR                ------------------------------------------------
                                                                  INVESTOR
                                              ------------------------------------------------
                                                TAXABLE INCOME     DEPLETION   TAXABLE INCOME
          DRILLING RELATED VENTURES            BEFORE DEPLETION     EXPENSE    AFTER DEPLETION
          -------------------------           ------------------  -----------  ---------------
  Bell City 3-D Joint Venture                    $    (13,694)    $        --   $    (13,694)
  Savoie-Fontenot Joint Venture                    (1,643,453)        (57,785)    (1,701,238)
  Hardison Sadler Joint Venture                    (1,700,582)         (5,505)    (1,706,087)
  Holt #2-R Joint Venture                            (612,774)         (3,026)      (615,800)
  Valle Morado Joint Venture                         (138,355)             --       (138,355)
  Thunder Alley Joint Venture                      (2,668,668)             --     (2,668,668)
  West Bell City 3-D Joint Venture                    (19,659)             --        (19,659)
  Bell City #1 Joint Venture                       (4,171,801)             --     (4,171,801)
  Northwest Bell City Joint Venture                (4,327,882)             --     (4,327,882)
  Bell City #2 Joint Venture                       (5,335,287)             --     (5,335,287)
  Bell City #3 Joint Venture                       (3,235,805)             --     (3,235,805)
  Bell City #4 Joint Venture                       (3,751,819)             --     (3,751,819)
  Bell City #5 Joint Venture                       (2,178,626)             --     (2,178,626)
  Domino #1 Joint Venture                          (4,244,145)             --     (4,244,145)
  Bell City #6 Joint Venture                       (3,404,174)             --     (3,404,174)
  RAM Joint Venture                                (7,941,541)             --     (7,941,541)
  RAM 2000 Joint Venture                             (434,844)             --       (434,844)
  Magnolia Bayou #1 Joint Venture                  (7,059,111)             --     (7,059,111)
  Lake Barre #1 Joint Venture                      (5,308,937)             --     (5,308,937)
  West Bell City #1-A Joint Venture                (3,990,362)             --     (3,990,362)
  Lake Salvador #1 Joint Venture                          n/a             n/a            n/a
  Sorrento #1 Joint Venture                               n/a             n/a            n/a
                                                 ------------     -----------   ------------
    SUBTOTAL - DRILLING RELATED VENTURES          (62,181,519)        (66,316)   (62,247,835)
                                                 ------------     -----------   ------------
             INCOME FUND VENTURES
  ------------------------------------------
  Reef Partners 1999-A Joint Venture                  200,205         (44,971)       155,234
  Reef Partners 1999-B Joint Venture                  273,204         (98,646)       174,558
  Reef Partners 1999-C Ltd. Income Fund               134,678         (33,444)       101,234
  Reef Partners 2000-A Income Fund Joint
    Venture                                           120,087         (26,888)        93,199
                                                 ------------     -----------   ------------
  Reef Partners 2001-A Income Fund Joint
    Venture                                               n/a             n/a            n/a
    SUBTOTAL - INCOME FUND VENTURES                   728,174        (203,949)       524,225
                                                 ------------     -----------   ------------
      TOTAL - ALL VENTURES                       $(61,453,345)    $  (270,265)  $(61,723,610)
                                                 ============     ===========   ============

                                                VENTURE FEDERAL TAXABLE INCOME GAIN (LOSS)
                FIRST TAX YEAR                ----------------------------------------------
                                                 REEF ENTITY SERVING AS MANAGING VENTURER
                                              ----------------------------------------------
                                               TAXABLE INCOME    DEPLETION   TAXABLE INCOME
          DRILLING RELATED VENTURES           BEFORE DEPLETION    EXPENSE    AFTER DEPLETION
          -------------------------           ----------------  -----------  ---------------
  Bell City 3-D Joint Venture                    $      (138)    $      --     $      (138)
  Savoie-Fontenot Joint Venture                      (16,599)         (584)        (17,183)
  Hardison Sadler Joint Venture                      (17,177)          (56)        (17,233)
  Holt #2-R Joint Venture                             (6,190)          (31)         (6,221)
  Valle Morado Joint Venture                          (1,398)           --          (1,398)
  Thunder Alley Joint Venture                        (61,282)           --         (61,282)
  West Bell City 3-D Joint Venture                      (199)           --            (199)
  Bell City #1 Joint Venture                        (108,692)           --        (108,692)
  Northwest Bell City Joint Venture                 (196,898)           --        (196,898)
  Bell City #2 Joint Venture                         (64,994)           --         (64,994)
  Bell City #3 Joint Venture                        (408,186)           --        (408,186)
  Bell City #4 Joint Venture                         (37,901)           --         (37,901)
  Bell City #5 Joint Venture                         (22,007)           --         (22,007)
  Domino #1 Joint Venture                            (43,455)           --         (43,455)
  Bell City #6 Joint Venture                         (34,406)           --         (34,406)
  RAM Joint Venture                                  (78,788)           --         (78,788)
  RAM 2000 Joint Venture                              (3,939)           --          (3,939)
  Magnolia Bayou #1 Joint Venture                    (71,306)           --         (71,306)
  Lake Barre #1 Joint Venture                        (53,625)           --         (53,625)
  West Bell City #1-A Joint Venture                  (41,697)           --         (41,697)
  Lake Salvador #1 Joint Venture                         n/a           n/a             n/a
  Sorrento #1 Joint Venture                              n/a           n/a             n/a
                                                 -----------     ---------     -----------
    SUBTOTAL - DRILLING RELATED VENTURES          (1,268,877)         (671)     (1,269,548)
                                                 -----------     ---------     -----------
             INCOME FUND VENTURES
  ------------------------------------------
  Reef Partners 1999-A Joint Venture                  32,884        (7,169)         25,715
  Reef Partners 1999-B Joint Venture                  44,455       (14,411)         30,044
  Reef Partners 1999-C Ltd. Income Fund               28,169        (6,352)         21,817
  Reef Partners 2000-A Income Fund Joint
    Venture                                           19,067        (3,661)         15,406
                                                 -----------     ---------     -----------
  Reef Partners 2001-A Income Fund Joint
    Venture                                              n/a           n/a             n/a
    SUBTOTAL - INCOME FUND VENTURES                  124,575       (31,593)         92,982
                                                 -----------     ---------     -----------
      TOTAL - ALL VENTURES                       $(1,144,302)    $ (32,264)    $(1,176,566)
                                                 ===========     =========     ===========


                                               VENTURE FEDERAL TAXABLE INCOME GAIN (LOSS)
   INCEPTION THROUGH DECEMBER 31, 2000      ------------------------------------------------
                                                                INVESTOR
                                            ------------------------------------------------
                                              TAXABLE INCOME
                                                  BEFORE         DEPLETION   TAXABLE INCOME
        DRILLING RELATED VENTURES               DEPLETION         EXPENSE    AFTER DEPLETION
        -------------------------           ------------------  -----------  ---------------
Bell City 3-D Joint Venture                    $  1,481,879     $  (280,734)  $  1,201,145
Savoie-Fontenot Joint Venture                     2,205,632      (1,996,789)       208,843
Hardison Sadler Joint Venture                    (2,453,217)         (5,505)    (2,458,722)
Holt #2-R Joint Venture                            (796,581)         (3,026)      (799,608)
Valle Morado Joint Venture                        5,905,598              --      5,905,598
Thunder Alley Joint Venture                      (4,148,955)        (30,125)    (4,179,080)
West Bell City 3-D Joint Venture                 (4,319,907)             --     (4,319,907)
Bell City #1 Joint Venture                        5,313,933      (1,737,209)     3,576,784
Northwest Bell City Joint Venture                (5,960,718)        (13,778)    (5,974,496)
Bell City #2 Joint Venture                       (5,335,287)             --     (5,335,287)
Bell City #3 Joint Venture                       (3,235,805)             --     (3,235,805)
Bell City #4 Joint Venture                       (5,954,967)             --     (5,954,967)
Bell City #5 Joint Venture                          925,286        (581,630)       343,656
Domino #1 Joint Venture                          (3,959,047)        (86,989)    (4,046,036)
Bell City #6 Joint Venture                       (3,692,338)             --     (3,692,338)
RAM Joint Venture                                (7,941,541)             --     (7,941,541)
RAM 2000 Joint Venture                             (434,844)             --       (434,844)
Magnolia Bayou #1 Joint Venture                  (7,059,111)             --     (7,059,111)
Lake Barre #1 Joint Venture                      (5,308,937)             --     (5,308,937)
West Bell City #1-A Joint Venture                (3,990,362)             --     (3,990,362)
Lake Salvador #1 Joint Venture                          n/a             n/a            n/a
Sorrento #1 Joint Venture                               n/a             n/a            n/a
                                               ------------     -----------   ------------
  Subtotal - Drilling Related Ventures          (48,759,230)     (4,735,785)   (53,495,015)
                                               ------------     -----------   ------------
           INCOME FUND VENTURES
------------------------------------------
Reef Partners 1999-A Joint Venture                  845,381        (217,972)       627,409
Reef Partners 1999-B Joint Venture                  273,204         (98,646)       174,558
Reef Partners 1999-C Ltd. Income Fund               134,678         (33,444)       101,234
Reef Partners 2000-A Income Fund Joint
  Venture                                           120,087         (26,888)        93,199
                                               ------------     -----------   ------------
  SUBTOTAL - INCOME FUND VENTURES                 1,373,350        (376,950)       996,400
                                               ------------     -----------   ------------
    TOTAL - ALL VENTURES                       $(47,385,880)    $(5,112,735)  $(52,498,615)
                                               ============     ===========   ============

                                            VENTURE FEDERAL TAXABLE INCOME GAIN (LOSS)
   INCEPTION THROUGH DECEMBER 31, 2000      -------------------------------------------
                                             REEF ENTITY SERVING AS MANAGING VENTURER
                                            -------------------------------------------
                                            TAXABLE INCOME
                                                BEFORE      DEPLETION   TAXABLE INCOME
        DRILLING RELATED VENTURES             DEPLETION      EXPENSE    AFTER DEPLETION
        -------------------------           --------------  ----------  ---------------
Bell City 3-D Joint Venture                  $   117,827    $ (25,828)    $    91,999
Savoie-Fontenot Joint Venture                    120,396      (40,436)         79,960
Hardison Sadler Joint Venture                    (20,843)         (56)        (20,899)
Holt #2-R Joint Venture                          (24,832)         (31)        (24,863)
Valle Morado Joint Venture                           (24)          --             (24)
Thunder Alley Joint Venture                      (90,898)        (692)        (91,590)
West Bell City 3-D Joint Venture                (170,736)          --        (170,736)
Bell City #1 Joint Venture                       177,747      (50,711)        127,036
Northwest Bell City Joint Venture               (225,955)        (731)       (226,686)
Bell City #2 Joint Venture                       (64,994)          --         (64,994)
Bell City #3 Joint Venture                      (408,186)          --        (408,186)
Bell City #4 Joint Venture                      (134,399)          --        (134,399)
Bell City #5 Joint Venture                         8,556       (5,875)          2,681
Domino #1 Joint Venture                          (40,575)        (879)        (41,454)
Bell City #6 Joint Venture                       (37,317)          --         (37,317)
RAM Joint Venture                                (78,788)          --         (78,788)
RAM 2000 Joint Venture                            (3,939)          --          (3,939)
Magnolia Bayou #1 Joint Venture                  (71,306)          --         (71,306)
Lake Barre #1 Joint Venture                      (53,625)          --         (53,625)
West Bell City #1-A Joint Venture                (41,697)          --         (41,697)
Lake Salvador #1 Joint Venture                       n/a          n/a             n/a
Sorrento #1 Joint Venture                            n/a          n/a             n/a
                                             -----------    ---------     -----------
  Subtotal - Drilling Related Ventures        (1,043,588)    (125,239)     (1,168,828)
                                             -----------    ---------     -----------
           INCOME FUND VENTURES
------------------------------------------
Reef Partners 1999-A Joint Venture               129,568      (25,784)        103,784
Reef Partners 1999-B Joint Venture                44,455      (14,411)         30,044
Reef Partners 1999-C Ltd. Income Fund             28,169       (6,352)         21,817
Reef Partners 2000-A Income Fund Joint
  Venture                                         19,067       (3,661)         15,406
                                             -----------    ---------     -----------
  SUBTOTAL - INCOME FUND VENTURES                221,259      (50,208)        171,051
                                             -----------    ---------     -----------
    TOTAL - ALL VENTURES                     $  (822,329)   $(175,447)    $  (997,777)
                                             ===========    =========     ===========

    The columns labeled "Investors" in Table Three below set forth the revenues from each prospect earned by the venturers other than Reef. The columns entitled "Reef and Affiliates Outside Venture" set forth the revenue earned from each prospect by certain entities that are or may be considered affiliates of Reef Exploration and Reef Partners but are not participants in the venture. Pure Reef, L.P. ("Pure Reef"), a Texas limited partnership of which Reef Exploration is the general partner and of which Pure Holdings, Inc., a corporation owned by the shareholders of Reef Exploration and Reef Partners, holds all of the limited partnership interests, has a carried working interest in certain of the ventures as described in the narratives set forth at the conclusion of these tables. Pure Reef initially purchased the leases that included the wellsites or wellbores for many of the wells on these prospects or in other cases initially acquired the concession containing the prospect. Pure Reef conducted the initial geographical and geological studies. In consideration of the work done by Pure Reef and the risk absorbed by it that the venture in question might not be formed and funded sufficiently to drill the wells, Pure Reef received a carried working interest that is reflected in the columns labeled "Reef and Affiliates Outside Venture." These carried working interests were carried only in regard to the costs of drilling, testing, completing and equipping the wells. As soon as the wells were placed into operation to produce oil and gas the carried interests paid their own pro rata share of all taxes and operating costs. In certain cases, Pure Reef transferred the leases to Bell City 3-D Joint Venture or West Bell City 3-D Joint Venture to conduct the initial testing, and these entities also received a carried working interest. Because the total revenue generated by these carried working interests is already included in the total revenue figure for each of these two ventures, it is not included in the figures set forth in the column labeled "Reef and Affiliates Outside Venture."

    The figures set forth under the column entitled "Reef and Affiliates Outside Venture" in Table Three also include certain working interests, not greater than 5% on any prospect, now held by the Estate of Vearl Sneed in certain prospects. Prior to his death, Vearl Sneed was a controlling shareholder in Reef Exploration. This term also includes interests originally held by Pure Reef, which were later transferred to certain employees of Reef Exploration. These transfers are more fully described in the narratives set forth at the conclusion of these tables.

                                  TABLE THREE
                           GROSS REVENUES FROM WELLS

                                                                REVENUES FROM OIL AND GAS WELLS
                                                             FROM INCEPTION THROUGH DECEMBER 2000
                                                 -------------------------------------------------------------
                                                               REEF ENTITY
                                                               SERVING AS
                                                                MANAGING     REEF AND AFFILIATES      TOTAL
           DRILLING RELATED VENTURES              INVESTORS     VENTURER       OUTSIDE VENTURE       REVENUE
           -------------------------             -----------   -----------   -------------------   -----------
Bell City 3-D Joint Venture                      $ 2,433,072   $  223,846        $        --       $ 2,656,918
Savoie-Fontenot Joint Venture                      6,747,523      181,801          2,309,775         9,239,099
Hardison Sadler Joint Venture                        178,632       16,434             65,022           260,088
Holt #2-R Joint Venture                                7,481          233              2,571            10,285
Valle Morado Joint Venture                        11,945,597      120,663          4,022,087        16,088,347
Thunder Alley Joint Venture                          663,438       18,364            227,267           909,069
West Bell City 3-D Joint Venture                          --           --                 --                --
Bell City #1 Joint Venture                         8,054,448      259,495          2,771,314        11,085,257
Northwest Bell City Joint Venture                    263,633       13,988             92,540           370,161
Bell City #2 Joint Venture                                --           --                 --                --
Bell City #3 Joint Venture                                --           --                 --                --
Bell City #4 Joint Venture                           127,258        4,479             43,912           175,649
Bell City #5 Joint Venture                         3,184,354       32,165          1,072,173         4,288,692
Domino #1 Joint Venture                              479,228        4,907            161,378           645,513
Bell City #6 Joint Venture                                --           --                 --                --
RAM Joint Venture                                         --           --                 --                --
RAM 2000 Joint Venture                                    --           --                 --                --
Magnolia Bayou #1 Joint Venture                           --           --                 --                --
Lake Barre #1 Joint Venture                              n/a          n/a                n/a                --
West Bell City #1-A Joint Venture                        n/a          n/a                n/a                --
Lake Salvador #1 Joint Venture                           n/a          n/a                n/a                --
Sorrento #1 Joint Venture                                n/a          n/a                n/a                --
                                                 -----------   ----------        -----------       -----------
  SUBTOTAL - DRILLING RELATED VENTURES            34,084,664      876,375         10,768,039        45,729,078
                                                 -----------   ----------        -----------       -----------
             INCOME FUND VENTURES
-----------------------------------------------
Reef Partners 1999-A Joint Venture                 1,262,064      170,210                 --         1,432,274
Reef Partners 1999-B Joint Venture                   391,874       61,497                 --           453,371
Reef Partners 1999-C Ltd. Income Fund                209,444       38,672                 --           248,116
Reef Partners 2000-A Income Fund Joint Venture       166,002       23,390                 --           189,392
                                                 -----------   ----------        -----------       -----------
  SUBTOTAL - INCOME FUND VENTURES                  2,029,384      293,769                 --         2,323,153
                                                 -----------   ----------        -----------       -----------
    TOTAL - ALL VENTURES                         $36,114,048   $1,170,144        $10,768,039       $48,052,231
                                                 ===========   ==========        ===========       ===========

                                                              REVENUES FROM OIL AND GAS WELLS
                                                              FOR QUARTER ENDED DECEMBER 2000
                                                 ----------------------------------------------------------
                                                              REEF ENTITY
                                                              SERVING AS
                                                               MANAGING     REEF AND AFFILATES     TOTAL
           DRILLING RELATED VENTURES             INVESTORS     VENTURER      OUTSIDE VENTURE      REVENUE
           -------------------------             ----------   -----------   ------------------   ----------
Bell City 3-D Joint Venture                      $  442,537    $ 40,714         $       --       $  483,251
Savoie-Fontenot Joint Venture                       641,903      19,113            220,339          881,355
Hardison Sadler Joint Venture                            --          --                 --               --
Holt #2-R Joint Venture                                  --          --                 --               --
Valle Morado Joint Venture                               --          --                 --               --
Thunder Alley Joint Venture                              --          --                 --               --
West Bell City 3-D Joint Venture                         --          --                 --               --
Bell City #1 Joint Venture                        1,571,206      50,620            540,609        2,162,435
Northwest Bell City Joint Venture                        --          --                 --               --
Bell City #2 Joint Venture                               --          --                 --               --
Bell City #3 Joint Venture                               --          --                 --               --
Bell City #4 Joint Venture                               --          --                 --               --
Bell City #5 Joint Venture                          989,459       9,995            333,151        1,332,605
Domino #1 Joint Venture                             479,228       4,907            161,378          645,513
Bell City #6 Joint Venture                               --          --                 --               --
RAM Joint Venture                                        --          --                 --               --
RAM 2000 Joint Venture                                   --          --                 --               --
Magnolia Bayou #1 Joint Venture                          --          --                 --               --
Lake Barre #1 Joint Venture                             n/a         n/a                n/a               --
West Bell City #1-A Joint Venture                       n/a         n/a                n/a               --
Lake Salvador #1 Joint Venture                          n/a         n/a                n/a               --
Sorrento #1 Joint Venture                               n/a         n/a                n/a               --
                                                 ----------    --------         ----------       ----------
  SUBTOTAL - DRILLING RELATED VENTURES            4,124,333     125,349          1,255,477        5,505,159
                                                 ----------    --------         ----------       ----------
             INCOME FUND VENTURES
-----------------------------------------------
Reef Partners 1999-A Joint Venture                  240,953      32,496                 --          273,449
Reef Partners 1999-B Joint Venture                  131,746      20,675                 --          152,421
Reef Partners 1999-C Ltd. Income Fund                80,950      14,947                 --           95,897
Reef Partners 2000-A Income Fund Joint Venture      166,002      23,390                 --          189,392
                                                 ----------    --------         ----------       ----------
  SUBTOTAL - INCOME FUND VENTURES                   619,651      91,508                 --          711,159
                                                 ----------    --------         ----------       ----------
    TOTAL - ALL VENTURES                         $4,743,984    $216,857         $1,255,477       $6,216,318
                                                 ==========    ========         ==========       ==========

    Table Four below describes all costs incurred by each of the ventures from inception through December 31, 2000. The column labeled "Direct Costs Paid By Reef to Third Parties" includes all drilling costs associated with the venture, but excludes all organization and syndication costs, which are broken out separately in the next column. All costs were paid to third parties by the Reef entity serving as managing venturer of each venture. The amounts set forth under "Costs Paid to Reef for Turnkey Drilling Expenses" were paid by each venture. The final column, entitled "Excess (Deficit) of Amounts Paid to Reef over Direct Costs Paid to Third Parties" excludes any overhead costs incurred by Reef Exploration or Reef Partners while acting as the managing venturer of each venture. Items marked with an asterisk (*) refer to wells in which drilling was in progress as of December 31, 2000. As of December 2000, Reef Partners was continuing to incur drilling-related costs with respect to the wells drilled by the RAM, RAM 2000, Magnolia Bayou #1, Lake Barre #1 and West Bell City #1-A Joint Ventures. Drilling operations had not yet commenced on the Lake
Salvador #1 or Sorrento #1 Joint Ventures.



                                   TABLE FOUR
                         COSTS INCURRED BY THE VENTURES
                    FROM INCEPTION THROUGH DECEMBER 31, 2000



                                                                                                                       EXCESS
                                                                                                                    (DEFICIT) OF
                                                                                                                    AMOUNTS PAID
                                                                                      DIRECT COSTS   ORGANIZATION   TO REEF OVER
                                                                    COSTS PAID TO     PAID BY REEF       AND        DIRECT COSTS
                                    OPERATING    ADMINISTRATIVE   REEF FOR TURNKEY      TO THIRD     SYNDICATION    PAID TO THIRD
    DRILLING RELATED VENTURES         COSTS          COSTS        DRILLING EXPENSES     PARTIES         COSTS          PARTIES
    -------------------------       ----------   --------------   -----------------   ------------   ------------   -------------
Bell City 3-D Joint Venture         $  866,096      $  3,701         $ 2,409,512      $ 2,966,045    $   341,950     $  (898,483)
Savoie-Fontenot Joint Venture          935,510        52,395           3,013,575        3,153,788        440,920        (581,133)
Hardison Sadler Joint Venture          216,785        19,089           2,513,400        2,632,101        374,500        (223,201)
Holt #2-R Joint Venture                 28,901         9,060             796,950          718,504        127,877         (49,431)
Valle Morado Joint Venture                  --            24           5,827,200        5,170,000        754,264         (97,064)
Thunder Alley Joint Venture            378,607        17,974           4,579,540        5,293,926        628,300      (1,342,686)
West Bell City 3-D Joint Venture            --            58           4,240,600        2,292,927        564,304       1,383,369
Bell City #1 Joint Venture             959,013        20,349           7,200,044        7,603,036        907,412      (1,310,404)
Northwest Bell City Joint Venture       43,328        15,466           6,285,792        4,411,207        787,672       1,086,913
Bell City #2 Joint Venture                  --           163           5,400,118        2,897,557      1,012,658       1,489,903
Bell City #3 Joint Venture                  --           240           3,643,750        2,140,413        437,250       1,066,087
Bell City #4 Joint Venture             105,003           198           6,079,823        3,786,214        794,200       1,499,409
Bell City #5 Joint Venture             671,458        10,898           4,197,500        3,420,573        796,496         (19,569)
Domino #1 Joint Venture                 76,876         2,136           6,832,700        5,439,223        874,924         518,553
Bell City #6 Joint Venture             176,504         2,848           4,914,000        3,992,529        644,680         276,791
RAM Joint Venture                           --           174           7,800,000        7,070,335      1,366,359        (368,579)*
RAM 2000 Joint Venture                      --            33             268,115              n/a              *                *
Magnolia Bayou #1 Joint Venture             --           293           6,988,423        5,646,700        916,829         424,894*
Lake Barre #1 Joint Venture                n/a           151           5,302,964        4,907,029        695,709        (299,774)*
West Bell City #1-A Joint Venture          n/a           114           4,054,743        3,432,995        531,952          89,796*
Lake Salvador #1 Joint Venture             n/a           n/a                 n/a              n/a            n/a             n/a
Sorrento #1 Joint Venture                  n/a           n/a                 n/a              n/a            n/a             n/a
                                    ----------      --------         -----------      -----------    -----------     -----------
  SUBTOTAL - DRILLING RELATED
    VENTURES                         4,458,081       155,364          92,348,750       76,705,101     12,998,257       2,645,392
                                    ----------      --------         -----------      -----------    -----------     -----------

                                                                                                                       EXCESS
                                                                                                                      (DEFICIT)
                                                                                                                     OF AMOUNTS
                                                                   WELL ACQUISTION        WELL                       OVER DIRECT
                                                                      COSTS AND       ACQUISITION    SYNDICATION     COSTS PAID
                                    OPERATING    ADMINISTRATIVE      COMMISSIONS       COSTS PAID        AND          TO THIRD
       INCOME FUND VENTURES           COSTS          COSTS          PAID TO REEF        BY REEF      ORGANIZATION      PARTIES
       --------------------           -----          -----          ------------        -------      ------------      -------
Reef Partners 1999-A Joint Venture     293,018         4,808           2,333,249        2,041,922        216,207          75,120
Reef Partners 1999-B Joint Venture     115,731            97           1,255,000        1,123,360        109,875          21,765
Reef Partners 1999-C Ltd. Income
  Fund                                  74,479           127             805,520          718,314         75,136          12,070
Reef Partners 2000-A Income Fund
  Joint Venture                         44,610           213           2,464,065        2,170,543        197,844          95,677
                                    ----------      --------         -----------      -----------    -----------     -----------
  SUBTOTAL - INCOME FUND VENTURES      527,838         5,245           6,857,834        6,054,140        599,062         204,632
                                    ----------      --------         -----------      -----------    -----------     -----------
    TOTAL - ALL VENTURES            $4,985,919      $160,609         $99,206,584      $82,759,241    $13,597,318     $ 2,850,024
                                    ==========      ========         ===========      ===========    ===========     ===========

    Table Five below sets forth the drilling results for each of the twenty-two drilling ventures sponsored by Reef Partners and Reef Exploration, other than Sorrento No. 1 Joint Venture, which has not yet commenced drilling. The first two columns indicate the total amount of oil (in barrels) and gas (in mcf) allocated to Reef and to the Reef Affiliates outside the venture participating in the wells, from the commencement of production through December 2000. The third and fourth columns give the same information for the venture only, i.e., the amount of oil in barrels and gas in mcf allocated to the venture. The fifth column sets forth the venture's share, for those prospects with currently producing wells, of the discounted present value, at a 10% discount rate, of future net cash flows associated with the proven reserves for these well(s). The sixth and seventh columns set forth the venture's share of those oil and gas reserves. The final column sets forth the expected payout date for those ventures with producing wells.


                                   TABLE FIVE
                                DRILLING RESULTS

                                        INCEPTION THROUGH DECEMBER 31, 2000
                                   ---------------------------------------------
                                    TOTAL ALLOCATED TO                                           AT DECEMBER 31, 2000
                                     VENTURE AND REEF                              ------------------------------------------------
                                      AND AFFILIATES        TOTAL ALLOCATED TO       NPV @ 10%       OIL RESERVES     GAS RESERVES
                                      OUTSIDE VENTURE        VENTURE ONLY FROM        (VENTURE         (VENTURE         (VENTURE
                                      FROM PRODUCTION           PRODUCTION         INTEREST ONLY)   INTEREST ONLY)   INTEREST ONLY)
                                   ---------------------   ---------------------   --------------   --------------   --------------
                                      OIL         GAS         OIL         GAS                       OIL (BARRELS)      GAS (MCF)
                                   (BARRELS)     (MCF)     (BARRELS)     (MCF)
Bell City 3-D Joint Venture......    51,534      790,614     51,534      790,614    $ 8,625,537        109,154          3,046,876
Savoie-Fontenot Joint Venture....    85,295    3,023,229     63,312    2,244,046      4,586,340         30,097          1,529,278
Hardison Sadler Joint Venture....        --       95,911         --       70,934             --             --                 --
Holt #2-R Joint Venture..........     3,204           --      2,378           --             --             --                 --
Valle Morado Joint Venture.......        --           --         --           --             --             --                 --
Thunder Alley Joint Venture......    40,571      100,882     30,221       75,147             --             --                 --
West Bell City 3-D Joint
  Venture........................        --           --         --           --             --             --                 --
Bell City #1 Joint Venture.......   259,527    4,570,112    184,302    3,245,442     25,861,239        307,049          9,348,984
Northwest Bell City Joint
  Venture........................       451      226,580        335      168,183             --             --                 --
Bell City #2 Joint Venture.......        --           --         --           --             --             --                 --
Bell City #3 Joint Venture.......        --           --         --           --             --             --                 --
Bell City #4 Joint Venture.......        --           --         --           --             --             --                 --
Bell City #5 Joint Venture.......    79,267      871,229     55,924      614,670     16,041,218        222,768          5,457,324
Domino #1 Joint Venture..........     3,515      165,573      2,481      116,875             --             --                 --
Bell City #6 Joint Venture.......        --           --         --           --             --             --                 --
RAM Joint Venture................        --           --         --           --             --             --                 --
RAM 2000 Joint Venture...........        --           --         --           --             --             --                 --
Magnolia Bayou #1 Joint Venture..        --           --         --           --             --             --                 --
Lake Barre #1 Joint Venture......        --           --         --           --             --             --                 --
West Bell City 1-A Joint
  Venture........................        --           --         --           --             --             --                 --
Lake Salvador #1 Joint Venture...        --           --         --           --             --             --                 --
                                    -------    ---------    -------    ---------    -----------        -------         ----------
Total............................   523,364    9,844,130    390,487    7,325,911    $55,114,334        669,068         19,382,462
                                    =======    =========    =======    =========    ===========        =======         ==========


                                    APPROXIMATE
                                    PAYOUT DATE
                                   TO INVESTORS
                                   -------------

Bell City 3-D Joint Venture......   payout has
                                     occurred
Savoie-Fontenot Joint Venture....   payout has
                                     occurred
Hardison Sadler Joint Venture....       --
Holt #2-R Joint Venture..........       --
Valle Morado Joint Venture.......   payout has
                                     occurred
Thunder Alley Joint Venture......       --
West Bell City 3-D Joint
  Venture........................       --
Bell City #1 Joint Venture.......   payout has
                                     occurred
Northwest Bell City Joint
  Venture........................       --
Bell City #2 Joint Venture.......       --
Bell City #3 Joint Venture.......       --
Bell City #4 Joint Venture.......       --
Bell City #5 Joint Venture.......   payout has
                                     occurred
Domino #1 Joint Venture..........       --
Bell City #6 Joint Venture.......       --
RAM Joint Venture................       --
RAM 2000 Joint Venture...........       --
Magnolia Bayou #1 Joint Venture..       --
Lake Barre #1 Joint Venture......       --
West Bell City 1-A Joint
  Venture........................       --
Lake Salvador #1 Joint Venture...       --
Total............................



    The twenty two drilling ventures described in the foregoing charts are all of the ventures with respect to which Reef Exploration and/or Reef Partners conducted drilling operations from 1996 to the present. These ventures drilled an aggregate of 23 gross wells which resulted in 20.475 net wells. Of these 23 wells, 22 were exploratory wells and 1 was a developmental well. Of these 23 wells, 16 were completed and 7 (30.4%) were dry holes. Of the 16 wells completed as producers, 14 were commercially producing. Of the 16 wells completed as producers, 11 were subsequently abandoned.

    Reef Exploration and its affiliates also conducted drilling operations on ventures formed prior to 1996 and subsequently sold their interests in these ventures. Since 1988, when Reef Exploration commenced its operations, it has drilled a total of 78 gross wells (74.975 net) including the wells set forth in the paragraph above on the twenty two drilling ventures described in the foregoing charts. Of these 78 wells, 57 were exploratory and 21 were developmental. Of these 78 wells, 41 were completed and 37 (47.4%) were dry holes. Of the 41 wells completed as producers, 38 were commercially producing. Of the 41 wells completed as producers, 29 were subsequently abandoned.



    The narratives set forth below describe the thirteen ventures previously sponsored by Reef Exploration since 1996 and the thirteen ventures previously sponsored by the managing general partner.


    BELL CITY 3-D JOINT VENTURE is a Texas general partnership formed to conduct and interpret three-dimensional seismic activities over a 14 square mile area in Calcasieu Parish, Louisiana, and acquire oil and gas leasehold interests over selected acreage within this 14 square mile area. Six selected leasehold interests have been contributed to drilling operations conducted by Bell City #1 Joint Venture, Bell City #2 Joint Venture, Bell City #4 Joint Venture, Bell City #5 Joint Venture, and Bell City #6 Joint Venture in exchange for a 12.5% carried working interest in the wells drilled upon such acreage. Five wells were completed as producing wells. Two of them were subsequently plugged and abandoned. Reef Exploration purchased a 1% interest in this partnership, and unrelated third parties purchased the remaining 99%. No Reef Exploration affiliate has any carried interest in the operations of this partnership.


    SAVOIE-FONTENOT JOINT VENTURE is a Texas general partnership formed to drill two exploratory oil and gas wells. The first well was drilled to approximately 10,700 feet in Calcasieu Parish, Louisiana. A second well of approximately 11,100 feet was drilled in Jefferson Davis Parish, Louisiana. Both wells were successfully completed as producers, one of which was subsequently abandoned. Reef Exploration purchased a 2.2614% interest in this partnership, and unrelated third parties purchased the remaining 97.7386%. In addition, Pure Reef received a 25% carried working interest (18.75% net revenue interest) in these wells. This venture owns a 72% working interest (54% net revenue interest) in these wells.


    HARDISON SADLER JOINT VENTURE is a Texas general partnership formed to drill two exploratory oil and gas wells in Limestone County, Texas to depths of approximately 11,300 feet. Both wells were completed as producing wells. Neither well is producing at this time, and the venture has disposed of its interests in both wells to third parties. Reef Exploration purchased a 1.8083% interest in this partnership, and unrelated third parties purchased the remaining 98.1917%. In addition, Pure Reef received a 25% carried working interest (18.75% net revenue interest) in these wells. This venture owns a 71% working interest (53.25% net revenue interest) in these wells.

    HOLT RANCH #2-R JOINT VENTURE is a Texas general partnership formed to re-enter and sidetrack one oil and gas well in Limestone County, Texas to a depth of approximately 12,500 feet. The well was completed as a producing well. The well has subsequently been plugged and abandoned. Reef Exploration purchased a 1.873811% interest in this partnership, and unrelated third parties purchased the remaining 98.126189%. In addition, Pure Reef received a 25% carried working interest (18.75% net revenue interest) in this well, which was later reduced to an 18% carried working interest (13.5% net revenue interest) when Pure Reef conveyed a total of 7% of its carried working interest (5.25% net revenue interest) to three employees of Reef Exploration. These employees were not shareholders or owners of Reef Exploration or Pure Reef. This venture owned a 52.367187% working interest (40.0254% net revenue interest) in this well.

    VALLE MORADO JOINT VENTURE is a Texas general partnership formed to drill an exploratory well in Salta and Jujuy Provinces in the Republic of Argentina to a depth of approximately 21,000 feet. The well was completed and shut-in to await additional development of the reservoir and the construction of processing and transportation facilities. The venture, Reef Exploration and its affiliates all sold their interests to Compania General de Combustibles before the well was placed into production. Reef Exploration purchased a 1% interest in this partnership, and unrelated third parties purchased the remaining 99%. In addition, Pure Reef received a 25% carried working interest (20% net revenue interest) in this well. This venture owned a 28.8% working interest (23.04% net revenue interest) in this well.

    THUNDER ALLEY JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well in Jefferson Davis Parish, Louisiana of approximately 10,900 feet and one exploratory oil and gas well in Jasper County, Mississippi of approximately 15,500 feet. Both wells were successfully completed. Subsequently, the well in Louisiana was plugged and abandoned and the well in Mississippi was sold. Reef Exploration purchased a 2.3468% interest in this partnership, and unrelated third parties purchased the remaining 97.6532%. In addition, Pure Reef retained (i) a 25% carried working interest (18.18523% net revenue interest) in the Louisiana well and (ii) an 18.030316% carried working interest (13.54929% net revenue interest) in the Mississippi well, which were subsequently reduced to 19% (13.820774% net revenue interest) and 14.002422% (10.540891% net revenue interest) respectively, when Pure Reef conveyed 6% of its carried working interest in the Louisiana well and 4.027894% of its carried working interest in the Mississippi well to two employees of Reef Exploration, in exchange for services provided by those employees. These individuals are not shareholders or owners of Reef Exploration or Reef Partners. The venture owed a 73.0053% working interest (55.125% net revenue interest) in both wells.


    WEST BELL CITY 3-D JOINT VENTURE is a Texas general partnership formed to conduct and interpret three-dimensional seismic activities over a 17 square mile area in Calcasieu Parish, Louisiana, and acquire oil and gas leasehold interests over selected acreage within the 17 square mile area. Two selected leasehold interests were contributed to drilling operations conducted by Bell City #3 Joint Venture and West Bell City #1-A Joint Venture in exchange for a 12.5% carried working interests in the wells drilled upon the acreage. Each of these wells was a dry hole. Reef Exploration purchased a 1% interest in this partnership, and unrelated third parties purchased the remaining 99%.


    BELL CITY #1 JOINT VENTURE is a Texas general partnership formed to drill two exploratory oil and gas wells in Calcasieu Parish, Louisiana. The first well was drilled to depths of approximately 14,200 feet and the second well to depths of approximately 12,000 feet. Both wells were completed, but one was plugged and abandoned one year after drilling. The other well is producing oil and gas. Reef Exploration purchased a 2.514% interest in this partnership, and unrelated third parties purchased the remaining 97.486%. Pure Reef received a 25% carried working interest (18.75% net revenue interest) in these wells, which was later reduced to an 18% carried working interest (13.5% net revenue interest) when Pure Reef conveyed a total of 7% of its carried working interest (5.25% net revenue interest) to three employees of Reef Exploration. These employees were not shareholders or owners of Reef Exploration or Pure Reef. Bell City 3-D Joint Venture received a 12.5% carried working interest (9.375% net revenue interest) in these wells. This venture owns a 61.25% working interest (45.9375% net revenue interest) in these wells.

    NORTHWEST BELL CITY JOINT VENTURE is a Texas general partnership formed to drill three exploratory oil and gas wells, one in Calcasieu Parish, Louisiana and two in Panola County, Texas. The Louisiana well was drilled to a depth of approximately 14,200 feet and the Texas wells were drilled to depths of approximately 6,500 feet (a re-entry well) and 9,700 feet. The Louisiana well was a dry hole. The Texas wells were completed, but one was disposed of to a third party and the other was disposed of in December 1999. Reef Exploration purchased a 4.35163% interest in this partnership, and unrelated third parties purchased the remaining 95.34837%. Pure Reef received a 25% carried working interest (18% net revenue interest) in the Louisiana well and 18.75% carried working interests (9.375% net revenue interests) in the Texas wells. This venture owned a 72% working interest (51.84% net revenue interest) in the Louisiana well and 36% and 72% working interests (27% and 54% net revenue interests) in the Texas wells.

    BELL CITY #2 JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well in Calcasieu Parish, Louisiana, to a depth of approximately 12,500 feet. The well was a dry hole. Reef Exploration purchased a 1% interest in this partnership, and unrelated third parties purchased the remaining 99%. Pure Reef received a 25% carried working interest (18.125% net revenue interest) in these wells, which was subsequently reduced to 19% (13.775% net revenue interest) when Pure Reef conveyed a 6% carried working interest (4.35% net revenue interest) to two employees of Reef Exploration in consideration of services provided by those individuals. These employees were not shareholders or owners of Pure Reef or Reef Exploration. Bell City 3-D Joint Venture received a 12.5% carried working interest (9.0625% net revenue interest) in this well. This venture owned a 59.1662% working interest (42.8958% net revenue interest) in this well.

    BELL CITY #3 JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well in Calcasieu Parish, Louisiana, to a depth of approximately 12,500 feet. The well was a dry hole. Reef Exploration purchased an 11.8711% interest in this partnership, and unrelated third parties purchased the remaining 88.1289%. Pure Reef received a 25% carried working interest (18% net revenue interest) in these wells, which was subsequently reduced to 21.5% (15.4625% net revenue interest) when Pure Reef conveyed a 3.5% carried working interest (2.5375% net revenue interest) to two employees of Reef Exploration in consideration of services provided by those individuals. These employees were not shareholders or owners of Reef Exploration or Pure Reef. West Bell City 3-D Joint Venture received a 12.5% carried working interest (9.0625% net revenue interest) in this well. This venture owned a 72.72727% working interest (52.727271% net revenue interest) in this well.


    BELL CITY #4 JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well in Calcasieu Parish, Louisiana, to a depth of approximately 12,600 feet. The well was completed but has subsequently been plugged and abandoned. Reef Exploration purchased a 1% interest in this partnership, and unrelated third parties purchased the remaining 99%. Pure Reef received a 12.5% carried working interest (9% net revenue interest) in these wells, which was subsequently reduced to 9% (6.525% net revenue interest) when Pure Reef conveyed a 3.5% carried working interest (2.5375% net revenue interest) to two employees of Reef Exploration in consideration of services provided by those individuals. These employees were not shareholders or owners of Reef Exploration or Pure Reef. Bell City 3-D Joint Venture received a 12.5% carried working interest (9% net revenue interest) in this well. This venture owns a 72.91667% working interest (52.864584% net revenue interest) in this well.


    BELL CITY #5 JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well in Calcasieu Parish, Louisiana, to a depth of approximately 12,600 feet. The well was successfully completed and is producing. Reef Exploration purchased a 1% interest in this partnership, and unrelated third parties purchased the remaining 99%. Pure Reef received an 18.351816% carried working interest (13.623742% net revenue interest) in these wells, which was subsequently reduced to 13.936124% (10.345688% net revenue interest) when Pure Reef conveyed a 4.415692% carried working interest (3.278054% net revenue interest) to two employees of Reef Exploration in consideration of services provided by these individuals. These individuals were neither owners nor shareholders of Reef Exploration or Pure Reef. Bell City 3-D Joint Venture received a 9.20553% carried working interest (6.833859% net revenue interest) in this well. This venture owns a 44.188272% working interest (32.803805% net revenue interest) in this well.



    DOMINO #1 JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well together with Burlington Resources, Inc. in St. Mary Parish, Louisiana, to a depth of approximately 19,600 feet. The well was successfully completed and produced for a few months before water production issues were encountered. The well was subsequently abandoned. Reef Partners purchased a 1% interest in this partnership, and unrelated third parties purchased the remaining 99%. Pure Reef received an 12% carried working interest (8.306344% net revenue interest) in this well, which was subsequently reduced to 11% when Pure Reef conveyed a 1% carried working interest (0.75% net revenue interest) to two employees of Reef Exploration. These individuals were not shareholders or employees of Reef Exploration or Pure Reef. This venture owns a 30% working interest (22.5% net revenue interest) in this well.


    BELL CITY #6 JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well in Calcasieu Parish, Louisiana, to a depth of approximately 11,275 feet. The initial bottom hole location for this well, and the first sidetrack bottom hole location, were not productive, but a second sidetrack of the well was successfully completed and is producing. Reef Partners purchased a 1% interest in this partnership, and unrelated third parties purchased the remaining 99%. Pure Reef initially held a 18.75% carried working interest (13.593757% net revenue interest) in the well, which was later reduced to a 14.25% carried working interest (10.33125% net revenue interest) when Pure Reef conveyed 4.5% of its carried working interest (3.2625% net revenue interest) to two employees of Reef Exploration in consideration of services provided to Pure Reef by those individuals. These employees were not owners or shareholders of Reef Exploration or Pure Reef. Bell City 3-D Joint Venture received a 9.375% carried working interest (6.796875% net revenue interest) in this well. This venture owns a 46.875% working interest (33.984375% net revenue interest) in this well.

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    RAM JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well in Alberta, Canada, together with affiliates of British Petroleum, Exxon, and Alberta Energy Corporation, to a depth of approximately 19,030 feet. The well was a dry hole. Reef Partners purchased a 1% interest in this partnership, and unrelated third parties purchased the remaining 99%. Pure Reef initially held a 12.1875% carried working interest after payout (8.896875% net revenue interest before and after payout) in this venture. This interest was reduced to an 11.2125% carried working interest before payout (8.1723554% net revenue interest before and after payout) when Pure Reef conveyed a 0.975% carried working interest in the well to two employees of Reef Exploration in exchange for those employees' services. These employees were not owners or shareholders of Reef Exploration or Pure Reef. This venture owns a 36.5625% working interest (26.690625% net revenue interest) in this well.


    RAM 2000 JOINT VENTURE is a Texas general partnership formed to participate in the drilling of one exploratory oil and gas well in Alberta, Canada, together with RAM Joint Venture and affiliates of British Petroleum, Exxon, and Alberta Energy Corporation to a depth of approximately 19,030 feet. The well was a dry hole. Reef Partners purchased a 1% interest in this partnership, and unrelated third parties purchased the remaining 99%. Pure Reef received a total of 12.606446% total working interest after payout (17.45508% working interest before payout) and a 8.882995% net revenue interest both before and after payout. This venture owns a 1.256839% working interest after payout (1.256839% net revenue interest) in this well.

    MAGNOLIA BAYOU #1 JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well together with ELM Oil & Gas Corporation in St. Bernard Parish, Louisiana to a depth of approximately 16,000 feet. The well was a dry hole. Reef Partners is the Managing Venturer of this venture and purchased a 1% interest in this venture, and unrelated third parties purchased the remaining 99%. Pure Reef initially held a 15.801875% carried working interest (11.37735% net revenue interest) in the venture, as well as an 11.7925% working interest that was not "carried" by any party. Pure Reef subsequently conveyed a 2% carried working interest to two employees of Reef Exploration, in consideration for services provided by those employees, thus reducing Pure Reef's total carried working interest to 13.801875% (9.93735% net revenue interest). The venture owns a 47.405625% working interest (34.13205% net revenue interest) in this well.

    LAKE BARRE #1 JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well together with Hunt Oil Company and Texaco Exploration & Production, Inc. in Terrebone Parish, Louisiana to a depth of approximately 20,000 feet. The well was a dry hole. Reef Partners is the Managing Venturer of this venture and purchased a 1% interest in this venture. Unrelated parties purchased the remaining 99%. Pure Reef initially held a 12.5% carried working interest (8.875% net revenue interest) in this venture. This was reduced when Pure Reef conveyed a 1% carried working interest to two employees of Reef Exploration, in exchange for those employees' services. These employees were not owners or shareholders of Reef Exploration or Pure Reef. As a result, Pure Reef currently holds a 11.5% carried working interest (8.52% net revenue interest) in this venture.

    WEST BELL CITY #1-A JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well in Calcasieu Parish, Louisiana to a depth of approximately 12,700 feet. The well was a dry hole. Reef Partners is the Managing Joint Venturer of this venture and purchased a 1% interest in the venture. Pure Reef initially held a 25% carried working interest (17.5% net revenue interest) in this well and West Bell City 3-D Joint Venture held a 12.5% carried working interest (8.75% net revenue interest) in the well. Pure Reef subsequently conveyed a 2% carried working interest in the well to two employees of Reef Exploration. These employees were neither shareholders nor owners of Reef Exploration or Pure Reef. This reduced Pure Reef's carried working interest in the well to 23% (16.1% net revenue interest). This venture holds a 62.5% working interest (43.75% net revenue interest) in the well.

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    LAKE SALVADOR NO. 1 JOINT VENTURE is a Texas general partnership formed to drill one exploratory oil and gas well together with Hunt Oil Company in St. Charles Parish, Louisiana. It will be drilled to a depth of approximately 13,500 feet. Drilling began on this well in August 2001 and is expected to reach total depth in early October 2001. Reef Partners is the managing venturer of this venture and purchased a 1% interest in this venture. Unrelated parties purchased the remaining 99%. Pure Reef initially held a 12.5% carried working interest (9.1875% net revenue interest) in this venture. This was reduced when Pure Reef conveyed a 1% carried working interest to two employees of Reef Exploration, in exchange for those employees' services. These employees were not owners or shareholders of Reef Exploration or Pure Reef. As a result, Pure Reef currently holds a 11.5% carried working interest (8.4525% net revenue interest) in this venture.



    SORRENTO NO. 1 JOINT VENTURE is a Texas general partnership currently in formation. This partnership was formed to drill one exploratory oil and gas well in Ascension Parish, Louisiana. The well will be drilled to a depth of approximately 13,000 feet. Drilling operations on this well are expected to begin in the fourth quarter of 2001.



    Prior to the formation of the partnership, an affiliate of Reef Partners owns 100% of the working interest in the well. It is expected that the partnership will acquire up to 75% of the working interest in the well. The venture is not obligated to acquire the entire 75% of the working interest that is available. It is expected that any portion of the working interest that is not acquired by the venture will be retained by an affiliate of Reef Partners. It is expected that a 75% working interest will have an approximate 54.75% net revenue interest



    Reef Partners will purchase at least a 1% interest in this partnership. It is expected that unrelated third parties will purchase the remaining 99% of the partnership, but Reef Partners and/or its affiliates may purchase part of the remaining 99%. An affiliate of Reef Partners received a 25% carried working interest (an approximate 18.25% net revenue interest) in this well.


    REEF PARTNERS 1999-A JOINT VENTURE is a Texas general partnership formed to purchase at auction undivided working interests in producing oil and gas wells. This partnership purchased interests in 27 wells located in Arkansas, Mississippi, North Dakota, Oklahoma, and Texas. It is the intention of the partnership to hold these interests on a long-term basis and to participate in the cash flow generated by them. The partnership does not intend to participate in any drilling operations. Reef Partners received the equivalent of a 10% carried working interests in this partnership. In addition, Reef Partners purchased an approximate 1.88% interest in this partnership. An affiliate of Reef Partners purchased an approximate 3.77% interest in this partnership. Unrelated third parties purchased the remaining approximate 84.35% interests in this partnership.

    REEF PARTNERS 1999-B JOINT VENTURE is a Texas general partnership formed to purchase at auction undivided working interests in producing oil and gas wells. This partnership purchased interests in 8 wells located in Mississippi, Oklahoma, Texas and Wyoming. It is the intention of the partnership to hold these interests on a long-term basis and to participate in the cash flow generated by them. The partnership does not intend to participate in any drilling operations. Reef Partners received the equivalent of a 10% carried working interest in this partnership. In addition, Reef Partners purchased an approximate 3.56% interest in this partnership. Unrelated third parties purchased the remaining approximate 86.44% interests in this partnership.

    REEF PARTNERS 1999-C LTD. INCOME FUND is a Texas limited partnership formed to purchase at auction undivided working interests in producing oil and gas wells. This partnership purchased interests in 18 wells located in Louisiana, Mississippi, New Mexico, Oklahoma, Texas and Wyoming. It is the intention of the partnership to hold these interests on a long-term basis and to participate in the cash flow generated by them. The partnership does not intend to participate in any drilling operations. Reef Partners received the equivalent of a 10% carried working interest in this partnership. In addition, Reef Partners purchased an approximate 5.59% interest in this partnership. Unrelated third parties purchased the remaining approximate 84.41% interests in this partnership.


    REEF PARTNERS 2000-A INCOME FUND JOINT VENTURE is a Texas general partnership formed to purchase at auction undivided working interests in producing oil and gas wells. As of December 31, 2000, this partnership has purchased interests in 25 wells located in Mississippi, New Mexico, Oklahoma, Texas, Utah and Wyoming. This partnership will purchase additional interests in 2001. It is the intention of the partnership to hold these interests on a long-term basis and to participate in the cash flow generated by them. The partnership does not intend to participate in any drilling operations. Reef Partners received the equivalent of a 10% carried working interest in this partnership. In addition, Reef Partners purchased an approximate 2.66% interest in this partnership and unrelated third parties have purchased the remaining approximate 87.34% interests in this partnership.



    REEF PARTNERS 2001-A INCOME FUND JOINT VENTURE is a Texas general partnership formed to purchase undivided working interests in producing oil and gas wells. As of September 10, 2001, this partnership has purchased interests in 79 wells located in Mississippi, New Mexico, Oklahoma, and Texas. This partnership will purchase additional interests. It is the intention of the partnership to hold these interests on a long-term basis and to participate in the cash flow generated by them. The partnership does not intend to participate in any drilling operations. Reef Partners received the equivalent of a 10% carried working interest in this partnership. In addition, as of July 31, 2001, Reef Partners has purchased an approximate 1.975% interest in this partnership and unrelated third parties have purchased the remaining approximate 88.125% interests in this partnership. Additional partners will be admitted to the partnership through September 30, 2001, thus reducing slightly the percentage interest owned by Reef Partners LLC.


                               TAX CONSIDERATIONS

    The full tax opinion of Baker & McKenzie is attached to the prospectus as Appendix D. All prospective investors should review Appendix D in its entirety before investing in the program.


    The following is a summary of the opinions of Baker & McKenzie, counsel to the partnerships, which represent counsel's opinions on all material federal income tax consequences to the partnership and to the investor partners. There may be aspects of a particular investor's tax situation that are not addressed in the following discussion or in Appendix D. Additionally, the resolution of certain tax issues depends upon future facts and circumstances not known to counsel as of the date of this prospectus. Thus, no assurance as to the final resolution of such issues should be drawn from the following discussion.



    The following statements are based upon the provisions of the Code, existing and proposed regulations to the Code, current administrative rulings, and court decisions. It is possible that legislative or administrative changes or future court decisions may significantly modify the statements and opinions expressed in counsel's opinion. Such changes could be retroactive with respect to the transactions prior to the date of such changes.


    In addition, uncertainty exists concerning some of the federal income tax aspects of the transactions being entered into by the partnerships. Some of the tax positions being taken by a partnership may be challenged by the IRS and any such challenge could be successful. Thus, there can be no assurance that all of the anticipated tax benefits of an investment in a partnership will be realized. Counsel's tax opinion is based upon the transactions described in this prospectus (the "Transactions") and upon facts as they have been represented to counsel or determined by it as of the date of the opinion. Any alteration of the facts may adversely affect the opinions rendered.

    Because of the factual nature of the inquiry, and in certain cases the lack of clear authority in the law, it is not possible to reach a judgment as to the outcome on the merits of certain material federal income tax issues as described more fully in counsel's tax opinion.

SUMMARY OF CONCLUSIONS

    OPINIONS EXPRESSED. The following is a summary of the specific opinions expressed by counsel with respect to the tax considerations discussed in this prospectus. TO BE FULLY UNDERSTOOD, THE COMPLETE DISCUSSION OF THESE MATTERS SET FORTH IN THE FULL TAX OPINION IN APPENDIX D SHOULD BE READ BY EACH PROSPECTIVE INVESTOR PARTNER.

    - The material federal income tax benefits in the aggregate from an investment in the partnerships will be realized.


    - The partnerships will be treated as partnerships for federal income tax purposes and not as corporations and not as associations taxable as corporations or as "publicly traded partnerships."



    - To the extent a partnership's wells are timely drilled and amounts are timely paid and, if applicable, subject to the limitations on the deductibility of intangible drilling and development costs ("IDC") by integrated producers and for foreign wells, the partners will be entitled to their pro rata share of the partnership's IDC paid, in 2002 with respect to the partnerships offered in 2002, in 2003 with respect to the partnerships offered in 2003 and in 2004 with respect to the partnerships offered in 2004. IDC amounts paid in 2001 should be deductible in 2002. See "--Intangible Drilling and Development Costs Deductions."


    - The deductibility of losses generated from a partnership will not be limited by the at risk rules or the limitations related to an investor's adjusted basis in his partnership interest to the extent the cash contributed to a partnership by an investor constitutes "personal funds" as defined in proposed Treasury Regulation Section 1.465-9(f).


    - Additional general partner interests will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such general partner interest is so held will not be limited by the passive activity provisions. See "--Passive Loss Limitations."



    - All limited partner interests other than those held by additional general partners who convert their interests into limited partner interests will be considered interests in a passive activity within the meaning of Code
      Section 469 and losses generated from ownership of limited partner interests will be limited by the passive activity provisions. See "--Passive Loss Limitations."


    - A partnership will not be terminated solely as the result of the conversion of partnership interests from general partner interests to limited partner interests. See "--Conversion of Interests."

    - To the extent provided in this prospectus and counsel's tax opinion, the partners' distributive shares of partnership tax items will be determined and allocated substantially in accordance with the terms of the partnership agreement. See "--Partnership Allocations."


    - The partnerships will not be required to register with the IRS as tax shelters.


    NO OPINION EXPRESSED. Due to the lack of authority, or the essentially factual nature of the question, counsel expresses no opinion on the following:

    - The impact of an investment in a partnership on an investor's alternative minimum tax, due to the factual nature of the issue. See "--Alternative Minimum Tax."

    - Whether, under Code Section 183, the losses of a partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a partner's interest and motive in engaging in the Transactions. See "--Profit Motive."

    - Whether each partner will be entitled to percentage depletion since such a determination is dependent upon the status of the partner as an independent producer and on the partner's other oil and gas production. See "--Depletion Deductions."

    - Whether any interest incurred by a partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue. Without any assistance of the managing general partner or any of its affiliates, some partners may choose to borrow the funds necessary to acquire a unit and may incur interest expense in connection with those loans. See "--Interest Deductions."

    - Whether the fees to be paid to the managing general partner and to third parties will be deductible, due to the factual nature of the issue. See "--Transaction Fees."


    GENERAL INFORMATION. Certain matters contained in counsel's tax opinion are not considered to address a material tax consequence and are for general information, including the matters contained in sections dealing with gain or loss on the sale of units or of property, partnership distributions, tax audits, penalties, and state, local, and self-employment tax. See "--General Tax Effects of Partnership Structure," "--Gain or Loss on Sale of Properties or Units," "--Partnership Distributions," "--Administrative Matters," "--Accounting Methods and Periods," "--Social Security Benefits; Self-Employment Tax," and "--State and Local Taxes."


    FACTS AND REPRESENTATIONS. The opinions of counsel are also based upon the facts described in this prospectus and upon certain representations made to it by the managing general partner for the purpose of permitting counsel to render its opinions, including the following representations with respect to the program:

       - The partnership agreements to be entered into by and among the managing general partner and investor partners and any amendments thereto will be duly executed and will be made available to any investor partner upon written request. The partnership agreements will be duly recorded in all places required under the Act for the due formation of the partnerships and for the continuation thereof in accordance with the terms of the partnership agreements. The partnerships will at all times be operated in accordance with the terms of the partnership agreements, the prospectus, and the Act.

       - No election will be made by the partnership, investor partners, or managing general partner to be excluded from the application of the provisions of Subchapter K of the Code and no election will be made by a partnership to be taxed as a corporation.

       - Each partnership will own an operating mineral interest, as defined in the Code and in the Treasury Regulations, in all of the drill sites and none of the partnership's revenues will be from non-working interests.

       - The managing general partner will cause each partnership to properly elect to deduct currently all IDC.

       - To the extent permitted by the Code, the partnerships will have a December 31 taxable year and will report income on the accrual basis.


       - All partnership wells will be spudded by not later than March 31, 2003 for partnerships offered in 2001 and 2002, March 30, 2004 for partnerships offered in 2003 and March 31, 2005 for partnerships offered in 2004.


       - The managing general partner believes that the sum of (1) the aggregate deductions, including depletion deductions, and (2) 350 percent of the aggregate credits from the partnership will not, as of the close of any of the first five years ending after the date on which units are offered for sale, exceed two times the cash invested by the partners in the partnership as of such dates. The managing general partner believes that no person could reasonably infer from the representations made in connection with the offering of units that such sums as of such dates will exceed two times the partner's cash investments as of such dates.

       - The managing general partner believes that at least 90% of the gross income of the partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. The managing general partner does not believe that any market will ever exist for the sale of units and the managing general partner will not make a market for the units. Further, the units will not be traded on an established securities market or the substantial equivalent thereof.

       - Each partnership will have the objective of carrying on business for profit and dividing the gain from such profit.

       - The managing general partner will not permit the purchase of units by tax-exempt investors or foreign investors.

    The opinions of counsel are also subject to all the assumptions, qualifications, and limitations discussed in the following discussion and in the opinion, including the assumptions that each of the partners has full power, authority, and legal right to enter into and perform the terms of the partnership agreement and to take any and all actions under the partnership agreement in connection with the transactions contemplated by the partnership agreement.


    Each prospective investor should be aware that, unlike a ruling from the IRS, an opinion of counsel represents only such counsel's best judgment. THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT SUCCESSFULLY ASSERT POSITIONS THAT ARE INCONSISTENT WITH THE OPINIONS OF COUNSEL SET FORTH IN THIS DISCUSSION AND APPENDIX D OR IN THE TAX REPORTING POSITIONS TAKEN BY THE PARTNERS OR THE PARTNERSHIPS. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE TAX ISSUES DISCUSSED IN THIS SUMMARY AND IN APPENDIX D ON HIS INDIVIDUAL TAX SITUATION.


GENERAL TAX EFFECTS OF PARTNERSHIP STRUCTURE

    Each partnership will be formed as a limited partnership pursuant to the partnership agreement and the laws of the State of Nevada.

    NO TAX RULING WILL BE SOUGHT FROM THE IRS AS TO THE STATUS OF THE PARTNERSHIP AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

    The applicability of the federal income tax consequences described herein depends on the treatment of the partnerships as partnerships for federal income tax purposes and not as corporations and not as associations taxable as corporations. Any tax benefits anticipated from an investment in a partnership would be adversely affected or eliminated if the partnership is treated as a corporation for federal income tax purposes.

    Counsel to the partnerships is of the opinion that, at the time of its formation, each of the partnerships will be treated as a partnership for federal income tax purposes. The opinion is based on the provisions of the partnership agreement and applicable state law and representations made by the managing general partner. The opinion of counsel is not binding on the IRS and is based on existing law, which is to a great extent the result of administrative and judicial interpretation. In addition, no assurance can be given that a partnership will not lose partnership status as a result of changes in the manner in which it is operated or other facts upon which the opinion of counsel is based.


    Under the Code, a partnership is not a taxable entity and, accordingly, incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity that is required to file an information return with the IRS. In general, the character of a partner's share of each item of income, gain, loss, deduction, and credit is determined at the partnership level. Each partner is allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner's income. Each partner includes such amounts in income for any taxable year of the

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partnership ending within the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership.


INTANGIBLE DRILLING AND DEVELOPMENT COSTS DEDUCTIONS


    Congress granted to the Treasury Secretary the authority to prescribe regulations that would allow taxpayers the option of deducting, rather than capitalizing, IDC. The Secretary's rules state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.


    CLASSIFICATION OF COSTS. In general, IDC consists of those costs that in and of themselves have no salvage value. A partnership's classification of a cost as IDC is not binding on the government, which might reclassify an item labeled as IDC as a cost that must be capitalized. To the extent not deductible, such amounts will be included in the partnership's basis in mineral property and in the partners' bases of their interests in the partnership.

    TIMING OF DEDUCTIONS. Although the partnership will elect to deduct IDC, each investor has an option of deducting IDC, or capitalizing all or a part of the IDC and amortizing it on a straight-line basis over a sixty-month period, beginning with the taxable month in which the expenditure is made.


    In the case of IDC paid or incurred with respect to oil or gas wells located outside the United States, the rules described in the preceding paragraph do not apply. At the election of the taxpayer, IDC paid or incurred with respect to oil or gas wells located outside the United States will be included in adjusted basis for purposes of computing cost depletion or will be allowed as a deduction ratably over the 10-taxable year period beginning with the taxable year in which such costs were paid or incurred. These limitations on the deductibility of IDC for oil and gas wells located outside the United States do not apply in the case of a nonproductive well. For these purposes, the term "United States" includes the 50 states and the District of Columbia, plus the continental shelf areas adjacent to U.S. territorial waters over which the United States has exclusive rights, in accordance with international law, with respect to the exploration and exploitation of natural resources.


    There are further limitations on the deduction of IDC paid or incurred by an integrated oil company. An integrated oil company can expense only 70 percent of the IDC that is otherwise qualified for deduction under the rules applicable to oil or gas wells located within the United States, as defined in the preceding paragraph. The other 30 percent is deducted in 60 equal monthly installments, commencing with the month in which such costs are paid or incurred. This limitation does not apply to IDC paid or incurred with respect to oil or gas wells located outside the United States, as defined in the preceding paragraph. An "integrated oil company" is a corporation that has economic interests in crude oil deposits and also carries on substantial retailing or refining operations. An oil or gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more than 50,000 barrels of oil (or equivalent amount of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate.


    In order for the IDC to qualify for deduction in 2001, the wells for the first partnership which will begin its offering period in 2001, must be spudded by March 31, 2002; in order for the IDC to qualify for deduction in 2002, the wells for partnerships offered in 2002 must be spudded by March 31, 2003; in order for the IDC to qualify for deduction in 2003, the wells for partnerships offered in 2003 must be spudded by March 30, 2004; and in order for the IDC to qualify for deduction in 2004, the wells for partnerships offered in 2004 must be spudded by March 31, 2005; in each case certain other requirements must be met. It is doubtful that wells for the first partnership, Reef Global Energy I, L.P., will be spudded by March 31, 2002. Therefore, IDC deductions for its wells will likely not qualify for an IDC deduction for an investor's 2001 taxes. Although the managing general partner will attempt to satisfy each requirement of the IRS and judicial authority for deductibility of IDC in 2001 for partnerships offered in 2001, in 2002 for partnerships offered in 2002, in 2003 for partnerships offered in 2003, and in 2004, for partnerships offered in 2004, no assurance can be given that the IRS will not successfully contend that the IDC of a well is not deductible in whole or in part until a later year if drilling is not completed during the year of a partnership's offering. Further, to the extent drilling of the partnership's wells does not begin by March 31, 2002 for partnerships offered in 2001 (or March 31, 2003 for partnerships offered in 2002, March 30, 2004 for partnerships offered in 2003 or March 31, 2005 for partnerships offered in 2004), the deductibility of all or a portion of the IDC may be deferred.


    RECAPTURE OF IDC. IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and that would have been included in the adjusted basis of the property is recaptured to the extent of any gain realized upon the disposition of the property. Treasury Regulations provide that, subject to certain anti-abuse provisions, recapture is determined at the partner level. Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property, a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain.

DEPLETION DEDUCTIONS

    The owner of an economic interest in an oil and gas property is entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties that qualify for such depletion methods. Percentage depletion is generally available only with respect to the domestic oil and gas production of certain "independent producers." In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more than 50,000 barrels of oil (or equivalent of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate. In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. For properties placed in service after 1986, depletion deductions, to the extent they reduce basis in an oil and gas property, are subject to recapture under Code Section 1254.

    Cost depletion for any year is determined by multiplying the cost basis of the mineral interest by a fraction, the numerator of which is the number of units (e.g., barrels of oil or Mcf of gas) sold during the year, and the denominator of which is the estimated recoverable units of reserves available at the beginning of the depletion period. In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

    Percentage depletion is a statutory allowance pursuant to which a deduction is allowed in any taxable year, not to exceed 100% of the taxpayer's taxable income from the property (computed without the allowance for depletion) with the aggregate deduction limited to 65% of the taxpayer's taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). The percentage depletion deduction rate will vary with the price of oil, but the rate will not be less than 15%. A percentage depletion deduction that is disallowed in a year due to the 65% of taxable income limitation may be carried forward and allowed as a deduction for the following year, subject to the 65% limitation in that subsequent year. Percentage depletion deductions reduce the taxpayer's adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

    The availability of depletion, whether cost or percentage, will be determined separately by each partner. Each partner must separately keep records of his share of the adjusted basis in an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property. These requirements may place an administrative burden on a partner.

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DEPRECIATION DEDUCTIONS


    The partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in partnership property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered under MACRS. The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention. If an accelerated depreciation method is used, a portion of the depreciation will be a preference item for alternative minimum tax ("AMT") purposes.


INTEREST DEDUCTIONS

    In the Transactions, the investor partners will acquire their interests by remitting cash in the amount of $20,000 per unit to the partnership. In no event will the partnership accept notes in exchange for a partnership interest. Nevertheless, without any assistance from the managing general partner or any of its affiliates, some partners may choose to borrow the funds necessary to acquire a unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, counsel is unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

TRANSACTION FEES

    The partnership may classify a portion of the fees to be paid to third parties and to the managing general partner or to the operator and its affiliates (as described in the prospectus under "SOURCE OF FUNDS AND USE OF PROCEEDS") as expenses that are deductible as organizational expenses or otherwise. There is no assurance that the IRS will allow the deductibility of such expenses and counsel expresses no opinion with respect to the allocation of the fees to deductible and nondeductible items.

    Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories.

    A partnership may elect to amortize and deduct its organizational expenses ratably over a period of not less than 60 months beginning with the month the partnership begins business. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees.

    No deduction is allowable for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private placement memorandum for securities law purposes, printing costs, and other selling or promotional material. These costs must be capitalized. Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets.

    No deduction is allowable with respect to "start-up expenditures," although such expenditures may be capitalized and amortized over a period of not less than 60 months.


    Each partnership intends to make payments to the managing general partner, as described in greater detail in the prospectus. To be deductible, compensation paid to a general partner must be for services rendered by the partner other than in his capacity as a partner or for compensation determined without regard to partnership income. Fees that are not deductible because they fail to meet this test may be treated as special allocations of income to the recipient partner. If the IRS were to successfully challenge the managing general partner's allocations, a partner's taxable income could be increased, thereby resulting in increased taxes and liability for interest and penalties.


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BASIS AND AT RISK LIMITATIONS


    A partner's share of partnership losses will be allowed only to the extent of the aggregate amount with respect to which the taxpayer is "at risk" for such activity at the close of the taxable year. In general, a partner is "at risk" to the extent of the amount of cash and the adjusted basis of other property contributed to the partnership. Any such loss disallowed by the "at risk" limitation shall be treated as a deduction allocable to the activity in the first succeeding taxable year.


    The Code provides that a taxpayer must recognize taxable income to the extent that his "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in his taxable income if and when he increases his amount "at risk" in a subsequent taxable year.


    The partners will purchase units by tendering cash to the partnership. To the extent the cash contributed constitutes the "personal funds" of the partners, the partners should be considered "at risk" with respect to those amounts. To the extent the cash contributed constitutes "personal funds," in the opinion of counsel, neither the "at risk" rules nor the adjusted basis rules will limit the deductibility of losses generated from the partnership. In no event, however, may a partner utilize his distributive share of partnership loss where such share exceeds the partner's basis in the partnership.


PASSIVE LOSS LIMITATIONS

    INTRODUCTION. The deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations.

    The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not "materially participate." Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property that the taxpayer holds directly or through an entity that does not limit the liability of the taxpayer with respect to such interest." A taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous, and substantial" basis. In addition, no limited partnership interest will be treated as an interest with respect to which a taxpayer materially participates.

    A passive activity loss ("PAL") is the amount by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year.

    Individuals and personal service corporations will be entitled to PALs only to the extent of their passive income, while closely held C corporations (other than personal service corporations) can offset PALs against both passive and net active income, but not against portfolio income. In calculating passive income and loss, however, all activities of the taxpayer are aggregated. PALs disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income.

    Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years.

    GENERAL PARTNER INTERESTS. An additional general partner's interest in the partnership will not be considered a passive activity and losses generated while such general partner interest is held will not be limited by the passive activity provisions, unless there is partnership income or losses from non-working interests.

    Notwithstanding this general rule, however, the economic performance rules are applied in a different manner from that described above in "--Intangible Drilling and Development Costs Deductions." Economic performance under the passive loss rules is defined as economic performance, without regard to

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the spudding rule. Accordingly, if an additional general partner's interest is converted to that of a limited partner after the end of the year in which economic performance is deemed to occur, but prior to the spudding date, any post-conversion losses will be passive, notwithstanding the availability of such losses in a year in which the taxpayer held the interest in an entity that did not limit his liability. The "spudding rule" and "spudding date" refer to the date that drilling commences.

    If an additional general partner converts his interest to a limited partner interest pursuant to the terms of the partnership agreement, the character of a subsequently generated tax attribute will be dependent upon, among other things, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

    Accordingly, any loss arising from the conversion of an additional general partnership interest should be treated as a PAL with the benefits of such conversion limited as described above. However, if a taxpayer has any loss from any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting additional general partner has losses from working interests that are treated as non-passive, income from the partnership allocable to the partner after conversion would be treated as income that is not from a passive activity.

    LIMITED PARTNER INTERESTS. If an investor partner invests in a partnership as a limited partner, his distributive share of the partnership's losses will be treated as PALs, the availability of which will be limited to the partner's passive income. If the partner does not have sufficient passive income to utilize the PAL, the disallowed PAL will be suspended and may be carried forward to be deducted against passive income arising in future years. Further, upon the disposition of the interest to an unrelated party, in a fully taxable transaction such suspended losses will be available, as described above.

    Limited partners should generally be entitled to offset their distributive shares of passive income from the partnerships with deductions from other passive activities.

CONVERSION OF INTERESTS


    A partnership, in the opinion of counsel, will not be terminated solely as a result of the conversion by additional general partners of their partnership interests into limited partnership interests. In the event a constructive termination does occur, however, there will be a deemed contribution of "old" partnership's assets and liabilities to a "new" partnership in exchange for "new" partnership interests followed immediately by a deemed "old" partnership liquidating distribution of the "new" partnership interests to the partners. For a discussion of the conversion feature of the program, see "TERMS OF THE OFFERING--Types of Units--Conversion of Units by the Managing General Partner and by Additional General Partners."


ALTERNATIVE MINIMUM TAX


    Tax benefits associated with oil and gas exploration activities similar to that of the program had for several years been subject to the AMT. Specifically, prior to January 1, 1993, IDC was an AMT preference item to the extent that "excess IDC" exceeded 65% of a taxpayer's net income from oil and gas properties for the year. Excess IDC was the amount by which the taxpayer's IDC deduction exceeded the deduction that would have been allowed if the IDC had been capitalized and amortized on a straight-line basis over ten years. Percentage depletion, to the extent it exceeded a property's basis, was also an AMT preference item.



    For independent producers in taxable years beginning after 1992, the Energy Policy Act repealed the treatment of percentage depletion as a preference item for alternative minimum taxable income purposes and provided a limited benefit from the preference on expensing IDC. However, their alternative minimum taxable income may not be reduced by more than 40% of the AMTI determined without this benefit.


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    For corporations, other than integrated oil companies, the adjusted current earning adjustments were also repealed.

GAIN OR LOSS ON SALE OF PROPERTY OR UNITS

    Upon the sale of some or all of the property of a partnership, or upon the sale of a unit, an investor will recognize gain to the extent the amount realized exceeds his tax basis. Either type of sale might result in the realization by an investor of ordinary income in the form of recapture of IDCs and/or depletion deductions.

    It is possible that an investor will be required to recognize ordinary income pursuant to the recapture rules in excess of the taxable income of the disposition transaction or in a situation where the disposition transaction resulted in a taxable loss. To balance the excess income, the investor would recognize a capital loss for the difference between the gain and the income. Depending on an investor's particular tax situation, some or all of this loss might be deferred to future years, resulting in a greater tax liability in the year in which the sale was made and a reduced future tax liability.

    Any partner who sells or exchanges interests in a partnership must generally notify the partnership in writing within 30 days of such transaction in accordance with Treasury Regulations and must attach a statement to his tax return reflecting certain facts regarding the sale or exchange. The notice must include names, addresses, and taxpayer identification numbers (if known) of the transferor and transferee and the date of the exchange. The partnership also is required to provide copies of the information it provides to the IRS to the transferor and the transferee.

    Any investor who is required to notify the partnership of a transfer of his partnership interest, and, who fails to do so, may be fined $50 for such failure, provided there is no intentional disregard of the filing requirement. Similarly, the partnership may be fined for failure to report the transfer.

    The tax consequences to an assignee purchaser of a unit from a partner are not described in this summary. Any assignor of a unit should advise his assignee to consult his own tax advisor regarding the tax consequences of such assignment.

PARTNERSHIP DISTRIBUTIONS

    Under the Code, any increase in a partner's share of partnership liabilities, or any increase in such partner's individual liabilities by reason of an assumption by him of partnership liabilities is considered to be a contribution of money by the partner to the partnership. Similarly, any decrease in a partner's share of partnership liabilities or any decrease in such partner's individual liabilities by reason of the partnership's assumption of such individual liabilities will be considered as a distribution of money to the partner by the partnership.

    The partners' adjusted bases in their units will initially consist of the cash they contribute to the partnership. Their bases will be increased by their share of partnership income and additional contributions and decreased by their share of partnership losses and distributions. To the extent that such actual or constructive distributions are in excess of a partner's adjusted basis in his partnership interest (after adjustment for contributions and his share of income and losses of the partnership), that excess will generally be treated as gain from the sale of a capital asset. In addition, gain could be recognized to a distributee partner upon the disproportionate distribution to a partner of unrealized receivables or substantially appreciated inventory. The partnership agreement prohibits distributions to any investor partner to the extent such would create or increase a deficit in the partner's capital account.

PARTNERSHIP ALLOCATIONS

    The partners' distributive shares of partnership income, gain, loss, and deduction should be determined and allocated substantially in accordance with the terms of the partnership agreement.

    The IRS could contend that the allocations contained in the partnership agreement do not have substantial economic effect or are not in accordance with the partners' interests in the partnership and may

                                       62
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seek to reallocate these items in a manner that will increase the income or gain or decrease the deductions allocable to a partner.

PROFIT MOTIVE


    The existence of economic, non-tax motives for entering into the Transactions is essential if the partners are to obtain the tax benefits associated with an investment in a partnership.


    Where an activity entered into by an individual is not engaged in for profit, the individual's deductions with respect to that activity are limited to those not dependent upon the nature of the activity (e.g., interest and taxes); any remaining deductions will be limited to gross income from the activity for the year. Should it be determined that a partner's activities with respect to the Transactions are "not for profit," the IRS could disallow all or a portion of the deductions generated by a partnership's activities.

    The Code generally provides for a presumption that an activity is entered into for profit where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At the taxpayer's election, such presumption can relate to three or more of the taxable years in the 5-year period beginning with the taxable year in which the taxpayer first engages in the activity.

    Due to the inherently factual nature of a partner's intent and motive in engaging in the Transactions, counsel does not express an opinion as to the ultimate resolution of this issue in the event of a challenge by the IRS. Partners must, however, seek to make a profit from their activities with respect to the Transactions beyond any tax benefits derived from those activities or risk losing those tax benefits.

ADMINISTRATIVE MATTERS

    RETURNS AND AUDITS. While no federal income tax is required to be paid by an organization classified as a partnership for federal income tax purposes, a partnership must file federal income tax information returns, which are subject to audit by the IRS. Any such audit may lead to adjustments, in which event the investor partners may be required to file amended personal federal income tax returns. Any such audit may also lead to an audit of an investor partner's individual tax return and adjustments to items unrelated to an investment in units.

    For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Partnership items will include those items that the Treasury Regulations provide are more appropriately determined at the partnership level than the partner level. The IRS generally cannot initiate deficiency proceedings against an individual partner with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership's treatment of the item. An individual partner may not file suit for a credit or a refund arising out of a partnership item without first filing a request for an administrative proceeding by the IRS at the partnership level. Individual partners are entitled to notice of such administrative proceedings and decisions made in them, except in the case of partners with less than 1% profits interest in a partnership having more than 100 partners. If a group of partners having an aggregate profits interest of 5% or more in a partnership so requests, however, the IRS also must mail notice to a partner appointed by that group to receive notice. All partners, whether or not entitled to notice, are entitled to participate in the administrative proceedings at the partnership level, although the partnership agreement provides for waiver of certain of these rights by the investor partners. All investor partners, including those not entitled to notice, may be bound by a settlement reached by a partnership's representative "tax matters partner," which will be the managing general partner. If a proposed tax deficiency is contested in any court by any partner of a partnership or by the managing general partner, all partners of that partnership may be deemed parties to the litigation and bound by the result reached by any court of law.

    CONSISTENCY REQUIREMENTS. An investor partner must generally treat partnership items on his federal income tax returns consistently with the treatment of such items on the partnership information return

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unless he files a statement with the IRS identifying the inconsistency or otherwise satisfies the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform the investor partner's treatment of the item with the treatment of the item on the partnership return. Intentional or negligent disregard of the consistency requirement may subject an investor partner to substantial penalties.

    COMPLIANCE PROVISIONS. Taxpayers are subject to several penalties and other provisions that encourage compliance with the federal income tax laws, including an accuracy-related penalty in an amount equal to 20% of the portion of an underpayment of tax caused by negligence, intentional disregard of rules or regulations or any "substantial understatement" of income tax. A "substantial understatement" of tax is an understatement of income tax that exceeds the greater of (a) 10% of the tax required to be shown on the return (the correct tax), or (b) $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding corporation).

    Except in the case of understatements attributable to "tax shelter" items, an item of understatement may not give rise to the penalty if (a) there is or was "substantial authority" for the taxpayer's treatment of the item or (b) all facts relevant to the tax treatment of the item are disclosed on the return or on a statement attached to the return, and there is a reasonable basis for the tax treatment of such item by the taxpayer. In the case of partnerships, the disclosure is to be made on the return of the partnership. Under the applicable Treasury Regulations, however, an individual partner may make adequate disclosure with respect to partnership items if certain conditions are met.

    In the case of understatements attributable to "tax shelter" items, the substantial understatement penalty may be avoided only if the taxpayer establishes that, in addition to having substantial authority for his position, he reasonably believed the treatment claimed was more likely than not the proper treatment of the item. A "tax shelter" item is one that arises from a partnership (or other form of investment) a significant purpose of which is the avoidance or evasion of federal income tax.

ACCOUNTING METHODS AND PERIODS

    Each partnership will use the accrual method of accounting and will select the calendar year as its taxable year to the extent permitted by law.


SOCIAL SECURITY BENEFITS; SELF-EMPLOYMENT TAX


    A general partner's share of any income or loss attributable to units will constitute "net earnings from self-employment" for both social security and self-employment tax purposes, while a limited partner's share of such items will not constitute "net earnings from self-employment." Thus, no quarters of coverage or increased benefits under the Social Security Act will be earned by limited partners. If a limited partner is receiving Social Security benefits, his taxable income attributable to his investment in the units must be taken into account in determining any reduction in benefits because of "excess earnings."

TAXATION OF FOREIGN OPERATIONS

    Some or all of the partnerships may engage in oil and gas drilling activities outside of the United States that could subject such partnerships to various taxes imposed by foreign countries. At this time it is not possible to determine if or where any such foreign operations may take place so it is not possible to describe specifically which foreign taxes may become applicable to a partnership.

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    The United States generally permits a credit for the amount of income tax imposed on American taxpayers by foreign countries. This credit is available to partners in a partnership where the partnership pays foreign income taxes. Numerous limitations exist in the computation of the credit at the partner level. The foreign income tax must be an income tax in the U.S. sense of the word. Taxes eligible for the foreign tax credit do not include taxes paid or accrued during the taxable year to any foreign country in connection with the purchase and sale of oil and gas extracted in that country if:

    - the taxpayer has no economic interest in the minerals; and

    - either the purchase or the sale is at a price which differs from the fair market value of the oil and gas at the time of the purchase or sale.

    Taxes eligible for the foreign tax credit do not include amounts paid or accrued to a foreign country to the extent that the IRS determines that the foreign law imposing the amount is structured, or in fact operates, so that the amount imposed with respect to the foreign oil related income will generally be materially greater, over a reasonable period of time, than the amount generally imposed on income that is neither foreign oil related income nor foreign oil and gas extraction income.

STATE AND LOCAL TAXES

    The opinions expressed in this summary and counsel's tax opinion are limited to issues of federal income tax law and do not address issues of state or local law. Investors are urged to consult their tax advisors regarding the impact of state and local laws on an investment in the partnership.

INDIVIDUAL TAX ADVICE SHOULD BE SOUGHT

    The foregoing is only a summary of the material tax considerations that may affect an investor's decision regarding the purchase of units. The tax considerations attendant to an investment in a partnership are complex, vary with individual circumstances, and depend in some instances upon whether the investor acquires limited partner interests or additional general partner interests. Each prospective investor partner should review such tax consequences with his tax advisor.

                        SUMMARY OF PARTNERSHIP AGREEMENT

    The rights and obligations of the partners in the partnerships will be governed by the limited partnership agreement of each partnership. The form of partnership agreement of each of the partnerships is attached to this prospectus as Appendix A. You should study carefully the partnership agreement in its entirety before subscribing for units. The following summary of material terms of the partnership agreement is not complete and in no way amends or modifies the partnership agreement.

RESPONSIBILITY OF MANAGING GENERAL PARTNER

    The managing general partner will exclusively manage and control all aspects of the business of the partnership. No investor partner shall have any voice in the day-to-day business operations of the partnership. The managing general partner is authorized to delegate and subcontract its duties under the partnership agreement to others, including entities related to it.

LIABILITY OF GENERAL PARTNERS, INCLUDING ADDITIONAL GENERAL PARTNERS

    General partners, including additional general partners, will not be protected by limited liability for partnership activities. The additional general partners will be jointly and severally liable for all obligations and liabilities to creditors and claimants, whether arising out of contract or tort, in the conduct of partnership operations.

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    The managing general partner maintains general liability insurance. In addition, the managing general partner has agreed to indemnify each of the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets.

    The additional general partners, by execution of the partnership agreement, grant to the managing general partner the exclusive authority to manage the partnership business in its sole discretion and to thereby bind the partnership and all partners in its conduct of the partnership business. The additional general partners will not be authorized to participate in the management of the partnership business. The partnership agreement prohibits the additional general partners from acting in a manner harmful to the assets or the business of the partnership or to do any other act that would make it impossible to carry on the ordinary business of the partnership. If an additional general partner acts in contravention of the terms of the partnership agreement, losses caused by his actions will be borne by such additional general partner alone and such additional general partner may be liable to other partners for all damages resulting from his breach of the partnership agreement. Additional general partners who choose to assign their units in the future may only do so as provided in the partnership agreement and liability of partners who have assigned their units may continue after such assignment unless a formal assumption and release of liability is effected.

LIABILITY OF LIMITED PARTNERS

    The partnerships will be governed by the Nevada Uniform Limited Partnership Act under which a limited partner's liability for the obligations of the partnership is limited to his capital contribution, his share of partnership assets and the return of distributions from the partnership to the partner that were made at a time when the partner knew the liabilities of the partnership exceeded its assets. A limited partner will not otherwise be liable for the obligations of the partnership unless, in addition to the exercise of his rights and powers as a limited partner, such person takes part in the control of the business of the partnership.

ALLOCATIONS AND DISTRIBUTIONS

    GENERAL. Profits and losses are to be allocated and cash is to be distributed in the manner described in the section of this prospectus entitled "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES."


    TIME OF DISTRIBUTIONS. Distributable cash will be determined by the managing general partner not less frequently than quarterly. The managing general partner may, at its discretion, make distributions more frequently. Notwithstanding any other provision of the partnership agreement to the contrary, no partner will receive any distribution to the extent such distribution will create or increase a deficit in that partner's capital account (as increased by his share of partnership minimum gain).


    LIQUIDATING DISTRIBUTIONS. Liquidating distributions will be made in the same manner as regular distributions; however, in the event of dissolution of the partnership, distributions will be made only after due provision has been made for, among other things, payment of all partnership debts and liabilities.

VOTING RIGHTS

    Investor partners owning 10% or more of the then outstanding units entitled to vote have the right to request that the managing general partner call a meeting of the partners. Except as otherwise provided in this prospectus or in the partnership agreement, at any meeting of investor partners, a vote of a majority of units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present will be required for approval of any such matters. A vote of a majority of the then outstanding units entitled to vote, without the concurrence of the managing general partner, will be required to approve any of the following matters:

    - the sale of all or substantially all of the assets of the partnership;

    - removal of the managing general partner and election of a new managing general partner;

    - dissolution of the partnership;

    - any non-ministerial amendment to the partnership agreement;

    - election of a new managing general partner if the managing general partner elects to withdraw from the partnership;


    - cancellation of contracts for services with the managing general partner or its affiliates; and


    - the appointment of a liquidating trustee in the event the partnership is to be dissolved by reason of the retirement, dissolution, liquidation, bankruptcy, death, or adjudication of insanity or incapacity of the last remaining general partner.

    The managing general partner, if it were removed by the investor partners, may elect to retain its interest in the partnership as a limited partner in the successor limited partnership (assuming that the investor partners determined to continue the partnership and elected a successor managing general partner).

    Each investor partner has the right to review and copy the partnership's books and records at any reasonable time, after adequate notice. Investor partners have the right to submit proposals to the managing general partner for inclusion in the voting materials for the next meeting of investor partners for consideration and approval by the investor partners.

RETIREMENT AND REMOVAL OF THE MANAGING GENERAL PARTNER


    In the event that the managing general partner desires to withdraw from the partnership for whatever reason, it may do so only after giving 120 days prior written notice and only after the partnership's completion of its primary drilling and/or acquisition activities.


    In the event that the investor partners desire to remove the managing general partner, they may do so at any time upon 90 days written notice with the consent of the investor partners owning a majority of the then outstanding units, and upon the selection of a successor managing general partner within such ninety-day period by the investor partners owning a majority of the then outstanding units.

TERM AND DISSOLUTION

    The partnership will continue for a maximum period ending thirty years after the partnership's offering termination date, unless earlier dissolved upon the occurrence of any of the following:

    - the written consent of the investor partners owning a majority of the then outstanding units;


    - the retirement, bankruptcy, adjudication of insanity or incapacity, withdrawal, removal, or death (or, in the case of a corporate managing general partner, the retirement, withdrawal, removal, dissolution, liquidation, or bankruptcy) of a managing general partner, unless a successor managing general partner is selected by the investor partners pursuant to the partnership agreement or the remaining managing general partner, if any, continues the partnership's business;


    - the sale, forfeiture, or abandonment of all or substantially all of the partnership's property; or

    - the occurrence of any event causing dissolution of the partnership under the laws of the State of Nevada.

INDEMNIFICATION

    The managing general partner has agreed to indemnify each of the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets.

    If obligations incurred by the partnership are the result of the negligence or misconduct of an additional general partner, or the contravention of the terms of the partnership agreement by the additional general partner, then the indemnification by the managing general partner will be unenforceable as to such additional general partner and such additional general partner will be liable to all other partners for damages and obligations resulting from such negligence, misconduct or contravention of the partnership agreement.

    The managing general partner will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by it in the ordinary and proper course of the partnership's business, provided that the managing general partner has determined in good faith that the course of conduct that caused the loss or liability was in the best interests of the partnership, that the managing general partner was acting on behalf of or performing services for the partnership, and that such expenditures, losses or judgments were not the result of negligence or misconduct on the part of the managing general partner. The managing general partner will have no liability to the partnership or to any partner for any loss suffered by the partnership that arises out of any action or inaction of the managing general partner if the managing general partner, in good faith, determined that such course of conduct was in the best interest of the partnership and such course of conduct did not constitute negligence or misconduct of the managing general partner. The managing general partner will be indemnified by the partnership to the limit of the insurance proceeds and tangible net assets of the partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the partnership, provided that the same were not the result of negligence or misconduct on the part of the managing general partner.

    Notwithstanding the above, the managing general partner shall not be indemnified for liabilities arising under federal and state securities laws unless:

    - there has been a successful adjudication on the merits of each count involving securities law violations;

    - such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or

    - a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states that are specifically set forth in the prospectus and in which plaintiffs claim they were offered or sold units.

    In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification must place before the court the position of the Securities and Exchange Commission and other respective state securities divisions with respect to the issue of indemnification for securities laws violations.

    The partnership will not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified under the partnership agreement.

REPORTS TO PARTNERS

    The managing general partner will furnish to the investor partners certain semi-annual and annual reports that will contain financial statements (including a balance sheet and statements of income, partners' equity and cash flows), which statements at fiscal year end will be audited by an independent accounting firm and will include a reconciliation of such statements with information provided to the investor partners for federal income tax purposes. Financial statements furnished in a partnership's semi-annual reports will not be audited.

    Semi-annually, all investor partners also will receive a summary itemization of the transactions between the managing general partner or any affiliate thereof and the partnership showing all items of compensation received by the managing general partner and its affiliates.


    Annually beginning with the fiscal year ended December 31, 2001 with respect to partnerships formed in 2001, December 31, 2002 with respect to partnerships formed in 2002, December 31, 2003 with respect to partnerships formed in 2003, and December 31, 2004 with respect to partnerships formed in 2004, oil and gas reserve estimates prepared by an independent petroleum engineer also will be furnished to the investor partners. Annual reports will be provided to the investor partners within 120 days after the close of each partnership fiscal year, and semi-annual reports will be provided within 75 days after the close of the first six months of each partnership fiscal year.


    In addition, the investor partners will receive on a monthly basis while the partnership is participating in drilling and completion activities, reports containing a description of the partnership's acquisition of interests in prospects, including farmins and farmouts, and the drilling, completion and abandonment of wells on the prospects. All investor partners will receive a report containing information necessary for the preparation of their federal income tax returns and any required state income tax returns by March 15 of each calendar year. Investor partners will also receive in such monthly reports a summary of the status of wells drilled by the partnership, the amount of oil or gas from each well and the drilling schedule for proposed wells, if known. The managing general partner may provide such other reports and financial statements as it deems necessary or desirable. The managing general partner will retain all appraisals together with the supporting documentation for them in the partnerships' records for at least six years from the date given.

    If a partnership is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, current, quarterly and annual reports will be filed by the partnership with the Securities and Exchange Commission and be publicly available to investors.

POWER OF ATTORNEY

    Each partner will grant to the managing general partner a power of attorney to execute certain documents deemed by the managing general partner to be necessary or convenient to the partnership's business or required in connection with the qualification and continuance of the partnership.

OTHER PROVISIONS

    Other provisions of the partnership agreement are summarized in this prospectus under the headings "TERMS OF THE OFFERING," "SOURCE OF FUNDS AND USE OF PROCEEDS," "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES," "MANAGEMENT," "FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER," and "TRANSFERABILITY OF UNITS."

                            TRANSFERABILITY OF UNITS

NO MARKET FOR THE UNITS

    An investment in the partnerships is an illiquid investment. The units will not be traded on an established securities market or on the substantial equivalent of an established securities market.

ASSIGNMENT OF UNITS; SUBSTITUTION

    Units of the partnership are assignable only with the written consent of the managing general partner, which may be withheld in the sole discretion of the managing general partner.

    Units may be assigned only to a person otherwise qualified to become an investor partner, including the satisfaction of any relevant suitability requirements imposed by law or the partnership. In no event may any assignment be made that, in the opinion of counsel to the partnership:

    - would result in the partnership being considered to have been terminated for purposes of Section 708 of the Code;

    - would result in the partnership being treated as a publicly traded partnership; or

    - may not be effected without registration under the Securities Act, or would result in the violation of any applicable state securities laws.

    Transferees of units may be admitted to the partnership as substituted investor partners only with the consent of the managing general partner, which consent may be withheld in its sole discretion.

    A substituted additional general partner will have the same rights and responsibilities, including unlimited liability, in the partnership as every other additional general partner. Upon receipt of notice of a purported transfer or assignment of a unit of general partnership interest, the managing general partner, after having determined that the purported transferee satisfies the suitability standards of an additional general partner and other conditions established by the managing general partner, will promptly notify the purported transferee of the managing general partner's consent to the transfer and will include with the notice a copy of the partnership agreement, together with a signature page. In such notification, the managing general partner will advise the transferee that he will have the same rights and responsibilities, including unlimited liability, as every other additional general partner and that he will not become a partner of record until he returns the executed signature page to the partnership agreement and such other documents as the managing general partner reasonably may request.

    A partnership will not be required to recognize any assignment until the instrument of assignment has been delivered to the managing general partner. The assignee of such interest has certain rights of ownership but may become a substituted investor partner and thus be entitled to all of the rights of an additional general partner or limited partner only upon meeting certain conditions, including:

    - obtaining the consent of the managing general partner to such substitution,

    - paying all costs and expenses incurred in connection with such substitution, and

    - executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable partnership agreement.

                              PLAN OF DISTRIBUTION

DISTRIBUTION

    Units are being offered for sale through Western American Securities Corporation, the dealer manager, as principal distributor, and through NASD-licensed broker-dealers. Units are being offered on a "best efforts minimum-maximum" basis for each partnership, to a select group of investors who meet the suitability standards set forth under "TERMS OF THE OFFERING--Investor Suitability." Units will not be sold to tax-exempt investors or to foreign investors. "Best efforts minimum-maximum" means:

    - the various broker-dealers that will sell the units will not be obligated to sell or to purchase any amount of units, but will be obligated to make a reasonable and diligent effort (that is, their "best efforts") to sell as many units as possible; and


    - the offering of units in a partnership will not close unless the minimum number of units (50 units aggregating $1 million) is sold within such partnership's offering period.


    The term "maximum" refers to the maximum proceeds of $10 million that can be raised with respect to any partnership.

RELATIONSHIP BETWEEN DEALER MANAGER AND MANAGING GENERAL PARTNER


    Michael J. Mauceli, a member and the manager of the managing general partner and a principal shareholder, director and the Chief Executive Officer of Reef Exploration, is the brother of Paul Mauceli, the sole shareholder, director and Chief Executive Officer of the dealer manager.


COMPENSATION

    Western American Securities Corporation, the dealer manager of the program and a NASD member, will receive a sales commission, payable in cash, equal to 6% of the investor partners' subscriptions for an aggregate of $6,000,000 if the maximum number of 5,000 units is sold ($60,000 if the minimum number of 50 units is sold). The dealer manager may reallow this sum, in whole or in part, to NASD-licensed broker-dealers for sale of the units.


    As provided in the soliciting dealer agreements between the dealer manager and the various soliciting dealers, prior to the time that $1 million or more of subscription funds have been received and cleared from suitable investor partners in the partnership in which units are then being offered, the managing general partner may advance to the various NASD-licensed broker-dealers from the managing general partner's own funds the sales commissions that would otherwise be payable in connection with subscription funds so received and cleared. In the event that the minimum sale of 50 units has not occurred as of such time as the particular offering terminates or the managing general partner determines not to organize and fund the partnership for any reason, such broker-dealers that have been advanced commissions by the managing general partner with respect to the sale of units in that partnership are required by the soliciting dealer agreements to return such commissions to the managing general partner promptly.


    No sales commissions will be paid on sales of units to officers, directors, employees, or registered representatives of a soliciting dealer if such soliciting dealer, in its discretion, has elected to waive such sales commissions. Any units so purchased will be held for investment and not for resale.

    In no event will the total compensation to be paid to NASD members in connection with this offering, including without limitation, sales commissions, fees and expenses, exceed 10% of the proceeds received from the sale of the units plus an additional 0.5% for bona fide due diligence expenses.

DISCIPLINARY PROCEEDINGS REGARDING THE DEALER MANAGER


    Western American Securities Corporation has twice settled disputes with state securities administrators that have taken the position that certain joint venture interests sold by Western American, which Western American maintained were not securities as defined by federal and state law, were in fact securities requiring registration under such states' laws. In each of these cases, Western American neither admitted nor denied the factual findings of the relevant state securities administrator, but consented to the entry of an administrative order. While Western American believes that federal and state law supports the proposition that in general, joint venture interests (being an interest in a general partnership) are not securities, litigating the issue is time consuming and expensive and did not seem prudent in these two instances.



    In September 1996, Western American entered into a consent order in the State of Illinois pursuant to which it paid a fine of $10,000 and withdrew its registration as a securities dealer in the State of Illinois (which was reinstated in January 1999). In December 1995, Western American entered into a consent order in the State of Texas pursuant to which it paid a fine of $15,000 and agreed to 180 days' probation. During the probation, Western American agreed to restrict its offers to sell securities to those made by registered agents in Texas, to prohibit unregistered individuals from making calls to prospective investors on its behalf, and to maintain and make certain records and books available to the State for examination upon request.



    Western American also was censured in 1995 by the NASD and fined $2,500 for failure to maintain its minimum required net capital and monthly balances.


INDEMNIFICATION

    The managing general partner, the dealer manager, and soliciting dealers have agreed to indemnify one another against certain civil liabilities, including liability under the Securities Act. Members of the selling group may be deemed to be "underwriters" as defined under the Securities Act, and their commissions and other payments may be deemed to be underwriting compensation.

QUALIFICATION TO SELL

    The dealer manager may offer the units and receive commissions in connection with the sale of units only in those states in which it is lawfully qualified to do so.

MANAGING GENERAL PARTNER'S PURCHASE OF UNITS

    The managing general partner and its affiliates will purchase units in a partnership on the same terms and conditions as other investors, net of the management fee. The purchase of units by the managing general partner and/or its affiliates may have the effect of allowing the offering of a partnership's units to be subscribed to the minimum subscription amount, thereby satisfying an express condition of the offering, and thus allow the offering to close. Any units purchased by the managing general partner and/or its affiliates will be held for investment and not for resale.

                                 LEGAL OPINIONS

    The validity of the units offered hereby and certain federal income tax matters discussed herein under "TAX CONSIDERATIONS" and in the tax opinion attached as Appendix D to the prospectus have been passed upon by Baker & McKenzie, counsel to the managing general partner.

                                    EXPERTS


    The consolidated financial statements of Reef Partners LLC at March 31, 2001, December 31, 2000 and 1999, and for the three months ended March 31, 2001, the year ended December 31, 2000 and the period from February 8, 1999 (inception) to December 31, 1999 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION


    A registration statement on Form S-1 (Reg. No. 333-93399) with respect to the units offered hereby has been filed on behalf of the partnerships with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the partnerships or the units offered hereby, reference is made to the registration statement and the schedules and exhibits filed as a part of the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. The registration statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. This registration statement, as well as all exhibits and amendments thereto, have been filed and will be filed electronically with the Commission through the Electronic Data Gathering Analysis and Retrieval ("EDGAR") system. Such registration statement and all exhibits and amendments thereto are publicly available through the Commission's website (http://www.sec.gov).


                               GLOSSARY OF TERMS

    The following terms used in this prospectus shall (unless the context otherwise requires) have the following respective meanings:

    AFFILIATE: An affiliate of a specified person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent (10%) or more of the outstanding voting securities of such specified person; (b) any person 10 percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person; and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

    CAPITAL CONTRIBUTION: With respect to each investor partner, the total investment, including the original investment, assessments and amounts reinvested, by such investor partner to the capital of the partnership pursuant to Section 2.02 and Section 2.03 of the partnership agreement and, with respect to the managing general partner and initial limited partner, the total investment, including the original investment, assessments and amounts reinvested, to the capital of the partnership pursuant to Section 2.01 and
Section 2.03 of the partnership agreement.

    CAPITAL EXPENDITURES: Those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code.


    CARRIED INTEREST: An equity interest in a program issued to a person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the investor partners.

    COST: When used with respect to the sale of property to the partnership, means (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

    DEALER MANAGER: Western American Securities Corporation, a Texas corporation.

    DEVELOPMENT WELL: A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

    DIRECT COSTS: All actual and necessary costs directly incurred for the benefit of the partnership and generally attributable to the goods and services provided to the partnership by parties other than the managing general partner or its affiliates. Direct costs shall not include any cost otherwise classified as organization and offering expenses, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the managing general partner or its affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the partnership agreement.

    DRILLING AND COMPLETION COSTS: All costs, excluding operating costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the partnership, and reimbursements and compensation to well operators, plus the cost of the gathering systems and of acquiring leasehold interests.

    DRY HOLE: Any well abandoned without having produced oil or gas in commercial quantities.

    EXPLORATORY WELL: A well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

    FARMOUT: An agreement whereby the owner of a leasehold or working interest agrees to assign an interest in certain specific acreage to the assignees, retaining an interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

    IDC:  Intangible drilling and development costs.

    INVESTOR PARTNER: Any investor participating in the partnership as an additional general partner or a limited partner, but excluding the managing general partner and initial limited partner.


    LEASE:  Full or partial interests in: (a) undeveloped oil and gas leases;
(b) oil and gas mineral rights; (c) licenses; (d) concessions; (e) contracts;
(f) fee rights; or (g) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.



    NON-CAPITAL EXPENDITURES: Those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.



    OPERATOR: A party has been designated as manager for exploration, drilling, and/or production on a lease. The operator is the party that is responsible for
(a) initiating and supervising the drilling and completion of a well and/or
(b) maintaining the producing well.


    OPERATING COSTS: Expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

    ORGANIZATION AND OFFERING COSTS: All costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

    OVERRIDING ROYALTY INTEREST: An interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.


    PAYOUT: An event that occurs when partners other than the managing general partner receive cash distributions from a partnership equal to their respective capital contribution to such partnership.


    PROSPECT: A contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a prospect is an area in which a partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the managing general partner and that is reasonably anticipated by the managing general partner to contain at least one reservoir. An area covering lands that are believed by the managing general partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the managing general partner in writing prior to the conduct of program operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the partnership is to a horizon containing proved reserves.


    REEF AFFILIATES: Includes the following entities, which may be considered affiliates of Reef Partners and Reef Exploration: Pure Reef, the Estate of Vearl Sneed, and certain employees of Reef Exploration who have received carried working interests in one or more of the ventures formed by Reef Exploration or Reef Partners, which are described in the "PRIOR ACTIVITIES" section of this prospectus.


    ROYALTY: A fractional undivided interest in the production of oil and gas wells, or the proceeds therefrom to be received free and clear of all costs of development, operations or maintenance. Royalties may be reserved by landowners upon the creation of an oil and gas lease ("landowner's royalty") or subsequently carved out of a working interest ("overriding royalty").

    SPONSOR: Any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, developmental or producing activities of the partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

    WORKING INTEREST: An interest in an oil and gas leasehold that is subject to some portion of the costs of development, operation, or maintenance.

               INDEX TO FINANCIAL STATEMENTS OF REEF PARTNERS LLC

           FOR THE YEAR ENDED DECEMBER 31, 2000, AND THE PERIOD FROM
             FEBRUARY 8, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999


Report of Independent Auditors..............................     F-2

Audited Financial Statements

Balance Sheets..............................................     F-3
Statements of Operations and Members' Equity................     F-4
Statements of Cash Flows....................................     F-5
Notes to Financial Statements...............................     F-6

                FOR THE QUARTER ENDING MARCH 31, 2001

Report of Independent Auditors..............................    F-14

Audited Financial Statements

Balance Sheet...............................................    F-15
Statement of Operations and Members' Equity.................    F-16
Statement of Cash Flows.....................................    F-17
Notes to Financial Statements...............................    F-18

                 FOR THE QUARTER ENDING JUNE 30, 2001

Unaudited Financial Statements

Balance Sheet (unaudited)...................................    F-23
Statement of Operations and Members' Equity (unaudited).....    F-24
Statement of Cash Flows (unaudited).........................    F-25
Notes to Financial Statements (unaudited)...................    F-26

                         REPORT OF INDEPENDENT AUDITORS

The Members
Reef Partners LLC

    We have audited the accompanying balance sheets of Reef Partners LLC (the Company) as of December 31, 1999 and 2000, and the related statements of operations, members' equity and cash flows for the period from February 8, 1999 (inception) through December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reef Partners LLC at December 31, 1999 and 2000, and the results of its operations and its cash flows for the period from February 8, 1999 (inception) through December 31, 1999 and the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                                      /s/ Ernst & Young LLP

Dallas, Texas
March 1, 2001

                               REEF PARTNERS LLC

                                 BALANCE SHEETS

                                     ASSETS

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1999          2000
                                                              -----------   -----------
Current assets:
  Cash and cash equivalents.................................  $ 9,043,660   $ 8,750,911
  Accounts receivable.......................................      263,959       478,561
  Accounts receivable from affiliates.......................      535,256     1,174,824
  Prepaid expenses..........................................           --        17,965
                                                              -----------   -----------
Total current assets........................................    9,842,875    10,422,261
Oil and gas properties held for sale to the partnerships....      728,812       835,944
Investments in partnerships:
  Investments in Income Fund Partnerships...................       66,165       228,625
  Investments in Drilling Partnerships......................      216,733        46,465
                                                              -----------   -----------
Total assets................................................  $10,854,585   $11,533,295
                                                              ===========   ===========

                            LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   125,919   $   157,975
  Accounts payable to affiliates............................      242,081       434,482
                                                              -----------   -----------
Total current liabilities...................................      368,000       592,457
Members' equity.............................................   10,486,585    10,940,838
                                                              -----------   -----------
Total liabilities and members' equity.......................  $10,854,585   $11,533,295
                                                              ===========   ===========

                            See accompanying notes.

                               REEF PARTNERS LLC

                  STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY

                                                              PERIOD FROM
                                                              FEBRUARY 8,
                                                                  1999
                                                              (INCEPTION)
                                                                THROUGH       YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           2000
                                                              ------------   ------------
Revenues:
  Equity in earnings of Income Fund Partnerships............  $    31,508    $   151,681
  Equity in losses of Drilling Partnerships.................      (48,929)      (315,502)
  Income from oil and gas properties held for sale to the
    partnerships............................................      144,289        219,937
  Interest income...........................................      421,515        546,067
                                                              -----------    -----------
Total revenues..............................................      548,383        602,183
General and administrative expenses.........................       77,344        147,930
                                                              -----------    -----------
Net income..................................................      471,039        454,253
Members' equity--beginning of period........................           --     10,486,585
Contributions...............................................   11,549,894             --
Distributions...............................................   (1,534,348)            --
                                                              -----------    -----------
Members' equity--end of period..............................  $10,486,585    $10,940,838
                                                              ===========    ===========

                            See accompanying notes.

                               REEF PARTNERS LLC

                            STATEMENTS OF CASH FLOWS

                                                              PERIOD FROM
                                                              FEBRUARY 8,
                                                                  1999
                                                              (INCEPTION)
                                                                THROUGH       YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           2000
                                                              ------------   ------------
OPERATING ACTIVITIES
Net income..................................................  $   471,039    $   454,253
Adjustments to reconcile net income to net cash used in
  operating activities:
  Equity in earnings of Income Fund Partnerships............      (31,508)      (151,681)
  Equity in losses of Drilling Partnerships.................       48,929        315,502
  Changes in operating assets and liabilities
    Accounts receivable.....................................     (263,959)      (214,602)
    Accounts receivable from affiliates.....................     (535,256)      (639,568)
    Prepaid expenses........................................           --        (17,965)
    Accounts payable........................................      125,919         32,056
    Accounts payable to affiliates..........................      242,081        192,401
                                                              -----------    -----------
Net cash provided by (used in) operating activities.........       57,245        (29,604)

INVESTING ACTIVITIES
Purchases of oil and gas properties for sales to the
  partnerships..............................................   (3,205,123)    (3,988,586)
Proceeds from sales of oil and gas properties to the
  partnerships..............................................    1,982,449      3,838,329
Proceeds from sales of oil and gas properties to joint
  interest owners...........................................      493,862         43,125
Investments in Income Fund Partnerships, net of
  distributions.............................................      (34,657)       (10,779)
Investments in Drilling Partnerships........................     (265,662)      (145,234)
                                                              -----------    -----------
Net cash used in investing activities.......................   (1,029,131)      (263,145)

FINANCING ACTIVITIES
Contributions from members..................................   11,549,894             --
Distributions to members....................................   (1,534,348)            --
                                                              -----------    -----------
Net cash provided by financing activities...................   10,015,546             --
                                                              -----------    -----------
Net increase (decrease) in cash and cash equivalents........    9,043,660       (292,749)
Cash and cash equivalents at beginning of period............           --      9,043,660
                                                              -----------    -----------
Cash and cash equivalents at end of period..................  $ 9,043,660    $ 8,750,911
                                                              ===========    ===========

                            See accompanying notes.

                               REEF PARTNERS LLC

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

1.  ORGANIZATION AND BASIS OF PRESENTATION

    Reef Partners LLC (the Company) was formed on February 8, 1999, as a limited liability company under the laws of the State of Nevada to serve as managing joint venturer of certain general partnerships (and to serve as managing general partner of one limited partnership) formed for the purpose of (i) acquiring interests in producing oil and gas properties (the Income Fund Partnerships), or
(ii) exploring for oil and gas reserves (the Drilling Partnerships). The partnerships in which the Company made investments during 1999 and 2000 were as follows:

                                                                                COMPANY
                                                                               OWNERSHIP
INCOME FUND PARTNERSHIPS                                       DATE FORMED     PERCENTAGE
------------------------                                      --------------   ----------
Reef Partners 1999-A Joint Venture..........................  March 1999          1.88%
Reef Partners 1999-B Joint Venture..........................  March 2000          3.56%
Reef Partners 1999-C Limited Partnership....................  May 2000            5.59%
Reef Partners 2000-A Joint Venture..........................  September 2000      2.37%


                                                                                COMPANY
                                                                               OWNERSHIP
DRILLING PARTNERSHIPS                                          DATE FORMED     PERCENTAGE
---------------------                                         --------------   ----------
Reef Partners Domino #1 Joint Venture.......................  April 1999           1%
Reef Partners Bell City #6 Joint Venture....................  September 1999       1%
Reef Partners RAM Joint Venture.............................  November 1999        1%
Reef Partners Magnolia Bayou Joint Venture..................  February 2000        1%
Reef Partners RAM 2000 Joint Venture........................  February 2000        1%
Reef Partners Lake Barre Joint Venture......................  July 2000            1%
Reef Partners West Bell City 1-A Joint Venture..............  March 2000           1%
Reef Partners Lake Salvador Joint Venture...................  February 2001        1%


    In addition to its partnership interests in the Income Fund Partnerships, the Company holds a 10% carried interest in the operations of each Income Fund Partnership. The Income Fund Partnerships own operated and non-operated working interests in producing properties located in Arkansas, Louisiana, Mississippi, Montana, Nebraska, New Mexico, Montana, Oklahoma, Texas, Utah, and Wyoming.

    The Company purchases a 1% interest in each Drilling Partnership and an affiliate of the Company participates as a working interest owner in the drilling of each exploratory well. The RAM and RAM 2000 exploratory wells are located in Alberta, Canada, while all of the other exploratory wells are located in Louisiana.

    All of the partnership agreements require the affirmative vote of 60% of the partners for the removal of Reef Partners LLC as the managing joint venturer and substitution of a new managing joint venturer to operate and carry on the day to day operations of the Partnerships.

    The partnerships have agreed to pay an affiliate well management fees for the wells it operates for the Partnerships. No amounts were paid to affiliates for well management in 1999 and 2000. Also, an affiliate of the Company has been awarded the contracts to drill and complete the exploratory wells for the Drilling Partnerships, for which $48,929 and $315,502 were charged in 1999 and 2000. Interests in all Partnerships are marketed to investors by a company that receives a commission on the interests it sells. This company is owned by the brother of the Company's managing member.

                               REEF PARTNERS LLC

                               DECEMBER 31, 2000

1.  ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

    As of December 31, 1999 and 2000, all of the members' equity of the Company had been contributed by two individuals, one of whom died in 1999. The deceased party's interest is held by his estate. The Company does not expect that the member's death or resolution of his estate will have a material adverse impact on the Company's financial position or operations.


    The Company's Articles of Organization (the Articles) stipulate that the term for which the Company is to exist is ninety-nine years, unless the Company is dissolved sooner as provided in the Articles.

2. SUMMARY OF ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with maturity dates of no more than three months from the purchase date to be cash equivalents. Cash and cash equivalents consist of demand deposits and money market investments invested with a major national bank. The carrying value of the Company's cash equivalents approximates fair value.

INVESTMENTS IN PARTNERSHIPS

    The Company's investments in partnerships are accounted for using the equity method of accounting, as the Company does not own a controlling interest in any of the Partnerships.

    The Partnerships follow the full cost method of accounting for their oil and gas properties. Under the full cost method, all costs incurred in connection with the acquisition of oil and gas properties and exploration and development of oil and gas reserves are capitalized when incurred. Costs include lease acquisition, property acquisition, the cost of drilling both productive and non-productive wells, and overhead associated directly with exploration and land acquisition activities. All capitalized costs plus the undiscounted estimated future development costs of proved reserves are depleted using the unit-of-production method based on total proved reserves. Gas is converted to equivalent barrels at a rate of 6 MCF to 1 BBL.

    During 1999 and 2000, the Company recognized equity losses in Reef Partners RAM 2000 Joint Venture, Reef Partners Lake Barre Joint Venture, Reef Partners West Bell City 1-A Joint Venture, Reef Partners Domino #1 Joint Venture, Reef Partners Bell City #6 Joint Venture, Reef Partners RAM Joint Venture, and Reef Partners Magnolia Bayou Joint Venture of $48,929 and $315,502, respectively, as a result of exploratory drilling activity which failed to discover commercial quantities of proved oil and gas reserves.

                               REEF PARTNERS LLC

                               DECEMBER 31, 2000

2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
    Summarized financial information for the partnerships in which the Company invests is as follows:


                                                                  1999           2000
                                                              ------------   ------------
INCOME FUND PARTNERSHIPS
Total Assets................................................  $  2,541,229   $  6,682,062
Total Liabilities...........................................       358,995        695,521
Total Partners' Equity......................................  $  2,182,234   $  5,986,541

Total Revenue...............................................  $    389,570   $  1,915,023
Total Expenses..............................................       196,723      1,106,122
Net Income..................................................  $    192,847   $    808,901

DRILLING PARTNERSHIPS
Total Assets................................................  $  6,413,780   $    609,066
Total Liabilities...........................................     1,935,123        320,883
Total Partners' Equity......................................  $  4,478,657   $    288,183

Total Revenue...............................................  $         --   $    589,783
Total Expenses..............................................     4,227,567     30,790,298
Net Loss....................................................  $ (4,227,567)  $(30,200,515)


RISKS AND UNCERTAINTIES

    Historically, the oil and gas market has experienced significant price fluctuations. Prices are significantly impacted by local weather, supply in the area, seasonal variations in local demand, limited transportation capacity to other regions and the worldwide supply and demand balance for crude oil. Increases or decreases in prices received could have a significant impact on the Company's investment in partnerships and results of operations.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

OIL AND GAS PROPERTIES HELD FOR PARTNERSHIPS

    The Company purchases oil and gas properties for sale to the various Income Fund Partnerships formed by the Company as partnership funds become available. The Company has no plans to hold on a long-term basis any interest in any of the oil and gas properties purchased. Each property is carried at the lower of cost or market. Pursuant to the partnership agreements, the properties are generally sold to the Income Fund Partnerships at the Company's original cost, resulting in no gain or loss.

    The Company records oil and gas revenue net of expense during the period the properties are held by the Company, which is reported in the accompanying financial statements as income from oil and gas properties held for sale to the partnerships. Revenue is recognized using the sales method of accounting

                               REEF PARTNERS LLC

                               DECEMBER 31, 2000

2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED) for oil and gas revenues for properties while they are held. Under the sales method, revenues are recognized based on actual volumes of oil and gas sold to purchasers.

GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses consist of legal, accounting, and other costs incurred by the Company directly related to the management of the Partnerships. During the years ended December 31, 1999 and 2000, the Company was not charged any general or administrative expenses incurred by affiliates.

INCOME TAXES

    The Company is a Limited Liability Company (LLC), and for United States federal income tax purposes the earnings of the Company flow directly through to its members, who are responsible for the payment of taxes on their respective share of the income.

    Therefore, there is no provision for federal income taxes in the accompanying financial statements.

3. CERTAIN TRANSACTIONS WITH AFFILIATES

    At December 31, 1999 and 2000, the Company had accounts receivable from affiliates totaling $535,256 and $1,174,824, respectively. Of this amount, $346,151 and $564,187 represents amounts due to the Company resulting from the sale of oil and gas properties to the Income Fund Partnerships. The remainder of the receivables due from affiliates relates to expenses paid by the Company on behalf of affiliates. All of the receivables due from affiliates are expected to be paid in full.

    The Company had $242,081 and $434,482 of payables to affiliates as of December 31, 1999 and 2000. Of these amounts, $186,413 and $420,729 relate to revenues payable to partnerships and subscriptions payable for investments in the partnerships that the Company manages.

    During 1999, the Company advanced an affiliate $2.3 million for purposes of the affiliate obtaining a line of credit. The advance was paid back in December 1999. The Company received approximately $88,000 of interest income related to this advance.

4. MAJOR CUSTOMERS

    The Company sells oil and natural gas on credit terms to refiners, pipelines, and other users of petroleum commodities. Revenues are received directly from these parties, or in certain circumstances, are paid to the operator of the property who disburses to the Company its percentage share of the revenues. During 1999, two operators and one refiner accounted for 58.7%, 23.5%, and 12.9% of the Company's oil and gas revenues. During 2000, two operators and one pipeline accounted for 29.9%, 15.5%, and 10.7% of the Company's oil and gas revenues. Due to the competitive nature of the market for purchase of oil and natural gas the Company does not believe that the loss of any particular purchaser would have a material adverse impact on the Company.

                               REEF PARTNERS LLC

                               DECEMBER 31, 2000

5. RESULTS OF OIL AND GAS OPERATIONS

CAPITALIZED COSTS

    The capitalized costs of oil and gas properties held for sale to the partnerships consists of:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Unproved properties.........................................  $     --   $     --
Producing oil and gas properties............................   728,812    835,944
                                                              --------   --------
Total capitalized costs.....................................  $728,812   $835,944
                                                              ========   ========

    Oil and gas properties held by the partnerships accounted for using the equity method of accounting:

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Unproved properties.........................................  $    --    $     --
Producing oil and gas properties............................   38,478     171,128
                                                              -------    --------
Total capitalized costs.....................................   38,478     171,128

Accumulated depletion.......................................   (1,364)    (15,829)
                                                              -------    --------
Net capitalized costs.......................................  $37,114    $155,299
                                                              =======    ========

    Costs incurred in property acquisition, exploration, development, and production activities consisted of the following:


                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Oil and gas properties held for sale to the partnerships:
  Acquisitions of proved reserves...........................  $688,009   $ 95,280
  Production costs..........................................    24,683     55,194
  Development Costs.........................................    40,803     11,852
                                                              --------   --------
    Total costs incurred....................................  $753,495   $162,326
                                                              ========   ========

Oil and gas properties held by the partnerships accounted
  for using the equity method of accounting:
  Acquisitions of proved reserves...........................  $ 38,478   $132,235
  Exploration costs.........................................   115,570    251,923
  Development costs.........................................        --        416
  Production costs..........................................    10,229     41,499
                                                              --------   --------
    Total costs incurred....................................  $164,277   $426,073
                                                              ========   ========

                               REEF PARTNERS LLC

                               DECEMBER 31, 2000

5. RESULTS OF OIL AND GAS OPERATIONS (CONTINUED)
RESULTS OF OPERATIONS

    The following table summarizes for the periods indicated total revenues and costs, net sales volumes of oil (including condensate) and natural gas, the average price received per barrel (BBL) of oil sold the average price received per thousand cubic feet (MCF) of natural gas sold and the production costs per barrel of oil equivalent (BOE), using a conversion rate of 6 MCF per barrel of oil.

                                                                   DECEMBER 31
                                                              ---------------------
                                                                1999        2000
                                                              ---------   ---------
Oil and gas properties held for sale to the partnerships:
  Oil and gas sales.........................................  $ 178,909   $ 295,641

  Production costs..........................................    (24,683)    (55,194)
                                                              ---------   ---------
  Results of producing activities...........................  $ 154,226   $ 240,447
                                                              =========   =========

  Oil BBL sold..............................................      8,261       6,255
  Gas MCF sold..............................................      3,191      35,552
  Average sales price per BBL sold..........................  $   20.79   $   25.37
  Average sales price per MCF sold..........................  $    2.24   $    3.85

  Production cost per BOE...................................  $    2.81   $    4.53

Oil and gas properties held by the partnerships accounted
  for using the equity method of accounting:
  Oil and gas sales.........................................  $  45,898   $ 242,987
  Production costs..........................................    (10,229)    (41,499)
  Exploration expenses......................................    (48,929)   (318,564)
  Depletion.................................................     (1,364)    (14,465)
                                                              ---------   ---------
  Results of producing activities...........................  $ (14,624)  $(131,541)
                                                              =========   =========

                               REEF PARTNERS LLC

6.  SUBSEQUENT EVENT

    During February 2001, the Company acquired an interest in producing oil and gas properties located in New Mexico for approximately $1.6 million. Approximately $800,000 of these properties have been sold to the Income Fund Partnerships.

7.  SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION AND PRODUCTION
ACTIVITIES
   (UNAUDITED)

OIL AND GAS RESERVES

    The following information describes changes from inception (February 8, 1999) of the Company and balances of proved oil and gas reserves at December 31, 2000 and 1999. The definitions used are in accordance with applicable Securities and Exchange Commission regulations.

    Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided by contractual arrangements, but not escalations based upon future conditions. The estimates for 2000 utilize an oil price of $23.81 and a gas price of $9.30 per Mcf (reflecting adjustments for Btu content, gathering and transportation costs and gas processing and shrinkage). In none of the reserves included below should substantial new investments in additional wells and related facilities be required to recover these proved reserves. All of the Company's reserves are located in the United States.

    The Company holds minority interests in partnerships accounted for using the equity method of accounting (Notes 1 and 2). The Company's share of proved reserves owned by these partnerships is separately stated below. The reserves stated below include royalty interests and exclude quantities due others.

                                                                OIL         GAS
                                                              (BBL)(1)     (MCF)       BOE(2)
                                                              --------   ----------   --------
NET PROVED DEVELOPED RESERVES FOR PROPERTIES HELD FOR SALE
  TO THE PARTNERSHIPS:
Reserves at inception (February 8, 1999)....................        --           --         --
  Purchases of reserves in place............................   238,584    1,538,531    495,006
  Sales of reserves in place................................  (145,664)  (1,505,814)  (396,633)
  Production................................................    (8,261)      (3,191)    (8,793)
                                                              --------   ----------   --------
Reserves at December 31, 1999...............................    84,659       29,526     89,580
  Purchases of reserves in place............................   188,242    2,549,260    613,119
  Sales of reserves in place................................  (197,086)  (1,688,096)  (478,435)
  Production................................................    (6,254)     (35,551)   (12,179)
  Revisions of estimates....................................     1,302        4,317      2,021
                                                              --------   ----------   --------
Reserves at December 31, 2000...............................    70,863      859,456    214,106
                                                              ========   ==========   ========
NET PROVED DEVELOPED RESERVES OF THE PARTNERSHIPS ACCOUNTED
  FOR USING THE EQUITY METHOD OF ACCOUNTING:
Proved reserves at December 31, 1999........................    13,447      132,230     35,485
                                                              ========   ==========   ========
Proved reserves at December 31, 2000........................    37,893      343,325     95,114
                                                              ========   ==========   ========

------------------------

(1) Oil includes both oil and natural gas liquids

                               REEF PARTNERS LLC

7.  SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION AND PRODUCTION
ACTIVITIES
   (UNAUDITED) (CONTINUED)
(2) BOE (barrels of oil equivalent) is calculated by converting 6 mcf of natural gas to 1 bbl of oil. A bbl (barrel) of oil is one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS

    As required by the Financial Accounting Standards Board, the standardized measure of discounted future net cash flows is computed by applying year-end prices, costs and legislated tax rates and a discount factor of 10 percent to net proved reserves.

                                                            DECEMBER 31
                                                      ------------------------
                                                         1999         2000
                                                      ----------   -----------
Oil and gas properties held for sale to the
  partnerships:
  Future cash inflows from sales of oil and gas.....  $1,993,289   $10,098,598
  Future production costs...........................    (897,899)   (3,007,341)
  Future development costs..........................          --            --
                                                      ----------   -----------
  Future net cash flows.............................   1,095,390     7,091,257
  Effect of discounting net cash flows at 10%.......    (317,041)   (3,258,405)
                                                      ----------   -----------
Discounted future net cash flows....................  $  778,349   $ 3,832,852
                                                      ==========   ===========
Oil and gas properties held by the partnerships
  accounted for using the equity method of
  accounting:
    Discounted future net cash flows................  $  270,615   $ 1,852,456
                                                      ==========   ===========

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO
  PROVED OIL AND GAS RESERVES

                                                            DECEMBER 31
                                                     -------------------------
                                                        1999          2000
                                                     -----------   -----------
Standardized measure at beginning of year..........  $        --   $   778,349
Purchase of minerals in place......................    3,704,535    12,520,094
Sales of minerals in place.........................   (2,781,897)   (9,377,374)
Sales net of production costs......................     (144,289)     (219,937)
Accretion of discount..............................           --        77,835
Net change in sales prices net of production
  costs............................................           --        91,738
Changes in production rates (timing) and other.....           --       (52,628)
Revision of quantity estimates.....................           --        14,775
                                                     -----------   -----------
Net increase.......................................      778,349     3,054,503
                                                     -----------   -----------
Standardized measure at end of year................  $   778,349   $ 3,832,852
                                                     ===========   ===========

                         REPORT OF INDEPENDENT AUDITORS



The Members
Reef Partners LLC



We have audited the accompanying balance sheet of Reef Partners LLC (the Company) as of March 31, 2001 and the related statements of operations and members' equity and cash flows for the three months ended March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reef Partners LLC at March 31, 2001 and the results of its operations and its cash flows for the three months ended March 31, 2001, in conformity with accounting principles generally accepted in the United States.



                                          /s/ Ernst & Young LLP



Dallas, Texas
June 22, 2001

                               REEF PARTNERS LLC



                                 BALANCE SHEET



                                 MARCH 31, 2001



ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 5,205,146
  Short term investments....................................    4,550,626
  Accounts receivable.......................................      687,956
  Accounts receivable from affiliates.......................      669,160
  Prepaid expenses..........................................          990
                                                              -----------
Total current assets........................................   11,113,878

Oil and gas properties held for sale to the partnerships....      642,190

Investments in partnerships:
  Investments in Income Fund Partnerships...................      370,808
  Investments in Drilling Partnerships......................       61,536
                                                              -----------
Total assets................................................  $12,188,412
                                                              ===========

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   227,797
  Accounts payable to affiliates............................      791,433
                                                              -----------
Total current liabilities...................................    1,019,230
Commitments and contingencies...............................           --

Members' equity.............................................   11,169,182
                                                              -----------
Total liabilities and members' equity.......................  $12,188,412
                                                              ===========



SEE ACCOMPANYING NOTES.

                               REEF PARTNERS LLC



                  STATEMENT OF OPERATIONS AND MEMBERS' EQUITY



                       THREE MONTHS ENDED MARCH 31, 2001



Revenues:
  Equity in earnings of Income Fund Partnerships............  $    78,657
  Income from oil and gas properties held for sale to the
  partnerships..............................................       38,049
  Gain on sale of oil and gas property......................        6,708
  Interest income...........................................      122,357
                                                              -----------
Total revenues..............................................      245,771

General and administrative expenses.........................       17,427

Net income..................................................      228,344

Members' equity--beginning of period........................   10,940,838
Net income..................................................      228,344
                                                              -----------
Members' equity--end of period..............................  $11,169,182
                                                              ===========



SEE ACCOMPANYING NOTES.

                               REEF PARTNERS LLC



                            STATEMENT OF CASH FLOWS



                       THREE MONTHS ENDED MARCH 31, 2001



OPERATING ACTIVITIES
Net income..................................................  $   228,344
Adjustments to reconcile net income to net cash used in
  operating activities:
  Equity in earnings of Income Fund Partnerships............      (78,657)
  Gain on sale of oil and gas property......................       (6,708)
  Changes in operating assets and liabilities
    Accounts receivable.....................................     (209,395)
    Accounts receivable from affiliates.....................      505,664
    Prepaid expenses........................................       16,975
    Accounts payable........................................       69,822
    Accounts payable to affiliates..........................      356,951
                                                              -----------
Net cash provided by operating activities...................      882,996

INVESTING ACTIVITIES
Purchases of oil and gas properties for sale to the
  partnerships..............................................   (1,640,205)
Proceeds from sales of oil and gas properties to the
  partnerships..............................................    1,703,084
Proceeds from sales of oil and gas properties to joint
  interest owners...........................................      137,583
Investments in Income Fund Partnerships.....................     (133,710)
Distributions received from Income Fund Partnerships........       70,184
Investments in Drilling Partnerships........................      (15,071)
Purchase of short term investments..........................   (4,550,626)
                                                              -----------
Net cash used in investing activities.......................   (4,428,761)
Net decrease in cash and cash equivalents...................   (3,545,765)
Cash and cash equivalents at beginning of period............    8,750,911
                                                              -----------
Cash and cash equivalents at end of period..................  $ 5,205,146
                                                              ===========



SEE ACCOMPANYING NOTES.

                               REEF PARTNERS LLC



                         NOTES TO FINANCIAL STATEMENTS



                                 MARCH 31, 2001



1. ORGANIZATION AND BASIS OF PRESENTATION



    Reef Partners LLC (the Company) was formed on February 8, 1999, as a limited liability company under the laws of the State of Nevada to serve as managing joint venturer of certain general partnerships (and to serve as managing general partner of one limited partnership) formed for the purpose of (i) acquiring interests in producing oil and gas properties (the Income Fund Partnerships), or
(ii) exploring for oil and gas reserves (the Drilling Partnerships). The partnerships in which the Company has made investments as of March 31, 2001 are as follows:



                                                                                COMPANY
                                                                               OWNERSHIP
INCOME FUND PARTNERSHIPS                                       DATE FORMED     PERCENTAGE
------------------------                                      --------------   ----------
Reef Partners 1999-A Joint Venture..........................      March 1999    1.88%
Reef Partners 1999-B Joint Venture..........................      March 2000    3.56%
Reef Partners 1999-C Limited Partnership....................        May 2000    5.59%
Reef Partners 2000-A Joint Venture..........................  September 2000    0.95%
Reef Partners 2001-A Joint Venture..........................   February 2001    32.50%



                                                                                COMPANY
                                                                               OWNERSHIP
DRILLING PARTNERSHIPS                                          DATE FORMED     PERCENTAGE
---------------------                                         --------------   ----------
Reef Partners Domino #1 Joint Venture.......................      April 1999      1%
Reef Partners Bell City #6 Joint Venture....................  September 1999      1%
Reef Partners RAM Joint Venture.............................   November 1999      1%
Reef Partners Magnolia Bayou Joint Venture..................   February 2000      1%
Reef Partners RAM 2000 Joint Venture........................   February 2000      1%
Reef Partners Lake Barre Joint Venture......................       July 2000      1%
Reef Partners West Bell City 1-A Joint Venture..............      March 2000      1%
Reef Partners Lake Salvador #1 Joint Venture................   February 2001      1%



    In addition to its partnership interests in the Income Fund Partnerships, the Company holds a 10% carried interest in the operations of each Income Fund Partnership. The Income Fund Partnerships own operated and non-operated working interests in producing properties located in Arkansas, Louisiana, Mississippi, Montana, North Dakota, New Mexico, Oklahoma, Texas, Utah, and Wyoming.



    The Company purchases a 1% interest in each Drilling Partnership and an affiliate of the Company participates as a working interest owner in the drilling of each exploratory well. The RAM and RAM 2000 exploratory wells are located in Alberta, Canada, while all of the other exploratory wells are located in Louisiana.



    All of the partnership agreements require the affirmative vote of 60% of the partners for the removal of Reef Partners LLC as the managing joint venturer and substitution of a new managing joint venturer to operate and carry on the day-to-day operations of the Partnerships.



    The Partnerships have agreed to pay an affiliate well management fees for the wells it operates for the Partnerships. No amounts were paid to affiliates for well management in 2001. Also, an affiliate of the Company has been awarded the contracts to drill and complete the exploratory wells for the Drilling Partnerships. No amounts were paid for drilling and completion during the first quarter of 2001. Interests

                               REEF PARTNERS LLC

1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)


in all Partnerships are marketed to investors by a company that receives a commission on the interests it sells. This company is owned by the brother of the Company's managing partner.



    All of the members' equity of the Company has been contributed by two individuals, one of whom died in 1999. The deceased party's interest is held by his estate. The Company does not expect that the member's death or resolution of his estate will have a material adverse impact on the Company's financial position or operations.



    The Company's Articles of Organization (the Articles) stipulate that the term for which the Company is to exist is ninety-nine years, unless the Company is dissolved sooner as provided in the Articles.



2. SUMMARY OF ACCOUNTING POLICIES



CASH AND CASH EQUIVALENTS



    The Company considers all highly liquid investments with maturity dates of no more than three months from the purchase date to be cash equivalents. Cash and cash equivalents consist of demand deposits and money market investments invested with a major national bank. The carrying value of the Company's cash equivalents approximates fair value.



SHORT-TERM INVESTMENTS



    The Company's short-term investments consist primarily of certificates of deposit and corporate commercial paper with maturity dates in excess of three months from the purchase date. At March 31, 2001, the carrying value of these investments approximates their fair value.



INVESTMENTS IN PARTNERSHIPS



    The Company's investments in partnerships are accounted for using the equity method of accounting, as the Company does not own a controlling interest in any of the Partnerships.



    The Partnerships follow the full cost method of accounting for their oil and gas properties. Under the full cost method, all costs incurred in connection with the acquisition of oil and gas properties and exploration and development of oil and gas reserves are capitalized when incurred. Costs include lease acquisition, property acquisition, the cost of drilling both productive and non-productive wells, and overhead associated directly with exploration and land acquisition activities. All capitalized costs plus the undiscounted estimated future development costs of proved reserves are depleted using the unit-of-production method based on total proved reserves. Gas is converted to equivalent barrels at a rate of 6 MCF to 1 BBL.

                               REEF PARTNERS LLC

2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)


    Summarized financial information for the partnerships in which the Company invests at March 31, 2001 is as follows:



                                                              INCOME FUND      DRILLING
                                                              PARTNERSHIPS   PARTNERSHIPS
                                                              ------------   ------------
Total assets................................................   $9,089,493     $2,500,630
Total liabilities...........................................      537,990             49
                                                               ----------     ----------
Total partners' equity......................................   $8,551,503     $2,500,581
                                                               ==========     ==========
Total revenue...............................................   $  958,918     $       --
Total expenses..............................................      468,396        (56,431)
                                                               ----------     ----------
Net income..................................................   $  490,522     $  (56,431)
                                                               ==========     ==========



    Expenses for the drilling partnerships include primarily organization costs that the Company is not responsible for.



RISKS AND UNCERTAINTIES



    Historically, the oil and gas market has experienced significant price fluctuations. Prices are significantly impacted by local weather, supply in the area, seasonal variations in local demand, limited transportation capacity to other regions and the worldwide supply and demand balance for crude oil. Increases or decreases in prices received could have a significant impact on the Company's investment in partnerships and results of operations.



USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.



OIL AND GAS PROPERTIES HELD FOR PARTNERSHIPS



    The Company purchases oil and gas properties that are sold to the Income Fund Partnerships formed by the Company as partnership funds become available. The Company has no plans to hold on a long-term basis any interest in any of the oil and gas properties purchased. In certain instances where the Company purchases a group of properties, it may sell to third parties individual properties included in the package that do not meet the Company's investment criteria. Each property is carried at the lower of cost or market. Pursuant to the partnership agreements, the properties are generally sold to the Income Fund Partnerships at the Company's original cost, resulting in no gain or loss. Gain or loss is recognized on properties sold to unaffiliated third parties.



    The Company records oil and gas revenue net of expense during the period the properties are held by the Company, which is reported in the accompanying financial statements as income from oil and gas properties held for sale to the partnerships. Revenue is recognized using the sales method of accounting for oil and gas revenues for properties while they are held. Under the sales method, revenues are recognized based on actual volumes of oil and gas sold to purchasers.

                               REEF PARTNERS LLC

2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)


GENERAL AND ADMINISTRATIVE EXPENSES



    General and administrative expenses consist of legal, accounting, and other costs incurred by the Company directly related to the management of the Partnerships. During the first quarter of 2001, the Company was not charged any general or administrative expenses incurred by affiliates.



INCOME TAXES



    The Company is a Limited Liability Company (LLC), and for United States federal income tax purposes the earnings of the Company flow directly through to its members, who are responsible for the payment of taxes on their respective share of the income.



    Therefore, there is no provision for federal income taxes in the accompanying financial statements.



3. CERTAIN TRANSACTIONS WITH AFFILIATES



    At March 31, 2001, the Company had accounts receivable from affiliates totaling $538,341. Of this amount, $439,633 represents amounts due to the Company resulting from the sale of oil and gas properties to the Income Fund Partnerships. The remainder of the receivables due from affiliates relates to expenses paid by the Company on behalf of affiliates. All of the receivables due from affiliates are expected to be paid in full.



    The Company had $741,433 of payables to affiliates as of March 31, 2001. Of this amount, $683,981 relates to revenues payable to partnerships and subscriptions payable for investments in the partnerships that the Company manages.



4. MAJOR CUSTOMERS



    The Company sells oil and natural gas on credit terms to refiners, pipelines, and other users of petroleum commodities. Revenues are received directly from these parties, or in certain circumstances, are paid to the operator of the property who disburses to the Company its percentage share of the revenues. During the first quarter of 2001, three operators accounted for 37.8%, 25.3%, and 21.3% of the Company's oil and gas revenues. Due to the competitive nature of the market for purchase of oil and natural gas the Company does not believe that the loss of any particular purchaser would have a material adverse impact on the Company.



5. COMMITMENTS AND CONTINGENCIES



    The Company is currently a defendant in a lawsuit brought by the estate of its 50% member, Vearl Sneed, who died in 1999. The allegation against the Company is limited to a claim for an accounting. The lawsuit seeks to invalidate a lease on a property owned by Mr. Sneed that the estate claims was entered into by Mr. Mauceli on behalf of Reef Exploration on terms more favorable than Reef Exploration would have received in an arms-length transaction. The lawsuit claims this was in breach of Mr. Mauceli's fiduciary duty as Mr. Sneed's agent. The Company is not a party to this lease.



    The lawsuit also seeks to compel Reef Exploration to purchase Mr. Sneed's 50% interest in Reef Exploration pursuant to the terms of a shareholders' agreement entered into by Mr. Sneed and Mr. Mauceli prior to Mr. Sneed's death. Reef Exploration and the estate have begun an appraisal process in which the value of Reef Exploration and its affiliates will be determined. Upon completion of this

                               REEF PARTNERS LLC

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)


appraisal, Reef Exploration is required to purchase Mr. Sneed's interest in Reef Exploration. In addition, Reef Exploration and its affiliates, including the Company, may offer to purchase Mr. Sneed's interest in one or more of such affiliates, including the Company. If such offer is made and accepted, and the assets of the Company are utilized to finance the acquisition of Mr. Sneed's 50% membership interest in the Company, it could have a material impact on the financial condition or results of operations of the Company. However, neither the Company nor any of its affiliates is required to purchase Mr. Sneed's membership interest in the Company under the shareholders' agreement. As a result, the Company has not recorded a loss contingency related to this issue.



6. SUBSEQUENT EVENTS



    In May 2001 the Reef Partners Sorrento #1 Joint Venture Drilling Partnership was formed and the Company made an initial investment of $67,234. The Partnership was formed for the purpose of drilling an exploration well in Louisiana.



    During May and June 2001, the Company acquired an interest in producing oil and gas properties located in Oklahoma and Texas for approximately
$1.365 million. As of June 30, 2001 all of these properties have been sold to the Income Fund Partnerships at cost.

                               REEF PARTNERS LLC

                                 BALANCE SHEET


                                 JUNE 30, 2001
                                  (UNAUDITED)



Assets
Current assets:
  Cash and cash equivalents.................................  $ 4,631,131
  Short term investments....................................    4,771,637
  Accounts receivable.......................................    1,048,432
  Accounts receivable from affiliates.......................    1,182,191
  Prepaid expenses..........................................       14,188
                                                              -----------
Total current assets........................................   11,647,579

Oil and gas properties held for sale to the partnerships....       48,551

Investments in partnerships:
  Investments in Income Fund Partnerships...................      361,587
  Investments in Drilling Partnerships......................      128,770
                                                              -----------
Total assets................................................  $12,186,487
                                                              ===========

Liabilities and Members' Equity
Current liabilities:
  Accounts payable..........................................  $   257,895
  Accounts payable to affiliates............................      562,722
                                                              -----------
Total current liabilities...................................      820,617
Commitments and contingencies...............................           --
Members' equity.............................................   11,365,870
                                                              -----------
Total liabilities and members' equity.......................  $12,186,487
                                                              ===========


                            See accompanying notes.

                               REEF PARTNERS LLC

                  STATEMENT OF OPERATIONS AND MEMBERS' EQUITY


                         SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)



Revenues:
  Equity in earnings of Income Fund Partnerships............  $   154,804
  Income from oil and gas properties held for sale to the
    partnerships............................................       90,131
  Gain on sale of oil and gas property......................        6,708
  Interest income...........................................      233,856
                                                              -----------
Total revenues..............................................      485,499

General and administrative expenses.........................       60,467
                                                              -----------

Net income..................................................      425,032

Members' equity--beginning of period........................   10,940,838
                                                              -----------
Members' equity--end of period..............................  $11,365,870
                                                              ===========


                            See accompanying notes.

                               REEF PARTNERS LLC

                            STATEMENT OF CASH FLOWS


                         SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)



OPERATING ACTIVITIES
Net income..................................................  $   425,032
Adjustments to reconcile net income to net cash used in
  operating activities:
  Equity in earnings of Income Fund Partnerships............     (154,804)
  Gain on sale of oil and gas property......................       (6,708)
  Changes in operating assets and liabilities
    Accounts receivable.....................................     (569,871)
    Accounts receivable from affiliates.....................       (7,367)
    Prepaid expenses........................................        3,777
    Accounts payable........................................       99,920
    Accounts payable to affiliates..........................      128,240
                                                              -----------
Net cash used in operating activities.......................      (81,781)

INVESTING ACTIVITIES
Purchases of oil and gas properties for sale to the
  partnerships..............................................   (3,017,863)
Proceeds from sales of oil and gas properties to the
  partnerships..............................................    2,785,703
Proceeds from sales of oil and gas properties to joint
  interest owners...........................................    1,026,261
Investments in Income Fund Partnerships.....................     (133,710)
Distributions received from Income Fund Partnerships........      155,552
Investments in Drilling Partnerships........................      (82,305)
Purchases of Short Term Investments.........................   (4,771,637)
                                                              -----------
Net cash used in investing activities.......................   (4,037,999)
                                                              -----------
Net increase (decrease) in cash and cash equivalents........   (4,119,780)
Cash and cash equivalents at beginning of period............    8,750,911
                                                              -----------
Cash and cash equivalents at end of period..................  $ 4,631,131
                                                              ===========


                            See accompanying notes.

                               REEF PARTNERS LLC

                         NOTES TO FINANCIAL STATEMENTS


                                 JUNE 30, 2001
                                  (UNAUDITED)


1. ORGANIZATION AND BASIS OF PRESENTATION

    Reef Partners LLC (the Company) was formed on February 8, 1999, as a limited liability company under the laws of the State of Nevada to serve as managing joint venturer of certain general partnerships (and to serve as managing general partner of one limited partnership) formed for the purpose of (i) acquiring interests in producing oil and gas properties (the Income Fund Partnerships), or
(ii) exploring for oil and gas reserves (the Drilling Partnerships). The partnerships in which the Company has made investments as of June 30, 2001 are as follows:

                                                                                COMPANY
                                                                               OWNERSHIP
INCOME FUND PARTNERSHIPS                                       DATE FORMED     PERCENTAGE
------------------------                                      --------------   ----------
Reef Partners 1999-A Joint Venture..........................  March 1999          1.88%
Reef Partners 1999-B Joint Venture..........................  March 2000          3.56%
Reef Partners 1999-C Limited Partnership....................  May 2000            5.59%
Reef Partners 2000-A Joint Venture..........................  September 2000      2.40%
Reef Partners 2001-A Joint Venture..........................  February 2001       2.92%


                                                                                COMPANY
                                                                               OWNERSHIP
DRILLING PARTNERSHIPS                                          DATE FORMED     PERCENTAGE
---------------------                                         --------------   ----------
Reef Partners Domino #1 Joint Venture.......................  April 1999             1%
Reef Partners Bell City #6 Joint Venture....................  September 1999         1%
Reef Partners RAM Joint Venture.............................  November 1999          1%
Reef Partners Magnolia Bayou Joint Venture..................  February 2000          1%
Reef Partners RAM 2000 Joint Venture........................  February 2000          1%
Reef Partners Lake Barre Joint Venture......................  July 2000              1%
Reef Partners West Bell City 1-A Joint Venture..............  March 2000             1%
Reef Partners Lake Salvador #1 Joint Venture................  February 2001          1%
Reef Partners Sorrento #1 Joint Venture.....................  May 2001               1%


    In addition to its partnership interests in the Income Fund Partnerships, the Company holds a 10% carried interest in the operations of each Income Fund Partnership. The Income Fund Partnerships own operated and non-operated working interests in producing properties located in Arkansas, Louisiana, Mississippi, Montana, North Dakota, New Mexico, Oklahoma, Texas, Utah, and Wyoming.

    The Company purchases a 1% interest in each Drilling Partnership and an affiliate of the Company participates as a working interest owner in the drilling of each exploratory well. The RAM and RAM 2000 exploratory wells are located in Alberta, Canada, while all of the other exploratory wells are located in Louisiana.

    All of the partnership agreements require the affirmative vote of 60% of the partners for the removal of Reef Partners LLC as the managing joint venturer and substitution of a new managing joint venturer to operate and carry on the day-to-day operations of the Partnerships.


    The Partnerships have agreed to pay an affiliate well management fees for the wells it operates for the Partnerships. No amounts were paid to affiliates for well management in 2001. Also, an affiliate of the Company has been awarded the contracts to drill and complete the exploratory wells for the Drilling

                               REEF PARTNERS LLC

                                 JUNE 30, 2001
                                  (UNAUDITED)


1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Partnerships. For the three months ended June 30, 2001, $3,844,838 was paid to the affiliate for drilling of the Lake Salvador Joint Venture exploration well. Interests in all Partnerships are marketed to investors by a company that receives a commission on the interests it sells. This company is owned by the brother of the Company's managing partner.


    All of the members' equity of the Company has been contributed by two individuals, one of whom died in 1999. The deceased party's interest is held by his estate. The Company does not expect that the member's death or resolution of his estate will have a material adverse impact on the Company's financial position or operations.

    The Company's Articles of Organization (the Articles) stipulate that the term for which the Company is to exist is ninety-nine years, unless the Company is dissolved sooner as provided in the Articles.

2. SUMMARY OF ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with maturity dates of no more than three months from the purchase date to be cash equivalents. Cash and cash equivalents consist of demand deposits and money market investments invested with a major national bank. The carrying value of the Company's cash equivalents approximates fair value.


SHORT-TERM INVESTMENTS


    The Company's short-term investments consist primarily of certificates of deposit and corporate commercial paper with maturity dates in excess of three months from the purchase date. At June 30, 2001 the carrying value of these investments approximates their fair value.

INVESTMENTS IN PARTNERSHIPS

    The Company's investments in partnerships are accounted for using the equity method of accounting, as the Company does not own a controlling interest in any of the Partnerships.

    The Partnerships follow the full cost method of accounting for their oil and gas properties. Under the full cost method, all costs incurred in connection with the acquisition of oil and gas properties and exploration and development of oil and gas reserves are capitalized when incurred. Costs include lease acquisition, property acquisition, the cost of drilling both productive and non-productive wells, and overhead associated directly with exploration and land acquisition activities. All capitalized costs plus the undiscounted estimated future development costs of proved reserves are depleted using the unit-of-production method based on total proved reserves. Gas is converted to equivalent barrels at a rate of 6 MCF to 1 BBL.

                               REEF PARTNERS LLC

                                 JUNE 30, 2001
                                  (UNAUDITED)


2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

    Summarized financial information for the partnerships in which the Company invests at June 30, 2001 is as follows:



                                                                 INCOME
                                                                  FUND         DRILLING
                                                              PARTNERSHIPS   PARTNERSHIPS
                                                              ------------   ------------
Total assets................................................   $9,943,483     $4,666,281
Total liabilities...........................................      309,519             49
                                                               ----------     ----------
Total partners' equity......................................   $9,633,964     $4,666,232
                                                               ==========     ==========
Total revenue...............................................   $1,869,824     $       --
Total expenses..............................................    1,038,193        107,645
                                                               ----------     ----------
Net income..................................................   $  831,631     $ (107,645)
                                                               ==========     ==========



    Expenses for the drilling partnerships include primarily organization costs that the Company is not responsible for.


RISKS AND UNCERTAINTIES

    Historically, the oil and gas market has experienced significant price fluctuations. Prices are significantly impacted by local weather, supply in the area, seasonal variations in local demand, limited transportation capacity to other regions and the worldwide supply and demand balance for crude oil. Increases or decreases in prices received could have a significant impact on the Company's investment in partnerships and results of operations.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

OIL AND GAS PROPERTIES HELD FOR PARTNERSHIPS

    The Company purchases oil and gas properties that are sold to the Income Fund Partnerships formed by the Company as partnership funds become available. The Company has no plans to hold on a long-term basis any interest in any of the oil and gas properties purchased. In certain instances where the Company purchases a group of properties, it may sell to third parties individual properties included in the package that do not meet the Company's investment criteria. Each property is carried at the lower of cost or market. Pursuant to the partnership agreements, the properties are generally sold to the Income Fund Partnerships at the Company's original cost, resulting in no gain or loss. Gain or loss is recognized on properties sold to unaffiliated third parties.

    The Company records oil and gas revenue net of expense during the period the properties are held by the Company, which is reported in the accompanying financial statements as income from oil and gas properties held for sale to the partnerships. Revenue is recognized using the sales method of accounting

                               REEF PARTNERS LLC

                                 JUNE 30, 2001
                                  (UNAUDITED)


2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED) for oil and gas revenues for properties while they are held. Under the sales method, revenues are recognized based on actual volumes of oil and gas sold to purchasers.

GENERAL AND ADMINISTRATIVE EXPENSES


    General and administrative expenses consist of legal, accounting, and other costs incurred by the Company directly related to the management of the Partnerships. During the six months ended June 30, 2001, the Company was not charged any general or administrative expenses incurred by affiliates.


INCOME TAXES

    The Company is a Limited Liability Company (LLC), and for United States federal income tax purposes the earnings of the Company flow directly through to its members, who are responsible for the payment of taxes on their respective share of the income.

    Therefore, there is no provision for federal income taxes in the accompanying financial statements.

3. CERTAIN TRANSACTIONS WITH AFFILIATES

    At June 30, 2001, the Company had accounts receivable from affiliates totaling $1,182,191. Of this amount, $19,858 represents amounts due to the Company resulting from the sale of oil and gas properties to the Income Fund Partnerships. The remainder of the receivables due from affiliates relates to expenses paid by the Company on behalf of affiliates. All of the receivables due from affiliates are expected to be paid in full.


    The Company had $562,722 of payables to affiliates as of June 30, 2001. Of this amount, $532,322 relates to revenues payable to partnerships and subscriptions payable for investments in the partnerships that the Company manages.


4. MAJOR CUSTOMERS

    The Company sells oil and natural gas on credit terms to refiners, pipelines, and other users of petroleum commodities. Revenues are received directly from these parties, or in certain circumstances, are paid to the operator of the property who disburses to the Company its percentage share of the revenues. During the first half of 2001, one refiner and two operators accounted for 45.5%, 16.3%, and 11.9% of the Company's oil and gas revenues. Due to the competitive nature of the market for purchase of oil and natural gas the Company does not believe that the loss of any particular purchaser would have a material adverse impact on the Company.

5. COMMITMENTS AND CONTINGENCIES


    The Company is currently a defendant in a lawsuit brought by the estate of its 50% member, Vearl Sneed, who died in 1999. The allegation against the Company is limited to a claim for an accounting. The lawsuit seeks to invalidate a lease on a property owned by Mr. Sneed that the estate claims was entered into by Mr. Mauceli on behalf of Reef Exploration on terms more favorable than Reef Exploration would

                               REEF PARTNERS LLC

                                 JUNE 30, 2001
                                  (UNAUDITED)


5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

have received in an arms-length transaction. The lawsuit claims this was in breach of Mr. Mauceli's fiduciary duty as Mr. Sneed's agent. The Company is not a party to this lease.



    The lawsuit also seeks to compel Reef Exploration to purchase Mr. Sneed's 50% interest in Reef Exploration pursuant to the terms of a shareholders' agreement entered into by Mr. Sneed and Mr. Mauceli prior to Mr. Sneed's death. Reef Exploration and the estate have begun an appraisal process in which the value of Reef Exploration and its affiliates will be determined. Upon completion of this appraisal, Reef Exploration is required to purchase Mr. Sneed's interest in Reef Exploration. In addition, Reef Exploration and its affiliates, including the Company, may offer to purchase Mr. Sneed's interest in one or more of such affiliates, including the Company. If such offer is made and accepted, and the assets of the Company are utilized to finance the acquisition of Mr. Sneed's 50% membership interest in the Company, it could have a material impact on the financial condition or results of operations of the Company. However, neither the Company nor any of its affiliates is required to purchase Mr. Sneed's membership interest in the Company under the shareholders' agreement. As a result, the Company has not recorded a loss contingency related to this issue.



6. SUBSEQUENT EVENTS



    During July and August 2001, the Company acquired an interest in producing oil and gas properties located in Texas, New Mexico, and Mississippi for approximately $2.25 million. As of August 31, 2001, $1.75 million of these properties have been sold to the Income Fund Partnerships at cost.

                            APPENDIX A TO PROSPECTUS

                                    FORM OF
                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                        REEF GLOBAL ENERGY       , L.P.

                               TABLE OF CONTENTS

ARTICLE I  THE PARTNERSHIP..................................     A-1

  1.01  Organization........................................     A-1

  1.02  Partnership Name....................................     A-1

  1.03  Character of Business...............................     A-1

  1.04  Principle Place of Business.........................     A-1

  1.05  Term on Partnership.................................     A-1

  1.06  Filings.............................................     A-1

  1.07  Independent Activities..............................     A-2

  1.08  Definitions.........................................     A-2

ARTICLE II  CAPITALIZATION..................................    A-10

  2.01  Capital Contributions of the Managing General
    Partner and Initial Limited Partner.....................    A-10

  2.02  Initial Capital Contributions of the Investor
    Partners................................................    A-10

  2.03  Assessments.........................................    A-10

  2.04  Additional Contributions............................    A-11

  2.05  No Interest on Capital Contributions or Accounts....    A-11

  2.06  No Withdrawal of Contributions......................    A-11

  2.07  General Partners are Liable for Partnership
    Obligations.............................................    A-11

ARTICLE III  CAPITAL ACCOUNTS AND ALLOCATIONS...............    A-11

  3.01  Capital Accounts....................................    A-11

  3.02  Allocations of Profits, Losses, Revenues, and
    Expenses................................................    A-13

  3.03  Depletion...........................................    A-18

  3.04  Apportionment Among Partners........................    A-19

ARTICLE IV  DISTRIBUTIONS...................................    A-19

  4.01  Time of Distribution................................    A-19

  4.02  Distributions.......................................    A-19

  4.03  Capital Account Deficits............................    A-20

  4.04  Liability Upon Receipt of Distributions.............    A-20

ARTICLE V  ACTIVITIES.......................................    A-20

  5.01  Management..........................................    A-20

  5.02  Conduct of Operations...............................    A-20

  5.03  Acquisition of Sale and Leases......................    A-21

  5.04  Title to Leases.....................................    A-22

  5.05  Farmouts............................................    A-22

  5.06  Release, Abandonment, and Sale or Exchange of
    Property................................................    A-23

  5.07  Certain Transactions................................    A-23

ARTICLE VI  MANAGING GENERAL PARTNER........................    A-26

  6.01  Managing General Partner............................    A-26

  6.02  Authority of Managing General Partner...............    A-27

  6.03  Certain Restrictions on Managing General Partner's
    Power and Authority.....................................    A-28

  6.04  Indemnification of Managing General Partner.........    A-29

  6.05  Withdrawal..........................................    A-30

  6.06  Management Fee......................................    A-30

  6.07  Tax Matters and Financial Reporting Partner.........    A-30

ARTICLE VII  INVESTOR PARTNERS..............................    A-31

  7.01  Management..........................................    A-31

  7.02  Indemnification of Additional General Partners......    A-31

  7.03  Assignment of Units.................................    A-31

  7.04  Prohibited Transfers................................    A-33

  7.05  Withdrawal by Investor Partners.....................    A-33

  7.06  Removal of Managing General Partner.................    A-33

  7.07  Calling of Meetings.................................    A-34

  7.08  Additional Voting Rights............................    A-34

  7.09  Voting by Proxy.....................................    A-34

  7.10  Conversion of Additional General Partner Interests
    into Limited Partner Interests..........................    A-34

  7.11  Liability of Partners...............................    A-35

ARTICLE VIII  BOOKS AND RECORDS.............................    A-35

  8.01  Books and Records...................................    A-35

  8.02  Reports.............................................    A-36

  8.03  Bank Accounts.......................................    A-38

  8.04  Federal Income Tax Elections........................    A-38

ARTICLE IX  DISSOLUTION; WINDING-UP.........................    A-38

  9.01  Dissolution.........................................    A-38

  9.02  Liquidation.........................................    A-39

  9.03  Winding-Up..........................................    A-39

ARTICLE X  POWER OF ATTORNEY................................    A-40

  10.01  Managing General Partner as Attorney-in-Fact.......    A-40

  10.02  Nature as Special Power............................    A-41

ARTICLE XI  MISCELLANEOUS PROVISIONS........................    A-41

  11.01  Liability of Parties...............................    A-41

  11.02  Notices............................................    A-41

  11.03  Paragraph Headings.................................    A-41

  11.04  Severability.......................................    A-41

  11.05  Sole Agreement.....................................    A-41

  11.06  Applicable Law.....................................    A-41

  11.07  Execution in Counterparts..........................    A-42

  11.08  Waiver of Action for Partition.....................    A-42

  11.09  Amendments.........................................    A-42

  11.10  Consents to Allocations and Distributions..........    A-42

  11.11  Ratification.......................................    A-42

  11.12  Substitution of Signature Pages....................    A-42

  11.13  Incorporation by Reference.........................    A-42

                                    FORM OF
                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                        REEF GLOBAL ENERGY       , L.P.
                          A NEVADA LIMITED PARTNERSHIP


    This LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made as of this
day of             , 200 by and among Reef Partners LLC, a Texas limited
liability company, as Managing General Partner (the "Managing General Partner"), Michael J. Mauceli, an individual, as the Initial Limited Partner, and the persons whose names are set forth on attached Exhibit A, as additional general partners (the "Additional General Partners") or as limited partners (the "Limited Partners" and, collectively with Additional General Partners, the "Investor Partners"), pursuant to the provisions of the Nevada Uniform Limited Partnership Act (the "Act"), on the following terms and conditions:


                                   ARTICLE I
                                THE PARTNERSHIP

    1.01 ORGANIZATION. The parties to this Agreement hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Act and subject to the provisions of this Agreement.

    1.02  PARTNERSHIP NAME.  The name of the Partnership shall be REEF GLOBAL
ENERGY       , L.P., and all business of the Partnership shall be conducted in such name. The Managing General Partner may change the name of the Partnership upon ten days notice to the Investor Partners.


    1.03 CHARACTER OF BUSINESS. The principal business of the Partnership shall be:


        (i) to acquire Leases (as defined);

        (ii) to drill for oil, gas, hydrocarbons, and other minerals;

       (iii) to produce and sell oil, gas, hydrocarbons, and other minerals from such properties; and

        (iv) to invest and generally engage in any and all phases of the oil and gas business.

Such business purposes shall include without limitation the purchase, sale, acquisition, disposition, exploration, development, operation, and production of oil and gas properties of any character. The Partnership shall not acquire property in exchange for Units. Without limiting the foregoing, Partnership activities may be undertaken as principal, agent, general partner, syndicate member, joint venturer, participant, or otherwise.

    1.04 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be 1901 N. Central Expressway, Suite 300, Richardson, Texas 75080. The Managing General Partner may change the principal place of business of the Partnership to any other place upon ten days notice to the Investor Partners.

    1.05 TERM OF PARTNERSHIP. The Partnership shall commence on the date the Partnership is organized, and shall continue until terminated as provided in
Article IX. Notwithstanding the foregoing, if Investor Partners agreeing to purchase at least 50 Units ($1,000,000) have not subscribed and paid for their Units by the Offering Termination Date, then this Agreement shall be void in all respects, and all investments of the Investor Partners shall be promptly returned together with any interest earned thereon and without any deduction therefrom. The Units so purchased by the Managing General Partner and/or its affiliates will be counted toward satisfying the minimum subscription amount.

    1.06  FILINGS.

    (a) A Certificate of Limited Partnership (the "Certificate") has been filed in the office of the Secretary of State of Nevada in accordance with the provisions of the Act. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Nevada. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by the Act.

    (b) The Managing General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

    (c) The agent for service of process on the Partnership shall be Michael J. Mauceli or any successor as appointed by the Managing General Partner.

    (d) Upon the dissolution of the Partnership, the Managing General Partner (or any successor Managing General Partner) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

    1.07 INDEPENDENT ACTIVITIES. Each General Partner and each Limited Partner may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. However, except as otherwise provided herein, the Managing General Partner and its affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances. Neither this Agreement nor any activity undertaken pursuant to it shall prevent the Managing General Partner from engaging in such activities, or require the Managing General Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the Managing General Partner and the admission of each Investor Partner, each Investor Partner hereby waives, relinquishes, and renounces any such right or claim of participation. Notwithstanding the foregoing, the Managing General Partner still has an overriding fiduciary obligation to the Investor Partners.

    1.08 DEFINITIONS. Capitalized words and phrases used in this Agreement shall have the following meanings:


    (a) "Act" shall mean the Nevada Uniform Limited Partnership Act, as set forth in Nev. Rev. Stat. Section 88.010, et. seq., as amended from time to time (or any corresponding provisions of succeeding law).


    (b) "Additional General Partner" shall mean an Investor Partner who purchases Units as an additional general partner, and such partner's transferees and assigns. "Additional General Partners" shall mean all such Investor Partners. "Additional General Partner" shall not include, after a conversion, such Investor Partner who converts his interest into a Limited Partnership interest pursuant to Section 7.10.


    (c) "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.



    (d) "Affiliate" of a specified person means:


        (1) Any person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such specified person;

        (2) Any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person;

        (3) Any person directly or indirectly controlling, controlled by, or under common control with such specified person;

        (4) Any officer, director, trustee or partner of such specified person; and

        (5) If such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

    (e) "Agreement" or "Partnership Agreement" shall mean this Limited Partnership Agreement, as amended from time to time.

    (f) "Assessment" shall mean additional amounts of capital that may be requested from an Investor Partner in addition to its subscription commitment, where the failure to contribute such additional amounts may result in a reduction of the Investor Partner's interest in the Partnership pursuant to the provisions of Section 2.03 of this Agreement.

    (g) "Capital Account" shall mean, with respect to any Partner, the capital account maintained for such Partner pursuant to Section 3.01.

    (h) "Capital Available for Investment" shall mean the sum of all Capital Contributions of the Investor Partners and the Managing General Partner, net of total underwriting and brokerage discounts, commissions, and expenses, up to an aggregate of 15% of Subscriptions (which includes the Management Fee).

    (i) "Capital Contribution" shall mean, with respect to any Investor Partner, the total investment, including the original investment, assessments, and amounts reinvested, by an Investor Partner to the capital of the Partnership pursuant to Sections 2.02 and 2.03, and, with respect to the Managing General Partner and the Initial Limited Partner, the total investment, including the original investment, assessments, and amounts reinvested, to the capital of the Partnership pursuant to Section 2.01.


    (j) "Capital Expenditures" shall mean those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code.



    (k) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).



    (l) "Cost," when used with respect to the sale of property by the Managing General Partner or any of its affiliates to the Partnership, shall mean:


        (1) The sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses;

        (2) Title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property;

        (3) A pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and

        (4) Rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells that are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (4) shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification, When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.


    (m) "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.



    (n) "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.



    (o) "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing General Partner or its affiliates. Direct costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative costs, Operating Costs or property costs. Direct Costs may include the cost of services provided by the Managing General Partner or its affiliates if such services are provided pursuant to written contracts and in compliance with
Section 5.07(e) of the Partnership Agreement.



    (p) "Drilling and Completion Costs" shall mean all costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering system and of acquiring leasehold interests.



    (q) "Dry Hole" shall mean any well abandoned without having produced oil or gas in commercial quantities.



    (r) "Exploratory Well" shall mean a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known Prospect.



    (s) "Farmout" shall mean an agreement whereby the owner of the leasehold or working interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.



    (t) "General Partners" shall mean the Additional General Partners and the Managing General Partner.



    (u) "Gross Asset Value" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:


        (1) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

        (2) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (ii) the distribution by the Partnership of Property as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the Managing General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

        (3) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

        (4) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m) and
    Section 3.02(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section (4) to the extent the Managing General Partner determines that an adjustment pursuant to Subsection (2) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Subsection (4).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Subsection (1), (2) or (4), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.


    (v) "IDC" shall mean intangible drilling and development costs.



    (w) "Independent Expert" shall mean a person with no material relationship with the Managing General Partner or its affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner.



    (x) "Initial Limited Partner" shall mean Michael J. Mauceli or any successor to his interest.



    (y) "Investor Partner" shall mean any Person other than the Managing General Partner (i) whose name is set forth on attached Exhibit A as an Additional General Partner or as a Limited Partner, or who has been admitted as an additional or Substituted Investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a Unit. "Investor Partners" means all such Persons. All references in this Agreement to a majority in interest or a specified percentage of the Investor Partners shall mean Investor Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.



    (z) "Landowners Royalty Interest" shall mean an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.



    (aa) "Lease" shall mean full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses;
(iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.



    (bb) "Limited Partner" shall mean an Investor Partner who purchases Units as a Limited Partner, such partner's transferees or assignees, and an Additional General Partner who converts his interest to a limited partnership interest pursuant to the provisions of the Agreement. "Limited Partners" shall mean all such Investor Partners.

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    (cc)  "Management Fee" shall mean that fee to which the Managing General
Partner is entitled pursuant to Section 6.06.



    (dd) "Managing General Partner" shall mean Reef Partners LLC or its successors, in their capacity as the Managing General Partner.



    (ee)  Reserved.



    (ff) "Mcf" shall mean one thousand cubic feet of natural gas. "MMcf" shall mean one million cubic feet of natural gas.



    (gg) "Net Subscriptions" shall mean an amount equal to the total Subscriptions of the Investor Partners less the amount of Organization and Offering Costs of the Partnership.



    (hh) "Non-Capital Expenditures" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.



    (ii) "Nonrecourse Deductions" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Partnership fiscal year shall equal the net increase in the amount of Partnership Minimum Gain during that fiscal year reduced (but not below zero) by the aggregate distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treas. Reg.
Section 1.704-2(c).



    (jj) "Nonrecourse Liability" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall have the meaning set forth in Treas. Reg. Sections 1.704-2(b)(3) and 1.752-1(a)(2).



    (kk) "Offering Termination Date" shall mean December 31, 200 or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall elect.



    (ll) "Oil and Gas Interest" shall mean any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.



    (mm) "Operating Costs" shall mean expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.



    (nn) "Organization and Offering Costs" shall mean all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.



    (oo) "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

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    (pp)  "Partner Minimum Gain" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg.
Section 1.704-2(i).



    (qq) "Partner Nonrecourse Debt" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(4).



    (rr) "Partner Nonrecourse Deductions" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall have the meaning set forth in Treas. Reg. Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year shall equal the net increase in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year reduced (but not below zero) by proceeds of the liability distributed during that fiscal year to the Partner bearing the economic risk of loss for such liability that are both attributable to the liability and allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg.
Section 1.704-2(i)(3).



    (ss) "Partners" shall mean the Managing General Partner, the Initial Limited Partner and the Investor Partners. "Partner" shall mean any one of the Partners. All references in this Agreement to a majority interest or a specified percentage of the Partners shall mean Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.



    (tt) "Partnership" shall mean the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as provided in this Agreement.



    (uu) "Partnership Minimum Gain" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall have the meaning set forth in Treas. Reg. Sections 1.704-2(b)(2) and 1.704-2(d)(1).



    (vv)  Reserved.



    (ww) "Permitted Transfer" shall mean any transfer of Units satisfying the provisions of Section 7.03.



    (xx) "Person" shall mean any natural person, partnership, corporation, association, trust or other entity.



    (yy) "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:



        (1) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.08(yy) shall be added to such taxable income or loss;



        (2) Any expenditures of the Partnership described in Code
    Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Subsection (yy) shall be subtracted from such taxable income or loss;



        (3) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(t)(2) or Section 1.08(t)(3), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

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        (4) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;


        (5) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.08(1); and


        (6) Notwithstanding any other provisions of this Subsection (yy), any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses.



    (zz) "Prospect" shall mean a contiguous oil and gas leasehold estate (or a non-contiguous group of geologically related oil and gas leasehold estates), or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which the Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands that are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.



    (aaa) "prospectus" shall mean that prospectus (including any preliminary prospectus), of which this Agreement is a part, pursuant to which the Units are being offered and sold.



    (bbb) "Proved Developed Oil and Gas Reserves" shall mean the proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "Proved Developed Oil and Gas Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.



    (ccc) "Proved Oil and Gas Reserves" shall mean the estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.



        (1) Reservoirs are considered proved if economic productibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (i) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and
    (ii) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.


        (2) Reserves that can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

        (3) Estimates or proved reserves do not include the following: (i) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves;" (ii) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;
    (iii) crude oil, natural gas, and natural gas liquids, that may occur in undrilled Prospects; and (iv) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


    (ddd) "Proved Undeveloped Reserves" shall mean the reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.



    (eee) "Reservoir" shall mean a separate structural or stratigraphic trap containing an accumulation of oil or gas.



    (fff) "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:


        (1) A transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

        (2) A transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

           (i) voting rights;

           (ii) the term of existence of the Partnership;

          (iii) sponsor compensation; or

           (iv) the Partnership's investment objectives.


    (ggg) "Roll-Up Entity" shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed Roll-Up transaction.



    (hhh) "Subscription" shall mean the amount indicated on the Subscription Agreement that an Investor Partner has agreed to pay to the Partnership as his Capital Contribution.



    (iii) "Subscription Agreement" shall mean the Agreement, attached to the prospectus as Appendix B, pursuant to which a Person subscribes to Units in the Partnership.



    (jjj) "Substituted Investor Partner" shall mean any Person admitted to the Partnership as an Investor Partner pursuant to Section 7.03(c).



    (kkk) "Treas. Reg." or "Regulation" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).



    (lll) "Unit" shall mean an undivided interest of the Partners in the aggregate interest in the capital and profits of the Partnership. Each Unit represents Capital Contributions of $20,000 to the Partnership.

    (mmm) "Working Interest" shall mean an interest in an oil and gas leasehold that is subject to some portion of the costs of development, operation, or maintenance.


                                   ARTICLE II
                                 CAPITALIZATION

    2.01 CAPITAL CONTRIBUTIONS OF THE MANAGING GENERAL PARTNER AND INITIAL LIMITED PARTNER.


    (a) On or before the Offering Termination Date, the Managing General Partner, directly or indirectly through an affiliate, shall purchase at least 5% of the total Units issued by the Partnership to all Investor Partners. The Managing General Partner shall contribute to the capital of the Partnership the sum of $20,000 for each Unit purchased net of the management fee. In consideration of making such Capital Contribution, becoming a General Partner, subjecting its assets to the liabilities of the Partnership, and undertaking other obligations as herein set forth, the Managing General Partner shall receive the Managing General Partner's interest in the Partnership described in
Article III.


    (b) The Initial Limited Partner shall contribute $100 in cash to the capital of the Partnership. Upon the earlier to occur of the conversion of an Additional General Partner's interest into a Limited Partner's interest or the admission of a Limited Partner to the Partnership, the Partnership shall redeem in full, without interest or deduction, the Initial Limited Partner's Capital Contribution, and the Initial Limited Partner shall cease to be a Partner.

    2.02  INITIAL CAPITAL CONTRIBUTIONS OF THE INVESTOR PARTNERS.

    (a) Upon execution of this Agreement, each Investor Partner (whose names and addresses and number of Units to which Subscribed are set forth in Exhibit A) shall contribute to the capital of the Partnership the sum of $20,000 for each Unit purchased. The minimum subscription by an Investor Partner is one-quarter Unit ($5,000).

    (b) The contributions of the Investor Partners pursuant to Subsection 2.02(a) shall be in cash or by check subject to collection.

    (c) Until the Offering Termination Date and until such subsequent time as the contributions of the Investor Partners are invested in accordance with the provisions of the prospectus, all monies received from persons subscribing as Investor Partners (i) shall continue to be the property of the investor making such payment, (ii) shall be held in escrow for such investor in the manner and to the extent provided in the prospectus, and (iii) shall not be commingled with the personal monies or become an asset of the Managing General Partner or the Partnership.

    (d) Upon the original sale of Units by the Partnership, subscribers shall be admitted as Partners no later than 15 days after the release from the escrow account of the Capital Contributions to the Partnership, in accordance with the terms of the prospectus; subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt; if rejected, all subscription monies shall be returned to the subscriber forthwith.

    (e) Except as provided in Section 4.03, any proceeds of the offering of Units for sale pursuant to the prospectus not used, committed for use, or reserved as operating capital in the Partnership's operations within one year after the closing of such offering shall be distributed pro rata to the Investor Partners as a return of capital and the Managing General Partner shall reimburse such Investor Partners for selling expenses, management fees, and offering expenses allocable to the return of capital.

    (f) Until proceeds from the offering are invested in the Partnership's operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills. Any such income shall be allocated pro rata to the Investor Partners providing such capital contributions.

    2.03 ASSESSMENTS. Under the circumstances described in this Section 2.03, the Managing General Partner may call for Assessments to be made upon the Investor Partners. In no case shall the Investor Partners be required or obligated to pay money to the Partnership in regard to the Assessments nor shall any Investor Partner's Units be subject to forfeiture for any failure to pay any Assessment. However, if an Investor Partner fails or refuses to pay an Assessment when called for by the Managing General Partner, the interest of the Investor Partner in the Partnership (the "Non-Paying Units") shall be subject to certain reductions or charges to be incurred or paid in favor of any other Investor Partner or new Partner who pays such Assessments on behalf of such Units.

    (a) MAXIMUM ASSESSMENTS. Assessments combined shall not exceed $20,000 per Unit (that is, 100% of the initial subscriptions to the Partnership).

    (b) PURPOSE OF ASSESSMENTS. All Assessments shall be made solely for the purpose of conducting subsequent operations on Prospects upon which evaluation had begun during the Partnership's initial operations, or on leases sufficiently related to such Prospects as to merit, in the Managing General Partner's judgment, additional operations to fully develop those Prospects.


    (c) CHARGES FOR REFUSAL OR FAILURE TO PAY ASSESSMENTS. If an Investor Partner refuses or fails to pay any Assessment for the purpose of drilling or completing a well then such Investor Partner's percentage interest in the revenues derived from the wells drilled and/or completed with the proceeds of the Assessment shall be reduced based on the ratio of the Investor Partner's unpaid Assessment to all Capital Contributions used for such drilling and/or completion.


    (d) CONDITIONS APPLICABLE TO ALL ASSESSMENTS. In order to make any Assessment, the Managing General Partner shall include with the call for such Assessment a statement of the purpose and intended use of the proceeds from such Assessment, a statement of the reduction to be imposed for election of the Investor Partner not to pay the Assessment, and to the extent practicable, a summary of pertinent geological data on the relevant properties to which the Assessments relate and any other information material to an Investor Partner's decision to fund the Assessment.


    2.04 ADDITIONAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, no Investor Partner shall be required or obligated to contribute any capital to the Partnership, or be subject to any charge for failure to make any capital contribution, other than as provided in Section 2.02 and 2.03. Furthermore, no Investor Partner shall be obligated to lend any funds to the Partnership.


    2.05 NO INTEREST ON CAPITAL CONTRIBUTIONS OR ACCOUNTS. No interest shall be paid on any capital contributed to the Partnership pursuant to this Article II.

    2.06 NO WITHDRAWALS OF CONTRIBUTIONS. Except as otherwise provided herein, no Partner, other than the Initial Limited Partner as authorized herein, may withdraw his Capital Contribution.


    2.07 GENERAL PARTNERS ARE LIABLE FOR PARTNERSHIP OBLIGATIONS. General Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with Nevada law. Any General Partner who converts his interest into that of a Limited Partner retains liability as a General Partner for the time period during which he was a General Partner.


                                  ARTICLE III
                        CAPITAL ACCOUNTS AND ALLOCATIONS

    3.01  CAPITAL ACCOUNTS.

    (a) GENERAL. A separate Capital Account shall be established and maintained for each Partner on the books and records of the Partnership. Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b) and any inconsistency between the provisions of this Section 3.01 and such regulation shall be resolved in favor of the regulation. In the event the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the Partners), are computed in order to comply with such regulations, the Managing General Partner may make such modification. The Managing General Partner also shall:

        (1) Make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treas. Reg.
    Section 1.704-1(b)(2)(iv)(q), and

        (2) Make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg.
    Section 1.704-1(b).

    (b) INCREASES TO CAPITAL ACCOUNTS. Each Partner's Capital Account shall be credited with:

        (1) The amount of money contributed by him to the Partnership;

        (2) The amount of any Partnership liabilities that are assumed by him (within the meaning of Treas. Reg. Section 1.704-1(b)(2)(iv)(c)), but not by increases in his share of Partnership liabilities within the meaning of Code
    Section 752(a); and

        (3) Allocations to him of Partnership Profits (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value).


The Regulations also provide that each Partner's Capital Account shall be credited with the Gross Asset Value of property contributed by him to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Code Section 752); but under the terms of this Agreement all contributions by any Partner to the Partnership must be made in cash, not in property.


    (c) DECREASES TO CAPITAL ACCOUNTS. Each Partner's Capital Account shall be debited with:

        (1) The amount of money distributed to him by the Partnership;

        (2) The amount of his individual liabilities that are assumed by the Partnership (other than liabilities described in Treas. Reg.
    Section 1.704-1(b)(2)(iv)(b)(2) that are assumed by the Partnership and other than decreases in his share of Partnership liabilities within the meaning of Code Section 752(b));

        (3) The Gross Asset Value of property distributed to him by the Partnership (net of liabilities securing such distributed property that he is considered to assume or take subject to under Code Section 752);

        (4) Allocations to him of expenditures of the Partnership not deductible in computing Partnership taxable income and not properly chargeable to Capital Account (as described in Code Section 705(a)(2)(B)); and

        (5) Allocations to him of Partnership Losses (or item thereof), including loss and deduction described in Treas. Reg.
    Section 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value), but excluding items described in (4) above and excluding loss or deduction described in Treas. Reg. Section 1.704-1(b)(4)(iii) (relating to excess percentage depletion).

    (d)  ADJUSTMENTS TO CAPITAL ACCOUNTS RELATED TO DEPLETION.

        (1) Solely for purposes of maintaining the Capital Accounts, each year the Partnership shall compute (in accordance with Treas. Reg.
    Section 1.704-1(b)(2)(iv)(k)) a simulated depletion allowance for each oil and gas property using that method, as between the cost depletion method and the percentage depletion method (without regard to the limitations of Code
    Section 613A(c)(3) which theoretically could apply to any Partner), which results in the greatest simulated depletion allowance. The simulated depletion allowance with respect to each oil and gas property shall reduce the Partners' Capital Accounts in the same proportion as the Partners were allocated adjusted basis with respect to such oil and gas property under
    Section 3.03(a). In no event shall the Partnership's aggregate simulated depletion allowance with respect to an oil and gas property exceed the Partnership's adjusted basis in the oil and gas property (maintained solely for Capital Account purposes).

        (2) Upon the taxable disposition of an oil and gas property by the Partnership, the Partnership shall determine the simulated (hypothetical) gain or loss with respect to such oil and gas property (solely for Capital Account purposes) by subtracting the Partnership's simulated adjusted basis for the oil and gas property (maintained solely for Capital Account purposes) from the amount realized by the Partnership upon such disposition. Simulated adjusted basis shall be determined by reducing the adjusted basis by the aggregate simulated depletion charged to the Capital Accounts of all Partners in accordance with Section 3.01(d)(1). The Capital Accounts of the Partners shall be adjusted upward by the amount of any simulated gain on such disposition in proportion to such Partners' allocable share of the portion of total amount realized from the disposition of such property that exceeds the Partnership's simulated adjusted basis in such property. The Capital Accounts of the Partners shall be adjusted downward by the amount of any simulated loss in proportion to such Partners' allocable shares of the total amount realized from the disposition of such property that represents recovery of the Partnership's simulated adjusted basis in such property.

    (e) RESTORATION OF NEGATIVE CAPITAL ACCOUNTS. Except as otherwise provided in this Agreement, neither the Initial Limited Partner nor any other Limited Partner shall be obligated to the Partnership or to any other Partner to restore any negative balance in his Capital Account, except for those Limited Partners who converted from General Partner status, and in such case only to the extent such Partners had negative capital account balances in their Capital Accounts at the time of such conversion and such negative balances have not been previously restored through subsequent allocations of credits or contributions to the Partnership by such Partner. The Managing General Partner and all Additional General Partners shall be obligated to restore the deficit balance in their Capital Accounts.

    3.02  ALLOCATION OF PROFITS, LOSSES, REVENUES, AND EXPENSES.

    (a)  GENERAL.  Except as otherwise provided in this Section 3.02 or in
Section 3.03, Profits shall be allocated as follows:


    (i) first to the Units in an amount equal to the excess, if any, of (A) the cumulative Losses allocated to the Units pursuant to (a)(vi) below for all prior fiscal years plus (B) the cumulative specially allocated deductions allocated to the Units pursuant to Section 3.02(a)(1)-(6) below for all prior fiscal years; over the cumulative Profits allocated to Units pursuant to this Section 3.02(a)(i) for all prior fiscal years;



    (ii) next to the Managing General Partner in an amount equal to the excess, if any, of the cumulative Losses and specially allocated deductions allocated to the Managing General Partner for all prior fiscal years to avoid the creation or increase of any Limited Partner Capital Account Deficit pursuant to Section 3.02(b); over the cumulative Profits allocated to the Managing General Partner pursuant to this
         Section 3.02(a)(ii) for all prior fiscal years; and



   (iii) the balance shall be allocated 89% to the Units and 11% to the Managing General Partner.

Except as otherwise provided in this Section 3.02 or in Section 3.03, Losses shall be allocated as follows:


    (iv) 89% to the Units and 11% to the Managing General Partner in an amount equal to the excess, if any, of the cumulative Profits allocated pursuant to Section 3.02(a)(iii) above for all prior fiscal years over the cumulative Losses allocated pursuant to this Section 3.02(a)(iv) for all prior fiscal years;



    (v) next to the Managing General Partner to extent necessary to prevent the creation or increase of any Limited Partner Capital Account Deficit pursuant to Section 3.02(b); and


    (vi) the balance shall be allocated 100% to the Units.


If the Partnership acquires producing oil and gas interests and the value of such interests is materially in excess of the combined cost of (i) such interests and (ii) related non-producing interests acquired by the Partnership in the same acquisition transaction, the Managing General Partner's interest with respect to such producing interests shall be limited to 11% for the producing life of such properties. These provisions regarding interests that were producing oil or gas at the time of their acquisition are referred to as "Production Acquisition" provisions. Notwithstanding the foregoing allocations, the following special allocations shall be made:



        (1) IDC and recapture of IDC shall be allocated 99% to the Units issued by the Partnership and 1% to the Managing General Partner (the Managing General Partner shall purchase at least 5% of the Units issued by the Partnership and such Units shall bear their pro-rata share of IDC).


        (2) Deductions with respect to Organization and Offering Costs net of commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be allocated by the Managing General Partner. Deductions with respect to commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be allocated 100% to the Units; except that Organization and Offering Costs including such commissions, expenses and fees, in excess of 15% of Subscriptions shall be allocated 100% to the Managing General Partner and 0% to the Investor Partners.

        (3) Deductions with respect to the Management Fee shall be allocated 100% to the Units.


        (4) Deductions with respect to Costs of Leases and Costs of tangible equipment, including depreciation or cost recovery benefits, shall be allocated 99% to the Units and 1% to the Managing General Partner.



        (5) Deductions with respect to Drilling and Completion Costs shall be allocated 99% to the Units and 1% to the Managing General Partner.


        (6) Deductions with respect to Direct Costs and Operating Costs attributable to oil or gas interests to which the Production Acquisition provisions of Section 3.02(a) apply, shall always be allocated in the same proportion in which Profits from such interests are allocated.

        (7) In no case shall any expenditure be counted more than one time for the purpose of any allocation described above.

    (b)  CAPITAL ACCOUNT DEFICITS.  Notwithstanding anything to the contrary in
Section 3.02(a), no Limited Partner shall be allocated any item to the extent that such allocation would create or increase a deficit in such Limited Partner's Capital Account.

        (1) OBLIGATIONS TO RESTORE. For purposes of this Section 3.02(b), in determining whether an allocation would create or increase a deficit in a Partner's Capital Account, such Capital Account shall be reduced for those items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5), and
    (6) and shall be increased by any amounts which such Partner is obligated to restore or is deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5).

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    Further, such Capital Accounts shall otherwise meet the requirements of
    Treas. Reg. Section 1.704-1(b)(2)(ii)(d).


        (2) REALLOCATIONS. Any loss or deduction of the Partnership, the allocation of which to any Partner is prohibited by this Section 3.02(b), shall be reallocated to those Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(1)) (excluding any Capital Account balances allocable to or attributable to the Managing General Partner's carried interest) in the proportion that the positive balance of each such Partner's adjusted Capital Account bears to the aggregate balance of all such Partners' adjusted Capital Accounts, with any remaining losses or deductions being allocated to the Managing General Partner. No reallocations of losses shall be made to the Managing General Partner in regard to its Managing General Partner's carried interest.


        (3) QUALIFIED INCOME OFFSET. In the event any Investor Partner unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations) the total of the deficit balance in his Capital Account (as adjusted in Section 3.02(b)(1)) created by such adjustments, allocations, or distributions, provided that an allocation pursuant to this
    Section 3.02(b)(3) shall be made if and only to the extent that such Partner would have a deficit in his Capital Account (as adjusted in Section 3.02(b)(1)) after all other allocations provided for in this Article III have been tentatively made as if this Section 3.02(b)(3) were not in the Agreement.

        (4) GROSS INCOME ALLOCATIONS. In the event a Limited Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of


        (i) The amount such Partner is obligated to restore pursuant to any provision of this Agreement, and


        (ii) The amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg.
             Sections 1.704-2(g)(1) and 1.704-2(i)(5),

    such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.02(b)(4) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.02(b)(3) and this
    Section 3.02(b)(4) were not in the Agreement.


    (c)  MINIMUM GAIN CHARGEBACK.  Notwithstanding any other provision of this
Section 3.02, if there is a net decrease in Partnership Minimum Gain during any taxable year, pursuant to Treas. Reg. Section 1.704-2(f)(1), all Partners shall be allocated items of Partnership income and gain for that year equal to that Partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treas. Reg. Section 1.704-2(g)(2)). Notwithstanding the preceding sentence, no such chargeback shall be made to the extent one or more of the exceptions and/or waivers provided for in Treas. Reg. Section 1.704-2(f)(2)-(5) applies. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(f)(6). This Section 3.02(c) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this
Section 3.02(c) only, each Partner's Capital Account (as adjusted in
Section 3.02(b)(1)) shall be determined prior to any other allocations pursuant to this Article III with respect to such tax year and without regard to any net decrease in Partner Minimum Gain during such tax year.



    (d) PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article III except Section 3.02(c), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, rules similar to those contained in Section 3.02(c) shall apply in a manner consistent with Treas. Reg. Section 1.704-2(i)(4). This
Section 3.02(d) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 3.02(d), each person's Capital Account deficit (as so adjusted) shall be determined prior to any other allocations pursuant to this Article III with respect to such fiscal year, other than allocations pursuant to Section 3.02(c).


    (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners (in proportion to their Units), in accordance with Treas. Reg. Section 1.704-2.

    (f) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg. Section 1.704-2(i).

    (g) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or
Section 743(b) is required, pursuant to Treas. Reg.
Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

    (h)  CURATIVE ALLOCATIONS.

        (1) The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 3.02(h)(2), the "Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(3), and the "Partner Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(4).

        (2) The "Basic Regulatory Allocations" consist of allocations pursuant to Section 3.02(b)(2), (3), and (4). Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 3.02(h)(2) shall only be made with respect to allocations pursuant to Section 3.02(g) to the extent the Managing General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

        (3) The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Section 3.02(c) and 3.02(e). Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(3) shall be made prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (ii) allocations pursuant to this
    Section 3.02(h)(3) shall be deferred to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(c).

        (4) The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 3.02(d) and 3.02(f). Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(4) shall be made with respect to allocations pursuant to Section 3.02(f) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and
    (ii) allocations pursuant to this Section 3.02(h)(4) shall be deferred with respect to allocations pursuant to Section 3.02(f) relating to a particular Partner Nonrecourse Debt to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(d).

        (5) The Managing General Partner shall have reasonable discretion with respect to each Partnership fiscal year, to apply the provisions of Sections 3.02(h)(2), (3), and (4) among the Partners in a manner that is likely to minimize such economic distortions.

    (i) OTHER ALLOCATIONS. Except as otherwise provided in this Agreement, all items of Partnership income, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Investor Partners in the same proportions as they share Profits or Losses, as the case may be, for the year.

    (j) AGREEMENT TO BE BOUND. The Partners are aware of the income tax consequences of the allocations made by this Section 3.02 and hereby agree to be bound by the provisions of this Section 3.02 in reporting their shares of Partnership income and loss for income tax purposes.


    (k) EXCESS NONRECOURSE LIABILITIES. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treas. Reg. Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: the Partners, 89% (in proportion to their Units) and the Managing General Partner, 11%.


    (l) ALLOCATION VARIATIONS. The Managing General Partner shall have the authority to vary allocations to preserve and protect the intention of the Partners as follows:

        (1) It is the intention of the Partners that each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) shall be determined and allocated in accordance with this Article III to the fullest extent permitted by Code Section 704(b). In order to preserve and protect the allocations provided for in this Article III, the Managing General Partner shall have the authority to allocate income, gain, loss, deduction or credit (or any item thereof) arising in any year differently than that expressly provided for in this Article III, if and to the extent that determining and allocating income, gain, loss, deduction or credit (or any item thereof) in the manner expressly provided for in this Article III would cause the allocations of each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) not to be permitted by Code Section 704(b) and the Regulations promulgated thereunder. Any allocation made pursuant to this Section 3.02(l) shall be deemed to be a complete substitute for any allocation otherwise expressly provided for in this Article III, and no amendment of this Agreement or further consent of any Partner shall be required therefor.

        (2) In making any such allocation (the "new allocation") under this
    Section 3.02(l) the Managing General Partner shall be authorized to act only after having been advised by the Partnership's accountants and/or counsel that, under Code Section 704(b) and the Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise expressly provided for in this
    Article III which is necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) is determined and allocated in accordance with this Article III to the fullest extent permitted by Code Section 704(b) and the Regulations thereunder.

        (3) If the Managing General Partner is required by this Section 3.02(l) to make any new allocation in a manner less favorable to the Investor Partners than is otherwise expressly provided for in this Article III, then the Managing General Partner shall have the authority, only after having been advised by the Partnership's accountants and/or counsel that they are permitted by Code Section 704(b), to allocate income, gain, loss, deduction or credit (or any item thereof) arising in later years in such a manner as will make the allocations of income, gain, loss, deduction or credit (or any item thereof) to the Investor Partners as comparable as possible to the allocations otherwise expressly provided for or contemplated by this Article III.

        (4) Any new allocation made by the Managing General Partner under this
    Section 3.02(l) in reliance upon the advice of the Partnership's accountants and/or counsel shall be deemed to be made pursuant to the fiduciary obligation of the Managing General Partner to the Partnership and the Investor Partners, and no such new allocation shall give rise to any claim or cause of action by any Investor Partner.


    (m) TAX ALLOCATIONS. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.08(u)(1)).



    In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(u)(2), subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.



    Any elections or other decisions relating to such allocations shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
Section 3.02(m) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.


    3.03  DEPLETION.

    (a) The depletion deduction with respect to each oil and gas property of the Partnership shall be computed separately for each Partner in accordance with Code Section 613A(c)(7)(D) for federal income tax purposes. For purposes of such computation, the adjusted basis of each oil and gas property shall be allocated in accordance with the Partners' interests in the capital of the Partnership. Among the Investor Partners, such adjusted basis shall be apportioned among them in accordance with the number of Units held.

    (b) Upon the taxable disposition of an oil or gas property by the Partnership, the amount realized from and the adjusted basis of such property shall be allocated among the Partners (for purposes of calculating their individual gain or loss on such disposition for federal income tax purposes) as follows:

        (1) The portion of the total amount realized upon the taxable disposition of such property that represents recovery of its simulated adjusted tax basis therein (as calculated pursuant to Section 3.01(d)) shall be allocated to the Partners in the same proportion as the aggregate adjusted basis of such property was allocated to such Partners (or their predecessors in interest) pursuant to Section 3.03(a); and

        (2) The portion of the total amount realized upon the taxable disposition of such property that represents the excess over the simulated adjusted tax basis therein shall be allocated in accordance with the provisions of Section 3.02 as if such gain constituted an item of Profit.

    3.04  APPORTIONMENT AMONG PARTNERS.


    (a) Except as otherwise provided in this Agreement, all allocations and distributions to the Investor Partners and the Managing General Partner shall be apportioned among them pro rata based on Units held by the Partners.


    (b) For purposes of Section 3.04(a), an Investor Partner's pro rata share in Units shall be calculated as of the end of the taxable year for which such allocation has been made; provided, however, that if a transferee of a Unit is admitted as an Investor Partner during the course of the taxable year, the apportionment of allocations and distributions between the transferor and transferee of such Unit shall be made in the manner provided in
Section 3.04(c).

    (c) If, during any taxable year of the Partnership, there is a change in any Partner's interest in the Partnership, each Partner's allocation of any item of income, gain, loss, deduction, or credit of the Partnership for such taxable year, other than "allocable cash basis items" shall be determined by taking into account the varying interests of the Partners pursuant to such method as is permitted by Code Section 706(d) and the regulations thereunder. Each Partner's share of "allocable cash basis items" shall be determined in accordance with Code Section 706(d)(2) by (i) assigning the appropriate portion of each item to each day in the period to which it is attributable, and (ii) allocating the portion assigned to any such day among the Partners in proportion to their interests in the Partnership at the close of such day. "Allocable cash basis item" shall have the meaning ascribed to it by Code Section 706(d)(2)(B) and the regulations thereunder.

                                   ARTICLE IV
                                 DISTRIBUTIONS


    4.01 TIME OF DISTRIBUTION. Cash available for distribution shall be determined by the Managing General Partner. The Managing General Partner shall distribute, in its discretion, such cash deemed available for distribution, but such determinations shall be made not less frequently than quarterly.


    4.02  DISTRIBUTIONS.


    (a) All distributions (other than those made to wind up the Partnership in accordance with Section 9.03) initially shall be made 89% to the Investor Partners in regard to, and in proportion to, the Units owned by them and 11% to the Managing General Partner.



    (b) The Partnership shall not require that Investor Partners reinvest their share of cash available for distribution in the Partnership. In no event shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to such revenues. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with distributions to Investor Partners and only out of funds properly allocated to the Managing General Partner's account.

    4.03 CAPITAL ACCOUNT DEFICITS. No distributions shall be made to any Investor Partner to the extent such distribution would create or increase a deficit in such Investor Partner's Capital Account (as adjusted in Section 3.02(b)(1)). Any distribution which is hereby prohibited shall be made to those Investor Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(1)) in the proportion that the positive balance of each such Investor Partner's adjusted Capital Account bears to the aggregate balance of all such Investor Partners' adjusted Capital Accounts.

    4.04  LIABILITY UPON RECEIPT OF DISTRIBUTIONS.

    (a) If a Partner has received a return of any part of his Capital Contribution without violation of the Partnership Agreement or the Act, he is liable to the Partnership for a period of one year thereafter for the amount of such returned contribution, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the Capital Contribution was held by the Partnership.

    (b) If a Partner has received a return of any part of his Capital Contribution in violation of either the Partnership Agreement or the Act, he is liable to the Partnership for a period of six years thereafter for the amount of the Capital Contribution wrongfully returned.

    (c) A Partner receives a return of his Capital Contribution to the extent that the distribution to him reduces his share of the fair value of the net assets of the Partnership below the value, as set forth in the records required to be kept by Nevada law, of his Capital Contribution which has not been distributed to him.

                                   ARTICLE V
                                   ACTIVITIES

    5.01 MANAGEMENT. The Managing General Partner shall conduct, direct, and exercise full and exclusive control over all activities of the Partnership. Investor Partners shall have no power over the conduct of the affairs of the Partnership or otherwise commit or bind the Partnership in any manner. The Managing General Partner shall manage the affairs of the Partnership in a prudent and businesslike fashion and shall use its best efforts to carry out the purposes and character of the business of the Partnership.

    5.02  CONDUCT OF OPERATIONS.

    (a) Operations of the Partnership shall be conducted as follows:

        (1) The Managing General Partner shall establish a program of operations for the Partnership.

        (2) The Investor Partners agree to participate in the Partnership's program of operations as established by the Managing General Partner; provided, that no well drilled to the point of setting casing need be completed if, in the Managing General Partner's opinion, such well is unlikely to be productive of oil or gas in quantities sufficient to justify the expenditures required for well completion. The Partnership may and it is expected that it will participate with others in the drilling of wells and it may enter into joint ventures, partnerships, or other such arrangements.

    (b) All transactions between the Partnership and the Managing General Partner or its affiliates shall be on terms no less favorable than those terms which could be obtained between the Partnership and independent third parties dealing at arm's-length, subject to the provisions of Section 5.07.


    (c) The Partnership shall not participate in any joint operations on any co-owned Lease unless there has been acquired or reserved on behalf of the Partnership the right to take in-kind or separately dispose of its proportionate share of the oil and gas produced from such Lease exclusive of production which may be used in development and production operations on the Lease and production unavoidably lost, and, if an affiliate of the Managing General Partner is the operator of such Lease, the Managing General Partner has entered into written agreements with every other person or entity owning any working or operating interest reserving to such person or entity a similar right to take in-kind, unless, in the opinion of counsel to the Partnership, the failure to reserve such right to take in-kind will not result in the Partnership being treated as a member of an association taxable as a corporation for federal income tax purposes.


    (d) The relationship of the Partnership and the Managing General Partner (or any affiliate retaining or acquiring an interest) as co-owners in Leases, except to the extent superseded by an operating agreement consistent with the preceding paragraph and except to the extent inconsistent with this Partnership Agreement, shall be governed by the AAPL Form 610 Model Operating Agreement-1982, with a provision reserving the right to take production in-kind and with a current accounting procedure promulgated by the Council of Petroleum Accountant Societies of North America to govern as the accounting procedures under such operating agreement.

    (e) The Managing General Partner may designate or agree to (and enter into written Agreements with and for) such other Persons as it deems appropriate to conduct the actual drilling and producing operations of the Partnership.


    (f) In the event that any affiliate of the Managing General Partner serves as an operator on any partnership wells, it will do so pursuant to a model form operating agreement issued by the American Association of Petroleum Landmen and an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America. Such affiliate shall receive fees not in excess of the competitive rate for the area, typically in the form of per well charges for each producing well.


    (g) The Managing General Partner shall be reimbursed by the Partnership for Direct Costs and Administrative Costs incurred and paid by it. All other expenses shall be borne by the Partnership.

    (h) The Managing General Partner and its affiliates may but are not required to enter into other transactions (embodied in a written contract) with the Partnership, such as providing services, supplies, and equipment, and shall be entitled to compensation for such services at prices and on terms that are competitive in the geographic area of operations.

    (i) The Partnership shall make no loans to the Managing General Partner or any affiliate thereof.

    (j) Neither the Managing General Partner nor any affiliate shall loan any funds to the Partnership.

    (k) The funds of the Partnership shall not be commingled with the funds of any other Person.

    (l) Notwithstanding any provision herein to the contrary, no creditor shall receive, as a result of making any loan, a direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.

    (m) The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. Except as permitted under Section (II)(H)(3) of the North American Securities Administrators Association Statement of Policy on Oil and Gas Programs, no agreement (including this Agreement) between the Managing General Partner and the Partnership shall limit any fiduciary duty to the Partnership owed by the Managing General Partner under any applicable law.

    5.03  ACQUISITION AND SALE OF LEASES.


    (a) To the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner, the remainder of the interest in such Lease may at certain times be held by the Managing General Partner which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of such remaining interest. Profits from such exploitation and/or disposition shall be for the benefit of the Managing General Partner to the exclusion of the Partnership. Any Leases acquired by the

Partnership from the Managing General Partner shall be acquired only at the Managing General Partner's Cost, unless the Managing General Partner shall have reason to believe that Cost is in excess of the fair market value of such property, in which case the price shall not exceed the fair market value. The Managing General Partner shall obtain an appraisal from a qualified independent expert with respect to sales of properties of the Managing General Partner and its affiliates to the Partnership. Neither the Managing General Partner nor any affiliate shall acquire or retain any carried, reversionary, or Overriding Royalty Interest on the Lease interests acquired by the Partnership, nor shall the Managing General Partner enter into any farmout arrangements with respect to its retained interest, except as provided in Section 5.05.


    (b) The Partnership shall acquire only Leases, and parts thereof, reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

    5.04  TITLE TO LEASES.

    (a) Record title to each Lease acquired by the Partnership may be temporarily held in the name of the Managing General Partner, or in the name of any nominee designated by the Managing General Partner, as agent for the Partnership until a productive well is completed on a Lease. Thereafter, record title to Leases shall be assigned to and placed in the name of the Partnership if such assignment is practical and permissible under the circumstances and local law and regulations. The Partnership may enter into written agreements with the Managing General Partner to explore and/or develop mineral properties located outside of the United States subject to concessions or production sharing agreements or other agreements where it is not possible or practical to cause record title of the Partnership's interest in such properties to be placed in the name of the Partnership. In such case the record title (or concession or production sharing agreement or other agreement) may be held by a special nominee entity organized by the Managing General Partner provided that the sole purpose of the entity is to hold record title to oil and gas properties and it does not engage in any other business or incur any other liabilities. In addition, the Managing General Partner shall obtain either a ruling from the Internal Revenue Service or an opinion of tax counsel to the effect that such arrangement shall not change the ownership status of the Partnership for federal income tax purposes.

    (b) The Managing General Partner shall take the necessary steps in its best judgment to render title to the Leases to be assigned to the Partnership acceptable for the purposes of the Partnership. No operation shall be commenced on any Prospect acquired by the Partnership unless the Managing General Partner is satisfied that the undertaking of such operation would be in the best interest of Investor Partners and the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements and shall not be liable to the Partnership or the Investor Partners for any mistakes of judgment unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were not the result of negligence by the Managing General Partner; nor shall the Managing General Partner or its affiliates be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to any Lease assigned to the Partnership or the extent of the interest covered thereby.

    5.05  FARMOUTS.

    (a) No Partnership Lease shall be farmed out, sold, or otherwise disposed of unless the Managing General Partner, exercising the standard of a prudent operator, determines that:

        (1) The Partnership lacks sufficient funds to drill on such Lease and is unable to obtain suitable financing;

        (2) The Leases have been downgraded by events occurring after assignment to the Partnership;

        (3) Drilling on the Leases would result in an excessive concentration of Partnership funds creating, in the Managing General Partner's opinion, undue risk to the Partnership; or

        (4) The farmout is in the best interests of the Partnership.

    (b) Farmouts between the Partnership and the Managing General Partner or its affiliates, including any other affiliated limited partnership, shall be effected on terms deemed fair by the Managing General Partner. The Managing General Partner, exercising the standard of a prudent operator, shall determine that the farmout is in the best interest of the Partnership and the terms of the farmout are consistent with and, in any case, no less favorable to the Partnership than those utilized in the geographic area of operations for similar arrangements. The respective obligations and revenue sharing of all affiliated parties to the transactions shall be substantially the same, and the compensation arrangement or any other interest or right of either the Managing General Partner or its affiliates shall be substantially the same in each participating partnership or, if different, shall be reduced to reflect the lower compensation arrangement.

    5.06 RELEASE, ABANDONMENT, AND SALE OR EXCHANGE OF PROPERTIES. Except as provided elsewhere in this Article V and in Section 6.03, the Managing General Partner shall have full power to dispose of the production and other assets of the Partnership, including the power to determine which Leases shall be released or permitted to terminate, those wells to be abandoned, whether any Lease or well shall be sold or exchanged, and the terms therefor.

    5.07  CERTAIN TRANSACTIONS.

    (a) Whenever the Managing General Partner or its affiliates sell, transfer, or assign an interest in a Prospect to the Partnership, they shall assign to the Partnership an equal proportionate interest in each of the Leases comprising the Prospect. If the Managing General Partner or its affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its affiliates is identical to or less than their interest in the Partnership) subsequently propose to acquire an interest in a Prospect in which the Partnership possesses an interest or in a Prospect abandoned by the Partnership within one year preceding such proposed acquisition, the Managing General Partner or its affiliates shall offer an equivalent interest therein to the Partnership; and, if funds, including borrowings, are not available to the Partnership to enable it to consummate a purchase of an equivalent interest in such property and pay the development costs thereof, neither the Managing General Partner nor any of its affiliates shall acquire such interest or property. The term "abandoned" shall mean the termination, either voluntarily or by operation of the Lease or otherwise, of all of the Partnership's interest in the Prospect. These limitations shall not apply after the lapse of five years from the date of formation of the Partnership.


    (b) The geological limits of a Prospect shall be enlarged or contracted on the basis of subsequently acquired geological data that further defines the productive limits of the underlying oil and/or gas reservoir and shall include all of the acreage determined by such subsequent data to be encompassed by such reservoir; further, where the Managing General Partner or its affiliate owns a separate property interest in such enlarged area, such interest shall be sold to the Partnership if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to such separate property interest; provided, however, that the Partnership shall not be required to expend additional funds unless they are available from the initial capitalization of the Partnership or if the Managing General Partner believes it is prudent to borrow for the purpose of acquiring such additional acreage.


    (c) The Partnership shall not purchase properties from or sell properties to any other affiliated partnership. This prohibition, however, shall not apply to transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee's obligation to conduct drilling activities on such property or to joint ventures among such affiliated partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its affiliates is the same in each affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner is reduced to reflect the lower compensation arrangement.

    (d) During the existence of the Partnership, and before it has ceased operations, neither the Managing General Partner nor any of its affiliates (excluding another partnership where the Managing General Partner's or its affiliates' interest in such partnership is identical to or less than their interest in the Partnership) shall acquire, retain, or drill for their own account any oil and gas interest in any Prospect in which the Partnership possesses an interest, except for transactions whereby the Managing General Partner or such affiliate acquires or retains a proportionate Working Interest, the respective obligations of the Managing General Partner or the affiliate and the Partnership are substantially the same after the sale of the interest to the Partnership, and the Managing General Partner's or affiliate's interest in revenues does not exceed the amount proportionate to its Working Interest.


    (e) If the Managing General Partner or the affiliate is engaged to a substantial extent, as an ordinary and ongoing business, in providing such services, equipment, or supplies to others in the industry, then the compensation, price or rental for any oil field, equipage, or other services, and any equipment and supplies rendered, sold or leased by such person to the Partnership shall be at prices competitive with those charged by others in the geographical area of operations that reasonably could be available to the Partnership. If neither the Managing General Partner nor its affiliates is engaged in the business as set forth above, then the compensation, price or rental shall be the cost of such services, equipment or supplies to such entity, or the competitive rate that could be obtained in the area, whichever is less. No turnkey drilling contracts shall be made between the Managing General Partner or its affiliates and the Partnership. Neither the Managing General Partner nor its affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. Any such services for which the Managing General Partner or an affiliate is to receive compensation shall be embodied in a written contract that precisely describes the services to be rendered and all compensation to be paid.


    (f) Advance payments by the Partnership to the Managing General Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs. These payments, if any, shall not include nonrefundable payments for completion costs prior to the time that a decision is made that the well or wells warrant a completion attempt.

    (g) Neither the Managing General Partner nor its affiliates shall make any future commitments of the Partnership's production which do not primarily benefit the Partnership, nor shall the Managing General Partner or any affiliate utilize Partnership funds as compensating balances for the benefit of the Managing General Partner or the affiliate.

    (h) No rebates or give-ups may be received by the Managing General Partner or any of its affiliates, nor may the Managing General Partner or any affiliate participate in any reciprocal business arrangements that would circumvent these restrictions.

    (i) During a period of five years from the date of formation of the Partnership, if the Managing General Partner or any of its affiliates proposes to acquire from an unaffiliated person an interest in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

        (1) If the Managing General Partner or the affiliate does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the affiliate shall be permitted to purchase an interest in the Prospect.


        (2) If the Managing General Partner or the affiliate currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the affiliate in the same proportion as is the other property in the Prospect; provided, however, if cash or financing is not available to the

    Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the affiliate shall be permitted to purchase any additional interest in the Prospect.


    (j) If the Partnership acquires property pursuant to a farmout or joint venture from an affiliated program, the Managing General Partner's and/or its affiliates' aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing General Partner and/or its affiliates could receive if the property were separately owned or retained by either one of the programs.

    (k) Neither the Managing General Partner nor any affiliate, including affiliated programs, may purchase or acquire any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Investor Partners of the Partnership and then subject to the following conditions:

        (1) A sale, transfer or conveyance, including a farmout, of an undeveloped property from the Partnership to the Managing General Partner or an affiliate, other than an affiliated program, must be made at the higher of cost or fair market value.

        (2) A sale, transfer or conveyance of a developed property from the Partnership to the Managing General Partner or an affiliate, other than an affiliated program in which the interest of the Managing General Partner is substantially similar to or less than its interest in the subject Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value.

        (3) Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of an undeveloped property from the Partnership to an affiliated drilling program must be made at fair market value if the property has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost.

        (4) Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of any type of property from the Partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or there have been significant expenditures made in connection with the property. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost as adjusted for intervening operations.

    (l) If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Partnership Agreement, including the following:


        (1) There will be no duplication or increase in Organization and Offering Costs, the Managing General Partner's compensation, Partnership expenses or other fees and costs;


        (2) There will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Investor Partners; and

        (3) There will be no diminishment in the voting rights of the Investor Partners.

    (m) In connection with a proposed Roll-Up, the following shall apply:

        (1) An appraisal of all Partnership assets shall be obtained from a competent independent expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the Administrator as an exhibit to the registration statement for the offering. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.

        (2) In connection with a proposed Roll-Up, Investor Partners who vote "no" on the proposal shall be offered the choice of:

        (i) Accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

        (ii) (aa)  Remaining as Investor Partners in the Partnership and
                   preserving their interests therein on the same terms and conditions as existed previously; or

           (bb) Receiving cash in an amount equal to the Investor Partners' pro-rata share of the appraised value of the net assets of the Partnership.

        (3) The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 7.07 and 7.08 of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

        (4) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction which would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Units held by that Investor Partner.

        (5) The Partnership shall not participate in a Roll-Up in which Investor Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 8.01 of this Agreement.

        (6) The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Investor Partners.

        (7) The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the Investor Partners.

                                   ARTICLE VI
                            MANAGING GENERAL PARTNER

    6.01 MANAGING GENERAL PARTNER. The Managing General Partner shall have the sole and exclusive right and power to manage and control the affairs of and to operate the Partnership and to do all things necessary to carry on the business of the Partnership for the purposes described in Section 1.03 and to conduct the activities of the Partnership as set forth in Article V. No financial institution or any other person, firm, or corporation dealing with the Managing General Partner shall be required to ascertain whether the Managing General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm, or corporation shall be protected in relying solely upon the deed, transfer, or assurance of and the execution of such instrument or instruments by the Managing General

Partner. The Managing General Partner shall devote so much of its time to the business of the Partnership as in its judgment the conduct of the Partnership's business shall reasonably require and shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. The Managing General Partner may engage in business ventures of any nature and description independently or with others and neither the Partnership nor any of its Investor Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom. However, except as otherwise provided herein, the Managing General Partner and any of its affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

    6.02 AUTHORITY OF MANAGING GENERAL PARTNER. The Managing General Partner is specifically authorized and empowered, on behalf of the Partnership, and by consent of the Investor Partners herein given, to do any act or execute any document or enter into any contract or any agreement of any nature necessary or desirable, in the opinion of the Managing General Partner, in pursuance of the purposes of the Partnership. Without limiting the generality of the foregoing, in addition to any and all other powers conferred upon the Managing General Partner pursuant to this Agreement and the Act, and except as otherwise prohibited by law or hereunder, the Managing General Partner shall have the power and authority to:

    (a) Acquire leases and other interests in oil and/or gas properties in furtherance of the Partnership's business;

    (b) Enter into and execute pooling agreements, farmout agreements, operating agreements, unitization agreements, dry and bottom hole and acreage contribution letters, construction contracts, and any and all documents or instruments customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, and all other instruments deemed by the Managing General Partner to be necessary or appropriate to the proper operation of oil or gas properties or to effectively and properly perform its duties or exercise its powers hereunder;

    (c) Make expenditures and incur any obligations it deems necessary to implement the purposes of the Partnership; employ and retain such personnel as it deems desirable for the conduct of the Partnership's activities, including employees, consultants, and attorneys; and exercise on behalf of the Partnership, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections, and obligations granted to or imposed upon the Partnership;

    (d) Manage, operate, and develop any Partnership property, and enter into operating agreements with any party with respect to properties acquired by the Partnership, which agreements may contain such terms, provisions, and conditions as are usual and customary within the industry and as the Managing General Partner shall approve;

    (e) Compromise, sue, or defend any and all claims in favor of or against the Partnership;

    (f) Subject to the provisions of Section 8.04, make or revoke any election permitted the Partnership by any taxing authority;

    (g) Perform any and all acts it deems necessary or appropriate for the protection and preservation of the Partnership assets;


    (h) Maintain at the expense of the Partnership such insurance coverage for public liability, fire and casualty, loss of well control, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time, provided that the public liability coverage shall at all times be equal to at least two times the Partnership's capitalization and shall at no time be less than $10,000,000;

    (i) Buy, sell, or lease property or assets on behalf of the Partnership;

    (j) Enter into agreements to hire services of any kind or nature;

    (k) Assign interests in properties to the Partnership;

    (l) Enter into soliciting dealer agreements and perform all of the Partnership's obligations thereunder, to issue and sell Units pursuant to the terms and conditions of this Agreement, the Subscription Agreements, and the prospectus, to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Partners; and

    (m) Perform any and all acts, and execute any and all documents it deems necessary or appropriate to carry out the purposes of the Partnership.

    6.03 CERTAIN RESTRICTIONS ON MANAGING GENERAL PARTNER'S POWER AND AUTHORITY. Notwithstanding any other provisions of this Agreement to the contrary, neither the Managing General Partner nor any affiliate of the Managing General Partner shall have the power or authority to, and shall not, do, perform, or authorize any of the following:


    (a) Borrow any money in the name or on behalf of the Partnership prior to the completion of drilling activities and the conversion of Additional General Partner interests into Limited Partner interests;



    (b) Use any revenues from Partnership operations for the purposes of acquiring Leases in new or unrelated Prospects or paying any Organization and Offering Costs; provided, however, that revenues from Partnership operations may be used for other Partnership operations, including without limitation, for the purposes of drilling, completing, maintaining, recompleting, and operating wells on existing Partnership Prospects and acquiring and developing new Leases to the extent such Leases are considered by the Managing General Partner in its sole discretion to be a part of a Prospect in which the Partnership then owns a Lease;


    (c) Without having first received the prior consent of the holders of a majority of the then outstanding Units entitled to vote,

        (1) Sell all or substantially all of the assets of the Partnership (except upon liquidation of the Partnership pursuant to Article IX), unless cash funds of the Partnership are insufficient to pay the obligations and other liabilities of the Partnership;


        (2) Dispose of the goodwill of the Partnership;


        (3) Do any other act which would make it impossible to carry on the ordinary business of the Partnership; or

        (4) Agree to the termination or amendment of any operating agreement to which the Partnership is a party, or waive any rights of the Partnership thereunder, except for amendments to the operating agreement which the Managing General Partner believes are necessary or advisable to ensure that the operating agreement conforms to any changes in or modifications to the Code or that do not adversely affect the Investor Partners in any material respect;

    (d) Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any Person other than the Partnership;

    (e) Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

    (f) Use the Partnership name, credit, or property for other than Partnership purposes;


    (g) Take any action, or permit any other Person to take any action, with respect to the assets or property of the Partnership which does not benefit the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit or the commitment of future production;


    (h) Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing General Partner and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing General Partner, its affiliates, and the Partnership;


    (i) Utilize Partnership funds to invest in the securities of another Person except in the following instances:


        (1) Investments in working interests or undivided lease interests made in the ordinary course of the Partnership's business;

        (2) Temporary investments made in compliance with Section 2.02(f) of this Agreement;

        (3) Investments involving less than 5% of Partnership capital which are a necessary and incidental part of a property acquisition transaction; and

        (4) Investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.


    (j) Vote with respect to any Unit held by it on matters submitted to the partners regarding the removal of the Managing General Partner or regarding any transaction between the Partnership and the Managing General Partner.



    6.04 INDEMNIFICATION OF MANAGING GENERAL PARTNER. The Managing General Partner shall have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the Managing General Partner has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Indemnification of the Managing General Partner is recoverable only from the tangible net assets of the Partnership, including the insurance proceeds from the Partnership's insurance policies and the insurance and indemnification of the Partnership's subcontractors, and is not recoverable from the Investor Partners. Notwithstanding the above, the Managing General Partner and any person acting as a broker-dealer shall not be indemnified for liabilities arising under federal and state securities laws unless (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the Partnership Agreement and (ii) in which plaintiffs claim they were offered or sold Units.


    In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, or respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

    The advancement of Partnership funds to the Managing General Partner or its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

        (a) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, and

        (b) The legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement, and

        (c) The Managing General Partner or its affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not incur the cost of the portion of any insurance that insures the Managing General Partner against any liability as to which the Managing General Partner is herein prohibited from being indemnified.

    6.05  WITHDRAWAL.

    (a) Notwithstanding the limitations contained in Section 6.03(k), the Managing General Partner shall have the right, by giving written notice to the other Partners, to substitute in its stead as Managing General Partner any successor entity or any entity controlled by the Managing General Partner, provided that the successor Managing General Partner must have a tangible net worth of at least $5 million, and the Investor Partners, by execution of this Agreement, expressly consent to such a transfer, unless it would adversely affect the status of the Partnership as a partnership for federal income tax purposes.


    (b) The Managing General Partner may not voluntarily withdraw from the Partnership prior to the Partnership's completion of its primary drilling and/or acquisition activities, and then only after giving 120 days written notice. The Managing General Partner may not partially withdraw its property interests held by the Partnership unless such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by a majority-in-interest vote of the Investor Partners. The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of property interests and such withdrawal may not result in a greater amount of Direct Costs or Administrative Costs being allocated to the Investor Partners. The withdrawing Managing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Managing General Partner withdraws and the Partners elect to continue the Partnership, the Managing General Partner's interest shall be valued in accordance with the provisions of
Section 7.06(c) hereof.



    6.06 MANAGEMENT FEE. The Partnership shall pay the Managing General Partner, on the date the Partnership is organized, a one-time management fee equal to the difference between (i) 15% of the total Subscriptions and (ii) the total underwriting and brokerage discounts, commissions, and expenses incurred in regard to the organization of the Partnership and the selling of the Units. This Management Fee is included in the 15% of total Subscriptions that is payable to the Managing General Partner on the date the Partnership is organized.



    6.07 TAX MATTERS AND FINANCIAL REPORTING PARTNER. The Managing General Partner shall serve as the tax matters partner for purposes of Code Sections 6221 through 6233 and as the financial reporting partner. The Partnership may engage its accountants and/or attorneys to assist the tax matters partner in discharging its duties hereunder.


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                                  ARTICLE VII
                               INVESTOR PARTNERS

    7.01 MANAGEMENT. No Investor Partner shall take part in the control or management of the business or transact any business for the Partnership, and no Investor Partner shall have the power to sign for or bind the Partnership. Any action or conduct of Investor Partners on behalf of the Partnership is hereby expressly prohibited. Any Investor Partner who violates this Section 7.01 shall be liable to the remaining Investor Partners, the Managing General Partner, and the Partnership for any damages, costs, or expenses any of them may incur as a result of such violation. The Investor Partners hereby grant to the Managing General Partner or its successors or assignees the exclusive authority to manage and control the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. Investor Partners shall have the right to vote only with respect to those matters specifically provided for in these Articles. No Investor Partner shall have the authority to:

    (a) Assign the Partnership property in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

    (b) Dispose of the goodwill of the business;

    (c) Do any other act that would make it impossible to carry on the ordinary business of the Partnership;

    (d) Confess a judgment;

    (e) Submit a Partnership claim or liability to arbitration or reference;

    (f) Make a contract or bind the Partnership to any agreement or document;

    (g) Use the Partnership's name, credit, or property for any purpose;

    (h) Do any act which is harmful to the Partnership's assets or business or by which the interests of the Partnership shall be imperiled or prejudiced; or

    (i) Perform any act in violation of any applicable law or regulations thereunder, or perform any act that is inconsistent with the terms of this Agreement.

    7.02 INDEMNIFICATION OF ADDITIONAL GENERAL PARTNERS. The Managing General Partner agrees to indemnify each of the Additional General Partners for the amounts of obligations, risks, losses, or judgments of the Partnership or the Managing General Partner which exceed the amount of applicable insurance coverage and amounts which would become available from the sale of all Partnership assets. Such indemnification applies to casualty losses and to business losses, such as losses incurred in connection with the drilling of an unproductive well, to the extent such losses exceed the Additional General Partners' interest in the undistributed net assets of the Partnership. If, on the other hand, such excess obligations are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner shall be unenforceable as to such Additional General Partner and such Additional General Partner shall be liable to all other Partners for damages and obligations resulting therefrom.

    7.03  ASSIGNMENT OF UNITS.

    (a) An Investor Partner may transfer all or any portion of his Units and the transferee shall become a Substituted Investor Partner subject to all duties and obligations of an Investor Partner, including those contained in Section 4.04, except to the extent excepted in the Act, subject to the following conditions (any transfer of such Units satisfying such conditions being referred to herein as a "Permitted Transfer"):

        (1) Except in the case of a transfer of Units at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments

                                      A-31
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    of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such transfer and to confirm the agreement of the transferee to be bound by the provisions of this Article VII. In any case not described in the preceding sentence, the transfer shall be confirmed by presentation to the Partnership of legal evidence of such transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer;

        (2) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the Units transferred; and

        (3) The written consent of the Managing General Partner to such transfer shall have been obtained, the granting or denial of which shall be within the absolute discretion of the Managing General Partner.

    (b) A Person who acquires one or more Units but who is not admitted as a Substituted Investor Partner pursuant to Section 7.03(c) shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of an Additional General Partner or a Limited Partner under the Act or the Agreement.

    (c) Subject to the other provisions of this Article VII, a transferee of Units may be admitted to the Partnership as a Substituted Investor Partner only upon satisfaction of the conditions set forth below in this Section 7.03(c):

        (1) The Managing General Partner consents to such admission, which consent can be withheld in its absolute discretion;

        (2) The Units with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

        (3) The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request (including, without limitation, amendments to the Certificate of Limited Partnership) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions hereof;

        (4) The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the transferred Units;

        (5) If the transferee is not an individual of legal majority, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement; and


        (6) In any calendar quarter in which a Substituted Investor Partner is admitted to the Partnership, the Managing General Partner shall amend the certificate of limited partnership to effect the substitution of such Substituted Investor Partner, although the Managing General Partner may do so more frequently. In the case of assignments, where the assignee does not become a Substituted Investor Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.


    (d) Each Investor Partner hereby covenants and agrees with the Partnership for the benefit of the Partnership and all Partners that (i) he is not currently making a market in Units and (ii) he will not transfer any Unit on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any regulations, proposed regulations, revenue

                                      A-32
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rulings, or other official pronouncements of the Service or Treasury Department that may be promulgated or published thereunder). Each Investor Partner further agrees that he will not transfer any Unit to any Person unless such Person agrees to be bound by this Section 7.03 and to transfer such Units only to Persons who agree to be similarly bound.

    7.04  PROHIBITED TRANSFERS.

    (a) Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no effect whatever; provided, that, if the Partnership is required to recognize a transfer that is not a Permitted Transfer (or if the Managing General Partner, in its sole discretion, elects to recognize a transfer that is not a Permitted Transfer), the interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Partnership.

    (b) In the case of a transfer or attempted transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

    7.05 WITHDRAWAL BY INVESTOR PARTNERS. Neither a Limited Partner nor an Additional General Partner may withdraw from the Partnership, except as otherwise provided in this Agreement.

    7.06  REMOVAL OF MANAGING GENERAL PARTNER.


    (a) The Managing General Partner may be removed at any time, upon 90 days prior written notice, with the consent of Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor Managing General Partner or Partners, within such 90-day period by Investor Partners owning a majority of the then outstanding Units.


    (b) Any successor Managing General Partner may be removed upon the terms and conditions provided in this Section.


    (c) In the event a Managing General Partner is removed, or withdraws in accordance with Section 6.05 hereof and the Partners elect to continue the Partnership, its respective interest in the assets of the Partnership shall be determined by independent appraisal by a qualified independent petroleum engineering consultant who shall be selected by mutual agreement of the Managing General Partner and the incoming sponsor. Such appraisal will take into account an appropriate discount to reflect the risk of recovery of oil and gas reserves, and, at its election, the removed Managing General Partner's interest in the Partnership assets may be distributed to it or the interest of the Managing General Partner in the Partnership may be retained by it as a Limited Partner in the successor limited partnership; provided, however, that if immediate payment to the removed Managing General Partner would impose financial or operational hardship upon the Partnership, as determined by the successor Managing General Partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to the removed Managing General Partner may be postponed to that time when, in the determination of the successor Managing General Partner, payment will not cause a hardship to the Partnership. In the event the Managing General Partner is involuntarily removed, the partnership may, at its option, elect to make payment for the Managing General Partner's interest in the form of an interest-bearing promissory note coming due in no less than five years with equal installments payable each year. In the event the Managing General Partner voluntarily withdraws from the Partnership the Partnership may, at its option, elect to make payment for the Managing General Partner's interest in the form of a non-interest bearing, unsecured promissory note with principal payable from distributions which the Managing General Partner would have received under the Agreement had it not withdrawn. The cost of such appraisal shall be borne by the Partnership. The successor Managing General Partner shall have the option to purchase at least 20% of the removed Managing General Partner's interest for the value determined by the independent appraisal. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations, and interests in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations, and interests in any such contract to terminate at the time of its removal.


    (d) Upon effectiveness of the removal of the Managing General Partner, the assets, books, and records of the Partnership shall be surrendered to the successor Managing General Partner, provided that the successor Managing General Partner shall have first (i) agreed to accept the responsibilities of the Managing General Partner, and (ii) made arrangements satisfactory to the original Managing General Partner to remove such Managing General Partner from personal liability on any Partnership borrowings or, if any Partnership creditor will not consent to such removal, agreed to indemnify the original Managing General Partner for any subsequent liabilities in respect to such borrowings. Immediately after the removal of the Managing General Partner, the successor Managing General Partner shall prepare, execute, file for recordation, and cause to be published, such notices or certificates as may be required by the Act.

    7.07 CALLING OF MEETINGS. Investor Partners owning 10% or more of the then outstanding Units entitled to vote shall have the right to request that the Managing General Partner call a meeting of the Partners. The Managing General Partner shall call such a meeting and shall deposit in the United States mails within 15 days after receipt of such request, written notice to all Investor Partners of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Investor Partners shall have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. Investor Partners shall have the right to vote in person or by proxy.


    7.08 ADDITIONAL VOTING RIGHTS. Investor Partners shall be entitled to all voting rights granted to them by and under this Agreement and as specified by the Act. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Except as otherwise provided herein or in the prospectus, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present shall be required for approval of any such matters. In addition, except as otherwise provided in this Section, holders of a majority of the then outstanding Units may, without the concurrence of the Managing General Partner, vote to (a) approve or disapprove the sale of all or substantially all of the assets of the Partnership, (b) dissolve the Partnership, (c) remove the Managing General Partner and elect a new Managing General Partner, (d) amend the Agreement; provided, however, any such amendment may not increase the duties or liabilities of any participant or the Managing General Partner or increase or decrease the profit or loss sharing or required capital contribution of any participant or the Managing General Partner without the approval of such participant or the Managing General Partner, nor may any such amendment affect the classification of partnership income or loss for federal income tax purposes without the unanimous approval of all the Partners, (e) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership, and (f) cancel any contract for services with the Managing General Partner or any affiliates without penalty upon 60 days' notice. The Partnership shall not participate in a Roll-Up unless the Roll-Up is approved by at least
66 2/3% in interest of the Investor Partners. A majority in interest of the then outstanding Units entitled to vote shall constitute a quorum. In determining the requisite percentage in interest of Units necessary to approve a matter on which the Managing General Partner and its affiliates may not vote or consent, any Units owned by the Managing General Partner and its affiliates shall not be included.


    7.09 VOTING BY PROXY. The Investor Partners may vote either in person or by proxy.

    7.10 CONVERSION OF ADDITIONAL GENERAL PARTNER INTERESTS INTO LIMITED PARTNER INTERESTS.

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    (a) As provided herein, Additional General Partners may elect to convert, transfer, and exchange their interests for Limited Partner interests in the Partnership upon receipt by the Managing General Partner of written notice of such election. An Additional General Partner may request conversion of his interests for Limited Partner interests at any time one year following the closing of the securities offering which relates to the Agreement and the disbursement to the Partnership of the proceeds of such securities offering.

    (b) The Managing General Partner shall notify all Additional General Partners at least 30 days prior to any material change in the amount of the Partnership's insurance coverage. Within this 30-day period, and notwithstanding
Section 7.10(a), Additional General Partners shall have the right to immediately convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner.

    (c) The Managing General Partner shall convert the interests of all Additional General Partners in a particular Partnership to interests of Limited Partners in that Partnership upon completion of drilling of that Partnership.

    (d) The Managing General Partner shall cause the conversion to be effected as promptly as possible as prudent business judgment dictates. Conversion of an Additional General Partnership interest to a Limited Partnership interest in a particular Partnership shall be conditioned upon a finding by the Managing General Partner that such conversion will not cause a termination of the Partnership for federal income tax purposes, and will be effective upon the Managing General Partner's filing an amendment to its Certificate of Limited Partnership. The Managing General Partner is obligated to file an amendment to its Certificate at any time during the full calendar month after receipt of the required notice of the Additional General Partner and a determination of the Managing General Partner that the conversion will not constitute a termination of the Partnership for tax purposes. Effecting conversion is subject to the satisfaction of the condition that the electing Additional General Partner provide written notice to the Managing General Partner of such intent to convert. Upon such transfer and exchange, such Additional General Partners shall be Limited Partners; however, they will remain liable to the Partnership for any additional Capital Contribution(s) required for their proportionate share of any Partnership obligation or liability arising prior to the conversion.

    (e) Limited Partners may not convert and/or exchange their interests for Additional General Partner interests.

    7.11 LIABILITY OF PARTNERS. Except as otherwise provided in this Agreement or as otherwise provided by the Act, each General Partner shall be jointly and severally liable for the debts and obligations of the Partnership. In addition, each Additional General Partner shall be jointly and severally liable for any wrongful acts or omissions of the Managing General Partner and/or the misapplication of money or property of a third party by the Managing General Partner acting within the scope of its apparent authority to the extent such acts or omissions are chargeable to the Partnership.

                                  ARTICLE VIII
                               BOOKS AND RECORDS

    8.01  BOOKS AND RECORDS.

    (a) For accounting and income tax purposes, the Partnership shall operate on a calendar year.

    (b) The Managing General Partner shall keep just and true records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter all such records, books of account, and other relevant Partnership documents. The Managing General Partner shall maintain for at least six years all records necessary to substantiate the fact that Units were sold only to purchasers for whom such Units were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.


    (c) The Managing General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account, and records of Partnership proceedings, may be kept on or be in the form of RAM disks, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books and records of the Partnership shall be made available for review by any Investor Partner or his representative at any reasonable time. The Managing General Partner shall maintain all records of appraisals of fair market value done by independent experts with supporting documentation for a period of at least six years from their date.


    (d) The Partner List shall be maintained as follows:

        (1) An alphabetical list of the names, addresses and business telephone numbers of the Investor Partners of the Partnership along with the number of Units held by each of them (the "Partner List") shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by a Qualified Representative (as defined in Section 8.01(e)) of any Investor Partner at the home office of the Partnership upon the request of the Investor Partner;

        (2) The Partner List shall be updated at least quarterly to reflect changes in the information contained therein;

        (3) A copy of the Partner List shall be mailed to the Qualified Representative of any Investor Partner requesting the Partner List within ten days of the request and the receipt by the Managing General Partner of a confidentiality agreement executed by the Qualified Representative. The copy of the Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership;

        (4) The purposes for which an Investor Partner may request a copy of the Partner List include, without limitation, matters relating to voting rights under the Partnership Agreement and the exercise of Investor Partners' rights under federal proxy laws; and


        (5) If the Managing General Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the Partner List as requested, the Managing General Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys fees, incurred by that Investor Partner for compelling the production of the Partner List, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Partner List is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing General Partner may require the Investor Partners requesting the Partner List to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the Partner List are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law, or the laws of any state.


    (e) A Qualified Representative for the purposes of this Article is any law firm or firm of Certified Public Accountants that (i) agrees to maintain the confidentiality of the Partner List, (ii) agrees that stipulated or liquidated damages in the event of its failure to maintain the confidentiality of the Partner

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List shall be the sum of $1,000,000, and (iii) maintains adequate insurance that covers any breach of the confidentiality agreement.

    8.02 REPORTS. The Managing General Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

    (a) Within 75 days after the end of the first six months of each fiscal year (for such six month period) and within 120 days after the end of each fiscal year (for such year), financial statements, including a balance sheet and statements of income, Partners' equity, and cash flows, all of which shall be prepared in accordance with generally accepted accounting principles. The annual financial statements shall be accompanied by (i) a report of an independent certified public accountant designated by the Managing General Partner stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial condition, results of operations, and cash flow of the Partnership in accordance with generally accepted accounting principles and (ii) a reconciliation of such financial statements with the information furnished to the Investor Partners for federal income tax reporting purposes.

    (b) Annually by March 15 of each year, a report containing such information as may be deemed to enable each Investor Partner to prepare and file his federal income tax return and any required state income tax return.


    (c) Annually within 120 days after the end of each fiscal year (i) a summary of the computations of the total estimated proved oil and gas reserves of the Partnership as of the end of such fiscal year and the dollar value thereof at then existing prices and a computation of each Investor Partner's interest in such value, such reserve computations to be based upon engineering reports prepared by qualified independent petroleum engineers, (ii) an estimate of the time required for the extraction of such proved reserves and the present worth thereof (discounted at a rate generally accepted in the oil and gas industry and undiscounted), and (iii) a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if such revenues were immediately receivable. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers and shall be prepared by a recognized independent petroleum engineer selected from time to time by the Managing General Partner. No later than 90 days following the occurrence of an event resulting in a reduction in an amount of 10% or more of the estimated value of the proved oil and gas reserves as last reported to the Investor Partners, other than a reduction resulting from production, a new summary conforming to the requirements set forth above in this Section 8.02(c) shall be delivered to the Investor Partners.


    (d) Within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year, (i) a summary itemization, by type and/or classification, of any transaction of the Partnership since the date of the last such report with the Managing General Partner or any Affiliate thereof and the total fees, compensation, and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the Managing General Partner and its affiliates, and (ii) a schedule reflecting (A) the total costs of the Partnership (and, where applicable, the costs pertaining to each Lease) and the costs paid by the Managing General Partner and by the Investor Partners and (B) the total revenues of the Partnership and the revenues received by or credited to the accounts of the Managing General Partner and the Investing Partners. Each semi-annual report delivered by the Managing General Partner may contain summary estimates of the information described in subdivision (i) of Section 8.02(c).


    (e) Monthly within 15 days after the end of each calendar month while the Partnership is participating in the drilling and completion of wells in which it has an interest until the end of such activity, and thereafter for a period of three years within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year, (i) a description of each Prospect or field in which the Partnership owns Leases including the cost, location, number of acres under lease, and the interest owned therein by the Program (provided that after the initial description of each such Prospect or field has been provided to the Investor Partners only material changes, if any, with respect to such Prospect or field need be described), (ii) a description of all farmins and farmouts of the Partnership made since the date of the last such report, including the reason therefor, the location and timing thereof, the Person to whom made and the terms thereof, and (iii) a summary of the wells drilled by the Partnership, indicating whether each of such wells has been completed, a statement of the cost of each well completed or abandoned and the reason for abandoning any well after commencement of production. Each report delivered by the Managing General Partner may contain summary estimates of the information described in subsection (iii).



    (f) The Managing General Partner shall cause the Partnership's independent auditors to audit the financial statements of the Partnership in accordance with generally accepted auditing standards. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, which would include an assessment as to whether or not the method used to make allocations of costs was consistent with the method described in the prospectus. If the Managing General Partner subsequently decides to allocate expenses in a manner different from the manner described in the prospectus, such change shall be reported by the Managing General Partner to the Investor Partners together with an explanation of why such change was made and the basis for determining the reasonableness of the new allocation method.


    (g) Such other reports and financial statements as the Managing General Partner shall determine from time to time.

    (h) Concurrently with their transmittal to Investor Partners and as required, the Managing General Partner shall file a copy of each such report with the California Commissioner of Corporations and with the securities divisions of other states.


    8.03 BANK ACCOUNTS. All funds of the Partnership shall be deposited in such separate bank account or accounts, short-term obligations of the U.S. Government or its agencies, or other interest-bearing investments and money market or liquid asset mutual funds as shall be determined by the Managing General Partner. All withdrawals therefrom shall be made upon checks signed by the Managing General Partner or any Person authorized to do so by the Managing General Partner.


    8.04  FEDERAL INCOME TAX ELECTIONS.

    (a) Except as otherwise provided in this Section 8.04, all elections required or permitted to be made by the Partnership under the Code shall be made by the Managing General Partner in its sole discretion. Each Partner agrees to provide the Partnership with all information necessary to give effect to any election to be made by the Partnership.

    (b) The Partnership shall elect to currently deduct IDC as an expense for income tax purposes and shall require any partnership, joint venture, or other arrangement in which it is a party to make such an election.

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                                   ARTICLE IX
                            DISSOLUTION; WINDING-UP

    9.01  DISSOLUTION.

    (a) Except as otherwise provided herein, the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, or bankruptcy of any Investor Partner shall not dissolve the Partnership. The successor to the rights of such Investor Partner shall have all the rights of an Investor Partner for the purpose of settling or administering the estate or affairs of such Investor Partner; provided, however, that no successor shall become a substituted Investor Partner except in accordance with Article VII; provided, further, that upon the withdrawal of an Additional General Partner, the Partnership shall be dissolved and wound up unless at that time there is at least one other General Partner, in which event the business of the Partnership shall continue to be carried on. Neither the expulsion of any Investor Partner nor the admission or substitution of an Investor Partner shall work a dissolution of the Partnership. The estate of a deceased, insane, incompetent, or bankrupt Investor Partner shall be liable for all his liabilities as an Investor Partner.

    (b) The Partnership shall be dissolved upon the earliest to occur of:

        (1) The written consent of the Investor Partners owning a majority of the then-outstanding Units to dissolve and wind up the affairs of the Partnership;

        (2) Subject to the provisions of Subsection (c) below, the retirement, withdrawal, removal, death, adjudication of insanity or incapacity, or bankruptcy (or, in the case of a corporate Managing General Partner, the withdrawal, removal, filing of a certificate of dissolution, liquidation, or bankruptcy) of the Managing General Partner;

        (3) The sale, forfeiture, or abandonment of all or substantially all of the Partnership's property;

        (4) The thirtieth anniversary of the Offering Termination Date;

        (5) A dissolution event described in Subsection (a) above; or

        (6) Any event causing dissolution of the Partnership under the Act.


    (c) In the case of any event described in Subsection (b)(2) above, if a successor Managing General Partner is selected by Investor Partners owning a majority of the then outstanding Units within 90 days after such 9.01(b)(2) event, and if such Investor Partners agree, within such 90-day period to continue the business of the Partnership, or if the remaining Managing General Partner, if any, continues the business of the Partnership, then the Partnership shall not be dissolved.


    (d) If the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, liquidation, or bankruptcy of any Partner, or the assignment of a Partner's interest in the Partnership, or the substitution or admission of a new Partner, shall be deemed under the Act to cause a dissolution of the Partnership, then, except as provided in Section 9.01(c), the remaining Partners may, in accordance with the Act, continue the Partnership business as a new partnership and all such remaining Partners agree to be bound by the provisions of this Agreement.

    9.02 LIQUIDATION. Upon a dissolution and final termination of the Partnership, the Managing General Partner, or in the event there is no Managing General Partner, any other person or entity selected by the Investor Partners (hereinafter referred to as a "Liquidator") shall cause the affairs of the Partnership to be wound up and shall take account of the Partnership's assets (including contributions, if any, of the Managing General Partner pursuant to Section 3.01(e)) and liabilities, and the assets shall, subject to the provisions of Section 9.03(b), be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom (which dissolution and liquidation may be accomplished over a period spanning one or more tax years in the sole discretion of the Managing General

Partner or Liquidator), to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.03.

    9.03  WINDING-UP.

    (a) Upon the dissolution of the Partnership and winding up of its affairs, the assets of the Partnership shall be distributed as follows:


        (1) All of the Partnership's debts and liabilities to Persons other than the Managing General Partner shall be paid and discharged;


        (2) All outstanding debts and liabilities to the Managing General Partner shall be paid and discharged;

        (3) Assets shall be distributed to the Partners to the extent of their positive Capital Account balances, pro rata, in accordance with such positive Capital Account balances; and

        (4) Any assets remaining after the Partners' Capital Accounts have been reduced to zero pursuant to Section 9.03(c) shall be distributed in accordance with the provisions of Article III.


    (b) Distributions pursuant to this Section 9.03 shall be made in cash or in-kind to the Partners, at the election of the Partners. Notwithstanding the provision of this Section 9.03(b), in no event shall the Partners reserve the right to take in-kind and separately dispose of their share of production. Any distribution made in-kind shall be subject to the provisions of
Section 9.03(c).



    (c) Any in-kind property distributions to the Investor Partners shall be made to a liquidating trust or similar entity for the benefit of the Investor Partners, unless at the time of the distribution:



        (1) The Managing General Partner shall offer the Investor Partners the election of receiving in-kind property distributions and the Investor Partners accept such offer after being advised of the risks associated with such direct ownership; or


        (2) There are alternative arrangements in place which assure the Investor Partners that they will not, at any time, be responsible for the operation or disposition of Partnership properties.


The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the Managing General Partner or the Liquidator, who is hereby authorized to do any and all acts and things authorized by law for these purposes.


                                   ARTICLE X
                               POWER OF ATTORNEY

    10.01 MANAGING GENERAL PARTNER AS ATTORNEY-IN-FACT. The undersigned makes, constitutes, and appoints the Managing General Partner the true and lawful attorney for the undersigned, and in the name, place, and stead of the undersigned from time to time to make, execute, sign, acknowledge, and file:

    (a) Any notices or certificates as may be required under the Act and under the laws of any other state or jurisdiction in which the Partnership shall engage, or seek to engage, to do business and to do such other acts as are required to constitute the Partnership as a limited partnership under such laws.

    (b) Any amendment to the Agreement pursuant to and which complies with
Section 11.09.

    (c) Such certificates, instruments, and documents as may be required by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business and with the use of the name of the Partnership by the Partnership.

    (d) Such certificates, instruments, and documents as may be required by, or as may be appropriate for the undersigned to comply with, the laws of any state or other jurisdiction to reflect a change of name or address of the undersigned.

    (e) Such certificates, instruments, and documents as may be required to be filed with the Department of Interior (including any bureau, office or other unit thereof, whether in Washington, D.C. or in the field, or any officer or employee thereof), as well as with any other federal or state agencies, departments, bureaus, offices, or authorities and pertaining to (i) any and all offers to lease, leases (including amendments, modifications, supplements, renewals, and exchanges thereof) of, or with respect to, any lands under the jurisdiction of the United States or any state including without limitation lands within the public domain, and acquired lands, and provides for the leasing thereof; (ii) all statements of interest and holdings on behalf of the Partnership or the undersigned; (iii) any other statements, notices, or communications required or permitted to be filed or which may hereafter be required or permitted to be filed under any law, rule, or regulation of the United States, or any state relating to the leasing of lands for oil or gas exploration or development; (iv) any request for approval of assignments or transfers of oil and gas leases, any unitization or pooling agreements and any other documents relating to lands under the jurisdiction of the United States or any state; and (v) any other documents or instruments which said attorney-in-fact in its sole discretion shall determine should be filed.

    (f) Any further document, including furnishing verified copies of the Agreement and/or excerpts therefrom, which said attorney-in-fact shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as the undersigned might and could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact shall lawfully do to cause to be done by virtue hereof.

    10.02  NATURE AS SPECIAL POWER.  The foregoing grant of authority:

    (a) Is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death of the undersigned;

    (b) Shall survive the delivery of any assignment by the undersigned of the whole or any portion of his Units; except that where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a substitute General or Limited Partner as the case may be, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling said attorney-in-fact to execute, acknowledge, and file any instrument necessary to effect such substitution; and

    (c) May be exercised by said attorney-in-fact with full power of substitution and resubstitution and may be exercised by a listing of all of the Partners executing any instrument with a single signature of said attorney-in-fact.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

    11.01 LIABILITY OF PARTIES. By entering into this Agreement, no party shall become liable for any other party's obligations relating to any activities beyond the scope of this Agreement, except as provided by the Act. If any party suffers, or is held liable for, any loss or liability of the Partnership which is in excess of that agreed upon herein, such party shall be indemnified by the other parties, to the extent of their respective interests in the Partnership, as provided herein.

    11.02 NOTICES. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed or sent by registered or certified mail, postage and charges prepaid, addressed as follows (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section): If to the Managing General Partner, at Reef Partners LLC, 1901 N. Central Expressway, Suite 300, Richardson, Texas 75080; if to an Investor Partner, at such Investor Partner's address for purposes of notice which is set forth on attached Exhibit A. Unless otherwise expressly set forth in this Agreement to the contrary, any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

    11.03 PARAGRAPH HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

    11.04 SEVERABILITY. Every portion of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid by any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

    11.05 SOLE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Managing General Partner and such percentage of Investor Partners as provided in Section 11.09 of this Agreement.

    11.06 APPLICABLE LAW. This Agreement, which shall be governed exclusively by its terms, is intended to comply with the Code and with the Act and shall be interpreted consistently therewith, provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this
Section 11.06.

    11.07 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

    11.08 WAIVER OF ACTION FOR PARTITION. Each of the parties irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the Partnership and the property of the Partnership.

    11.09  AMENDMENTS.

    (a) Unless otherwise specifically herein provided, this Agreement shall not be amended without the consent of the Investor Partners owning a majority of the then outstanding Units entitled to vote.

    (b) The Managing General Partner may, without notice to, or consent of, any Investor Partner, amend any provisions of the Certificate of Limited Partnership or this Agreement, or consent to and execute any amendment to the Certificate of Limited Partnership or this Agreement, to reflect:

        (1) A change in the name or location of the principal place of business of the Partnership;

        (2) The admission of substituted or additional Investor Partners in accordance with this Agreement;

        (3) A reduction in, return of, or withdrawal of, all or a portion of any Investor Partner's Capital Contribution;

        (4) A correction of any typographical error or omission;

        (5) A change which is necessary in order to qualify the Partnership as a limited partnership under the laws of any other state or which is necessary or advisable, in the opinion of the Managing General Partner, to ensure that the Partnership will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes;

        (6) A change in the allocation provisions, in accordance with the provisions of Section 3.02(l), in a manner that, in the sole opinion of the Managing General Partner (which opinion shall be determinative), would result in the most favorable aggregate consequences to the Investor Partners as nearly as possible consistent with the allocations contained herein, for such allocations to be recognized for federal income tax purposes due to developments in the federal income tax laws or otherwise; or

        (7) Any other amendment similar to the foregoing; provided, however, that the Managing General Partner shall have no authority, right, or power under this Section to amend the voting rights of the Investor Partners.

    11.10 CONSENT TO ALLOCATIONS AND DISTRIBUTIONS. The methods herein set forth by which allocations and distributions are made and apportioned are hereby expressly consented to by each Partner as an express condition to becoming a Partner.

    11.11 RATIFICATION. The Investor Partner whose signature appears at the end of this Agreement hereby specifically adopts and approves every provision of this Agreement to which the signature page is attached.

    11.12 SUBSTITUTION OF SIGNATURE PAGES. This Agreement has been executed in duplicate by the undersigned Investor Partners and one executed copy of the signature page is attached to the undersigned's copy of this Agreement. It is agreed that the other executed copy of such signature page may be attached to an identical copy of this Agreement together with the signature pages from counterpart Agreements which may be executed by other Investor Partners.

    11.13 INCORPORATION BY REFERENCE. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

                                 SIGNATURE PAGE

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.


MANAGING GENERAL PARTNER:                          INITIAL LIMITED PARTNER:
Reef Partners LLC
1901 North Central Expressway-Suite 300
Richardson, Texas 75080
                                                   By:
                                                   Michael J. Mauceli

By:
     Michael J. Mauceli, MANAGER

INVESTOR PARTNERS
COMPLETE TO INVEST AS ADDITIONAL GENERAL PARTNER
ADDITIONAL GENERAL PARTNER(S):

                                                       Name of Subscriber:
NUMBER OF UNITS                                        (Print Name)

PURCHASED

SUBSCRIPTION PRICE

$                                                      Address of Subscriber:


By:   Reef Partners LLC

By:
      ------------------------
      Michael J. Mauceli, Manager
      ATTORNEY-IN-FACT FOR SUBSCRIBER

COMPLETE TO INVEST AS LIMITED PARTNER
LIMITED PARTNER(S):

                                                       Name of Subscriber:
NUMBER OF UNITS                                        (Print Name)

PURCHASED

SUBSCRIPTION PRICE

$                                                      Address of Subscriber:


By:   Reef Partners LLC

By:
      ------------------------
      Michael J. Mauceli, Manager
      ATTORNEY-IN-FACT FOR SUBSCRIBER

                                   EXHIBIT A
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          REEF GLOBAL ENERGY __, L.P.,
                          A NEVADA LIMITED PARTNERSHIP

NAMES AND ADDRESS OF INVESTORS                                NATURE OF INTEREST   NUMBER OF UNITS
------------------------------                                ------------------   ---------------

                            APPENDIX B TO PROSPECTUS
                             SUBSCRIPTION AGREEMENT


    I hereby agree to purchase       Unit(s) (the "Units") in Reef Global Energy
Ventures, in the following partnership (check the appropriate box): / / Reef Global Energy I, L.P., / / Reef Global Energy II, L.P., / / Reef Global
Energy III, L.P., / / Reef Global Energy IV, L.P., / / Reef Global Energy V, L.P., / / Reef Global Energy VI, L.P., / / Reef Global Energy VII, L.P.,
/ / Reef Global Energy VIII, L.P., / / Reef Global Energy IX, L.P., / / Reef Global Energy X, L.P., (the "Partnership") at $20,000 per Unit. (Please check only one box. Please deliver a check payable to "Bank One as escrow agent for Reef Global Energy [I, II, III, IV, V, VI, VII, VIII, IX or X], L.P." in the amount of your subscription to that Partnership.)


    Enclosed please find my check in the amount of $         . My completion and
execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and the Certificate of Limited Partnership of the Partnership. If this Subscription is accepted, I agree to be bound and governed by the provisions of the Limited Partnership Agreement of the Partnership. With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein and in the prospectus, I represent that (initial all that apply):

    (a) ______ I have received a copy of the prospectus for the Partnership.

    (b) ______ I have a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles); or I have a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and had during my last tax year or estimate that I will have at the end of the current taxable year, taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of at least $60,000, without regard to an investment in the Partnership.


    (c) ______ If a resident of Alaska, Arizona, Arkansas, California, Indiana, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, New Hampshire, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee or Texas, I am aware of and satisfy the additional suitability and other requirements stated in Appendix C to the prospectus.


    (d) ______ If a resident of California, I acknowledge and understand that the offering may not comply with all the rules set forth in Title 10 of the California Administrative Code; the following are some, but not necessarily all, of the possible deviations from the California rules: program selling expenses may exceed the established limit; and the compensation formula varies from the California rules. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

    (e) ______ Except as set forth in (f) below, I am purchasing Units for my own account.

    (f) ______ If a fiduciary, I am purchasing for a person or entity having the appropriate income and/ or net worth specified in (b) or (c) above.

    (g) ______ I certify that the number shown as my Social Security or Taxpayer Identification Number on the signature page is correct.


    (h) ______ I acknowledge that an investment in the Units is not liquid.


    THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT I MAY HAVE UNDER THE ACTS ADMINISTERED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE REGULATORY AGENCY ADMINISTERING STATUTES BEARING ON THE SALE OF SECURITIES.

    Reef Partners LLC, the managing general partner (the "Managing General Partner") may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

                                    NOTICES

        (i) The purchase of Units as an additional general partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing General Partner, as described in "Risk Factors" in the prospectus.

        (ii) The NASD requires the soliciting dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Units, including the following:
    (A) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (B) the financial hazards involved in the offering, including the risk of losing my entire investment; (C) the lack of liquidity of this investment; (D) the restrictions of transferability of the Units; and (E) the tax consequences of the investment.

       (iii) THE INVESTMENT IN THE UNITS IS NOT LIQUID.

    Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor's behalf.

                        SIGNATURE AND POWER OF ATTORNEY

    I hereby appoint Reef Partners LLC, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments which may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Limited Partnership Agreement, and as more fully described in the Limited Partnership Agreement.

    If a resident of California, I am aware of and satisfy the additional suitability requirements stated in Appendix C to the prospectus and acknowledge the receipt of California Rule 260.141.11 at pages C-4, C-5 and C-6 of Appendix C to the prospectus.

                                        Date:
       --------------------------------------

--------------------------------------------   --------------------------------------------
Signature                                      Signature

--------------------------------------------   --------------------------------------------
Please Print Name                              Please Print Name

--------------------------------------------   --------------------------------------------
Social Security or Tax                         Social Security or Tax
Identification Number                          Identification Number

I utilize the calendar year as my federal income tax year, unless indicated otherwise as follows:


--------------------------------------------------------------------------------


Mailing Address


--------------------------------------------------------------------------------

Street

----------------------------   ----------------------------   ----------------------------
City                           State                          Zip Code


                                  Other federal income tax year (if applicable):

                               -------------------------------------------------

Address for distributions and notices, if different from above:

--------------------------------------------------------------------------------

Street

----------------------------   ----------------------------   ----------------------------
City                           State                          Zip Code

Business Telephone No. (   )                   Home Telephone No. (   )
                           ------------------                           --------------------

Type of Units Purchased:

/ / Units as an Additional General Partner    / / Units as a Limited Partner

                          IF NO SELECTION IS MADE, THE
                         PARTNERSHIP CANNOT ACCEPT YOUR
                         SUBSCRIPTION AND WILL HAVE TO
                            RETURN THIS SUBSCRIPTION
                        AGREEMENT AND YOUR MONEY TO YOU.

                     Title to Units to be held as follows:

/ / Individual Ownership

/ / Joint Tenants with Right
  of Survivorship
  (both persons must sign)

/ / Tenants in Common (both persons must sign)

/ / Other
-------------------------
  (describe)

                      TO BE COMPLETED BY REEF PARTNERS LLC

    Reef Partners LLC, as the Managing General Partner of the Partnership, hereby accepts this Subscription and agrees to hold and invest the same pursuant to the terms and conditions of the Limited Partnership Agreement of the Partnership.

                                                       REEF PARTNERS LLC

                                                       ---------------------------------------------
                                                       By:  Michael J. Mauceli, Manager

                                                                                                 Date:
                                                               ---------------------------------------

                  TO BE COMPLETED BY REGISTERED REPRESENTATIVE
                      (FOR COMMISSION AND OTHER PURPOSES)

    I hereby represent that I have discharged my affirmative obligations under Sections 3(b) and 4(d) of Appendix F to the NASD's Rules of Fair Practice and specifically have obtained information from the above-named subscriber concerning his/her net worth, annual income, federal income tax bracket, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks of this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Additional General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

--------------------------------------------------------------------------------
Name of Brokerage Firm

------------------------------------
---------------------------------------------
Name of Registered Representative           Office Address

--------------------------------------------------------------------------------

---------  -----------------  --------------------------------------   -----------------
Area Code  Telephone Number   Signature of Registered Representative          Date

                            APPENDIX C TO PROSPECTUS
                          REEF GLOBAL ENERGY VENTURES
                          INSTRUCTIONS TO SUBSCRIBERS

    Checks for Units should be made payable to "Bank One as escrow agent for Reef Global Energy (circle as appropriate): [I, II, III, IV, V, VI, VII, VIII, IX or X], L.P." and should be given to the subscriber's broker for submission to the dealer manager and escrow agent. The minimum subscription is $5,000. Subscriptions are payable only in cash upon subscription. In the event that a subscriber purchases Units of limited or additional general partnership interests (the "Units") in a particular Reef Global Energy Ventures partnership (the "Partnership") on more than one occasion during an offering period, the minimum purchase on each occasion is $5,000 (one-quarter Unit).

SIGNATURE REQUIREMENT.

    Investors are required to execute their own subscription agreements. Reef Partners LLC, the managing general partner (the "Managing General Partner") will not accept any subscription agreement that has been executed by someone other than the investor or, in the case of fiduciary accounts, someone who does not have the legal power of attorney to sign on the investor's behalf.

TRANSFER OF UNITS BY MISSOURI RESIDENTS.

    The Commissioner of Securities of Missouri classifies the securities (the Units) as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RsMo. 1969). Therefore, unless the securities are again registered, the offer for sale or resale thereof in the State of Missouri may be subject to the sanctions of the Act.


NOTICES TO MICHIGAN, OHIO, PENNSYLVANIA AND NEW HAMPSHIRE INVESTORS.


    If a Michigan, Ohio or Pennsylvania resident, your investment in the Partnership must not equal or exceed 10% of your net worth.


    New Hampshire residents purchasing either limited or general partnership interests must:



    - Have a net worth, exclusive of home, home furnishings and automobiles of $250,000; or



    - Have a net worth, exclusive of home, home furnishings and automobiles of $125,000 and $50,000 of taxable income.



LIMITED PARTNER SUBSCRIBERS:


    If a Michigan or North Carolina resident, you must have either: (1) a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles), or (2) a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and estimated current year taxable income (as defined in Section 63 of the Internal Revenue Code of 1986) of $60,000 or more, without regard to your investment in a Partnership.


    If a Pennsylvania or Massachusetts resident, you must have either: (1) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or
(2) a net worth of at least $60,000 (exclusive of home, furnishings and automobiles) and a taxable income in the year preceding the year of your investment in a Partnership of $60,000 or estimate that you will have an annual taxable income of $60,000 during your current tax year; or (3) you must be purchasing in a fiduciary capacity for a person or entity having such net worth or such taxable income.


    If you are a resident of California who is purchasing Units of limited partnership interest, you must represent (and do represent) that you (1) have a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expect to have gross income in the year of your investment of $65,000 or more, or (2) have a net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (3) have a net worth of not less than $1,000,000, or (4) expect to have gross income in the year of your investment of not less than $200,000.

ADDITIONAL GENERAL PARTNER SUBSCRIBERS:


    Except as otherwise provided below, if you are a resident of Alaska, Arizona, Arkansas, Indiana, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee or Texas, you must (i) have an individual or joint minimum net worth with your spouse of $225,000 without regard to the investment in the program, (exclusive of home, home furnishings and automobiles) and a combined minimum gross income of $100,000 ($120,000 for Arizona residents) or more for the current year and for the two previous years. In addition, if you are an investor who is a resident of Arizona, Arkansas, Indiana, Iowa, Maine, Michigan, Minnesota, Missouri, North Carolina, Ohio, Oklahoma or Oregon, you must represent (and do represent) that you have an individual or joint minimum net worth (exclusive of home, home furnishings, and automobiles) with your spouse of $225,000, without regard to your investment in the program, and an individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year; or (ii) have an individual or joint minimum net worth with your spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (iii) have an individual or joint minimum net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or (iv) you and your spouse have a combined minimum gross income of $200,000 in the current year and the two previous years.


    If you are a resident of California who is purchasing Units of general partnership interest, you must represent (and do represent) that you (i) have a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and had annual gross income during the previous year of $120,000 or more, or expect to have gross income for the current year of $120,000 or more, or (ii) have a net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (iii) have a net worth of not less than $1,000,000, or (iv) expect to have gross income in the current year of not less than $200,000.


SPECIAL NOTICE TO CALIFORNIA RESIDENTS.


    If a resident of California, you must represent (and do represent) that you are aware that: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

    As a condition of qualification of the Units for sale in the State of California, the following rule is hereby delivered to each California purchaser.


CALIFORNIA ADMINISTRATIVE CODE, TITLE 10, CH. 3, RULE 260.141.11. RESTRICTION ON
  TRANSFER.


    (a) The issuer of a security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.102.141.10, and 260.534.10 shall cause a copy of this Section to be delivered to each issuer or transferee of such security at the time the certificate evidencing the security is delivered to the issuer or transferee.

    (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

     (1) to the issuer;

     (2) pursuant to the order or process of any court;

     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

     (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

     (5) to the holders of securities of the same class of the same issuer;

     (6) by way of gift or donation intervivos or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

    (10) by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

    (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

    (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

    (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

    (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

    (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule,
         (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser; or

    (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

    (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

    As a condition of qualification of the Units for sale in the State of California, each California subscriber through the execution of the Subscription Agreement acknowledges his understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests offered to the public in the State of California.

                            APPENDIX D TO PROSPECTUS

                                BAKER & MCKENZIE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201


                               September 14, 2001


Reef Partners LLC
Managing General Partner
Reef Global Energy Ventures Partnerships
1901 N. Central Expressway, Suite 300
Richardson, Texas 75080

           Re: REEF GLOBAL ENERGY VENTURES

Dear Sirs:

    We have acted as counsel for Reef Global Energy Ventures, in connection with the offer and sale of securities (the "Units") in a series of limited partnerships (the "Partnerships") to be organized as limited partnerships under the Nevada Uniform Limited Partnership Act and in connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement"). Capitalized terms used herein shall have the meaning ascribed to such terms in the Registration Statement, unless otherwise provided.

    We have examined and are familiar with the Registration Statement, including a prospectus and the Partnerships' form of limited partnership agreement (the "Partnership Agreement") for purposes of the opinions hereinafter set forth.

    In our examination we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of the managing general partner of the Partnerships and its affiliates with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements.

    Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We are unable to render opinions as to a number of federal income tax issues relating to an investment in Units and the operations of the Partnerships. Finally, we are not expressing any opinion with respect to the amount of allowable losses or credits that may be generated by the Partnerships or the amount of each investor partner's share of allowable losses or credits from the Partnerships' activities.

    This Appendix D to the prospectus constitutes our opinion as to all material tax considerations of the offering. In our opinion, each of the legal conclusions rendered in this Appendix D to the prospectus is correct in all material respects as of the date of this opinion. This opinion and the statements set forth herein are based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Regulations (the "Regulations"), proposed Treasury Regulations, current administrative rulings, and published court decisions. The federal income tax law is uncertain as to many of the tax matters material to an investment in a Partnership, and it is not possible to predict with certainty how the law will develop or how the courts will decide various issues if they are litigated. While this opinion fairly states our views as counsel concerning the tax aspects of an investment in a Partnership, both the Internal Revenue Service (the "Service") and the courts may disagree with our position on certain issues.

    Moreover, uncertainty exists concerning some of the federal income tax aspects of the transactions being undertaken by the Partnerships. Some of the tax positions being taken by the Partnerships may be challenged by the Service and there is no assurance that any such challenge will not be successful. Thus, there can be no guarantee that all of the anticipated tax benefits of an investment in the Partnerships will be realized.

    Our opinion is based upon the transactions described in the prospectus (the "Transactions") and upon facts as they have been represented to us or determined by us as of the date of this opinion. Any alteration of the facts may adversely affect the opinion rendered. In our opinion, the preponderance of the material tax benefits, in the aggregate, will be realized by the investor partners. It is possible, however, that some of the tax benefits will be eliminated or deferred to future years.

    Because of the factual nature of the inquiry, and in certain cases the lack of clear authority in the law, it is not possible to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of certain material federal income tax issues as described more fully herein.

                             SUMMARY OF CONCLUSIONS

    OPINIONS EXPRESSED: The following is a summary of the specific opinions expressed by us with respect to tax considerations discussed herein. TO BE FULLY UNDERSTOOD, THE COMPLETE DISCUSSION OF THESE MATTERS SHOULD BE READ BY EACH PROSPECTIVE INVESTOR PARTNER. OUR OPINION IS SUBJECT TO ALL OF THE ASSUMPTIONS, QUALIFICATIONS AND LIMITATIONS SET FORTH IN THE FOLLOWING DISCUSSION.

        1. The material federal income tax benefits in the aggregate from an investment in the Partnerships will be realized.

        2. The Partnerships will be treated as partnerships for federal income tax purposes and not as corporations and not as associations taxable as corporations or as publicly traded partnerships.


        3. To the extent a Partnership's wells are timely drilled and amounts are timely paid and, if applicable, subject to the limitations on the deductibility of IDC by integrated producers and for foreign wells, the partners will be entitled to their pro rata share of the Partnership's intangible drilling and development costs ("IDC") paid in 2002 with respect to Partnerships designated "Reef Global Energy II, III, and IV," 2003 with respect to Partnerships designated "Reef Global Energy V, VI and VII," and 2004 with respect to Partnerships designated "Reef Global Energy VIII, IX and X." IDC amounts paid in 2001 should be deductible in 2002.


        4. The deductibility of losses generated from a Partnership will not be limited by the at risk rules or the limitations related to an investor's adjusted basis in his Partnership interest to the extent the cash contributed to a Partnership by a partner constitutes "personal funds" as defined in proposed Regulation Section 1.465-9(f).

        5. Additional general partners' interests will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such a general partner interest is so held will not be limited by the passive activity provisions.

        6. Limited partners' interests (other than those held by additional general partners who convert their interests into limited partners' interests) will be considered interests in a passive activity within the meaning of Code Section 469 and losses generated therefrom will be limited by the passive activity provisions.

        7. A Partnership will not be terminated solely as the result of the conversion of Partnership interests from general partner interests to limited partner interests.

        8. To the extent provided herein, the partners' distributive shares of Partnership tax items will be determined and allocated substantially in accordance with the terms of the Partnership Agreement.

        9. The Partnerships will not be required to register with the Service as tax shelters.

    NO OPINION EXPRESSED: Due to the lack of authority, or the essentially factual nature of the question, we express no opinion on the following:

        1. The impact of an investment in a Partnership on an investor's alternative minimum tax, due to the factual nature of the issue.

        2. Whether, under Code Section 183, the losses of a Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a partner's interest and motive in engaging in the Transactions.

        3. Whether each partner will be entitled to percentage depletion since such a determination is dependent upon the status of the partner as an independent producer. Due to the inherently factual nature of such a determination, we are unable to render an opinion as to the availability of percentage depletion.

        4. Whether any interest expense incurred by a partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue. Without any assistance of the managing general partner or any of its affiliates, some partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, we are unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

        5. Whether the fees to be paid to the managing general partner and to third parties will be deductible, due to the factual nature of the issue. Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, we are unable to express an opinion regarding such treatment.

    GENERAL INFORMATION: Certain matters contained herein are not considered to address a material tax consequence and are for general information, including the matters contained in sections dealing with gain or loss on the sale of Units or of property, partnership distributions, tax audits, penalties, and state, local, and self-employment tax.

    Our opinions are also based upon the facts described in this prospectus and upon certain representations made to us by the managing general partner for the purpose of permitting us to render our opinions, including the following representations with respect to the program:

        1. The Partnership Agreements to be entered into by and among the managing general partner and investor partners and any amendments thereto will be duly executed and will be made available to any investor partner upon written request. The Partnership Agreements will be duly recorded in all places required under the Nevada Uniform Limited Partnership Act (the "Act") for the due formation of the Partnerships and for the continuation thereof in accordance with the terms of the respective Partnership Agreements. The Partnerships will at all times be operated in accordance with the terms of the respective Partnership Agreements, the prospectus, and the Act.

        2. No election will be made by a Partnership, investor partner, or managing general partner to be excluded from the application of the provisions of Subchapter K of the Code, and no election will be made by a Partnership to be taxed as a corporation.

        3. The Partnerships will each own an operating mineral interest (as defined in the Code and in the Regulations) in all of the drill sites and none of a Partnership's revenues will be from non-working interests.

        4. The managing general partner will cause each Partnership to properly elect to deduct currently all intangible drilling and development costs.

        5. To the extent permitted by the Code, the Partnerships will each have a December 31 taxable year and each will report its income on the accrual basis.


        6. All partnership wells will be spudded by not later than March 31, 2003 for partnerships offered in 2001 and 2002, March 30, 2004 for partnerships offered in 2003, and March 31, 2005 for partnerships offered in 2004.


        7. The managing general partner believes that the sum of (i) the aggregate deductions, including depletion deductions, and (ii) 350 percent of the aggregate credits from a Partnership will not, as of the close of any of the first five years ending after the date on which Units are offered for sale, exceed two times the cash invested by the partners in the Partnership as of such dates. The managing general partner believes that no person could reasonably infer from representations made, or to be made, in connection with the offering of Units that such sums as of such dates will exceed two times the partners' cash investments as of such dates.

        8. The managing general partner believes that at least 90% of the gross income of the Partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. The managing general partner does not believe that any market will ever exist for the sale of Units and the managing general partner will not make a market for the Units. Further, the Units will not be traded on an established securities market or the substantial equivalent thereof.

        9. Each Partnership will have the objective of carrying on business for profit and dividing the gain therefrom.

        10. The managing general partner does not anticipate the purchase of Units by tax-exempt investors or foreign investors.

    Our opinion is also subject to all the assumptions, qualifications, and limitations set forth in the following discussion, including the assumptions that each of the partners has full power, authority, and legal right to enter into and perform the terms of the Partnership Agreement and to take any and all actions thereunder in connection with the transactions contemplated thereby.


    Each prospective investor partner should be aware that, unlike a ruling from the Service, an opinion of counsel represents only such counsel's best judgment. THERE CAN BE NO ASSURANCE THAT THE SERVICE WILL NOT SUCCESSFULLY ASSERT POSITIONS WHICH ARE INCONSISTENT WITH OUR OPINION SET FORTH IN THIS LETTER OR IN THE TAX REPORTING POSITIONS TAKEN BY THE PARTNERS OR THE PARTNERSHIPS. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE TAX ISSUES DISCUSSED HEREIN ON HIS INDIVIDUAL TAX SITUATION.


                               PARTNERSHIP STATUS

    Each Partnership will be formed as a limited partnership pursuant to the Partnership Agreement and the laws of the State of Nevada. The characterization of the Partnership as a partnership by state or local law, however, will not be determinative of the status of the Partnership for federal income tax purposes. The availability of any federal income tax benefits to an investor is dependent upon classification of the Partnership as a partnership rather than as a corporation for federal income tax purposes.

    We are of the opinion that each Partnership will be treated as a partnership for federal income tax purposes, and not as a corporation or as an association taxable as a corporation. However, there can be no assurance that the Service will not attempt to treat a Partnership as a corporation for federal income tax purposes. If the Service were to prevail on this issue, the tax benefits associated with taxation as a partnership would not be available to the partners.

    As discussed below, our opinion that a Partnership will not be classified a corporation is based in part on entity classification regulations and in part on the fact that in our opinion the Partnership will not constitute a "publicly traded partnership."

    A. Association Taxable as a Corporation

    Our opinion that the Partnership will not be treated as a corporation is based on regulations issued by the Service on December 17, 1996, generally effective as of January 1, 1997, regarding the tax classification of certain business organizations (the "Check the Box Regulations").

    Under the Check the Box Regulations, in general, a business entity that is not otherwise required to be treated as a corporation under such regulations will be classified as a partnership if it has two or more members, unless the business entity elects to be treated as a corporation. The Partnership is not required under the Check the Box Regulations to be treated as a corporation and the managing general partner will not elect that the Partnership be treated as a corporation. Accordingly, in our opinion the Partnership will not be treated as a corporation.

    B.  Publicly Traded Partnerships

    The Revenue Act of 1987 (the "1987 Act") added Code Section 7704, "Certain Publicly Traded Partnerships Treated as Corporations." In treating certain "publicly traded partnerships" ("PTPs") as corporations for federal income tax purposes, Congress defined a PTP as any partnership, interests in which are either traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof. Code Section 7704(b). Regulation Section 1.7704-1(b) provides that an "established securities market" includes a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 (the "1934 Act"), a national securities exchange exempt under the 1934 Act because of the limited volume of transactions, certain foreign securities laws, regional or local exchanges, and an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers. The managing general partner has represented that the Units will not be traded on an established securities market.

    Notwithstanding the above general treatment of PTPs, Code Section 7704(c) creates an exception to the treatment of PTPs as corporations for any taxable year if 90% or more of the gross income of the partnership for such taxable year consists of "qualifying income." Code Section 7704(c)(2). For this purpose, qualifying income is defined to include, INTER ALIA, "income and gains derived from the exploration, development, mining or production, processing, refining . . . or the marketing of any mineral or natural resource . . ." Code
Section 7704(d)(1)(E). The managing general partner has represented that it believes that, for all taxable years of a Partnership, 90% or more of the Partnership's gross income will consist of such qualifying income.

    Regarding the definition of PTPs contained in the Code, the Committee Reports to the 1987 Act provide that PTPs include entities with respect to which, INTER ALIA, (i) "the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information of offers to buy, sell or exchange interests," (ii) "prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a market maker would provide," and (iii) there exists a "regular plan of redemptions or repurchases, or similar acquisitions of interests in the partnership such that holders of interests have readily available, regular and ongoing opportunities to dispose of their interests."

    The Service issued Regulation Section 1.7704-1 to clarify when partnership interests that are not traded on an established securities market will be treated as readily tradable on a secondary market or the substantial equivalent thereof. Essentially, the Regulation provides that such a situation occurs if partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. The Regulation also provides "safe harbors" for transactions that will be disregarded in determining whether partnership interests are readily tradable on secondary markets or a substantial equivalent thereof. It is unclear whether the Units would qualify for safe harbor treatment under the Regulation and we express no opinion regarding this matter. However, the managing general partner's obligation to offer to purchase any Units is conditioned upon the receipt by the Partnership from its counsel of an opinion that such offers or obligations to offer will not cause the Partnership to be treated as "publicly traded."

    Due to the presence of the opinion of counsel condition, the Partnership, in our opinion, will not be treated as a PTP prior to the time any such offers are made to investor partners. Accordingly, the Partnership, in our opinion, will not be treated as a corporation for federal income tax purposes under Code
Section 7704 in the absence of the Partnership's interests being "readily tradable on a secondary market (or the substantial equivalent thereof)."

    Notwithstanding the above, the Service may promulgate Regulations or release announcements which take the position that interests in partnerships such as the Partnerships are readily tradable on a secondary market or the substantial equivalent thereof. However, should this occur, treatment of a Partnership as a PTP still should not result in its treatment as a corporation for federal income tax purposes due to the exception contained in Code Section 7704(c) relating to PTPs meeting the 90% of gross income test so long as such gross income test is satisfied.

    C.  Summary

    Based on the above, in our opinion a Partnership will not be treated as a corporation for federal income tax purposes by reason of the Check the Box Regulations. Further, since any right of the managing general partner to offer to purchase Units is conditioned upon the receipt of an opinion of counsel that the Partnership will not be treated as a PTP, and assuming the Partnership satisfies the 90% gross income test of Code Section 7704, the Partnership, in our opinion, will not be treated as a corporation for federal income tax purposes. Accordingly, each Partnership in our opinion will be treated as a partnership for federal income tax purposes and each partner should be required to report his proportionate share of the Partnership's tax items on his individual federal income tax return. If challenged by the Service on this issue, the partners should prevail on the merits.

    If in any taxable year a Partnership were to be treated for federal income tax purposes as a corporation, the Partnership income, gain, loss, deductions, and credits would be reflected only on its "corporate" tax return rather than being passed though to the partners. In such event, the Partnership would be required to pay income tax at corporate rates on its net income, thereby reducing the amount of cash available to be distributed to the partners. Additionally, all or a portion of any distribution made to partners would be taxable as dividends, which would not be deductible by the Partnership and which would generally be treated as ordinary portfolio income to the partners, regardless of the source from which such distributions were generated.

    The discussion that follows is based on the assumption that each Partnership will be classified as a partnership for federal income tax purposes.

                      FEDERAL TAXATION OF THE PARTNERSHIP

    Under the Code, a partnership is not a taxable entity and, accordingly, incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity that is required to file an information return with the Service. In general, the character of a partner's share of each item of income, gain, loss, deduction, and credit is determined at the partnership level. Each partner is allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner's income. Each partner includes such amounts in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership.

                         REGISTRATION AS A TAX SHELTER

    The Code provides that certain investments must be registered as tax shelters with the Service. Registration numbers for such tax shelters must be supplied to investors who are required to report the numbers on their personal tax returns. Any organizer of a "potentially abusive tax shelter" and any person selling an interest in such shelter are required to maintain a list of investors in such tax shelter to whom interests were sold (together with other identifying information) and to make the list available to the Service upon request. Any tax shelter that is required to be registered and any other entity, investment plan or arrangement that is of a type described by the Regulations as having a potential for tax avoidance or evasion is considered a potentially abusive tax shelter for this purpose. Code Section 6112(b).

    The registration requirements apply only to an investment with respect to which any person could reasonably infer from the representations made, or to be made, in connection with the offering for sale of interests in the investment that the "tax shelter ratio" for any investor is greater than two to one as of the close of any of the first five years ending after the date on which such investment is offered for sale. Code Section 6111(c).

    The managing general partner has represented that it does not believe that a Partnership will have anticipated deductions and credits that would cause, in our opinion, a Partnership's tax shelter ratio to be greater than two to one. Based on the foregoing representation, we are of the opinion that the Partnership will not be required to register with the Service as a tax shelter. Accordingly, the managing general partner does not intend to cause a Partnership to register with the Service as a tax shelter.

    If it is subsequently determined that a Partnership was required to be registered with the Service as a tax shelter, the Partnership would be subject to certain penalties under Code Section 6707, including a penalty ranging from $500 to 1% of the aggregate amount invested in Units for failing to register and $100 for each failure to furnish to a partner a tax shelter registration number, and each partner would be liable for a $250 penalty for failure to include the tax registration number on his tax return, unless such failure was due to reasonable cause. A partner also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of his Partnership interest. Code Section 6707(b)(1).

    We can give no assurance that, if a Partnership is determined to be a tax shelter that must be registered with the Service, the above penalties will not apply.

              INTANGIBLE DRILLING AND DEVELOPMENT COSTS DEDUCTIONS

    Under Code Section 263(a), taxpayers are denied deductions for capital expenditures, which expenditures are those that generally result in the creation of an asset having a useful life that extends substantially beyond the close of the taxable year. SEE ALSO Regulation Section 1.461-1(a)(2). In INDOPCO, INC. V. COMMISSIONER, 503 U.S. 79, 92-1 USTC PARA50,113 (1992), the Supreme Court stated that the costs should be capitalized when they provide benefits that extend beyond one tax year. Notwithstanding these statutory and judicial rules, Congress has granted to the Treasury Secretary the authority to prescribe Regulations that would allow taxpayers the option of deducting, rather than capitalizing, IDC. Code Section 263(c). The Secretary's rules are embodied in Regulation Section 1.612-4 and state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.

    With respect to IDC incurred by a partnership, Code Section 703 and Regulation Section 1.703-1(b) provide that the option to deduct such costs is to be exercised at the partnership level and in the year in which the deduction is to be taken. All partners are bound by the partnership's election. The managing general partner has represented that each Partnership will elect to deduct IDC in accordance with Regulation Section 1.612-4. In this regard, additional general partners will be entitled to deduct IDC against any form of income in the year in which the investment is made, provided wells are spudded within the first 90 days of the following year; subject to the same provision, limited partners will be entitled to deduct IDC against passive income.

    A. Timing of Deductions

    As described above, Code Section 263(c) and Regulation Section 1.612-4 allow the Partnership to expense IDC as opposed to capitalizing such amounts. Even if a Partnership elects to expense the IDC, assuming a taxpayer is otherwise entitled to such a deduction, the taxpayer may elect to capitalize all or a part of the IDC and amortize same on a straight-line basis over a sixty month period, beginning with the taxable month in which such expenditure is made. Code Sections 59(e)(1) and (2)(c).

    Code Section 263(i) provides that in the case of IDC paid or incurred with respect to oil or gas wells located outside the United States, Code
Section 263(c) will not apply, and at the election of the taxpayer, such costs will be included in adjusted basis for purposes of computing cost depletion or be allowed as a deduction ratably over the 10-taxable year period beginning with the taxable year in which such costs were paid or incurred. Code
Section 263(i), however, does not apply in the case of a nonproductive well. For purposes of Code Section 263(i), the term "United States" includes the 50 states and the District of Columbia, plus the continental shelf areas adjacent to U.S. territorial waters over which the United States has exclusive rights, in accordance with international law, with respect to the exploration and exploitation of natural resources. Code Sections 638(1) and 7701(a)(9).

    Code Section 291(b) further provides that an integrated oil company can expense only 70 percent of IDC that is otherwise qualified for deduction under Code Section 263(c). The other 30 percent is deducted in 60 equal monthly installments, commencing with the month in which such costs are paid or incurred. Code Section 291(b) does not apply to IDC that is subject to Code
Section 263(i). For purposes of Code Section 291(b), an "integrated oil company" is a corporation that has economic interests in crude oil deposits and also carries on substantial retailing or refining operations. Code
Section 291(b)(4). An oil or gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. Code Sections 613A(d)(2) and 613A(d)(4). In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more than 50,000 barrels of oil (or equivalent amount of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding
$5 million per year in the aggregate. Code Sections 613(d)(2) and 613A(d)(4).

    For taxpayers entitled to deduct IDC, the timing of such deduction can vary, depending, in part, upon the taxpayer's method of accounting. The managing general partner has represented that the Partnership will use the accrual method of accounting. Under the accrual method, income is recognized when all the events have occurred that fix the right to receive such income and the amount thereof can be determined with reasonable accuracy. Regulation Section 1.451-1(a). With respect to deductions, recognition results when all events which establish liability have occurred and the amount thereof can be determined with reasonable accuracy. Regulation Section 1.461-1(a)(2). Regarding deductions, Code Section 461(h)(1) provides that "the all events test shall not be treated as met any earlier than when economic performance with respect to such item occurs."


    Code Section 461(i)(2) provides that, in the case of a "tax shelter," economic performance with respect to the act of drilling an oil or gas well will "be treated as having occurred within a taxable year if drilling of the well commences before the close of the 90th day after the close of the taxable year." While Section 461(i)(2) of the Code literally does not cover the situation where IDC is paid and the well is spudded after the 90th day of the succeeding year, our view is that the IDC should be deductible in such succeeding year, provided that the well is spudded no later than the 90th day of the second succeeding year. "Tax shelter," for purposes of Code Section 461, is defined in a manner under which the Partnerships will qualify. Code Section 461(i)(3). However, with respect to a tax shelter that is a partnership, the maximum deduction that would be allowable for any prepaid expenses under this exception would be limited to the partner's "cash basis" in the partnership. Code Section 461(i)(2)(B)(i). Such "cash basis" equals the partner's adjusted basis in the partnership, determined without regard to (i) any liability of the partnership and (ii) any amount borrowed by the partner with respect to the partnership that (I) was arranged by the partnership or by any person who participated in the organization, sale, or management of the partnership (or any person related to such person within the meaning of Code
Section 465(b)(3)(C)) or (II) was secured by any assets of the partnership. Code
Section 461(i)(2)(C). The managing general partner has represented that the operator will commence drilling operations by spudding each well on or before March 31, 2003 for Partnerships designated "Reef Global Energy I, II, III and IV" and March 30, 2004 for Partnerships designated "Reef Global Energy V, VI and VII" and March 31, 2005 for Partnerships designated "Reef Global Energy VIII, IX and X," and will complete each well, if completion is warranted, with due diligence thereafter. Further, the managing general partner has represented that, in any event, the Partnership will not have any such liability referred to in Code Section 461(i)(2)(C), and the partners will not so incur any such debt so as to result in application of the limiting provisions contained in Code
Section 461(i)(2)(B)(i).


    Notwithstanding the above, the deductibility of any prepaid IDC will be subject to the limitations of case law. These limitations provide that prepaid IDC is deductible when paid if (i) the expenditure constitutes a payment that is not merely a deposit, (ii) the payment is made for a business purpose, and (iii) deductions attributable to such outlay do not result in a material distortion of income. SEE KELLER V. COMMISSIONER, 79 T.C. 7 (1982), aff'd, 725 F.2d 1173 (8th Cir. 1984), Rev. Rul. 71-252, 1971-1 C.B. 146, PAULEY V. U.S., 63-1 U.S.T.C.
PARA9280 (S.D. Cal. 1963), Rev. Rul. 80-71, 1980-1 C.B. 106, JOLLEY V.
COMMISSIONER, 47 T.C.M. 1082 (1984), DILLINGHAM V. U.S., 81-2 U.S.T.C. PARA9601 (W.D. Okla. 1981), and STRADLINGS BUILDING MATERIALS, INC. V. COMMISSIONER, 76 T.C. 84 (1981). Generally, these requirements may be met by a showing of a legally binding obligation (i.e., the payment was not merely a deposit), of a legitimate business purpose for the payment, that performance of the services was required within a reasonable time, and of an arm's-length price. Similar requirements apply to cash basis taxpayers seeking to deduct prepaid IDC.


    The managing general partner is unable to represent that all of the wells will be completed in 2001 for the Partnership designated "Reef Global Energy I," 2002 for Partnerships designated "Reef Global Energy II, III and IV," 2003 for Partnerships designated "Reef Global Energy V, VI and VII" and 2004 for Partnerships designated "Reef Global Energy VIII, IX and X; however, the managing general partner has represented that any well that is not completed in 2001 with respect to Partnerships designated "Reef Global Energy I," in 2002 with respect to Partnerships designated "Reef Global Energy II, III and IV" in 2003 with respect to Partnerships designated "Reef Global Energy V, VI and VII" and 2004 for Partnerships designated "Reef Global Energy VIII, IX and X" will be spudded by not later than March 31, 2003 for Partnerships designated "Reef Global Energy I, II, III and IV," March 30, 2004 for Partnerships designated "Reef Global Energy V, VI and VII" and March 31, 2005 for Partnerships designated "Reef Global Energy VIII, IX and X," respectively.


    The Service has challenged the timing of the deduction of IDC when the wells giving rise to such deduction have been completed in a year subsequent to the year of prepayment. The decisions noted above hold that prepayments of IDC by a cash basis taxpayer are, under certain circumstances, deductible in the year of prepayment if some work is performed in the year of prepayment even though the well is not completed that year.

    In KELLER V. COMMISSIONER, SUPRA, the Eighth Circuit Court of Appeals applied a three-part test for determining the current deductibility of prepaid IDC by a cash basis taxpayer, namely, whether (i) the expenditure was a payment or a mere deposit, (ii) the payment was made for a valid business purpose and
(iii) the prepayment resulted in a material distortion of income. The facts in that case dealt with two different forms of drilling contracts: "footage and day work contracts" and "turnkey contracts." Under the turnkey contracts, the prepayments were not refundable in any event, but in the event work was stopped on one well the remaining unused amount would be applied to another well to be drilled on a turnkey basis. Contrary to the Service's argument that this substitution feature rendered the payment a mere deposit, the court in KELLER concluded that the prepayments were indeed "payments" because the taxpayer could not compel a refund. The court further found that the deduction clearly reflected income because under the unique characteristics of the turnkey contract the taxpayer locked in the price and shifted the drilling risk to the contractor, for a premium, effectively getting its bargained for benefit in the year of payment. Therefore, the court concluded that the cash basis taxpayers in that case properly could deduct turnkey payments in the year of payment. With respect to the prepayments under the footage or day-work contracts, however, the court found that the payments were mere deposits on the facts of the case, because the partnership had the power to compel a refund. The court was also unconvinced as to the business purpose for prepayment under the footage and day work contracts, primarily because the testimony indicated that the drillers would have provided the required services with or without prepayment.

    B.  Recapture of IDC

    IDC that has been deducted is subject to recapture as ordinary income upon certain dispositions (other than by abandonment, gift, death, or tax-free exchange) of an interest in an oil or gas property. IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and that would have been included in the adjusted basis of the property is recaptured to the extent of any gain realized upon the disposition of the property. Regulations provide that recapture is determined at the partner level (subject to certain anti-abuse provisions). Regulations Section 1.1254-5(b). Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property (as opposed to the disposition of a portion of the property), a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain. Regulation Section 1.1254-1(c).

                              DEPLETION DEDUCTIONS

    The owner of an economic interest in an oil and gas property is entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties that qualify for such depletion methods. In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. Code Section 613A(c)(7)(D). Notwithstanding this requirement, however, a Partnership, pursuant to Section 3.01(d)(i) of the Partnership Agreement, will compute a "simulated depletion allowance" at the Partnership level, solely for the purposes of maintaining capital accounts.

    Cost depletion for any year is determined by multiplying the cost basis of the mineral interest by a fraction, the numerator of which is the number of units (e.g., barrels of oil or Mcf of gas) sold during the year and the denominator of which is the estimated recoverable units of reserve available as of the beginning of the depletion period. See Regulation Section 1.611-2(a). In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

    Percentage depletion is generally available only with respect to the domestic oil and gas production of certain "independent producers." In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more 50,000 barrels of oil (or equivalent amount of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate. Code Sections 613A(d)(2) and 613A(d)(4).

    In general, (i) component members of a controlled group of corporations,
(ii) corporations, trusts, or estates under common control by the same or related persons and (iii) members of the same family (an individual, his spouse and minor children) are aggregated and treated as one taxpayer in determining the quantity of production (barrels of oil or cubic feet of gas per day) qualifying for percentage depletion under the independent producer's exemption. Code Section 613A(c)(8). No aggregation is required among partners or between a partner and a partnership. An individual taxpayer is related to an entity engaged in refining or retail marketing if he owns 5% or more of such entity. Code Section 613A(d)(3).

    Percentage depletion is a statutory allowance pursuant to which, under current law, a minimum deduction equal to 15% of the taxpayer's gross income from the property is allowed in any taxable year, in general, not to exceed (i) 100% of the taxpayer's taxable income from the property (computed without the allowance for depletion) or (ii) 65% of the taxpayer's taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). Code Sections 613A(c)(1), 613(a) and 613A(d)(1). In the case of "stripper well property," as that term is defined in Code

Section 613A(c)(6)(E), the 100% of taxable income limitation has been eliminated for taxable years beginning before 2002. Code Section 613A(c)(6)(H). It is anticipated that the properties of the Partnerships will likely constitute "stripper well properties" for this purpose. The rate of the percentage depletion deduction will vary with the price of oil. In the case of production from marginal properties, the percentage depletion rate may be increased. Code
Section 613A(c)(6). For purposes of computing the percentage depletion deduction, "gross income from the property" does not include any lease bonus, advance royalty, or other amount payable without regard to production from the property. Code Section 613A(d)(5). Depletion deductions reduce the taxpayer's adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

    Percentage depletion will be available, if at all, only to the extent that a taxpayer's average daily production of domestic crude oil or domestic natural gas does not exceed the taxpayer's depletable oil quantity or depletable natural gas quantity, respectively. Generally, the taxpayer's depletable oil quantity equals 1,000 barrels and depletable natural gas quantity equals 6,000,000 cubic feet. Code Section 613A(c)(3) and (4). In computing his individual limitation, a partner will be required to aggregate his share of a Partnership's oil and gas production with his share of production from all other oil and gas investments. Code Section 613A(c). Taxpayers who have both oil and gas production may allocate the deduction limitation between the two types of production.

    The availability of depletion, whether cost or percentage, will be determined separately by each partner. Each partner must separately keep records of his share of the adjusted basis in an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property. These requirements may place an administrative burden on a partner. For properties placed in service after 1986, depletion deductions, to the extent they reduce the basis of an oil and gas property, are subject to recapture under Code
Section 1254.

    SINCE THE AVAILABILITY OF PERCENTAGE DEPLETION FOR A PARTNER IS DEPENDENT UPON THE STATUS OF THE PARTNER AS AN INDEPENDENT PRODUCER, WE ARE UNABLE TO RENDER ANY OPINION AS TO THE AVAILABILITY OF PERCENTAGE DEPLETION. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH HIS PERSONAL TAX ADVISOR TO DETERMINE WHETHER PERCENTAGE DEPLETION WOULD BE AVAILABLE TO HIM.

                            DEPRECIATION DEDUCTIONS

    The Partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in Partnership property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Code Section 168. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered under "MACRS." The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention. Code Section 168(b)-(d) and (i).

                              INTEREST DEDUCTIONS

    In the Transactions, the investor partners will acquire their interests by remitting cash in the amount of $20,000 per Unit to the Partnership. In no event will the Partnership accept notes in exchange for a Partnership interest. Nevertheless, without any assistance of the managing general partner or any of its affiliates, some partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, we are unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

                                TRANSACTION FEES

    The Partnership may classify a portion of the fees (the "Fees") to be paid to third parties (as described in the prospectus under "SOURCE OF FUNDS AND USE OF PROCEEDS") as expenses that are deductible as organizational expenses or otherwise. There is no assurance that the Service will allow the deductibility of such expenses and counsel expresses no opinion with respect to the allocation of the Fees to deductible and nondeductible items.

    Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories.

    A partnership may elect to amortize and deduct its organizational expenses (as defined in Code Section 709(b)(2) and in Regulation Section 1.709-2(a)) ratably over a period of not less than 60 months commencing with the month the partnership begins business. Organizational expenses are expenses which (i) are incident to the creation of the partnership, (ii) are chargeable to capital account, and (iii) are of a character which, if expended incident to the creation of a partnership having an ascertainable life, would (but for Code
Section 709(a)) be amortized over such life. Id. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees. Regulation Section 1.709-2(a).

    Under Code Section 709, no deduction is allowable for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (i.e., the general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private placement memorandum for securities law purposes, printing costs, and other selling and promotional material. These costs must be capitalized. Regulation Section 1.709-2(b). Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets. Code
Section 263.

    Under Code Section 195, no deduction is allowable with respect to "start-up expenditures," although such expenditures may be capitalized and amortized over a period of not less than 60 months. Start-up expenditures are defined as amounts (i) paid or incurred in connection with (I) investigating the creation or acquisition of an active trade or business, (II) creating an active trade or business, or (III) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, in anticipation of such activity becoming an active trade or business, and (ii) which, if paid or incurred in connection with the operation of an existing active trade or business (in the same field as the trade or business referred to in (i) above), would be allowable as a deduction for the taxable year in which paid or incurred. Code Section 195(c)(1).

    To the extent the expenditures described in the prospectus are considered syndication costs (such as the fees paid to brokers and broker-dealers, and the fees paid for printing the prospectus and possibly all or a portion of the managing general partner's management fee), they will be nondeductible by a Partnership. To the extent attributable to organization fees (such as the amounts paid for legal services incident to the organization of the Partnership), the expenditures may be amortizable over a period of not less than 60 months, commencing with the month the Partnership begins business, if the Partnership so elects; if no election is made, no deduction is available. Finally, to the extent any portion of the expenditures would be treated as "start-up," they could be amortized over a 60 month or longer period, provided the proper election was made.

    Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, we are unable to express an opinion regarding such treatment. If the Service were to successfully challenge the managing general partner's allocations, a partner's taxable income could be increased, thereby resulting in increased taxes and in liability for interest and penalties.

                         BASIS AND AT RISK LIMITATIONS

    A partner's share of Partnership losses will not be allowed as a deduction to the extent such share exceeds the amount of the partner's adjusted tax basis in his Units. A partner's initial adjusted tax basis in his Units will generally be equal to the cash he has invested to purchase his Units. Such adjusted tax basis will generally be increased by (i) additional amounts invested in the Partnership, including his share of net income, (ii) additional capital contributions, if any, and (iii) his share of Partnership borrowings, if any, based on the extent of his economic risk of loss for such borrowings. Such adjusted tax basis will generally be reduced, but not below zero by (i) his share of loss, (ii) his depletion deductions on his share of oil and gas income (until such deductions exhaust his share of the basis of property subject to depletion), (iii) distributions of cash and the adjusted basis of property other than cash made to him, and (iv) his share of reduction in the amount of indebtedness previously included in his basis.

    In addition, Code Section 465 provides, in part, that, if an individual or a closely held C (i.e., regularly taxed) corporation engages in any activity to which Code Section 465 applies, any loss from that activity is allowed only to the extent of the aggregate amount with respect to which the taxpayer is "at risk" for such activity at the close of the taxable year. Code
Section 465(a)(1). A closely held C corporation is a corporation, more than fifty percent (50%) of the stock of which is owned, directly or indirectly, at any time during the last half of the taxable year by or for not more than five individuals. Code Sections 465(a)(1)(B), 542(a)(2). For purposes of Code
Section 465, a loss is defined as the excess of otherwise allowable deductions attributable to an activity over the income received or accrued from that activity. Code Section 465(d). Any such loss disallowed by Code Section 465 shall be treated as a deduction allocable to the activity in the first succeeding taxable year. Code Section 465(a)(2).

    Code Section 465(b)(1) provides that a taxpayer will be considered as being "at risk" for an activity with respect to amounts including (i) the amount of money and the adjusted basis of other property contributed by the taxpayer to the activity, and (ii) amounts borrowed with respect to such activity to the extent that the taxpayer (I) is personally liable for the repayment of such amounts, or (II) has pledged property, other than property used in the activity, as security for such borrowed amounts (to the extent of the net fair market value of the taxpayer's interest in such property). No property can be taken into account as security if such property is directly or indirectly financed by indebtedness that is secured by property used in the activity. Code
Section 465(b)(2). Further, amounts borrowed by the taxpayer shall not be taken into account if such amounts are borrowed (i) from any person who has an interest (other than an interest as a creditor) in such activity, or (ii) from a related person to a person (other than the taxpayer) having such an interest. Code Section 465(b)(3).

    Related persons for purposes of Code Section 465(b)(3) are defined to include related persons within the meaning of Code Section 267(b) (which describes relationships between family members, corporations and shareholders, trusts and their grantors, beneficiaries and fiduciaries, and similar relationships), Code Section 707(b)(1) (which describes relationships between partnerships and their partners) and Code Section 52 (which describes relationships between persons engaged in businesses under common control). Code
Section 465(b)(3)(C).

    Finally, no taxpayer is considered at risk with respect to amounts for which the taxpayer is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or other similar arrangements. Code
Section 465(b)(4).

    The Code provides that a taxpayer must recognize taxable income to the extent that his "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in his taxable income if and when he increases his amount "at risk" in a subsequent taxable year. Code
Section 465(e).

    The Treasury has published proposed regulations relating to the at risk provisions of Code Section 465. These proposed regulations provide that a taxpayer's at risk amount will include "personal funds" contributed by the taxpayer to an activity. Proposed Regulation Section 1.465-22(a). "Personal funds" and "personal assets" are defined in proposed Regulation Section 1.465-9(f) as funds and assets which (i) are owned by the taxpayer, (ii) are not acquired through borrowing, and (iii) have a basis equal to their fair market value.

    In addition to a taxpayer's amount at risk being increased by the amount of personal funds contributed to the activity, the excess of the taxpayer's share of all items of income received or accrued from an activity during a taxable year over the taxpayer's share of allowable deductions from the activity for the year will also increase the amount at risk. Proposed Regulation Section 1.465-22. A taxpayer's amount at risk will be decreased by (i) the amount of money withdrawn from the activity by or on behalf of the taxpayer, including distributions from a partnership, and (ii) the amount of loss from the activity allowed as a deduction under Code Section 465(a). Id.

    The partners will purchase Units by tendering cash to the Partnership. To the extent the cash contributed constitutes the "personal funds" of the partners, the partners should be considered at risk with respect to those amounts. To the extent the cash contributed constitutes "personal funds," in our opinion, neither the at risk rules nor limitations related to the adjusted basis rules will limit the deductibility of losses generated from the Partnerships.

                      PASSIVE LOSS AND CREDIT LIMITATIONS

    A. Introduction

    Code Section 469 provides that the deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations. Code
Section 469(a)(2).

    The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not "materially participate." Code Section 469(c). Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interest." Code Section 469(c)(3).

    A passive activity loss ("PAL") is defined as the amount (if any) by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year. Code
Section 469(d)(1).

    Classification of an activity as passive will result in the income and expenses generated therefrom being treated as "passive" except to the extent that any of the income is "portfolio" income and except as otherwise provided in Regulations. Code Section 469(e)(1)(A). Portfolio income is income from, INTER ALIA, interest, dividends, and royalties not derived in the ordinary course of a trade or business. Income that is neither passive nor portfolio is "net active income." Code Section 469(e)(2)(B).

    With respect to the deductibility of PALs, individuals and personal service corporations will be entitled to deduct such amounts only to the extent of their passive income, whereas closely held C corporations (other than personal service corporations) can offset PALs against both passive and net active income, but not against portfolio income. Code Section 469(a)(1), (e)(2). In calculating passive income and loss, however, all passive activities of the taxpayer are aggregated. Code Section 469(d)(1). PALs disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income. Code Section 469(b).

    Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the Code Section 469 passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years. Code Section 469(g).

    As noted above, a passive activity includes an activity with respect to which the taxpayer does not "materially participate." A taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous, and substantial" basis. Code Section 469(h)(1). With respect to the determination as to whether a taxpayer's participation in an activity is material, temporary regulations issued by the Service provide that, except for limited partners in a limited partnership, an individual will be treated as materially participating in an activity if and only if (i) the individual participates in the activity for more than 500 hours during such year, (ii) the individual's participation in the activity for the taxable year constitutes substantially all of the participation in such activity of all individuals for such year, (iii) the individual participates in the activity for more than 100 hours during the taxable year, and such individual's participation in such activity is not less than the participation in the activity of any other individual for such year,
(iv) the activity is a trade or business activity of the individual, the individual participates in the activity for more than 100 hours during such year, and the individual's aggregate participation in all significant participation activities of this type during the year exceeds 500 hours, (v) the individual materially participated in the activity for 5 of the last 10 years,
(vi) the activity is a personal service activity and the individual materially participated in the activity for any 3 preceding years or (vii) based on all the facts and circumstances (taking into account that certain activities are not considered), the individual participates in the activity on a regular, continuous and substantial basis. Regulation Section 1.469-5T(a).

    Notwithstanding the above, and except as may be provided in Regulations, Code Section 469(h)(2) provides that no limited partnership interest will be treated as an interest with respect to which a taxpayer materially participates. The Regulations create several exceptions to this rule and provide that a limited partner will not be treated as not materially participating in an activity of the partnership of which he is a limited partner if the limited partner would be treated as materially participating for the taxable year under paragraph (a)(1), (5), or (6) of Regulation Section 1.469-5T (as described in
(i), (v), and (vi) of the above paragraph) if the individual were not a limited partner for such taxable year. Regulation Section 1.469-5T(e). For purposes of this rule, a partnership interest of an individual will not be treated as a limited partnership interest for the taxable year if the individual is an additional general partner in a Partnership at all times during the Partnership's taxable year ending with or within the individual's taxable year. Id.

    B. General Partner Interests

    Due to the factual nature of the applicability of the material participation factors to an additional general partner's participation in the activities of a Partnership, we cannot express an opinion with respect to whether such participation will be material. However, the "working interest" exception to the passive activity rules applies without regard to the level of the taxpayer's participation. Nevertheless, the presence or absence of material participation may be relevant for purposes of determining whether the investment interest expense rules of Code Section 163(d) apply to limit the deductibility of interest incurred in connection with any borrowings of an additional general partner.

    As noted above, the term "passive activity" does not include any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the taxpayer's liability with respect to such interest. Regulation Section 1.469-1T(e)(4)(v) describes an interest in an entity that limits a taxpayer's liability with respect to the drilling or operation of a well as (i) a limited partnership interest in a partnership in which the taxpayer is not a general partner, (ii) stock in a corporation, or
(iii) an interest in any other entity that, under applicable state law, limits the interest holder's potential liability. For purposes of this provision indemnification agreements, stop loss arrangements, insurance, or any similar arrangements or combinations thereof are not taken into account in determining whether a taxpayer's liability is limited. Id.

    The Joint Committee on Taxation's General Explanation of the Tax Reform Act of 1986 (the "Blue Book") indicates that a "working interest" is an interest with respect to an oil and gas property that is burdened with the cost of development and operation of the property, and that generally has characteristics such as responsibility for signing authorizations for expenditures with respect to the activity, receiving periodic drilling and completion reports and reports regarding the amount of oil extracted, voting rights proportionate to the percentage of the working interest possessed by the taxpayer, the right to continue activities if the present operator decides to discontinue operations, a proportionate share of tort liability with respect to the property and some responsibility to share in further costs with respect to the property in the event a decision is made to spend more than amounts already contributed. The Regulations define a working interest as "a working or operating mineral interest in any tract or parcel of land" Regulation Section 1.469-1(e)(4)(iv). Under Regulation Section 1.614-2(b), an operating mineral interest is defined as a separate mineral interest as described in Section 614(a), in respect of which the costs of production are required to be taken into account by the taxpayer for purposes of computing the limitation of 50 percent of the taxable income from the property in determining the deduction for percentage depletion computed under Section 613, or such costs would be so required to be taken into account if the. . .well. . .were in the production stage. The term does not include royalty interests or similar interests, such as production payments or net profits interests. For the purpose of determining whether a mineral interest is an operating mineral interest, "costs of production" do not include intangible drilling and development costs, exploration expenditures under
    Section 615, or development expenditures under Section 616. Taxes, such as production taxes, payable by holders of nonoperating interests are not considered costs of production for this purpose. A taxpayer may not aggregate operating mineral interests and nonoperating mineral interests such as royalty interests.

    The managing general partner has represented that the Partnership will acquire and hold only operating mineral interests, as defined in Code
Section 614(d) and the Regulations thereunder, and that none of the Partnership's revenues will be from non-working interests.

    To the extent that the additional general partners (in their capacity as general partners) have working interests in the activities of a Partnership for purposes of Code Section 469, we are of the opinion that an additional general partner's interest in the Partnership (as a general partner) will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such general partner interest is held will not be limited by the passive activity provisions.

    Notwithstanding this general rule, however, for purposes of Code
Section 469, the economic performance rules of Code Section 461 are applied in a different manner from that described above in "INTANGIBLE DRILLING AND DEVELOPMENT COSTS DEDUCTIONS." Economic performance under the passive loss rules is defined in Regulation Section 1.469-1T(e)(4)(ii)(C)(2)(ii) as economic performance within the meaning of Code Section 461(h), without regard to Code
Section 461(i)(2) (which contains the spudding rule). Accordingly, if an additional general partner's interest is converted to that of a limited partner after the end of the year in which economic performance is deemed to occur (under Code Section 461), but prior to the spudding date provided in Code
Section 461(i)(2), any post-conversion losses will be passive, notwithstanding the availability of such losses (under Code Section 461) in a year in which the taxpayer held the interest in an entity that did not limit his liability.

    Notwithstanding the above, there can be no assurance that the Service will not contend that all general partner interests should be regarded as interests in a passive activity from the Partnership's inception due to the conversion feature contained in the Partnership Agreement. However, due to the exposure to unlimited liability for Partnership obligations incurred prior to such conversion, an attack by the Service with respect to the foregoing should not be successful. In addition, Regulation Section

1.469-lT(e)(4)(iii), example (1), respects the nature of a general partnership interest prior to its conversion into limited partnership form:

    A, a calendar year individual, acquires on January 1, 1987, a general partnership interest in P, a calendar year partnership that holds a working interest in an oil or gas property. Pursuant to the partnership agreement, A is entitled to convert the general partnership interest into a limited partnership interest at any time. On December 1, 1987, pursuant to a contract with D, an independent drilling contractor, P commences drilling a single well pursuant to the working interest. Under the drilling contract, P pays D for the drilling only as the work is performed. All drilling costs are deducted by P in the year in which they are paID. At the end of 1987, A converts the general partnership interest into a limited partnership interest, effective immediately. The drilling of the well is completed on February 28, 1988.

Since, in the example, A holds the working interest through an entity that does not limit A's liability throughout 1987 and through an entity that does limit A's liability in 1988, the example in the Regulation concludes that A's interest in P's well is not an interest in a passive activity for 1987 but is an interest in a passive activity for 1988.

    If an additional general partner converts his interest to a limited partner interest pursuant to the terms of the Partnership Agreement, the character of a subsequently generated tax attribute will be dependent upon, INTER ALIA, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

    Assuming the activities of a converting partner will not result in the partner's being treated as materially participating under Regulation Section 1.469-5T(a)(1), (5), or (6), as described above, the limited partner's activity after conversion should be treated as a passive activity. Code
Section 469(c)(1). Accordingly, any loss arising therefrom should be treated as a PAL under Code Section 469(d), with the benefits thereof limited by Code
Section 469(a)(1), as described above. However, Code Section 469(c)(3)(B) provides that, if a taxpayer has any loss from any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting additional general partner has losses from working interests which are treated as non-passive, income from the Partnership allocable to the partner after conversion would be treated as income that is not from a passive activity.

    C.  Limited Partner Interests

    If an investor partner (other than an additional general partner who converts his interest into that of a limited partner) invests in a Partnership as a limited partner, in our opinion, his distributive share of the Partnership's losses will be treated as PALs, the availability of which will be limited to the partner's passive income for such year. If the partner does not have sufficient passive income to utilize the PAL, the disallowed PAL will be suspended and may be carried forward (but not back) to be deducted against passive income arising in future years. Further, upon the complete disposition of the interest to an unrelated party in a fully taxable transaction, such suspended losses will be available as described above.

    Regarding Partnership income, limited partners should generally be entitled to offset their distributive shares of such income with deductions from other passive activities, except to the extent such Partnership income is portfolio income. Since gross income from interest, dividends, annuities, and royalties not derived in the ordinary course of a trade or business is not passive income, a limited partner's share of income from royalties, income from the investment of the Partnership's working capital, and other items of portfolio income will not be treated as passive income. In addition, Code Section 469(l)(3) grants the Secretary of the Treasury the authority to prescribe regulations requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity.

    D.  Publicly Traded Partnerships

    Notwithstanding the above, Code Section 469(k) treats net income from PTPs as portfolio income under the PAL rules. Further, each partner in a PTP is required to treat any losses from a PTP as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Id. Losses attributable to an interest in a PTP that are not allowed under the passive activity rules are suspended and carried forward, as described above. Further, upon a complete taxable disposition of an interest in a PTP, any suspended losses are allowed (as described above with respect to the passive loss rules). As noted above, we have opined that the Partnership will not be a PTP.

    In the event a Partnership was treated as a PTP, any net income would be treated as portfolio income and each partner's loss therefrom would be treated as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Since the Partnerships should not be treated as PTPs, the provisions of Code Section 469(k), in our opinion, will not apply to the partners in the manner outlined above prior to the time that a Partnership becomes a PTP. However, unlike the PTP rules of Code Section 7704, the passive activity rules of Code Section 469 do not provide an exception for partnerships that pass the 90% test of Code Section 7704. Accordingly, if a Partnership were to be treated as a PTP under the passive activity rules, losses could be used only to offset income from the Partnership.

                            CONVERSION OF INTERESTS

    Code Section 708 provides that a partnership will be considered as terminated for federal income tax purposes if, INTER ALIA, there is "a sale or exchange of 50 percent or more of the total interest in partnership capital and profits" within a 12 month period. If a conversion of an additional general partner's interest into a limited partner interest were treated as a "sale or exchange" for purposes of Code Section 708, the Partnership would be terminated for federal income tax purposes if such a conversion would cause 50% or more of the profits and capital interests in the Partnership to be deemed sold or exchanged within a 12 month period.

    In Revenue Ruling 84-52, 1984-1 C.B. 157, AMPLIFIED BY Rev. Rul. 95-37, 1995-1 C.B. 130, the Service ruled that the conversion of a general partnership interest into a limited partnership interest in the same partnership will not give rise to the recognition of gain or loss under Code Section 741 or
Section 1001. The holding of Revenue Ruling 84-52 was confirmed in Revenue Ruling 95-37. The ruling noted that, under Code Section 721, no gain or loss is recognized by a partnership or any of its partners upon the contribution of property to the partnership in exchange for an interest therein. Consequently, the partnership will not be terminated under Code Section 708 since (i) the business of the partnership will continue after the conversion and (ii) pursuant to Regulation Section 1.708-1(b)(1)(ii) a transaction governed by Code
Section 721 is not treated as a sale or exchange for purposes of Code
Section 708.

    Based on the authority of Revenue Ruling 84-52 and Revenue Ruling 95-37, SUPRA, a Partnership, in our opinion, will not be terminated under Code
Section 708 as a result of the conversion of Partnership interests.

    Code Section 752(b) treats any decrease in a partner's share of partnership liabilities as a distribution of money to the partner by the partnership. If, under the applicable regulatory or statutory provisions, a converting partner's share of liabilities is deemed to decrease, such decrease will result in gain to the partner to the extent it exceeds the partner's basis in his partnership interest.

    Code Section 1245(a) provides that, INTER ALIA, when Section 1245 property is disposed of, the amount by which the lower of (i) the property's recomputed basis or (ii) the amount realized on the sale, exchange, or involuntary conversion of the property or the fair market value on any other disposition of the property exceeds the property's adjusted basis is to be treated as ordinary income. Code Section 1245(b)(3) provides that, if the basis of the property in the hands of the transferee is determined by reference to its basis in the hands of the transferor by reason of, INTER ALIA, Code Section 721, then the gain taken into account for purpose of Code Section 1245(a) is not to exceed the gain taken into account by the transferor of such property (without regard to Code
Section 1245(b)). Therefore, to the extent the conversion of general partner interests to limited partner interests is governed by Code Section 721, the converting partner will only be required to include in ordinary income the amount of gain he otherwise would recognize with respect to the "Section 1245" property attributable to him.

    Code Section 1254(a) provides, in part, that when a property is disposed of, the taxpayer must recapture as ordinary income any gain on disposition in an amount equal to the aggregate of amounts deductible as IDC, in excess of the amount deductible without regard to Code Section 263, and depletion. Code
Section 1254 (a)(1). Code Section 1254(b) provides that rules similar to the rules of subsections (b) and (c) of Code Section 1245 are to be applied for purposes of Code Section 1254. Consequently, to the extent that a partner could recognize ordinary income under Code Section 1245 upon conversion, the partner could also recognize ordinary income under Code Section 1254.

    Losses arising from the holding of working interests in oil and gas properties directly or through an entity that does not limit the holder's liability are not subject to the passive loss rules. Regulations provide that, if the form of ownership is converted from a type that does not limit liability to a type that does limit liability, the portion of any losses (including those arising from the deduction of IDC) attributable to services or materials that have not yet been provided at the time of such conversion will constitute losses from a passive activity. Thus, in our opinion, if a partner were to convert his general partner interest to that of a limited partner prior to the time that all of the services or materials comprising the IDC of a well had been provided, at the time of the conversion such services and materials will constitute losses from a passive activity and be subject to the passive loss limitations. Similarly in such a situation, a portion of the income from the well would constitute passive income. If the conversion were to occur after the filing of the Partnership's information tax return but prior to the completion of the drilling and development of a well, an amended return might have to be filed, which might also require the converting partner to file an amended return. Further, the Code provides that if a taxpayer has any loss attributable to a working interest which is treated in any taxable year as a loss which is not from a passive activity, then any net income attributable to the working interest in any succeeding taxable year is treated as income of the taxpayer which is not from a passive activity. Code Section 469(c)(3)(B). Accordingly, if an additional general partner converts his interest into a limited partner interest, any income from that interest with respect to which he claimed deductions will be treated as nonpassive income.

                            ALTERNATIVE MINIMUM TAX

    Code Section 55 imposes on noncorporate taxpayers a two-tiered, graduated rate schedule for alternative minimum tax ("AMT") equal to the sum of (i) 26% of so much of the "taxable excess" as does not exceed $175,000, plus (ii) 28% of so much of the "taxable excess" as exceeds $175,000. Code Section 55(b)(1)(A)(i). "Taxable excess" is defined as so much of the alternative minimum taxable income ("AMTI") for the taxable year as exceeds the exemption amount. Code
Section 55(b)(1)(A)(ii). AMTI is generally defined as the taxpayer's taxable income, increased or decreased by certain adjustments and items of tax preference. Code Section 55(b)(2).

    The exemption amount for noncorporate taxpayers is (i) $45,000 in the case of a joint return or a surviving spouse, (ii) $33,750 in the case of an individual who is neither a married individual nor a surviving spouse, and (iii) $22,500 in the case of a married individual who files a separate return or an estate or trust. Such amounts are phased out as a taxpayer's AMTI increases above certain levels. Code Section 55(d)(1) and (3).

    The corporate AMT is similar to that of the individual AMT, with the corporation's regular taxable income increased or decreased by certain adjustments and items of tax preference, resulting in AMTI. The AMTI is reduced by $40,000 (which amount is phased-out as AMTI increases above certain levels) with the balance being taxed at twenty percent (20%). Code Sections 55(b)(1)(B) and 55(d)(2) and (3). The excess of this figure over the regular tax liability is the AMT.

    Individuals subject to the AMT are generally allowed a credit, equal to the portion of the AMT imposed by Code Section 55 arising as a result of deferral preferences (or, with certain adjustments, equal to the entire AMT in the case of corporate AMT for use against the taxpayer's future regular tax liability (but not the minimum tax liability)). Code
Section 53.

    Under the AMT provisions, adjustments and items of tax preference that may arise from a partner's acquisition of an interest in a Partnership include the following:

        1. Taxpayers that do not meet the definition of an integrated oil company as defined in Code Section 291(b)(4) are not subject to the preference item for "excess IDC." Code Section 57(a)(2)(E)(i). However, the benefit of the elimination of the preference is limited in any taxable year to an amount equal to 40 percent of the AMTI for the year computed as if the prior law "excess IDC" preference item has not been eliminated. Code
    Section 57(a)(2)(E)(ii). Excess IDC is defined as the excess of (i) IDC paid or incurred (other than costs incurred in drilling a nonproductive well) with respect to which a deduction is allowable under Code Section 263(c) for the taxable year over (ii) the amount that would have been allowable for the taxable year if such costs had been capitalized and (I) amortized over a 120 month period beginning with the month in which production from such well begins or (II) recovered through cost depletion. Code Section 57(a)(2)(B). However, any portion of the IDC to which an election under Code
    Section 59(e) applies will not be treated as an item of tax preference under Code Section 57(a). Code Section 59(e)(6). With respect to IDC paid or incurred, corporate and individual taxpayers are allowed to make the Code
    Section 59(e) election and, for regular tax and AMT purposes, deduct such expenditures over the 60 month period beginning with the month in which such expenditure is paid or incurred. Code Section 59(e)(1).

        2. Excess depletion constitutes a preference only in the case of integrated oil companies. Code Section 57(a)(1).

        3. Each partner's AMTI will be increased (or decreased) by the amount by which the depreciation deductions allowable under Code Sections 167 and 168 with respect to such property exceeds (or is less than) the depreciation determined under the alternative depreciation system using the one hundred fifty percent (150%) declining balance method switching to the straight-line method, when that produces a greater deduction. Code Section 56(a)(1). No adjusted current earnings ("ACE") depreciation adjustment is necessary with respect to a corporate partner for property placed in service in taxable years beginning after December 31, 1993. Code Section 56(g)(4)(A)(i).

        4. AMTI for a corporate partner will be increased by 75% of the excess of the taxpayer's ACE over the AMTI amount (computed without the ACE adjustment and without the net operating loss deduction). Code
    Section 56(g)(1). As noted above, both corporate and individual taxpayers may elect this method of amortization for regular tax purposes. For years beginning after December 31, 1992, for corporations other than integrated oil companies, the ACE adjustments for percentage depletion and IDC are repealed. Code Sections 56(g)(4)(F) and (D)(i), respectively. The IDC modification applies to IDCs paid or incurred in taxable years beginning after December 31, 1992.

    Due to the inherently factual nature of the applicability of the AMT to a partner, we are unable to express an opinion with respect to such issues. Due to the potentially significant impact of a purchase of Units on an investor's tax liability, investors should discuss the implications of an investment in a Partnership on their regular and AMT liabilities with their tax advisors prior to acquiring Units.

                       GAIN OR LOSS ON SALE OF PROPERTIES

    Gain from the sale or other disposition of property is realized to the extent of the excess of the amount realized therefrom over the property's adjusted basis; conversely, loss is realized in an amount equal to the excess of the property's adjusted basis over the amount realized from such a disposition. Code Section 1001(a). The amount realized is defined as the sum of any money received plus the fair market value of the property (other than money) received. Code Section 1001(b). Accordingly, upon the sale or other disposition of a Partnership's properties, the partners will realize gain or loss to the extent of their pro rata share of the difference between the Partnership's adjusted basis in the property at the time of disposition and the amount realized upon disposition. In the absence of nonrecognition provisions, any gain or loss realized will be recognized for federal income tax purposes.

    Gain or loss recognized upon the disposition of property used in a trade or business and held for more than one year will be treated as long term capital gain or as ordinary loss. Code Section 1231(a).

    Notwithstanding the above, however, any gain realized may be taxed as ordinary income under one of several "recapture" provisions of the Code or under the characterization rules relating to "dealers" in personal property.

    Code Section 1254 generally provides for the recapture of capital gains, arising from the sale of property which was placed in service after 1986, as ordinary income to the extent of the lesser of (i) the gain realized upon sale of the property, or (ii) the sum of (I) all IDC previously deducted and
(II) all depletion deductions that reduced the property's basis. Code
Section 1254(a)(1).

    Ordinary income may also result from the recapture of depreciation on a Partnership's properties, pursuant to Code Section 1245. The amount recaptured as ordinary income is generally the amount by which the lower of (i) the recomputed basis or (ii) the amount realized on the sale of the property exceeds the property's adjusted basis. Code Section 1245(a)(1). A property's recomputed basis is generally the property's adjusted basis increased by amortization deductions previously claimed with respect to the property. Code
Section 1245(a)(2).

                         GAIN OR LOSS ON SALE OF UNITS

    If the Units are capital assets in the hands of the partners, gain or loss realized by any such holders on the sale or other disposition of a Unit will be characterized as capital gain or capital loss. Code Section 1221. Such gain or loss will be a long term capital gain or loss if the Unit is held for more than one year, and short term capital gain if held one year or less. Code
Section 1222. However, the portion of the amount realized by a partner in exchange for a Unit that is attributable to the partner's share of the Partnership's "unrealized receivables" or "inventory items" will be treated as an amount realized from the sale or exchange of property other than a capital asset. Code Section 751.

    Unrealized receivables are defined in Code Section 751(c) to include: "oil [or] gas . . . property . . . to the extent of the amount which would be treated as gain to which section . . . 1245(a) . . . or 1254(a) would apply if . . . such property had been sold by the partnership at its fair market value." A sale by a Partnership of its properties could give rise to treatment of the gain thereunder as ordinary income as a result of Code Sections 1245(a) or 1254(a). Accordingly, gain recognized by a partner on the sale of a Unit would be taxed as ordinary income to the partner to the extent of his share of the Partnership's potential gain on property that would be recaptured, upon sale, under those statutes.

    Property treated as an "inventory item" for purposes of Code Section 751 includes (i) stock in trade of the partnership or other property of a kind which would properly be included in its inventory if on hand at the end of the taxable year, (ii) property held by the partnership primarily for sale to customers in the ordinary course of its trade or business, and (iii) any other partnership property which, on a sale or exchange by the partnership, would not be considered a capital asset or property used in a trade or business under Code
Section 1231. Code Sections 751(d)(2) and 1221(l).

    Under the aforementioned provisions, a partner would recognize ordinary income with respect to any deemed sale of assets under Code Section 751; further, this ordinary income may be recognized even if the total amount realized on the sale of a Unit is equal to or less than the partner's basis in the Unit.

    Any partner who sells or exchanges interests in a partnership holding unrealized receivables (which include IDC recapture and other items) or certain inventory items must notify the partnership of such transaction in accordance with Regulations under Code Section 6050K and must attach a statement to his tax return reflecting certain facts regarding the sale or exchange. Regulations promulgated by the Service provide that such notice to the partnership must be given in writing within 30 days of the sale or exchange (or, if earlier, by January 15 of the calendar year following the calendar year in which the exchange occurred), and must include names, addresses, and taxpayer identification numbers (if known) of the transferor and transferee and the date of the exchange. Regulation Section 1.6050K-1(d). Code Section 6721 provides that persons who fail to furnish this information to the partnership will be penalized $50 for each such failure, or, if such failure is due to intentional disregard to the filing requirement, the person will be penalized the greater of
(i) $100 or (ii) 5% of the aggregate amount to be reported. Code
Section 6721(e)(2)(B). Furthermore, a partnership is required to notify the Service of any sale or exchange of interests of which it has notice, and to report the names and addresses of the transferee and the transferor, along with all other required information. The partnership also is required to provide copies of the information it provides to the Service to the transferor and the transferee.

    The tax consequences to an assignee purchaser of a Unit from a partner are not described herein. Any assignor of a Unit should advise his assignee to consult his own tax advisor regarding the tax consequences of such assignment.

                           PARTNERSHIP DISTRIBUTIONS

    Under the Code, any increase in a partner's share of partnership liabilities, or any increase in such partner's individual liabilities by reason of an assumption by him of partnership liabilities, is considered to be a contribution of money by the partner to the partnership. Code Section 752(a). Similarly, any decrease in a partner's share of partnership liabilities or any decrease in such partner's individual liabilities by reason of the partnership's assumption of such individual liabilities will be considered as a distribution of money to the partner by the partnership. Code Section 752(b).

    The partners' adjusted bases in their Units will initially consist of the cash they contribute to the Partnership. Their bases will be increased by their share of Partnership income and additional contributions and decreased by their share of Partnership losses and distributions. To the extent that such actual or constructive distributions are in excess of a partner's adjusted basis in his Partnership interest (after adjustment for contributions and his share of income and losses of the Partnership), that excess will generally be treated as gain from the sale of a capital asset. In addition, gain could be recognized to a distributee partner upon the disproportionate distribution to a partner of unrealized receivables, substantially appreciated inventory or, in some cases, Code Section 731(c) marketable securities (i.e., actively traded financial instruments, foreign currencies or interests in certain defined properties). Further, the Partnership Agreement prohibits distributions to any investor partner to the extent such would create or increase a deficit in the partner's capital account.

                            PARTNERSHIP ALLOCATIONS

    A. Allocations--General

    Generally, a partner's taxable income is increased or decreased by his ratable share of partnership income or loss. Code Section 701. However, the availability of these losses may be limited by the at risk rules of Code
Section 465, the passive activity rules of Code Section 469, and the adjusted basis provisions of Code Section 704(d).

    Code Section 704(b) provides that if a partnership agreement does not provide for the allocation of each partner's distributive share of partnership income, gain, loss, deduction, or credit, or if the allocation of such items under the partnership agreement lacks "substantial economic effect," then each partner's share of those items must be allocated "in accordance with the partner's interest in the partnership."

    As discussed below, Regulations under Code Section 704(b) define substantial economic effect and prescribe the manner in which partners' capital accounts must be maintained in order for the allocations contained in the partnership agreement to be respected. Notwithstanding these provisions, special rules apply with respect to nonrecourse deductions since, under the Regulations, allocations of losses or deductions attributable to nonrecourse liabilities cannot have economic effect.

    The Service may contend that the allocations contained in the Partnership Agreement do not have substantial economic effect or are not in accordance with the partners' interests in the Partnership and may

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seek to reallocate these items in a manner that will increase the income or gain or decrease the deductions allocable to a partner. We are of the opinion that, to the extent provided herein, if challenged by the Service on this matter, the partners' distributive shares of Partnership income, gain, loss, deduction, or credit will be determined to have substantial economic effect and allocated substantially in accordance with the terms of the Partnership Agreement.

    B.  Substantial Economic Effect

    Although a partner's share of partnership income, gain, loss, deduction, and credit is generally determined in accordance with the partnership agreement, this share will be determined in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances) and not by the partnership agreement if the partnership allocations do not have "substantial economic effect" and if the allocations are not respected under the nonrecourse deduction provisions of the Regulations. Code Section 704(b); Regulation Section Section 1.704-1(b)(2)(i) and 1.704-2.

    In order for an allocation to have "economic effect," it must be consistent with the underlying economic arrangement of the partners. This means that in the event there is an economic benefit or economic burden that corresponds to an allocation, the partner to whom the allocation is made must receive such economic benefit or bear such economic burden. Regulation Section 1.704-1(b)(2)(ii). The Regulations further provide that an allocation will have economic effect only if, throughout the full term of the partnership, the partnership agreement provides (i) for the determination and maintenance of a partner's capital account in accordance with specified rules contained therein,
(ii) upon liquidation of the partnership or a partner's interest in the partnership, liquidating distributions are required to be made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the taxable year of the liquidation, and (iii) either (I) a partner with a deficit balance in his capital account following the liquidation is unconditionally obligated to restore the amount of such deficit balance to the partnership by the end of the taxable year of liquidation, or (II) the partnership agreement contains a qualified income offset provision as provided in Regulation Section Section 1.704-1(b)(2)(ii)(b) and 1.704-1(b)(2)(ii)(d).

    The capital account maintenance rules generally mandate that each partner's capital account be increased by (i) money contributed by the partner to the partnership, (ii) the fair market value (net of liabilities) of property contributed by the partner to the partnership, and (iii) allocations to the partner of partnership income and gain. Further, such capital account must be decreased by (i) money distributed to the partner from the partnership, (ii) the fair market value (net of liabilities) of property distributed to the partner from the partnership, and (iii) allocations to the partner of partnership losses and deductions. Regulation Section 1.704-1(b)(2)(iv).

    Regulation Section 1.704-1(b)(2)(iii) provides that an economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. The economic effect of an allocation is not substantial if:

    at the time the allocation becomes part of the partnership agreement,
    (1) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement, and (2) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement. In determining the after-tax economic benefit or detriment to a partner, tax consequences that result from the interaction of the allocation with such partner's tax attributes that are unrelated to the partnership will be taken into account. Regulation Section 1.704-1(b)(2)(iii)(a).

    While the Service stated that it will not rule on whether an allocation provision in a partnership agreement has substantial economic effect, several Technical Advice Memoranda ("TAMs") shed light on the Service's position on this issue. Notwithstanding the potential similarity between a TAM and a

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taxpayer's particular fact pattern, it should be noted that TAMs may not be used or cited as precedent. Code Section 6110(k)(3), Regulation Section Section 301.6110-2(a) and 301.6110-7(b). Nevertheless, TAMs do serve to illustrate the Service's position on certain specific cases. The TAMs relating to substantial economic effect focus on the tax avoidance purpose of allocations and on the partnership plan for distributions upon liquidation.

    Illustrative of the Service's approach is TAM 8008054, in which the Service concluded that an allocation to the partners solely of items that the partnership had elected to expense (IDC) had as its principal purpose tax avoidance. The Service suggested that, had the allocation affected the parties' liquidation rights, the allocation would have had substantial economic effect:
"In general, substantial economic effect has been found where all allocations of items of income, gain, loss, deduction or credit increase or decrease the respective capital accounts of the partners and distribution of assets made upon liquidation is made in accordance with capital accounts." The ruling noted that the investors "should have been allocated their share of costs other than intangible drilling costs." Id. The question whether economic effect is "substantial" is one of fact which may depend in part on the timing of income and deductions and on consideration of the investors' tax attributes unrelated to their investment in Units, and thus is not a question upon which a legal opinion can ordinarily be expressed. However, to the extent the tax brackets of all partners do not differ at the time the allocation becomes part of the partnership agreement, the economic effect of the allocation provisions should be considered to be substantial.

    Code Section 613A(c)(7)(D) requires that the basis of oil and gas properties owned by a partnership be allocated to the partners in accordance with their interests in the capital or income of the partnership. Regulations issued under Code Section 613A(c)(7)(D) indicate that such basis must be allocated in accordance with the partners' interests in the capital of the partnership if their interests in partnership income vary over the life of the partnership for any reason other than for reasons such as the admission of a new partner. Regulation Section 1.613A-3(e)(2). The terms "capital" and "income" are not defined in the Code or in the Regulations under Section 613A. The Regulations under Code Section 704 indicate that if all partnership allocations of income, gain, loss, and deduction (or items thereof) have substantial economic effect, an allocation of the adjusted basis of an oil or gas property among the partners will be deemed to be made in accordance with the partners' interests in partnership capital or income and will accordingly be recognized.

    Pursuant to the Partnership Agreement, (i) allocations will be made as mandated by the Regulations, (ii) liquidating distributions will be made in accordance with positive capital account balances, and (iii) a "qualified income offset" provision applies. However, IDC and certain other tax items will be allocated 100% to the investor partners. Except with respect to those excess allocations, under the Partnership Agreement the basis in oil and gas properties will be allocated in proportion to each partner's respective share of the costs that entered into the Partnership's adjusted basis for each depletable property. Such allocations of basis to the Investors of 100% of such tax items appear reasonable and in compliance with the Regulations under section 704. Nevertheless, the Service may contend that the allocation to the investor partners of 100% of such tax items is invalid and may reallocate such items to the partners in a different ratio. Any such reallocation could increase a partner's tax liability.

    C.  Nonrecourse Deductions

    As noted above, an allocation of loss or deduction attributable to nonrecourse liabilities of a partnership cannot have economic effect because the creditor alone bears any economic burden that corresponds to such an allocation. Nevertheless, the Regulations provide a test under which certain allocations of nonrecourse deductions will be deemed to be in accordance with the partners' interests in the partnership. Regulation Section 1.704-2(b).

    Nonrecourse deduction allocations will be deemed to be made in accordance with partners' partnership interests if, and only if, four requirements are satisfied. Regulation Section 1.704-2 (e). First, the partners' capital accounts must be maintained properly and the distribution of liquidation proceeds must be in accordance with the partners' capital account balances. Regulation Section 1.704-2 (e)(1). Second, beginning in

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the first taxable year in which there are nonrecourse deductions, and thereafter throughout the full term of the partnership, the partnership agreement must provide for allocation of nonrecourse deductions among the partners in a manner that is reasonably consistent with allocations, which have substantial economic effect, of some other significant partnership item attributable to the property securing nonrecourse liabilities of the partnership. Regulation Section
1.704-2 (e)(2). Third, beginning in the first taxable year of the partnership in which the partnership has nonrecourse deductions or makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in minimum gain, and thereafter throughout the full term of the partnership, the partnership agreement contains a "minimum gain chargeback." Regulation Section 1.704-2 (e)(3). A partnership agreement contains a minimum gain chargeback if, and only if, it provides that, subject to certain exceptions, in the event there is a net decrease in partnership minimum gain during a partnership taxable year, the partners must be allocated items of partnership income and gain for that year equal to each partner's share of the net decrease in partnership minimum gain during such year. Regulation Section 1.704-2 (f)(1). A partner's share of the net decrease in partnership minimum gain is the amount of the total net decrease multiplied by the partner's percentage share of the partnership's minimum gain at the end of the immediately preceding taxable year. Regulation
Section 1.704-2 (g)(2). A partner's share of any decrease in partnership minimum gain resulting from a revaluation of partnership property (which would not cause a minimum gain chargeback) equals the increase in the partner's capital account attributable to the revaluation to the extent the reduction in minimum gain is caused by such revaluation. Id. Similar rules apply with regard to partner nonrecourse liabilities and associated deductions. Regulation Section
1.704-2 (i). The fourth requirement of the nonrecourse allocation test provides that all other material allocations and capital account adjustments under the partnership agreement must be recognized under the general allocation requirements of the Regulations under Code Section 704(b). Regulation Section 1.704-2 (e)(4).

    Under the Regulations, partners generally share nonrecourse liabilities in accordance with their interests in partnership profits. Regulation Section 1.704-2 (b)(1). However, the Regulations generally require that nonrecourse liabilities be allocated among the partners first to reflect the partners' share of minimum gain and Code Section 704(c) minimum gain. Regulation Section
1.704-2 (b)(2). Any remaining nonrecourse liabilities are generally to be allocated in proportion to the partner's interests in partnership profits.


    The Partnership Agreement, at Section 3.02, contains a minimum gain chargeback. Further, the Partnership Agreement provides for the allocation of nonrecourse liabilities and deductions attributable thereto among the partners first, in accordance with their respective shares of partnership minimum gain (within the meaning of Regulation Section 1.704-2(b)(2)), second, to the extent of each such partner's gain under Code Section 704(c) if the Partnership were to dispose of (in a taxable transaction) all Partnership property subject to one or more nonrecourse liabilities of the Partnership in full satisfaction of such liabilities and for no other consideration; and third, in accordance with the partners' proportionate shares in the Partnership's profits. For this purpose, the Partnership Agreement provides for the allocation of excess nonrecourse deductions of 89% to the investor partners and 11% to the managing general partner.


    D. Retroactive Allocations

    To prevent retroactive allocations of partnership tax attributes to partners entering into a partnership late in the tax year, Code Section 706(d) provides that a partner's distributive share of such attributes is to be determined by the use of methods prescribed by the Treasury Secretary which take into account the varying interests of the partners during the taxable year.

    The Partnership Agreement, at Section 3.04(c), provides that each partner's allocation of tax items other than "allocable cash basis items" is to be determined under a method permitted by Code Section 706(d) and the Regulations thereunder. With respect to "allocable cash basis items," Section 3.04(c) requires an allocation in accordance with the requirements of Code
Section 706(d). Accordingly, the Partnership allocations should be considered to be in accordance with the provisions of Code Section 706(d).

                                 PROFIT MOTIVE

    The existence of economic, nontax motives for entering into the Transactions is essential if the partners are to obtain the tax benefits associated with an investment in a Partnership. Code Section 183(a) provides that where an activity entered into by an individual is not engaged in for profit, no deduction attributable to that activity will be allowed except as provided therein. Should it be determined that a partner's activities with respect to the Transactions fall within the "not for profit" ambit of Code Section 183, the Service could disallow all or a portion of the deductions and credits generated by the Partnership's activities.

    Code Section 183(d) generally provides for a presumption that an activity is entered into for profit within the meaning of the statute where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At the taxpayer's election, such presumption can relate to three or more of the taxable years in the five-year period beginning with the taxable year in which the taxpayer first engages in the activity. Whether an activity is engaged in for profit is determined under Code Sections 162 (relating to trade or business deductions) and 212(l) and (2) (relating to income producing deductions) except insofar as the above-described presumption applies. Regulation Section 1.183-1(a).

    To establish that he is engaged in either a trade or business or an income producing activity, a partner must be able to prove that he is engaged in the Transactions with an "actual and honest profit objective," FOX V. COMMISSIONER, 80 T.C. 972, 1006 (1983), AFF'D SUB NOM., BARNARD V. COMMISSIONER, 731 F.2d 230 (4th Cir. 1984), and that his profit objective is bona fide. BESSENYEY V. COMMISSIONER, 45 T.C. 261, 274 (1965), AFF'D, 379 F.2d 252 (2d Cir. 1967), CERT.
DENIED, 389 U.S. 931 (1967). The inquiry turns on whether the primary purpose and intention of the partner in engaging in the activity is, in fact, to make a profit apart from tax considerations. HAGER V. COMMISSIONER, 76 T.C. 759, 784
(1981). Such objective need not be reasonable, only honest, and the question of objective is to be determined from all the facts and circumstances. SUTTON V. COMMISSIONER, 84 T.C. 210 (1985), AFF'D, 788 F.2d 695 (11th Cir. 1986). Among
the factors that will normally be considered are: (i) the manner in which the taxpayer carries on the activity, (ii) the expertise of the taxpayer or his advisors, (iii) the time and effort expended by the taxpayer in carrying on the activity, (iv) whether an expectation exists that the assets used in the activity may appreciate in value, (v) the success of the taxpayer in carrying on similar or dissimilar activities, (vi) the taxpayer's history of income or losses with respect to the activity, (vii) the amount of occasional profits, if any, which are earned, and (viii) the financial status of the taxpayer. Regulation Section 1.183-2(b). Where application of such factors to a particular activity is difficult, however, the Court will consider the totality of the circumstances instead. ESTATE OF BARON V. COMMISSIONER, 83 T.C. 542 (1984), AFF'D, 798 F.2d 65 (2d Cir. 1986).

    As noted, the issue is one of fact to be resolved not on the basis of any one factor but on the basis of all the facts and circumstances. Regulation
Section 1.183-2(b). Greater weight is given to objective facts than the parties' mere statements of their intent. SIEGEL V. COMMISSIONER, 78 T.C. 659 (1982); ENGDAHL V. COMMISSIONER, 72 T.C. 659 (1979). Nevertheless, the Courts have recognized, in applying Code Section 183, that "a taxpayer has the right to engage in a venture which has economic substance even though his motivation in the early years of the venture may have been to obtain a deduction to offset taxable income." LEMMEN V. COMMISSIONER, 77 T.C. 1326, 1346 (1981), ACQ., 1983-2 C.B. 1.

    Due to the inherently factual nature of a partner's intent and motive in engaging in the Transactions, we do not express an opinion as to the ultimate resolution of this issue in the event of a challenge by the Service. Partners must, however, seek to make a profit from their activities with respect to the Transactions beyond any tax benefits derived from those activities or risk losing those tax benefits.

                                   TAX AUDITS

    Subchapter C of Chapter 63 of the Code provides that administrative proceedings for the assessment and collection of tax deficiencies attributable to a partnership must be conducted at the partnership, rather than the partner, level. Partners will be required to treat Partnership items of income, gain, loss, deduction, and credit in a manner consistent with the treatment of each such item on the Partnership's returns unless such partner files a statement with the Service identifying the inconsistency. If the Partnership is audited, the tax treatment of each item will be determined at the Partnership level in a unified partnership proceeding. Conforming adjustments to the partners' own returns will then occur unless such partner can establish a basis for inconsistent treatment (subject to waiver by the Service).

    Reef Partners LLC is designated as the "tax matters partner" ("TMP") for the Partnership and will receive notice of the commencement of a Partnership proceeding and notice of any administrative adjustments of Partnership items. The TMP is entitled to invoke judicial review of administrative determinations and to extend the period of limitations for assessment of adjustments attributable to Partnership items. Each partner will receive notice of the administrative proceedings from the TMP and will have the right to participate in the administrative proceeding pursuant to tax requirements of Regulation
Section 301.6223(g)-1T unless the partner waives such rights.

    The Code provides that, subject to waiver, partners will receive notice of the administrative proceedings from the Service and will have the right to participate in the administrative proceedings. Code Sections 6223(a) and 6224(a). However, the Code also provides that if a partnership has 100 or more partners, the partners with less than a 1% profits interest will not be entitled to receive notice from the Service or participate in the proceedings unless they are members of a "notice group" (a group of partners having in the aggregate a 5% or more profits interest in the partnership that requires the Service to send notice to the group and that designates one of their members to receive notice). Code Section 6223(b). Any settlement agreement entered into between the Service and one or more of the partners will be binding on such partners but will not be binding on the other partners, except that settlement by the TMP may be binding on certain partners, as described below. The Service must, on request, offer consistent settlement terms to the partners who had not entered into the earlier settlement agreement. Code Section 6224(c)(2). If a partnership has more than 100 partners, the TMP is empowered under the Code to enter into binding settlement agreements on behalf of the partners with a less than 1% profits interest unless the partner is a member of a notice group or notifies the Service that the TMP does not have the authority to bind the partner in such a settlement. Code Section 6224(c)(3).

    BY EXECUTING THE PARTNERSHIP AGREEMENT EACH PARTNER RESPECTIVELY REPRESENTS, WARRANTS, AND AGREES THAT HE WILL NOT FORM OR EXERCISE ANY RIGHT AS A MEMBER OF A NOTICE GROUP AND WILL NOT FILE A STATEMENT NOTIFYING THE SERVICE THAT THE TMP DOES NOT HAVE BINDING SETTLEMENT AUTHORITY. SUCH WAIVER IS PERMITTED UNDER THE PARTNERSHIP AUDIT PROVISIONS OF THE CODE AND WILL BE BINDING ON THE PARTNERS.

    The costs incurred by a partner in responding to an administrative proceeding will be borne solely by such partner.

                                   PENALTIES

    Under Code Section 6662, a taxpayer will be assessed a penalty equal to 20% of the portion of an underpayment of tax attributable to negligence, the disregard of a rule or regulation or a substantial understatement of tax. "Negligence" includes any failure to make a reasonable attempt to comply with the tax laws. Code Section 6662(c). The Regulations further provide that a position with respect to an item is attributable to negligence if it lacks a reasonable basis. Regulation Section 1.6662-3(b)(1). Negligence is strongly indicated where, for example, a partner fails to comply with the requirements of Code Section 6662, which requires that a partner treat partnership items on its return in a manner that is consistent with the treatment of such items on the partnership return. Regulation Section 1.6662-3(b)(1)(iii). The term "disregard" includes any careless, reckless or intentional disregard of rules or regulations. Regulation Section 1.6662-3(b)(2). A taxpayer who takes a position contrary to a revenue ruling or a notice will be subject to a penalty for intentional disregard if the contrary position fails to possess a realistic possibility of being sustained on its merits. Regulation Section 1.6662-3(b)(2). An "understatement" is defined as the excess of the amount of tax

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required to be shown on the return of the taxable year over the amount of the tax imposed that is actually shown on the return, reduced by any rebate. Code
Section 6662(d)(2)(A). An understatement is "substantial" if it exceeds the greater of ten percent of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 in the case of certain corporations). Code
Section 6662(d)(1)(A) and (B).

    Generally, the amount of an understatement is reduced by the portion thereof attributable to (i) the tax treatment of any item by the taxpayer if there is or was substantial authority for such treatment, or (ii) any item if the relevant facts affecting the item's tax treatment are adequately disclosed in the return or in a statement attached to the return, and there is a reasonable basis for the tax treatment of such item by the taxpayer. Code Section 6662(d). Disclosure will generally be adequate if made on a properly completed Form 8275 (Disclosure Statement) or Form 8275R (Regulation Disclosure Statement). Regulation Section 1.6662-4(f).

    However, in the case of "tax shelters," there will be a reduction of the understatement only to the extent it is attributable to the treatment of an item by the taxpayer with respect to which there is or was substantial authority for such treatment and only if the taxpayer reasonably believed that the treatment of such item by the taxpayer was more likely than not the proper treatment. Moreover, a corporation must generally satisfy a higher standard to avoid a substantial understatement penalty in the case of a tax shelter. Code
Section 6662(d)(2)(C)(ii). The term "tax shelter" is defined for purposes of Code Section 6662 as a partnership or other entity, any investment plan or arrangement, or any other plan or arrangement, a significant purpose of which is the avoidance or evasion of federal income tax. Code
Section 6662(d)(2)(C)(iii). It is important to note that this definition of "tax shelter" differs from that contained in Code Sections 461 and 6111, as discussed above.

    The existence of substantial authority is determined as of the time the taxpayer's return is filed or on the last day of the taxable year to which the return relates and not when the investment is made. Regulation Section 1.6662-4(d)(3)(iv)(C). Substantial authority exists if the weight of authorities supporting a position is substantial compared with the weight of authorities supporting contrary treatment. Regulation Section 1.6662-4(d)(3)(i). Relevant authorities include statutes, Regulations, court cases, revenue rulings and procedures, and Congressional intent. However, among other things, conclusions reached in legal opinions are not considered authority. Regulation Section 1.6662-4(d)(3)(iii). The Secretary may waive all or a portion of the penalty imposed under Code Section 6662 upon a showing by the taxpayer that there was reasonable cause for the understatement and that the taxpayer acted in good faith. Code Section 6664(c).

    Although not anticipated by Reef Partners LLC, there may not be substantial authority for one or more reporting positions that the Partnership may take in its federal income tax returns. In such event, if a Partnership does not disclose or if it fails to adequately disclose any such position, or if such disclosure is deemed adequate but it is determined that there was no reasonable basis for the tax treatment of such a Partnership item, the penalty will be imposed with respect to any substantial understatement determined to have been made, unless the provisions of the Regulations pertaining to waiver of the penalty become final and the Partnership is able to show reasonable cause and good faith in making the understatement as specified in such provisions. If the Partnership makes a disclosure for the purposes of avoiding the penalty, the disclosure is likely to result in an audit of such return and a challenge by the Service of such position taken.

    If it were determined that a partner had underpaid tax for any taxable year, such partner would have to pay the amount of underpayment plus interest on the underpayment from the date the tax was originally due. The interest rate on underpayments is determined by the Service based upon the federal short term rate of interest (as defined in Code Section 1274(d)) plus 3%, or 5% for large corporate underpayments, and is compounded daily. The rate of interest is adjusted quarterly. Code Section 6621(b).

    A partnership, for federal income tax purposes, is required to file an annual information tax return. The failure to properly file such a return in a timely fashion, or the failure to show on such return all information required under the Code to be shown on such return, unless such failure is due to reasonable cause, subjects the partnership to civil penalties under the Code in an amount equal to $50 per month multiplied by the number of partners in the partnership, up to a maximum of $250 per partner per year. Code Section 6698(a), (b). In addition, upon any willful failure to file a partnership information return, a fine or other criminal penalty may be imposed on the party responsible for filing the return. Code
Section 7203.

                         ACCOUNTING METHODS AND PERIODS

    The Partnerships will each use the accrual method of accounting and will each select the calendar year as its taxable year.

    As discussed above, a taxpayer using the accrual method of accounting will recognize income when all events have occurred which fix the right to receive such income and the amount thereof can be determined with reasonable accuracy. Deductions will be recognized when all events which establish liability have occurred and the amount thereof can be determined with reasonable accuracy. However, all events which establish liability are not treated as having occurred prior to the time that economic performance occurs. Code Section 461(h).

    All partnerships are required to conform their tax years to those of their owners; I.E., unless the partnership establishes a business purpose for a different tax year, the tax year of a partnership must be (i) the taxable year of one or more of its partners who have an aggregate interest in partnership profits and capital of greater than 50%, (ii) if there is no taxable year so described, the taxable year of all partners having interests of 5% or more in partnership profits or capital, or (iii) if there is no taxable year described in (i) or (ii), the calendar year unless the secretary by regulations prescribes another period. Code Section 706. Until the taxable years of the partners can be identified, no assurance can be given that the Service will permit the Partnership to adopt a calendar year.

                 SOCIAL SECURITY BENEFITS; SELF-EMPLOYMENT TAX

    The Social Security Act and the Code exclude from the definition of "net earnings from self-employment" a limited partner's (but not a general partner's) distributive share of any item of income or loss from a partnership other than a guaranteed payment for personal services actually rendered. The determination of whether a particular activity is a trade or business for the purposes of the self-employment tax is based on all of the facts and circumstances surrounding the activity. Because of the present uncertainty in the law, there can be no assurance that a general partner's share of a Partnership's income will not constitute self-employment income. Reef Partners LLC, in the preparation of the information tax returns for the Partnerships, will make the determination of whether, and to what extent, to report Partnership income as income from self-employment based upon guidance from its tax advisors. Thus, a general partner's share of any income or loss attributable to his investment in Units may constitute "net earnings from self-employment" for both social security and self-employment tax purposes and, if any general partners are receiving Social Security benefits, their taxable income attributable to their investment in the Units must be taken into account in determining any reduction in benefits because of "excess earnings."

                             STATE AND LOCAL TAXES

    The opinions expressed herein are limited to issues of federal income tax law and do not address issues of state or local law. Investors are urged to consult their respective tax advisors regarding the impact of state and local laws on an investment in the Partnership.

                                 FOREIGN TAXES

    Some or all of the Partnerships may engage in oil and gas drilling activities outside of the United States that could subject such Partnerships to various taxes imposed by foreign countries. At this time it is not possible to determine if or where any such foreign operations may take place so it is not possible to describe specifically which foreign taxes may become applicable to a Partnership.

    The United States generally permits a credit for the amount of income tax imposed on American taxpayers by foreign countries. Code Section 901. This credit is available to partners in a partnership where the partnership pays foreign income taxes. Code Section 901(b)(5). Numerous limitations exist in the computation of the credit at the partner level. The foreign income tax must be an income tax in the U.S. sense of the word. Taxes eligible for the foreign tax credit do not include taxes paid or accrued during the taxable year to any foreign country in connection with the purchase and sale of oil and gas extracted in that country if: (i) the taxpayer has no economic interest in the minerals; and (ii) either the purchase or the sale is at a price which differs from the fair market value of the oil and gas at the time of the purchase or sale. Code Section 901(f). Taxes eligible for the foreign tax credit do not include amounts paid or accrued to a foreign country to the extent that the IRS determines that the foreign law imposing the amount is structured, or in fact operates, so that the amount imposed with respect to the foreign oil related income will generally be materially greater, over a reasonable period of time, than the amount generally imposed on income that is neither foreign oil related income nor foreign oil and gas extraction income. Code Section 907(b).

                      PROPOSED LEGISLATION AND REGULATIONS

    There can be no assurances that subsequent changes in the tax laws (through new legislation, court decisions, Service pronouncements, Regulations, or otherwise) will or will not occur that may have an impact, adverse or positive, on the tax effect and consequences of these Transactions, as described above.

    We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

    We hereby consent to the filing of this opinion as Appendix D to the prospectus and to all references to our Firm in the prospectus.

    We call your attention to the fact that the opinions set forth in this letter are an expression of professional judgment and not a guarantee of a result.

                                          Sincerely,

                                          /s/ BAKER & MCKENZIE

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered, other than underwriting:

SEC registration fee........................................  $ 26,400
NASD filing fee.............................................    10,500
Printing expenses...........................................   200,000*
Accounting fees and expenses................................    25,000*
Legal fees and expenses.....................................   300,000*
Blue sky fees and expenses..................................  $ 40,000*
Miscellaneous...............................................    38,100*
                                                              --------
  Total.....................................................  $640,000*
                                                              ========

------------------------

*   Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article VI, Section 6.04 of the partnership agreement filed herewith, pursuant to which each partnership of Registrant will be formed, provides that the managing general partner shall have no liability to the partnership or its partners for any loss suffered which arises out of any action or inaction of the managing general partner if (i) the managing general partner, in good faith, determined that such course of conduct was in the best interest of the partnership, (ii) the managing general partner was acting on behalf of or performing services for the partnership, and (iii) such course of conduct did not constitute negligence or misconduct of the managing general partner.
Section 6.04 provides that the managing general partner shall be indemnified by the partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the partnership, provided the conditions set forth in the foregoing clauses (i),
(ii) and (iii) are satisfied.

    The managing general partner will be indemnified to the limit of the insurance proceeds and tangible net assets of the partnership. Section 6.04 provides that the managing general partner may be indemnified for liabilities arising under Federal and State Securities Laws only if (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the partnership were offered or sold as to indemnification for violations of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the partnership agreement and (ii) in which plaintiffs claim they were offered or sold Units. In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

    Section 6.04 of the partnership agreement further provides that the partnership will not incur the cost of the portion of any insurance that insures the managing general partner against any liability as to which the managing general partner is prohibited from being indemnified by the partnership agreement.

    Pursuant to Section 7.02 of the partnership agreement, the managing general partner has agreed to indemnify the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets. Such indemnification will not be available to any additional general partner if the obligations incurred result from the negligence or misconduct of such additional general partner or the contravention of the terms of the partnership agreement by such additional general partner.

    The soliciting dealer agreement, filed herewith, contains provisions (Section 8(b)) by which each of the soliciting dealers agree to indemnify the managing general partner and the partnerships for liabilities arising from statements or omissions made in this Registration Statement in reliance on written information furnished by such soliciting dealer and for liabilities arising from the failure of the soliciting dealer to comply with federal or state securities laws.

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A)  EXHIBITS


        EXHIBIT NO.                                DESCRIPTION OF EXHIBIT
        -----------             ------------------------------------------------------------
                 1.1            Dealer Manager Agreement

                 1.2            Form of Soliciting Dealer Agreement

                 3.1            Form of Limited Partnership Agreement (included as
                                Appendix A to the prospectus filed as a part of this
                                Registration Statement)

                 5.1            Opinion of Baker & McKenzie as to legality of the securities being registered

                 8.1            Opinion of Baker & McKenzie as to various tax matters
                                (included as Appendix D to the prospectus filed as a part
                                of this Registration Statement)

                10.1            Form of Escrow Agreement with Bank One, National Association

                23.1            Consent of Baker & McKenzie (included in Exhibits 5.1 and
                                8.1)

                23.2            Consent of Ernst & Young LLP(1)

                24.1            Powers of Attorney (contained on page S-1)

                99.1            Form of Prospectus Supplement


------------------------

(1) Filed herewith. All other exhibits previously filed.

    (B)  FINANCIAL STATEMENT SCHEDULES

    None.

ITEM 16. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (c) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on September 14, 2001.


                                                       REEF GLOBAL ENERGY VENTURES
                                                       (Registrant)

                                                       By:              Reef Partners LLC,
                                                                a Nevada limited liability company

                                                       By:            /s/ MICHAEL J. MAUCELI
                                                            -----------------------------------------
                                                                        Michael J. Mauceli
                                                                             MANAGER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
               /s/ MICHAEL J. MAUCELI                  Manager and Member
     -------------------------------------------         (Principal Executive         September 14, 2001
                 Michael J. Mauceli                      Officer)

                                                       General Counsel and
                /s/ DANIEL C. SIBLEY                     Chief Financial Officer
     -------------------------------------------         (Principal Financial         September 14, 2001
                  Daniel C. Sibley                       Officer and Principal
                                                         Accounting Officer)

                               INDEX TO EXHIBITS


                                                                                      SEQUENTIALLY
     EXHIBIT NO.                           DESCRIPTION OF EXHIBIT                     NUMBERED PAGE
     -----------        ------------------------------------------------------------  -------------
         1.1            Dealer Manager Agreement

         1.2            Form of Soliciting Dealer Agreement

         3.1            Form of Limited Partnership Agreement (included as
                        Appendix A to the prospectus filed as a part of this Registration Statement)

         5.1            Opinion of Baker & McKenzie as to legality of the securities being registered

         8.1 Opinion of Baker & McKenzie as to various tax matters discussed in the prospectus (included as Appendix D to the prospectus filed as a part of this Registration Statement)

        10.1            Form of Escrow Agreement with Bank One, National Association

        23.1            Consent of Baker & McKenzie (included in Exhibits 5.1 and
                        8.1)

        23.2            Consent of Ernst & Young LLP(1)

        24.1            Powers of Attorney (contained on page S-1)

        99.1            Form of Prospectus Supplement


------------------------

(1) Filed herewith. All other exhibits previously filed.